    As filed with the Securities and Exchange Commission on May 13, 1997.

                                                    Registration No. 333-25525
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                              AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 POPULAR, INC.
      (name changed from BanPonce Corporation effective April 28, 1997)
            (Exact Name of Registrant as Specified in Its Charter)

                                     6711
           (Primary Standard Industrial Classification Code Number)

                  Puerto Rico                          66-0416582
          (State or Other Jurisdiction              (I.R.S. Employer
       of Incorporation or Organization)          Identification No.)

                            209 Munoz Rivera Avenue
                         Hato Rey, Puerto Rico  00918
                                (787) 765-9800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       Brunilda Santos de Alvarez, Esq.
                             BanPonce Corporation
                           209 Munoz Rivera Avenue,
                         Hato Rey, Puerto Rico  00918
                                (787) 753-1017
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy To:
                            Jennifer R. Evans, Esq.
                        Vincent M. Lichtenberger, Esq.
                       Vedder, Price, Kaufman & Kammholz
              222 North LaSalle Street, Chicago, Illinois  60601
            Telephone: (312) 609-7500   Facsimile:  (312) 609-5005

      Approximate date of commencement of proposed sale to the public:
Upon consummation of the Acquisition as described in the Registration
Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
_______________________________________________________________________________

                                 PROSPECTUS

                                 Popular, Inc.
     (name changed from BanPonce Corporation effective April 28, 1997)
                                 Common Stock
                          (Par Value $6.00 Per Share)

      This Prospectus of Popular, Inc. (name changed from BanPonce Corporation effective April 28, 1997, hereinafter "BanPonce") relates to the shares of common stock, par value $6.00 per share ("BanPonce Common Stock") which may be issued in connection with BanPonce's acquisition (the "Acquisition") of National Bancorp, Inc. ("NBI") and its wholly owned subsidiary, AmericanMidwest Bank & Trust ("AmMid"), pursuant to the Stock Purchase Agreement, dated December 6, 1996 (the "Stock Purchase Agreement"), by and between BanPonce, NBI and the shareholders of NBI (the "Sellers"). The Stock Purchase Agreement is attached hereto as Appendix A and is incorporated herein by reference. The Acquisition will be effected through a share exchange between Popular International Bank, Inc., a wholly-owned subsidiary of BanPonce, and Sellers of BanPonce Common Stock for all of the outstanding shares of common stock of NBI, par value $10,000 per share ("NBI Common Stock"), following the corporate restructuring of NBI described below. The exact number of shares of BanPonce Common Stock to be exchanged for the NBI Common Stock will depend upon the price of the BanPonce Common Stock during the 10-day period specified in the Stock Purchase Agreement and calculated pursuant to a formula contained therein. Prior to the Acquisition, certain of NBI's subsidiaries are to be split off, spun off or sold in accordance with NBI's Plan of Reorganization dated September 16, 1996, as amended by Amendment No. 1 dated December 5, 1996, to the extent such actions are expressly permitted by the IRS Ruling (as defined below) (the Amended Plan of Reorganization in effect as of the date hereof is hereinafter referred to as "NBI's Reorganization Plan"). A copy of NBI's Reorganization Plan is attached hereto as Appendix B and is incorporated herein by reference. See "TERMS OF THE ACQUISITION -- Share Exchange."

      Consummation of the Acquisition is subject to the receipt of all required regulatory approvals, completion of NBI's Reorganization Plan and certain other conditions. See "TERMS OF THE ACQUISITION -- Termination and Waiver."

      All information contained in this Prospectus with respect to NBI or any of its subsidiaries has been supplied by NBI and all information with respect to BanPonce has been supplied by BanPonce.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED
OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY INFORMATION
OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANPONCE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

            The date of this Prospectus is May 13, 1997.

                             AVAILABLE INFORMATION

      BanPonce is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at the following locations: Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.
Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site on the Internet at http://www.sec.gov that contains such materials.

      This Prospectus constitutes a part of a Registration Statement filed by BanPonce with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the securities offered hereby. Any statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract, agreement or other document included as an appendix hereto or filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                          INCORPORATION BY REFERENCE

      This Prospectus incorporates certain documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Amilcar L. Jordan, Senior Vice President and Comptroller, Banco Popular de Puerto Rico, P.O. Box 362708, San Juan, Puerto Rico 00936-2708, (787) 765-9800.

      The following documents, which have heretofore been filed by BanPonce (File No. 0-13818) with the Commission, are incorporated by reference in this
Prospectus: (i) BanPonce's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) BanPonce's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) BanPonce's Current Reports on Form 8-K, dated January 9, 1997, February 12, 1997, April 7, 1997, May 7, 1997 and
May 8, 1997; and (iv) the description of Common Stock and Series A Participating Cumulative Preferred Stock set forth in BanPonce's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

      All documents filed by BanPonce with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .     ii

INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . .     ii

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   Terms of the Acquisition . . . . . . . . . . . . . . . . . . . . . .      1
   Approval of the Acquisition  . . . . . . . . . . . . . . . . . . . .      2
   Certain Federal Income Tax Consequences  . . . . . . . . . . . . . .      2
   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . .      3
   Conditions to the Acquisition and Required Regulatory Approvals  . .      3
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .      4
   Resales of BanPonce Common Stock by Affiliates . . . . . . . . . . .      4
   Market and Market Prices . . . . . . . . . . . . . . . . . . . . . .      4
   NBI's Reorganization Plan  . . . . . . . . . . . . . . . . . . . . .      4
   Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . .      5
   BanPonce's Assignment to PIB . . . . . . . . . . . . . . . . . . . .      5
   Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . .      5

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF BANPONCE
   CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
   OF NATIONAL BANCORP, INC.  . . . . . . . . . . . . . . . . . . . . .      7

THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
   Background of the Acquisition  . . . . . . . . . . . . . . . . . . .      8
   Reasons for the Acquisition  . . . . . . . . . . . . . . . . . . . .      9

TERMS OF THE ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . .     10
   Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
   Closing Date of the Acquisition  . . . . . . . . . . . . . . . . . .     11
   Issuance of BanPonce Common Stock  . . . . . . . . . . . . . . . . .     11
   Conditions to the Acquisition  . . . . . . . . . . . . . . . . . . .     11
   Business Pending the Acquisition . . . . . . . . . . . . . . . . . .     14
   Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
   Operations of NBI after the Acquisition  . . . . . . . . . . . . . .     15
   Interests of Certain Persons in the Acquisition  . . . . . . . . . .     15
   Termination and Waiver . . . . . . . . . . . . . . . . . . . . . . .     15
   Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .     16
   Certain Federal Income Tax Consequences of the Acquisition . . . . .     17
   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . .     18
   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .     18
   Resale of BanPonce Common Stock  . . . . . . . . . . . . . . . . . .     19

BANPONCE CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . .     20
   Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
   Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . .   21

NATIONAL BANCORP, INC.  . . . . . . . . . . . . . . . . . . . . . . . .     22
   Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
   Security Ownership of Certain Beneficial Holders and of Management .     22
   Cash Dividends Declared by NBI . . . . . . . . . . . . . . . . . . .     23
   Management's Discussion and Analysis of Financial Condition and Results
     of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . .     24
   Statistical Disclosure . . . . . . . . . . . . . . . . . . . . . . .     33
   Investment Portfolio . . . . . . . . . . . . . . . . . . . . . . . .     37
   Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
   Summary of Loan Loss Experience  . . . . . . . . . . . . . . . . . .     40

COMPARISON OF STOCKHOLDERS' RIGHTS  . . . . . . . . . . . . . . . . . .     46
   BanPonce's Capital Stock . . . . . . . . . . . . . . . . . . . . . .     46
   BanPonce's Common Stock  . . . . . . . . . . . . . . . . . . . . . .     46
   8.35% Series A Preferred Stock . . . . . . . . . . . . . . . . . . .     47
   Size and Classification of the Board of Directors  . . . . . . . . .     48
   Special Voting Requirements for Certain Transactions . . . . . . . .     48
   Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . .     48
   Amendments to Certificate of Incorporation and Bylaws  . . . . . . .     49

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . .    F-1

APPENDIX A
   STOCK PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . .    A-1

APPENDIX B
   AMENDED PLAN OF REORGANIZATION OF NATIONAL BANCORP, INC. . . . . . .    B-1

                                    SUMMARY

      The following is a summary, which is not intended to be complete, of certain information contained elsewhere in this Prospectus or in documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained herein, the exhibits hereto and the documents incorporated by reference herein. Each stockholder is urged to carefully read this Prospectus and the exhibits hereto in their entirety.

The Parties

      BanPonce is a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). BanPonce was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico ("Puerto Rico"). BanPonce is the largest financial institution in Puerto Rico, with consolidated assets of $17.4 billion, total deposits of $10.5 billion and stockholders' equity of $1.3 billion at March 31, 1997. Based on total assets at December 31,
1996, BanPonce ranked 42nd in asset size among U.S. bank holding companies. BanPonce has three subsidiaries: Banco Popular de Puerto Rico ("Banco Popular"), Popular International Bank, Inc. ("PIB"), and Popular Securities, Inc. BanPonce's principal subsidiary, Banco Popular, was incorporated over 100 years ago in 1893 and is Puerto Rico's largest bank with total assets of $14.8 billion, deposits of $9.9 billion and shareholders' equity of $1.1 billion at March 31, 1997. BanPonce's principal executive office is located at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918 and its telephone number is (787) 765-9800. See "BANPONCE CORPORATION."

      NBI was incorporated in Delaware in 1980. NBI is a registered multi-bank holding company having its principal place of business in Streamwood, Illinois. At December 31, 1996, NBI had total consolidated assets of
$323.7 million, total consolidated deposits of $266.6 million and consolidated stockholders' equity of $22.4 million. AmMid, a wholly-owned subsidiary of NBI, is an Illinois state bank operating two branches in Melrose Park, Illinois, a suburb of Chicago. At December 31, 1996, AmMid had total consolidated assets of approximately $175 million and total consolidated deposits of approximately $146 million. NBI's principal executive office is located at 1300 East Irving Park Road, Suite 200, Streamwood, Illinois 60107 and its telephone number is (630) 372-3240. See "NATIONAL BANCORP, INC." and "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF NATIONAL BANCORP, INC."

Terms of the Acquisition

      BanPonce, NBI and Sellers entered into a Stock Purchase Agreement dated as of December 6, 1996, pursuant to which BanPonce will acquire NBI and its wholly owned subsidiary, AmMid. The Acquisition will be effected by an exchange between PIB and Sellers of BanPonce Common Stock for all of the outstanding NBI Common Stock. The Stock Purchase Agreement provides that 1,100,000 shares of BanPonce Common Stock will be exchanged for the NBI Common Stock, subject to adjustment if the BanPonce Average Stock Price (as defined below) is outside the range of $26.50 to $28.50 per share. See "TERMS OF THE ACQUISITION -- Share Exchange."

      The BanPonce Average Stock Price, as determined pursuant to the Stock Purchase Agreement, based on the mean of the daily closing bid and ask price for the BanPonce Common Stock for the 10 trading days ending May 9, 1997, is $34.14. Accordingly, 918,278 shares of BanPonce Common Stock will be exchanged for the NBI Common Stock. However, since the BanPonce Average Stock Price is greater than $34.00 per share, NBI, for itself and Sellers, may exercise its option, until May 16, 1997, to terminate the Stock Purchase Agreement (the "walk-away" provision) unless BanPonce thereafter agrees to increase the consideration to be exchanged to 922,059 shares of BanPonce Common Stock. As of May 12, 1997, NBI's Board of Directors had not decided whether to exercise the "walk-away" provision. If NBI's Board of Directors decides to exercise the "walk-away" provision and BanPonce does not agree to exchange 922,059 shares of BanPonce Common Stock for the NBI Common Stock, the Stock Purchase Agreement will be terminated. See "TERMS OF THE ACQUISITION -- Share Exchange" and "-- Termination and Waiver" for important information concerning the terms of the transaction and termination rights, including the "walk-away" provision.

      At the time of execution of the Stock Purchase Agreement, there were
92.17949 outstanding shares of NBI Common Stock. On or prior to the Closing Date, NBI's Series 4 Debentures will have been converted by the holders thereof into NBI Common Stock. Upon conversion of the Series 4 Debentures, there will be 105.81585 outstanding shares of NBI Common Stock. Assuming that 918,278 shares of BanPonce Common Stock will be exchanged and that there are
105.81585 shares of NBI Common Stock outstanding on the Closing Date, each share of NBI Common Stock will be exchanged for 8,678.07611 shares of BanPonce Common Stock (the "Exchange Ratio"). Any resulting fractional shares of BanPonce Common Stock will be paid in cash at the closing price per share for such shares as quoted on Nasdaq on the trading day preceding the Closing Date. See "TERMS OF THE ACQUISITION -- Share Exchange" and "-- Closing Date of the Acquisition."

      Pursuant to the Stock Purchase Agreement, prior to the sale of any amount of NBI Common Stock in excess of $1,000,000, NBI must obtain the prior written consent of BanPonce. NBI has sought and obtained the prior written consent of BanPonce to offer to Sellers, on a pro rata basis, up to $2,000,000 of NBI's Series Five Mandatorily Convertible Subordinated Debentures ("Series 5 Debentures"). If, and when, such sale occurs, the Exchange Ratio will be adjusted proportionately. See "TERMS OF THE ACQUISITION - Share Exchange" and "-- Business Pending the Acquisition."

      Prior to the Closing Date, under the terms of the Stock Purchase Agreement and NBI's Reorganization Plan, NBI is to spin off, split off or sell all of its subsidiaries, except AmMid. The Stock Purchase Agreement provides that, on the Closing Date, the only subsidiary of NBI will be AmMid and that NBI will not own any shares of any of its former subsidiaries, nor have any remaining liability for such subsidiaries. See "TERMS OF THE ACQUISITION -- Conditions to the Acquisition."

      The Stock Purchase Agreement permits NBI and its subsidiaries to declare and pay dividends from time to time prior to the Closing Date subject to the following conditions: (i) NBI's and AmMid's combined capital at no time, including at the Closing, after giving effect to all transactions contemplated under NBI's Reorganization Plan, be less than $14,235,687, excluding any unrealized gains or losses of AmMid's bond portfolio and (ii) all dividends declared by NBI or AmMid are to be paid from the assets of NBI or its subsidiaries without incurring any loan to fund the payment of such dividend. See "TERMS OF THE ACQUISITION -- Dividends."

Approval of the Acquisition

      The Board of Directors of each of BanPonce and NBI, and each Seller, have approved the terms and conditions of, and the transactions contemplated by, the Stock Purchase Agreement. Prior to being irrevocably bound to the exchange of shares provided for in the Stock Purchase Agreement, each Seller must have received and accepted this Prospectus. See "THE ACQUISITION -- Background of the Acquisition."

Certain Federal Income Tax Consequences

      The Acquisition is structured in a manner intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to receipt of the IRS Ruling described below and based upon various assumptions and representations made by BanPonce, Sellers and NBI, Vedder, Price, Kaufman & Kammholz, counsel to BanPonce, has provided its tax opinion to BanPonce and NBI, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, to the effect that, assuming receipt of a favorable IRS Ruling, Sellers will not recognize any gain or loss by reason of receiving shares of BanPonce Common Stock in the Acquisition, except to the extent they receive cash in lieu of a fractional share of BanPonce Common Stock, and that the shares of BanPonce Common Stock which Sellers receive in the Acquisition will (i) have the same tax basis (decreased by any cash received and increased by any gain recognized on the exchange) and (ii) have the same holding period as the respective shares of NBI Common Stock surrendered in exchange therefor, provided the shares of NBI Common Stock were held as capital assets by Sellers on the date of the exchange. Cash received by any Seller, which will be limited to cash received in lieu of fractional shares of BanPonce Common Stock, will be taxable to the Sellers. On January 9, 1997, NBI filed with the Internal Revenue Service (the "IRS") a private letter ruling request (the "IRS

Request") regarding NBI's Reorganization Plan. In the IRS Request, NBI sought, among other things, a ruling that certain transfers of stock to NBI and Sellers would be non-taxable events pursuant to Sections 355 and 368(a) of the Code. Receipt of a ruling from the IRS reasonably satisfactory to counsel for BanPonce and NBI in response to the IRS Request is a condition to the obligations of all parties under the Stock Purchase Agreement (the "IRS Ruling"). See "TERMS OF THE ACQUISITION -- Certain Federal Income Tax Consequences of the Acquisition" and "-- Conditions to the Acquisition."

      DUE TO THE COMPLEXITIES OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS, IT IS STRONGLY RECOMMENDED THAT SELLERS CONSULT THEIR OWN TAX ADVISORS CONCERNING ANY PARTICULAR FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE ACQUISITION RELATIVE TO THE SPECIFIC FACTS AND CIRCUMSTANCES OF THEIR PARTICULAR SITUATIONS.

Accounting Treatment

      The Acquisition will be treated as a purchase for accounting purposes. See "TERMS OF THE ACQUISITION -- Accounting Treatment."

Conditions to the Acquisition and Required Regulatory Approvals

      Consummation of the Acquisition is subject to certain conditions, including, among others: receipt of all required regulatory approvals discussed below; the continued effectiveness of the Registration Statement of which this Prospectus forms a part; receipt by BanPonce and NBI of the opinion of Vedder, Price, Kaufman & Kammholz, counsel to BanPonce, dated as of the Closing Date as to the qualification of the Acquisition as a tax-free reorganization for federal income tax purposes; NBI selling, spinning off or otherwise transferring without recourse all of its ownership interest in all of its subsidiaries, except AmMid; receipt of the IRS Ruling regarding NBI's Reorganization Plan reasonably satisfactory to counsel for BanPonce and NBI; and certain other customary closing conditions. There can be no assurance as to when and if all of the remaining conditions will be satisfied (or, where permissible, waived) or that the Acquisition will be consummated. See "TERMS OF THE ACQUISITION -- Conditions to the Acquisition" and "-- Regulatory Approvals."

      Before the Acquisition is consummated, the Acquisition must be approved by (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve"); and (ii) the Illinois Commissioner of Banks and Real Estate (the "Illinois Commissioner"). BanPonce filed an application with the Federal Reserve pursuant to the BHCA on February 12, 1997, and an application with the Illinois Commissioner on March 26, 1997. The Federal Reserve approved the application on April 25, 1997, and the related waiting period expired on May 10, 1997.

      Although BanPonce currently anticipates that all necessary bank regulatory approvals will be received by the end of May 1997, there can be no assurance as to the timing of receipt of the requisite final approvals or that all such approvals will in fact be granted as expected. Receipt of all requisite approvals is a condition precedent to consummation of the Acquisition. See "TERMS OF THE ACQUISITION -- Closing Date of the Acquisition"; "-- Conditions to the Acquisition"; and "-- Regulatory Approvals."

Termination

      The Stock Purchase Agreement provides that it may be terminated, under certain conditions, including by mutual written consent of NBI, Sellers and BanPonce and by written notice by the parties if certain of the conditions of the Stock Purchase Agreement have not been substantially satisfied or waived in writing by June 30, 1997. In addition, the Stock Purchase Agreement provides NBI and BanPonce with certain "walk-away" rights since the BanPonce Average Stock Price as determined pursuant thereto exceed $34.00. Under the "walk-away" provision, NBI, for itself and Sellers, may terminate the Stock Purchase Agreement until May 16, 1997, unless BanPonce thereafter agrees to increase to 922,059 shares of BanPonce Common Stock the number of shares to be exchanged for all of the NBI common Stock. As of May 12, 1997, NBI's Board of Directors had not decided whether to exercise the "walk-away" provision. NBI does not need the consent or approval of Sellers in order to terminate the Stock Purchase Agreement pursuant to the "walk-away" provision. See "TERMS OF THE ACQUISITION -- Share
Exchange"; "-- Conditions to the Acquisition"; "-- Termination and Waiver";
and "--Termination Fee."

Termination Fee

      As a condition and inducement to BanPonce entering into and performing the Stock Purchase Agreement, NBI agreed to pay BanPonce a fee (the "Termination Fee") of either $500,000 if termination of the Stock Purchase Agreement is the result of a breach by NBI or $1,000,000 upon the occurrence of certain specified events. The specified events relate generally to the Board of Directors of NBI failing to support the Acquisition, and unopposed offers by, or transactions or proposed transactions with, third parties. The Termination Fee may discourage competing offers from third parties to acquire NBI and is intended to increase the likelihood that the Acquisition will be consummated. See "TERMS OF THE ACQUISITION -- Termination Fee."

Resales of BanPonce Common Stock by Affiliates

      The resale of BanPonce Common Stock issued to "affiliates" (as such term is defined by Rule 145 promulgated by the Commission under the Securities Act) of NBI in connection with the Acquisition will be subject to restriction. In addition, to the extent the resale of shares of any Seller is deemed to be a distribution of the shares for purposes of the Securities Act, disposition of such shares may also be subject to certain restrictions. Such shares may only be sold: (a) pursuant to a separate registration statement relating to such persons' shares of BanPonce Common Stock (which BanPonce has not agreed to provide); (b) pursuant to the terms and conditions of Rule 145 under the Securities Act, if applicable; or (c) pursuant to some other exemption from registration. See "TERMS OF THE ACQUISITION -- Resale of BanPonce Common Stock."

Market and Market Prices

      BanPonce Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq Stock Market ("Nasdaq") in the National Market System, under the symbol "BPOP." The last sale price per share of BanPonce Common
Stock on Nasdaq on December 16, 1996, the last trading day prior to the public announcement of the proposed Acquisition, was $34.875. On May 9, 1997, the last sale price per share was $34.875.

      There is no established trading market for the NBI Common Stock. As of April 15, 1997, there were approximately 28 holders of record of NBI Common Stock.

NBI's Reorganization Plan

      The Acquisition is part of NBI's Reorganization Plan, which, under the General Corporation Law of Delaware ("DGCL"), required the affirmative vote of a majority of the outstanding shares of NBI Common Stock. The Sellers, constituting all of the holders of the outstanding shares of NBI Common Stock, voted unanimously to approve of NBI's Reorganization Plan. As of the date of the Stock Purchase Agreement, the directors and executive officers of NBI, and their affiliates, owned 73.47333 of the 92.17949 shares of NBI Common Stock, which represented 79.71% of the outstanding NBI Common Stock. Upon the conversion of NBI's Series 4 Debentures (as discussed below) to NBI Common Stock, the directors and executive officers of NBI, and their affiliates, will own 82.26878 of the then outstanding 105.81585 shares of NBI Common Stock, which will represent 77.75% of the outstanding NBI Common Stock. To the extent that the Series 5 Debentures of NBI are not purchased on a pro rata basis by Sellers, the percentage ownership of the directors and executive officers of NBI, and their affiliates, will change accordingly. See "TERMS OF THE ACQUISITION -- Share Exchange."

Dissenters' Rights

      Under applicable Delaware law, holders of NBI Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Acquisition.

BanPonce's Assignment to PIB

      Pursuant to Section 11.3 of the Stock Purchase Agreement, BanPonce may assign its rights and obligations thereunder to PIB. BanPonce has elected to assign its rights and obligations to PIB and, accordingly, after consummation of the Acquisition, NBI and AmMid will become the wholly-owned subsidiaries of PIB.

Comparative Per Share Data

      The following table presents selected comparative per share data for BanPonce Common Stock and NBI Common Stock on an historical and pro forma combined basis and for NBI Common Stock on a pro forma equivalent basis, giving effect to the Acquisition.

      The pro forma combined information is not necessarily indicative of the actual results that would have occurred had the Acquisition been consummated at the beginning of the periods indicated, or of the future operations of the combined entity.

                                           Year Ended
                                       December 31, 1996
                                       -----------------
BanPonce Historical:
Net income per share  . . . . . . . . . . $      2.68
Cash dividends declared per share . . . .        0.69
Book value per share (at period end)  . .       17.59

NBI Historical:
Net income per share  . . . . . . . . . . $  1,101.67
Cash dividends declared per share . . . .    9,914.89
Book value per share (at period end)  . .  221,822.00

BanPonce Pro Forma Combined(1):
Net income per share  . . . . . . . . . . $      2.61
Cash dividends declared per share(2)  . .        0.69
Book value per share (at period end)(3) .       17.51

NBI Common Stock-
Equivalent Pro Forma Combined(1)(4):
Net income per share  . . . . . . . . . . $ 27,132.04
Cash dividends declared per share . . . .    7,172.84
Book value per share (at period end)  . .  182,023.77

-----------------

(1) Assumes exchange of 1,100,000 shares of BanPonce Common Stock for the NBI Common Stock.

(2) The pro forma combined dividends declared assume no changes in historical dividends per share declared by BanPonce.

(3) The pro forma combined book value per share of BanPonce Common Stock is based upon the historical total common equity for BanPonce and NBI divided by total pro forma common shares of the combined entity assuming conversion of the NBI Common Stock.

(4) The equivalent pro forma combined income, dividends and book value of NBI Common Stock represent the pro forma combined amounts multiplied by the Exchange Ratio of 10,395.41808, which assumes conversion of NBI Series 4 Debentures.

    SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF BANPONCE CORPORATION

   The following table sets forth in summary form certain consolidated financial data of BanPonce and its subsidiaries at and for each of the five years in the period ended December 31, 1996, and the three months ended
March 31, 1997 and 1996, and is qualified in its entirety by the detailed information and the consolidated financial statements of BanPonce, including the respective notes thereto, which are included in documents incorporated by reference in this Prospectus. Operating results from any prior period are not necessarily indicative of the results that might be expected for any future period.

                                           Quarter Ended March 31
                                           ----------------------
                                             1997           1996
                                             ----           ----
                               (Dollars in thousands, except per share data)

CONDENSED INCOME STATEMENTS
 Interest income  . . . . . . . . . .    $    334,265  $    302,927
 Interest expense   . . . . . . . . .         153,621       140,467
                                         ------------   ------------

      Net interest income . . . . . .         180,644       162,460
 Security and trading gains
    (losses)  . . . . . . . . . . . .          (1,660)          729
 Operating income   . . . . . . . . .          55,915        51,263
 Operating expenses   . . . . . . . .         142,125       130,699
 Provision for loan losses  . . . . .          23,687        21,273
 Income tax   . . . . . . . . . . . .          19,548        17,338
 Dividends on preferred stock
    of Banco Popular  . . . . . . . .
 Cumulative effect of
    accounting changes  . . . . . . .
                                         ------------   ------------
      Net Income  . . . . . . . . . .    $     49,539  $     45,142
                                         ============   ============
      Net income applicable to
        common stock                     $     47,452  $     43,055
                                         ============   ============

PER COMMON SHARE DATA*
 Net income   . . . . . . . . . . . .    $       0.72  $       0.65
 Dividends declared   . . . . . . . .             .18           .15
 Book value   . . . . . . . . . . . .           17.96         16.07
 Market price   . . . . . . . . . . .           35.50         23.13
 Outstanding shares:
    Average . . . . . . . . . . . . .      66,121,855    65,949,872
    End of period . . . . . . . . . .      66,121,855    65,949,872
AVERAGE BALANCES
 Net loans  . . . . . . . . . . . . .    $  9,777,772  $  8,748,657
 Earning assets   . . . . . . . . . .      15,855,669    14,630,907
 Total assets   . . . . . . . . . . .      16,916,854    15,556,830
 Deposits   . . . . . . . . . . . . .      10,476,798    10,054,868
 Subordinated notes   . . . . . . . .         125,000       125,000
 Total stockholders' equity   . . . .       1,279,553     1,156,888
PERIOD END BALANCES
 Net loans  . . . . . . . . . . . . .    $  9,889,254  $  8,850,078
 Allowance for loan losses  . . . . .         191,360       174,724
 Earning assets   . . . . . . . . . .      16,336,734    14,801,284
 Total assets   . . . . . . . . . . .      17,401,458    15,805,083
 Deposits   . . . . . . . . . . . . .      10,465,153    10,183,082
 Subordinated notes   . . . . . . . .         125,000       175,000
 Total stockholders' equity   . . . .       1,287,515     1,159,570
SELECTED RATIOS
 Net interest yield (taxable
    equivalent basis) . . . . . . . .            4.90%         4.78%
 Return on average total assets   . .            1.19          1.17
 Return on average earning assets   .            1.27          1.24
 Return on average common
    stockholders' equity  . . . . . .           16.32         16.39
 Dividend payout ratio to
    common stockholders . . . . . . .           25.07         22.96
 Average net loans/average
    total deposits  . . . . . . . . .           93.33         87.01
 Average earning assets/average
    total assets  . . . . . . . . . .           93.73         94.05
 Average stockholders' equity/
    average net loans . . . . . . . .           13.09         13.22
 Average stockholders' equity/
    average assets  . . . . . . . . .            7.56          7.44
 Overhead ratio   . . . . . . . . . .           48.64         48.45
 Tier I capital to risk-adjusted
    assets  . . . . . . . . . . . . .           13.35         11.96
 Total capital to risk-adjusted
    assets  . . . . . . . . . . . . .           15.90         14.68
 Effective tax rate   . . . . . . . .           28.29         27.75



                                                  At and for the Years Ended December 31,
                                                  ---------------------------------------
                                         1996          1995          1994         1993          1992
                                         ----          ----          ----         ----          ----
                                              (Dollars in thousands, except per share data)

CONDENSED INCOME STATEMENTS
 Interest income  . . . . . . .    $  1,272,853  $  1,105,807  $    887,141  $   772,136  $    740,354
 Interest expense   . . . . . .         591,540       521,624       351,633      280,008       300,135
                                   ------------  ------------  ------------ ------------  ------------
      Net interest income . . .         681,313       584,183       535,508      492,128       440,219
 Security and trading gains
   (losses)   . . . . . . . . .           3,202         7,153           451        1,418           625
 Operating income   . . . . . .         202,270       166,185       140,852      123,762       123,879
 Operating expenses   . . . . .         541,919       486,833       447,846      412,276       366,945
 Provision for loan losses  . .          88,839        64,558        53,788       72,892        97,633
 Income tax   . . . . . . . . .          70,877        59,769        50,043       28,151        14,259
 Dividends on preferred stock
   of Banco Popular   . . . . .                                         385          770           770
 Cumulative effect of
   accounting changes . . . . .                                                    6,185
                                   ------------  ------------  ------------ ------------  ------------
      Net Income  . . . . . . .    $    185,150  $    146,361  $    124,749  $   109,404  $     85,116
                                   ============  ============  ============ ============  ============
      Net income applicable to
        common stock. . . . . .    $    176,800  $    138,011  $    120,504  $   109,404  $     85,116
                                   ============  ============  ============ ============  ============
PER COMMON SHARE DATA*
 Net income   . . . . . . . . .    $       2.68  $       2.10  $       1.84  $      1.67  $       1.40
 Dividends declared   . . . . .            0.69          0.58          0.50         0.45          0.40
 Book value   . . . . . . . . .           17.59         15.81         13.74        12.75         11.52
 Market price   . . . . . . . .           33.75         19.38         14.07        15.50         15.13
 Outstanding shares:
   Average  . . . . . . . . . .      66,022,312    66,816,300    65,596,486   65,402,472    60,922,988
   End of period  . . . . . . .      66,088,506    65,897,272    65,676,256   65,464,846    65,309,728
AVERAGE BALANCES
 Net loans  . . . . . . . . . .    $  9,210,964  $  8,217,834  $  7,107,746  $ 5,700,069  $  5,150,328
 Earning assets   . . . . . . .      15,306,311    13,244,170    11,389,680    9,894,662     8,779,981
 Total assets   . . . . . . . .      16,301,082    14,118,183    12,225,530   10,683,753     9,528,518
 Deposits   . . . . . . . . . .      10,461,796     9,582,151     8,837,226    8,124,885     7,641,123
 Subordinated notes . . . . . .         147,951        56,850        56,082       73,967        85,585
 Total stockholders' equity . .       1,194,511     1,070,482       924,869      793,001       668,990
PERIOD END BALANCES
 Net loans  . . . . . . . . . .    $  9,779,028  $  8,677,484  $  7,781,329  $ 6,346,922  $  5,252,053
 Allowance for loan losses  . .         185,574       168,393       153,798      133,437       110,714
 Earning assets . . . . . . . .      15,484,454    14,668,195    11,843,806   10,657,994     9,236,024
 Total assets . . . . . . . . .      16,764,103    15,675,451    12,778,358   11,513,368    10,002,327
 Deposits . . . . . . . . . . .      10,763,275     9,876,662     9,012,435    8,522,658     8,038,711
 Subordinated notes . . . . . .         125,000       175,000        50,000       62,000        74,000
 Total stockholders' equity . .       1,262,532     1,141,697     1,002,423      834,195       752,119
SELECTED RATIOS
 Net interest yield (taxable
   equivalent basis)  . . . . .            4.77%         4.74%         5.06%        5.50%         6.11%
 Return on average total assets            1.14          1.04          1.02         1.02          0.89
 Return on average earning assets          1.21          1.11          1.10         1.11          0.97
 Return on average common
   stockholders' equity . . . .           16.15         14.22         13.80        13.80         12.72
 Dividend payout ratio to
   common stockholders  . . . .           24.63         26.21         27.20        25.39         28.33
 Average net loans/average
   total deposits . . . . . . .           88.04         85.76         80.43        70.16         67.40
 Average earning assets/
   average total assets . . . .           93.90         93.81         93.16        92.61         92.14
 Average stockholders' equity/
   average net loans. . . . . .           12.97         13.03         13.01        13.91         12.99
 Average stockholders' equity/
   average assets . . . . . . .            7.33          7.58          7.57         7.42          7.02
 Overhead ratio   . . . . . . .           49.38         53.66         57.24        58.34         55.07
 Tier I capital to risk-adjusted
   assets   . . . . . . . . . .           11.63         11.91         12.85        12.29         12.88
 Total capital to risk-adjusted
   assets   . . . . . . . . . .           14.18         14.65         14.25        13.95         14.85
 Effective tax rate . . . . . .           27.68         29.00         28.57        21.30         14.24



    * Per common share data is based on the average number of shares outstanding during the periods, except for the book value which is based on total shares at the end of the periods. All per share data has been adjusted to reflect two stock splits effected in the form of a dividend on July 1, 1996 and on April 3, 1989.

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                           OF NATIONAL BANCORP, INC.

      The selected financial data and other data presented below are qualified in their entirety by reference to the consolidated financial statements of National Bancorp Inc. incorporated by reference herein. The number of shares outstanding and related financial data has been restated for the year ending December 31, 1992 to reflect the 1993 reverse stock split.

                                          At and for the Years Ended December 31,
                                          ---------------------------------------
                                  1996         1995         1994        1993        1992
                                  ----         ----         ----        ----        ----
                                       (Dollars in thousands, except per share data)

Interest income . . . . . .     $ 21,076     $ 19,547     $ 17,183    $ 16,702    $ 18,677
Interest expense  . . . . .        9,899        8,609        6,920       7,127       9,296
                                --------     --------     --------    --------    --------
  Net interest income . . .       11,177       10,938       10,263       9,575       9,381
Provision for loan losses .        2,703          219          955         790         895
                                --------     --------     --------    --------    --------
  Net interest income after
    provision for loan losses      8,474       10,719        9,308       8,785       8,486
Other income  . . . . . . .        4,704        7,279        9,308       7,459       6,765
Net security gains  . . . .          220          132           33         719       1,947
Other expenses  . . . . . .       13,275       15,054       15,705      14,459      13,040
                                --------     --------     --------    --------    --------
Income before taxes . . . .          123        3,076        2,944       2,504       4,158
Income taxes  . . . . . . .           27        1,101        1,091         913       1,347
                                --------     --------     --------    --------    --------
Net income  . . . . . . . .     $     96     $  1,975     $  1,853     $ 1,591    $  2,811
                                ========     ========     ========    ========    ========

Per common share data fully diluted:
  Earnings per share
    fully diluted . . . . .     $  1,101.67  $ 15,921.87  $ 16,909.32  $14,658.24 $ 27,587.78
  Book value  . . . . . . .      221,822.00   240,239.00   209,708.00  184,434.00  160,968.00
  Dividends paid  . . . . .        9,914.89    10,435.59     5,587.74        0.00        0.00
  Average common shares outstanding
    on a fully diluted basis   105.81585     98.71548     92.17992    93.90733    96.98600

Selected Financial Data at end
  of period:
  Total assets  . . . . . .     $323,732     $318,341     $301,107    $292,382    $282,539
  Loans . . . . . . . . . .      169,246      143,528      132,423     133,645     129,670
  Portfolio funds . . . . .      111,270      120,528      111,595     106,626      97,317
  Deposits  . . . . . . . .      266,619      254,582      239,547     239,808     239,402
  Securities sold under agreement
    to repurchase . . . . .       21,989       13,626       11,395       3,600       6,791
  Notes payable . . . . . .        6,566       18,615       18,573      15,148       5,214
  Stockholders' equity  . .       22,474       22,993       25,584      24,670      23,749

Selected financial ratios and
  other data:

  Return on average assets.         0.03%        0.65%        0.62%       0.57%       1.02%
  Return on average equity.         0.40%        7.40%        6.95%       6.70%      12.13%
  Net interest margin . . .         3.21%        3.28%        3.32%       3.41%       3.37%
  Dividend payout . . . . .      1092.87%       52.16%       27.80%       0.00%       0.00%
  Average equity to
    average assets. . . . .         7.61%        8.73%        8.92%       8.50%       8.39%
  Allowance for loan losses to
    period end loans. . . .         1.11%        0.97%        1.00%       1.09%       0.94%
  Net charge-offs to
    average loans . . . . .         1.40%        0.12%        0.79%       0.42%       0.66%
  Non-performing assets to period
    end assets  . . . . . .         0.95%        0.84%        0.43%       0.93%       0.49%


                          THE ACQUISITION

Background of the Acquisition

BanPonce

      The changing competitive situation in banking and financial services has been evidenced by considerable consolidation activity in recent years. The increasing size of competitors and the benefits that an increased scale of operation contribute to supporting product innovations and technological improvements has led BanPonce to recognize that acquisitions, with proper characteristics, are beneficial to its long-term financial performance. BanPonce's acquisition strategy includes a preference for institutions servicing communities with a large Hispanic population. With a presence already established in Illinois through Banco Popular, Illinois, BanPonce was interested in exploring possible acquisitions of other healthy Chicago-area financial institutions of varying sizes to expand, and to achieve certain economies of scale with respect to, its Chicago operations.

      In late 1995, representatives of BanPonce and NBI met to discuss NBI's operations and to determine whether there was any mutual interest in pursuing acquisition negotiations. Subsequent to these preliminary discussions in December 1995, BanPonce's Board of Directors authorized further discussions regarding the possible acquisition of NBI and AmMid. In the early part of 1996, the parties discussed, in general terms, the parameters and structuring of a possible transaction between BanPonce and NBI. In May 1996, BanPonce proposed a share exchange between BanPonce and NBI to effect the transaction and, on June 17, 1996, BanPonce delivered a letter of intent to NBI. During the summer of 1996, the parties conducted due diligence while negotiations continued. Negotiations continued through the latter part of 1996, until the parties executed the Stock Purchase Agreement dated as of December 6, 1996.

      Following the presentations and a discussion by the directors, the Board of Directors unanimously approved the Stock Purchase Agreement and the transactions contemplated thereby on December 12, 1996.

NBI

      Beginning in the latter part of 1995, NBI management started evaluating banking and other opportunities because of conflicting capital needs of certain of its subsidiaries, the divergent interest of the Sellers and NBI's subsidiaries, and the changing banking environment. In late 1995, representatives of BanPonce and NBI met to discuss whether there was any mutual interest in pursuing acquisition negotiations. BanPonce's representatives expressed an interest in NBI and AmMid. BanPonce was not interested, however, in acquiring FLC, DeKalb or NWC. Discussions between management of NBI and BanPonce continued throughout the summer. NBI's management developed a Plan of Reorganization dated as of September 16, 1996 ("Plan of Reorganization"), which, among other things, contemplated the divesture of DeKalb, FLC, and NWC from NBI, and an exchange of shares between BanPonce and NBI to effect the Acquisition. At a Special Meeting of NBI shareholders and debenture holders commenced on Monday, September 9, 1996, and continued to and concluded on Monday, September 16, 1996, the Plan of Reorganization was unanimously approved.

      At a Special Shareholders Meeting on November 22, 1996, NBI shareholders unanimously ratified the Plan of Reorganization and executed a Joint Designation that permitted NBI's Executive Committee to act on their behalf with regard to the change or other amendment of the Stock Purchase Agreement.

      Negotiations between the management of BanPonce and NBI continued and ultimately resulted in the execution of the Stock Purchase Agreement dated as of December 6, 1996. On December 5, 1996, NBI's Executive Committee adopted Amendment No. 1 to the Plan of Reorganization. As of December 6, 1996, each Seller signed the Stock Purchase Agreement. Prior to being irrevocably bound to the exchange of shares provided for in the Stock Purchase Agreement, each Seller must have received and accepted this Prospectus.

Reasons for the Acquisition

BanPonce

      BanPonce's management believes that the acquisition of NBI and AmMid is consistent with its long-term strategies of developing and diversifying its sources of revenues in the mainland United States. BanPonce's management believes that the acquisition of NBI and AmMid will complement the existing operations of Banco Popular, Illinois and will allow BanPonce to achieve certain economics of scale within Illinois with respect to marketing and business development resources.

      The Acquisition is also consistent with BanPonce's expansion initiative which targets areas with sizable Hispanic populations. AmMid's two branches are located in Melrose Park, Illinois which has a large Hispanic population. It is expected that the Hispanic population serviced by AmMid's branches will continue to grow. Management believes that the development of AmMid, along with Banco Popular, Illinois, will provide BanPonce with a strong base for future growth in Illinois. In addition, management anticipates significant opportunities to market to existing customers of AmMid products and services now offered by Banco Popular, Illinois.

      BanPonce's management also believes that AmMid is a well-run community bank with an excellent reputation in the community it serves. Through the Acquisition of AmMid, BanPonce will add significant management resources to its staff. In particular, BanPonce will acquire the expertise of AmMid managers in the areas of commercial lending and finance, who, by virtue of the Acquisition, will have a wider range of products and resources at their disposal.

NBI

      During the past year, NBI's management has been exploring various banking and other business opportunities for NBI and its subsidiaries. This evaluation was necessitated by the capital needs of NBI's subsidiaries, the changing banking environment, and the interests of Sellers. AmMid's management, for example, has considered expanding its banking business by building a branch bank on property located in Bolingbrook, Illinois at a cost estimated to be in excess of $2 million. NWC's management has also determined that it must move out of its temporary leased quarters and acquire land for the purpose of constructing its own banking facilities to compete more effectively in its market area. NWC anticipates the costs of such a project also to be in excess of $2 million.

      While AmMid and NWC require capital investment for improving their banking facilities, DeKalb's management believes that it needs to expand through acquisitions to compete more effectively within its market area. Finally, FLC is in a self-liquidating business which has become more competitive in recent years, thereby reducing FLC's profitability. As bank closures have become less frequent in the last two years, FLC has acquired only a small number of loans. Accordingly, the continuation of FLC as an operating entity in the long-term would also require the infusion of significant capital.

      To complete these and other projects would require the infusions of millions of dollars. NBI's management concluded that these capital-intensive projects would over-tax NBI's resources and could not be pursued simultaneously under the present structure.

      In addition, the management of NWC and DeKalb have expressed an interest in acquiring ownership interests in those entities, which cannot be accomplished under the present NBI ownership structure. Many NBI shareholders have expressed an interest in continuing to receive NBI dividends and in having the investment liquidity of a publicly-traded stock. Since NBI is a closely-held company, with virtually all NBI stock purchases during the past decade involving NBI as purchaser, the likelihood of NBI continuing to pay dividends and repurchasing its stock would be diminished if NBI engaged in the capital-intensive projects described above.

      Under these circumstances, NBI management was directed to search for alternatives to determine whether, and how, some or all of these ventures might be pursued. NBI's Reorganization Plan was identified as the most feasible approach. After management's search was underway, BanPonce expressed an interest in acquiring NBI and AmMid, but expressed no interest in acquiring FLC, DeKalb or NWC. In order to complete the Acquisition, the divesture of FLC, DeKalb and NWC must be effected. The Sellers have been kept advised of discussions with BanPonce, and the ancillary transfers and sales of assets involved in NBI's Reorganization Plan including: (a) the distribution of DeKalb shares to electing NBI shareholders; (b) the sale of NWC to the Svendsen family for the amount of $4,100,000; and (c) FLC's sale or spin-off to Sellers, or the sale or other disposition of FLC's loan portfolios. These transactions will enable DeKalb, NWC, FLC and AmMid to pursue divergent business interests and opportunities and thereby avoid the compromises which would confront their business futures were they to remain a part of NBI's business structure.


                           TERMS OF THE ACQUISITION

      The following description of the Acquisition is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Appendix A to this Prospectus and is incorporated herein by reference.

Share Exchange

      On the Closing Date, subject to the terms and conditions of the Stock Purchase Agreement, BanPonce will acquire all of the outstanding shares of NBI and its wholly owned subsidiary, AmMid. The Acquisition will be effected through a share exchange between PIB and Sellers on the Closing Date.
BanPonce Common Stock will be distributed to the Sellers in accordance with their respective percentage ownership of NBI Common Stock issued and outstanding on the Closing Date. The Exchange Ratio is subject to adjustment because the BanPonce Average Stock Price is outside the range of $26.50 to $28.50 per share.

      In the Stock Purchase Agreement, the BanPonce Average Stock Price is defined as the average of the mean of the closing bid and asked quotations (the "Closing Price") of BanPonce Common Stock reported on The Nasdaq Stock Market on each of the 10 consecutive business days beginning on the first business day following the receipt of approval of the Acquisition from the Federal Reserve, after eliminating one day of the highest and one day of the lowest Closing Price during such period. The parties received approval of the Acquisition from the Federal Reserve on April 25, 1997. During the next 10 consecutive business days, after eliminating one day of the highest and one day of the lowest Closing Price, the BanPonce Average Stock Price was $34.14. Since the BanPonce Average Stock Price exceeds $28.50, the number of shares of BanPonce Common Stock to be exchanged is determined by multiplying 1,100,000 by a fraction, the numerator of which is $28.50 and the denominator of which is the BanPonce Average Stock Price. Accordingly, 918,278 shares of BanPonce Common Stock will be exchanged for the NBI Common Stock, unless NBI exercises the "walk-away" provision discussed below. Since the BanPonce Average Stock Price is greater than $34.00, until May 16, 1997, the five business day period commencing on the day after computation, NBI, for itself and Sellers, has the option to terminate the Stock Purchase Agreement by delivering written notice of such termination within such five business day period, unless BanPonce agrees in writing within five business days after receipt of such notice of termination to exchange 922,059 shares of BanPonce Common Stock for all of the then outstanding NBI Common Stock. As of May 12, 1997, NBI's Board of Directors had not decided whether it would exercise the "walk-away" provision. If the "walk-away" provision is exercised and BanPonce does not agree to exchange 922,059 shares of BanPonce Common Stock for the NBI Common Stock, the Stock Purchase Agreement will be terminated.

      At the time of execution of the Stock Purchase Agreement, there were
92.17949 outstanding shares of NBI Common Stock. On or prior to the Closing Date (as defined below), the Series 4 Debentures are to have been converted by the holders thereof into NBI Common Stock. Upon conversion of the Series 4 Debentures, there will be 105.81585 outstanding shares of NBI Common Stock. Under the terms of the Stock Purchase Agreement, NBI may issue to Sellers additional shares of NBI Common Stock up to an aggregate amount of $1,000,000 without the prior consent of BanPonce. NBI may issue shares of NBI in excess

of $1,000,000 only with the prior written consent of BanPonce. BanPonce has consented to the sale, on a pro rata basis, of up to $2,000,000 of the Series 5 Debentures to Sellers. If the Series 5 Debentures are issued and converted into shares of NBI Common Stock, the total number of shares of NBI Common Stock will be increased to 114.32649. Assuming that 918,278 shares of BanPonce Common Stock will be exchanged and $2,000,000 of the Series 5 Debentures are issued and converted, the Exchange Ratio will be one share of NBI Common Stock for 8,031.122 shares of BanPonce Common Stock.

Closing Date of the Acquisition

      The closing date of the Acquisition will take place on the tenth business day of the first calendar month following the satisfaction or waiver of the last of the conditions to the obligations of the parties or on a date mutually agreed upon by the parties, but not later than 30 days after receipt of all required regulatory approvals and the expiration of any waiting periods in connection with such regulatory approvals (the "Closing Date").

Issuance of BanPonce Common Stock

      Upon the Closing, BanPonce will issue or make available to PIB shares of BanPonce Common Stock as necessary to complete the transactions contemplated by the Stock Purchase Agreement. If, prior to the Closing Date, the outstanding shares of BanPonce Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, stock dividend or similar transactions, or a distribution shall be made on the BanPonce Common Stock in any security convertible into BanPonce Common Stock, or a declaration of, or a record date for, such a change or distribution shall occur within that period, then appropriate adjustment or adjustments will be made to the number of shares of BanPonce Common Stock to be issued in connection with the transaction.

Conditions to the Acquisition

      Consummation of the Acquisition is subject to certain conditions unless waived, to the extent waiver is permitted by applicable law.

      Conditions to Obligations of BanPonce. The obligations of BanPonce to effect the Acquisition are subject to the fulfillment on the Closing Date of the following conditions (unless waived by BanPonce): (i) the representations and warranties of NBI and Sellers contained in the Stock Purchase Agreement shall have been true and correct in all material respects at, or as of, the Closing Date; (ii) NBI and Sellers shall have performed or complied with in all material respects all conditions, agreements and covenants required by the Stock Purchase Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) there shall have not been any suit, action or proceeding pending or overtly threatened before any court or other governmental agency or the federal or any state government which seeks to restrain or prohibit the consummation of the Acquisition or any suit, action or proceeding pending or, to the knowledge of NBI, threatened against or affecting NBI or AmMid which is likely to have a material adverse effect on NBI or AmMid; (iv) as of the Closing Date, there shall have been no material adverse change in the business, assets, liabilities, financial conditions or results of operations of NBI or AmMid; (v) NBI shall have delivered a certificate of the chief executive officer of NBI, and opinion of counsel of The Law Office of Victor J. Cacciatore, Chicago, Illinois; (vi) BanPonce and Price Waterhouse LLP shall have had an adequate opportunity to conduct a complete review, in accordance with standards established by the American Institute of Certified Public Accountants, or audit, in accordance with generally accepted auditing standards, of the financial condition, assets, liabilities, results of operation and business of NBI, AmMid and AmMid subsidiaries as BanPonce shall deem prudent; (vii) BanPonce shall have had the opportunity to conduct, or to have conducted by an entity of its choosing, an audit of all NBI Benefit Plans, as that term is defined in the Stock Purchase Agreement; (viii) BanPonce shall have received a Certificate of Good Standing issued by the State of Delaware for NBI and a certificate of corporate existence from the Illinois Commissioner relating to AmMid, each dated within five days prior to the Closing Date; (ix) BanPonce shall have received, for informational purposes only, a copy of the bills or statements for fees, which NBI and Sellers represent are reasonable and fair, from any accountants, attorneys or advisers to NBI or AmMid for services performed in connection with the transactions contemplated in the Stock Purchase Agreement, through two business days prior to the Closing Date; (x) BanPonce shall have received an opinion from Vedder, Price, Kaufman & Kammholz opining that the Acquisition will be treated as a tax-free reorganization under the Code; (xi) NBI shall have taken all actions necessary to cause the termination or merger into a benefit plan maintained by BanPonce of the NBI pension plan; (xii) in accordance with NBI's Reorganization Plan (as discussed below), NBI shall have sold, spun off or otherwise transferred without recourse all of its ownership interest in all of its subsidiaries except AmMid; (xiii) BanPonce shall have received certificates representing all shares of NBI Common Stock, along with all necessary stock powers and all other transfer documents, duly executed and endorsed to BanPonce in form and substance reasonably acceptable to BanPonce;
(xiv) as of the Closing Date, the aggregate deposit liabilities of AmMid shall have decreased no more then $12,000,000 from the aggregate deposit liabilities of AmMid as of October 31, 1996; (xv) BanPonce shall have received duly executed Non-Competition Agreements (as discussed below); (xvi) the Series 4 Debentures and Series 5 Debentures, if issued, shall have been converted into shares of NBI Common Stock; (xvii) AmMid shall have received a signed commitment from National Bancorp Data Systems L.L.C. ("Data Systems") as contemplated in the Stock Purchase Agreement; and (xviii) all liabilities of NBI and AmMid to any other party under any tax sharing agreements shall have been satisfied.

      Conditions to Obligations of NBI and Sellers. The obligations of NBI and Sellers to effect the Acquisition shall be subject to the fulfillment on the Closing Date of the following conditions (unless waived by NBI and Sellers): (i) the representations and warranties of BanPonce contained in the Stock Purchase Agreement shall be true and correct in all material respects at, or as of, the Closing Date; (ii) BanPonce shall have performed and satisfied in all material respects all conditions, covenants and agreements required by the Stock Purchase Agreement to be performed or satisfied; (iii) BanPonce shall have delivered a certificate signed by its officers as required in the Stock Purchase Agreement; (iv) there shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has or is likely to result in such a change, in the consolidated financial condition, assets, liabilities, results of operation or business of BanPonce; (v) there shall have been no suit, action or proceeding pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Acquisition and no suit, action or proceeding pending, or to the knowledge of BanPonce, threatened against or affecting BanPonce which is likely to have a material adverse effect on BanPonce; (vi) BanPonce shall have delivered legal opinions; and (vii) no federal or state bank regulatory authority shall have denied approval of the sale by NBI of NWC to Robert W. Svendsen ("Svendsen") or the split-off of DeKalb to the Svendsen family pursuant to NBI's Reorganization Plan.

      Conditions to Obligations of all Parties. The obligation of each party to consummate the Acquisition is further conditioned upon the following: (i) the receipt of all necessary regulatory approvals required to consummate the Acquisition, with no material terms or conditions that are not acceptable to BanPonce; (ii) the Registration Statement of which this Prospectus is a part shall have become effective by an order of the Commission; (iii) the BanPonce Common Stock to be issued in the Acquisition shall have been qualified or exempted under applicable state securities or blue sky laws; (iv) the absence of a stop order suspending effectiveness of the Registration Statement of which this Prospectus is a part or any proceedings seeking such a stop order; and (v) NBI shall have filed the IRS Request and shall have received the IRS Ruling in a form reasonably satisfactory to counsel for BanPonce and NBI. In addition, each party's obligation to consummate the Acquisition is subject to performance by the other party of its obligations under the Stock Purchase Agreement and the receipt of certain certificates from the other party and legal opinions.

      Non-Competition Agreements. Pursuant to the Stock Purchase Agreement, as a condition to BanPonce's obligations thereunder, Messrs. Svendsen and Roth, and NWC and First Bank of Schaumburg, a banking corporation owned by certain of the Sellers, must deliver duly executed Non-Competition Agreements in the form of Exhibit 6.16 thereto. The Non-Competition Agreements prohibit, for a period of three years, Messrs. Svendsen and Roth, and NWC and First Bank of Schaumburg from: (i) soliciting retail or commercial banking business or related business from any of AmMid's customers; (ii) hiring AmMid employees, unless BanPonce consents in writing; and (iii) disclosing any information about AmMid's customers for business solicitation purposes. Under the Stock Purchase Agreement, NWC will not be required to execute a Non-Competition Agreement if, as of the Closing Date, Mr. Roth is not the largest shareholder of NWC.


      NBI's Reorganization Plan. Pursuant to NBI's Reorganization Plan, NBI will: (i) sell the stock of NWC to Mr. Svendsen for cash; (ii) sell the stock or assets of FLC for a cash payment and the assumption of debt owed by FLC to LaSalle National Bank, to either a third party or to a limited liability company owned by one or more of Sellers; (iii) transfer all of its stock in DeKalb to a new holding company ("Holdco") in exchange for all of the issued and outstanding stock of Holdco; and (iv) distribute all of its Holdco stock to Mr. Svendsen, Richard L. Willey, Chairman and President of DeKalb, and certain members of the Svendsen Family in exchange for a certain number of shares of NBI Common Stock held by them.

      In its IRS Request, NBI has requested rulings that: (i) the transfer by NBI to Holdco of DeKalb's stock, followed by the distribution of the Holdco stock to Sellers, will be a reorganization within the meaning of Section 368(a)(1)(D) of the Code; (ii) no gain or loss will be recognized to NBI upon the transfer of its DeKalb stock to Holdco in exchange for Holdco stock;
(iii) no gain or loss will be recognized by Holdco upon the receipt of the stock of DeKalb in exchange for Holdco stock; (iv) the basis of the stock of DeKalb received by Holdco will be the same as the basis of such stock in the hands of NBI immediately prior to the transaction; (v) the holding period of DeKalb stock received by Holdco will include the period during which the stock was held by NBI; (vi) no gain or loss will be recognized to, and no amount will be included in the income of, Sellers upon the receipt of the Holdco stock in exchange for their NBI stock; (vii) the basis of Holdco stock in the hands of Sellers will be the same as the basis of the NBI stock exchanged therefor; (viii) the holding period of the Holdco stock received by Sellers will include the holding period of the NBI stock exchanged therefor, provided the stock of NBI is held as a capital asset on the date of the exchange;
(ix) no gain or loss will be recognized to NBI on the distribution of all of its Holdco stock to Sellers; and (x) the subsequent exchange of BanPonce Common Stock for the NBI Common Stock will not adversely affect the qualification of the distribution of Holdco stock under Section 355 of the Code.

      Receipt of an IRS Ruling in a form reasonably satisfactory to counsel for NBI and BanPonce is a condition to the obligations of all parties under the Stock Purchase Agreement.

      Federal Reserve Board. Pursuant to the BHCA and 12 C.F.R. Sec. 225.11, BanPonce is required to obtain prior approval of the Federal Reserve of its acquisition of control of NBI and its subsidiary, AmMid. On
February 12, 1997, BanPonce filed its application for approval with the Federal Reserve. The Federal Reserve approved the application on April 25, 1997, and the related waiting period expired on May 10, 1997.

      Illinois Commissioner of Banks and Real Estate. The change of control of NBI and AmMid are subject to the prior approval of the Illinois Commissioner under the Illinois Bank Holding Company Act of 1957, as amended. BanPonce, NBI and AmMid filed a joint application with the Illinois Commissioner on March 26, 1997.

      The Acquisition cannot proceed in the absence of all requisite regulatory approvals. See "-- Conditions to the Acquisition," "-- Closing Date of the Acquisition" and "-- Termination and Waiver." BanPonce and NBI have agreed to take all reasonable actions necessary to obtain approvals and comply with the requirements of the Federal Reserve, the Illinois Commissioner, and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms of, or conditions to, an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators if BanPonce in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of NBI or AmMid to BanPonce. There can be no assurance that any regulatory approvals will not contain a term or condition that causes such approvals to fail to satisfy the conditions described above.

      BanPonce and NBI are not aware of any other governmental approvals or actions that are required for consummation of the Acquisition except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval of action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.



Business Pending the Acquisition

      Under the Stock Purchase Agreement, NBI is generally obligated to carry on, and to cause its subsidiaries to carry on, their respective businesses in substantially the same manner as before and to use its reasonable best efforts to maintain and preserve its business organization intact, to retain its present employees and to maintain its relationships with customers.

      The Stock Purchase Agreement also provides that until the earlier of the Closing Date or termination of the Stock Purchase Agreement, unless BanPonce gives its prior written consent, NBI may not, and may not allow its subsidiaries to, among other things: (i) enter into any transaction or incur any obligation or liability except (a) liabilities incurred and obligations entered into in the ordinary course of business, (b) for fair and reasonable legal services in connection with the Stock Purchase Agreement and the transactions contemplated thereby, and (c) with respect to any agreement for fees with Crowe, Chizek and Company LLP for fair and reasonable services in connection with the activities contemplated by the Stock Purchase Agreement;
(ii) except as recommended by a regulatory authority and reported to BanPonce, change its lending, investment, liability management and other material policies concerning its or AmMid's banking business; (iii) except as expressly provided in the Stock Purchase Agreement, grant any bonus or increase in the rates of pay of employees or directors except normal salary and bonus increases to employees, based on past practice, not to exceed for any individual employee or director five percent in the aggregate; (iv) incur or commit to any capital expenditures which exceed $25,000 individually or $100,000 in the aggregate; and (v) except as expressly contemplated in the Stock Purchase Agreement or NBI's Reorganization Plan, and, in the case of sales for more than $50,000, after prior notice to BanPonce, sell any loans made prior to the date of the Stock Purchase Agreement, or sell any investment securities from their respective investment portfolios, or sell or otherwise dispose of any assets. Notwithstanding the above, NBI must terminate its office lease in Streamwood, Illinois prior to the Closing Date without any continuing liability to NBI and may sell AmMid's Bolingbrook, Illinois property so long as the sale price is not less than AmMid's purchase price.

      Neither Sellers nor NBI will initiate, solicit or encourage and will not permit AmMid to initiate, solicit or encourage, or take any other affirmative action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or negotiate with any person in furtherance of such inquiries to obtain a Competing Transaction, or agree to endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any financial advisor, attorney, accountant or other representative to take any such action. For purposes of the Stock Purchase Agreement, a "Competing Transaction" means any of the following: (i) the merger or consolidation of NBI or AmMid with any person or entity other than BanPonce or its subsidiaries; (ii) the acquisition of more than ten percent of the consolidated gross assets or outstanding equity securities of NBI or AmMid (except as contemplated by the Stock Purchase Agreement) by any person or entity other than BanPonce or its subsidiaries; (iii) the acquisition of any of the capital stock of AmMid by any person or entity other than BanPonce or its subsidiaries; or (iv) the acquisition by NBI or AmMid of the stock or the assets of any other person or entity.

      Each Seller has agreed that he, she or it will not: (i) transfer or vote in favor or consent to any transfer of any or all of the Seller's shares or any interests therein, except pursuant to the Stock Purchase Agreement;
(ii) enter into any contract or option with respect to any transfer of any or all of such shares or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for the Stock Purchase Agreement, or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, except as provided for in the Stock Purchase Agreement.

      Data Systems, an Illinois limited liability company having its principal place of business in Streamwood, Illinois, is owned 34% by AmMid, 33% by DeKalb and 33% by First Bank of Schaumburg. Data Systems provides electronic data processing services for its member banks and affiliates under contractual fee arrangements. Data Systems, which commenced operations in 1995, generated data processing revenue of $254,000 in 1996 and $165,000 in 1995. As soon as practicable after the Closing Date, pursuant to Section 6.18 of the Stock Purchase Agreement, Data Systems will (i) redeem the equity interest of AmMid

for cash (the "Redemption Amount") and (ii) terminate the Data Processing Agreement between AmMid and Data Systems in return for AmMid's payment of a termination fee in the amount of the Redemption Amount.

Dividends

      The Stock Purchase Agreement permits NBI and its subsidiaries to declare and pay dividends from time to time prior to the Closing Date subject to the following conditions: (i) NBI's and AmMid's combined capital may at no time, including at the Closing, after giving effect to all transactions contemplated under NBI's Reorganization Plan, be less than $14,235,687, excluding any unrealized gains or losses of AmMid's bond portfolio; and (ii) all dividends declared by NBI or AmMid are to be paid from the assets of NBI or its subsidiaries without incurring any loan to fund the payment of such dividend.

Operations of NBI after the Acquisition

      Pursuant to Section 11.3 of the Stock Purchase Agreement, BanPonce has elected to assign its rights and obligations to PIB, BanPonce's wholly-owned subsidiary. BanPonce has not finalized plans regarding the operation and the management of NBI and AmMid following completion of the Acquisition. It is expected that after the Acquisition BanPonce will elect certain current officers or directors of BanPonce to NBI's and AmMid's board of directors. However, BanPonce does not contemplate any wholesale changes in the management or operations of AmMid immediately following the consummation of the transaction. It is anticipated that AmMid's current senior management staff will remain in place.

Interests of Certain Persons in the Acquisition

NBI

      The Stock Purchase Agreement provides for the termination, or merger into a benefit plan maintained by BanPonce, of NBI's pension plan prior to the Closing Date.

      Logotype and Name. The use of AmMid's logotype will be assigned to DeKalb. DeKalb or American Midwest Credit Card Co., an Illinois corporation, may use the logotype in connection with the merchant processing business of AmMid to be assigned by AmMid to DeKalb prior to the Closing Date in accordance with NBI's Reorganization Plan. Neither DeKalb nor American Midwest Credit Card Co. is permitted to use the logo generally in connection with its banking business for a period of three years.

      Prior to the Closing, without compensation to NBI, or after the Closing, upon payment of compensation to BanPonce in the amount of $100.00, BanPonce will relinquish all right, title and interest in and to the name "National Bancorp, Inc." both in Delaware and elsewhere and will allow the assignment of such name to DeKalb.

BanPonce

      No director or executive officer of BanPonce has any personal interest in the Acquisition other than by reason of his or her holdings of BanPonce Common Stock, nor do such directors or executive officers own any shares of NBI Common Stock. Except as otherwise described in this Prospectus, there are no material relationships among executive officers, directors and principal stockholders of NBI or of its subsidiaries and the executive officers, directors and principal stockholders of BanPonce.

Termination and Waiver

      Pursuant to the terms and conditions of the Stock Purchase Agreement, the Stock Purchase Agreement may be terminated at any time before the Closing Date by: (a) the mutual consent of the parties; (b) written notice from BanPonce to NBI and Sellers if (i) any condition set forth in Article VI or VIII of the Stock Purchase Agreement has not been substantially satisfied or waived in writing by June 30, 1997, unless the failure to satisfy such

condition is due to a breach by BanPonce, (ii) any warranty or representation made by NBI or Sellers is discovered to be or to have become untrue, incomplete or misleading, and such breach (if capable of cure) remains uncured for a period of twenty days after such notice is given, where any such breach, individually or in the aggregate, is reasonably likely to have a material adverse impact on NBI or AmMid or on the benefits to have been received by BanPonce from consummation of the transactions contemplated by the Stock Purchase Agreement, or (iii) NBI or any Seller breaches one or more covenants of the Stock Purchase Agreement in any material respect and such breach (if capable of cure) remains uncured for a period of twenty days notice after such notice is given; or (c) written notice from NBI and Sellers to BanPonce, if
(i) any condition set forth in Article VII or VIII of the Stock Purchase Agreement has not been substantially satisfied or waived in writing by June 30, 1997, unless the failure to satisfy such condition is due to a breach by NBI or Sellers, (ii) any warranty or representation made by BanPonce is discovered to be or has become untrue, incomplete or misleading, and such breach (if capable of cure) remains uncured for a period of twenty days after such notice is given, where any such breach, individually or in the aggregate, is reasonably likely to have a material adverse impact on BanPonce or on the benefits to have been received by NBI or the Sellers from consummation of the transactions contemplated by the Stock Purchase Agreement, or (iii) BanPonce breaches one or more covenants of the Stock Purchase Agreement in any material respect and such breach (if capable of cure) remains uncured for a period of twenty days after such notice is given.

      The Stock Purchase Agreement provides that it may be terminated by NBI, for itself and Sellers, by delivering written notice of such termination to BanPonce within five business days after the date of computation of the BanPonce Average Stock Price if: (i) the BanPonce Average Stock Price is greater than $34.00 and (ii) BanPonce does not agree to exchange 922,059 shares of BanPonce Common Stock for all NBI Common Stock. This provision is known as the "walk-away" provision. The BanPonce Average Stock Price is $34.14. As of May 12, 1997, NBI's Board of Directors had not decided whether it would exercise the "walk-away" provision.

      Such right would be within the discretion of the Board of Directors of NBI which could either terminate the Stock Purchase Agreement or, alternatively, waive the "walk-away" provision and proceed to consummate the Acquisition pursuant to the terms of the Stock Purchase Agreement. Any decision the Board of Directors may make regarding the "walk-away" provision may be made without the consent of, or approval from, the Sellers.

      Except as provided in Article IX of the Stock Purchase Agreement, in the event of termination of the Stock Purchase Agreement, there is no liability on the part of the parties of any nature, unless such termination is caused by a breach of the Stock Purchase Agreement by one of the parties thereto or caused by (i) willful breach by a party of any agreement, covenant, or undertaking of such party contained therein or in any exhibit thereto, (ii) any uncured material misrepresentations or breach of warranty in any material respect by a party therein, or (iii) the failure of any condition set forth in Article VI, VII or VIII thereof which has failed because a party did not exercise good faith and best efforts towards the fulfillment of such condition, then the other party is entitled to all of its legal and equitable remedies.

Termination Fee

      As a condition and inducement to BanPonce's willingness to enter into the Stock Purchase Agreement, NBI agreed to pay BanPonce a fee of $1,000,000 upon the occurrence of any of the events identified in paragraphs (1) and (2) below, or $500,000 upon the occurrence of the event identified in paragraph
(3) below, provided that the Stock Purchase Agreement had not been terminated as described in Section 9.1(d) thereof:

            (1) except as specifically permitted by NBI's Reorganization Plan or as otherwise provided for in the Stock Purchase Agreement, NBI and/or one or more of its stockholders enters into an agreement or understanding with a party other than BanPonce providing for (i) the acquisition by any person, other than BanPonce or any BanPonce subsidiary, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 10% or more of NBI Common Stock, (ii) a merger, consolidation, liquidation or dissolution, share exchange, business combination or any other similar transaction involving NBI or AmMid, or (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of NBI or AmMid, in a single transaction or series of transactions, or the public announcement, by or on behalf of NBI or one or more of its stockholders, of negotiations relating to the occurrence of any of the above; or the announcement of a tender or exchange offer with the intent to accomplish any of the foregoing, which offer the NBI Board of Directors does not reject immediately after receipt thereof;

            (2) the Board of Directors of NBI withdraws, modifies or amends in any respect its approval or recommendation of the Stock Purchase Agreement or the transactions contemplated thereby; or

            (3) the termination of the Stock Purchase Agreement following a breach of the Stock Purchase Agreement by NBI.

      Section 9.1(d) of the Stock Purchase Agreement provides that BanPonce's right to the termination fee will terminate upon the earliest to occur of: (i) the Closing Date; (ii) the termination of the Stock Purchase Agreement due to an untrue, incomplete or misleading representation or warranty by BanPonce;
(iii) the termination of the Stock Purchase Agreement due to a breach of the Stock Purchase Agreement by BanPonce; (iv) the termination of the Stock Purchase Agreement by mutual agreement of the parties; or (v) the expiration of one year after the termination of the Stock Purchase Agreement, other than terminations described in (2) and (3) above.

      Any such fee is payable in immediately available funds within two days following the occurrence of any of the foregoing events.

Certain Federal Income Tax Consequences of the Acquisition

      The Acquisition is structured in a manner intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. The Internal Revenue Service (the "Service") has not been asked to rule upon the tax consequences of the Acquisition and such request will not be made. Instead, NBI and BanPonce will rely upon the opinion of Vedder, Price, Kaufman & Kammholz with respect to certain federal income tax consequences of the Acquisition. The opinion of Vedder, Price, Kaufman & Kammholz is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion of counsel will be upheld by the courts if challenged by the Service.

      In order for the Acquisition to qualify as a tax-free reorganization, NBI will be required to satisfy certain federal income tax reporting requirements applicable to transactions in which stock of a domestic corporation is transferred to a foreign corporation. It is expected and the opinion of Vedder, Price, Kaufman & Kammholz assumes that NBI will satisfy these requirements when it timely files its federal income tax return for the year in which the Acquisition occurs.

      EACH STOCKHOLDER OF NBI IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE ACQUISITION.

      Based upon the opinion of Vedder, Price, Kaufman & Kammholz, which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences will result from the Acquisition:

            (i) the Acquisition will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code and BanPonce, PIB, and NBI will each be a party to the reorganization;


            (ii) the exchange in the Acquisition of BanPonce Common Stock for NBI Common Stock will not give rise to the recognition of any income, gain or loss to BanPonce, PIB or the stockholders of NBI with respect to such exchange except with respect to the stockholders of NBI, to the extent of any cash received in lieu of fractional shares of BanPonce Common Stock;

            (iii) the adjusted tax basis of the BanPonce Common Stock received by NBI stockholders in the Acquisition will equal the adjusted tax basis of the shares of the NBI Common Stock surrendered in exchange therefor decreased by any amount of money received in the exchange and increased by the amount of gain recognized in the exchange; and

            (iv) the holding period of the shares of the BanPonce Common Stock received in the Acquisition will include the period during which the shares of NBI Common Stock surrendered in exchange therefor were held, provided such shares of NBI Common Stock were held as capital assets at the time of the exchange;

      The foregoing is only a general description of certain material federal income tax consequences of the Acquisition for NBI stockholders who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each such stockholder. It does not discuss all of the particular consequences that may be relevant to NBI stockholders entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Stock Purchase Agreement or the Acquisition itself. No information is provided herein with respect to the tax consequences, if any, of the Acquisition under state, local or foreign tax laws.

Accounting Treatment

      The Acquisition will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, resulting in adjustments in the carrying value of NBI's and AmMid's assets and liabilities to reflect their respective fair values at the Closing Date.

Expenses

      The Stock Purchase Agreement provides, in general, that BanPonce, NBI and Sellers will each pay their own expenses in connection with the Acquisition and the transactions contemplated thereby, including fees and expenses of their own financial or other consultants, investment bankers, accountants and counsel. BanPonce has agreed to bear the cost of preparation, filing and duplication of the Prospectus.

Indemnification

      For a period of eighteen months after the Closing Date (the "Expiration Date"), NBI and Messrs. Svendsen and Roth have agreed to indemnify BanPonce and its parent, subsidiaries, affiliates, stockholders, officers, directors, employees, agents, successors, and assigns for any Losses (defined below) relating to any breach of a representation, warranty, agreement or covenant of NBI or any Seller in the Stock Purchase Agreement if those Losses exceed $100,000. Under the Stock Purchase Agreement, NBI and Messrs. Svendsen and Roth will not be required to indemnify BanPonce for aggregate Losses in excess of $400,000, except as provided below.

      Pursuant to the Stock Purchase Agreement, Messrs. Svendsen and Roth have agreed to indemnify BanPonce and its parent, subsidiaries, affiliates, stockholders, officers, directors, employees, agents, successors, and assigns for all Losses arising out of, based upon or relating to NBI's Reorganization Plan or tax consequences relating thereto, or any transactions contemplated thereby.


      The term "Losses" is defined in the Stock Purchase Agreement as all losses, fines, penalties, settlements, damages, interest, awards, judgments, taxes, and out-of-pocket costs and expenses (including court costs, reasonable attorneys' fees, and other expenses of investigating and defending) relating to or arising out of NBI's or AmMid's business, actually incurred by BanPonce, NBI or AmMid prior to the Expiration Date or of which written evidence or notice has been received from a third party prior to the Expiration Date, which evidence provides a reasonable basis to believe that any of such items will be incurred, or the subject matters of such evidence or notice will become subject to litigation.

Resale of BanPonce Common Stock

      Shares of BanPonce Common Stock issued to those of the Sellers who are considered to be "affiliates" of NBI, as defined by the rules and regulations of the Commission under the Securities Act will be subject to certain restrictions upon transfer. In addition, to the extent the resale of shares of any Seller is deemed to be a distribution of the shares for purposes of the Securities Act, disposition of such shares may also be subject to certain restrictions. Pursuant to the Stock Purchase Agreement, NBI has delivered to BanPonce a written undertaking from each affiliate of NBI to the effect that he or she will not sell or dispose of BanPonce Common Stock, acquired by him or her in connection with the Acquisition, other than in accordance with the Securities Act, except under (i) a separate registration statement for distribution (which BanPonce has not agreed to provide), or (ii) the manner of sale and volume limitations of Rule 145 promulgated thereunder by the Commission, if applicable, or (iii) pursuant to some other exemption from registration.

      In addition, NBI stockholders who become "affiliates" of BanPonce will be subject to similar resale restrictions for as long as they remain "affiliates" of BanPonce. Generally, persons who are not officers, directors or greater than 10% stockholders of NBI will not be considered "affiliates" in the absence of other factors indicating a control relationship.

                             BANPONCE CORPORATION

Business

      BanPonce is a bank holding company registered under the BHCA. BanPonce was incorporated in 1984 under the laws of Puerto Rico. BanPonce is the largest financial institution in Puerto Rico, with consolidated assets of $17.4 billion, total deposits of $10.5 billion and stockholders' equity of $1.3 billion at March 31, 1997. Based on total assets at December 31,
1996, BanPonce was the 42nd largest bank holding company in the United States.

      BanPonce's principal subsidiary, Banco Popular, was incorporated over 100 years ago in 1893 and is Puerto Rico's largest bank with total assets of $14.8 billion, deposits of $9.9 billion and shareholders' equity of $1.1 billion at March 31, 1997. Banco Popular accounted for 85% of the total consolidated assets of BanPonce at March 31, 1997. A consumer-oriented bank, Banco Popular has the largest retail franchise in Puerto Rico, operating
179 branches and 330 automated teller machines on the island. Banco Popular also has the largest trust operation in Puerto Rico and is the largest servicer of mortgage loans for investors. In addition, it operates the largest Hispanic bank branch network in the mainland United States with 29 branches in New York and an agency in Chicago. As of March 31, 1997, these branches had a total of approximately $1.5 billion in deposits. Banco Popular also operates seven branches in the U.S. Virgin Islands and one in the British Virgin Islands. Banco Popular has three subsidiaries: (i) Popular Leasing & Rental, Puerto Rico's largest vehicle leasing and daily rental company;
(ii) Popular Finance Inc. (formerly Popular Consumer Services, Inc.), a small-loan and secondary mortgage company with 35 offices in Puerto Rico operating under the name of Best Finance and Popular Mortgage, Inc.; and (iii) a mortgage loan company with four offices in Puerto Rico operating under the name of Popular Mortgage (formerly Puerto Rico Home Mortgage).

      BanPonce's other principal subsidiaries are Popular Securities, Inc. (formerly BP Capital Markets) and PIB. Popular Securities, Inc. engages in the business of a securities broker-dealer in Puerto Rico, with institutional brokerage, financial advisory, and investment and security brokerage operations.

      PIB was organized in 1992 under the laws of Puerto Rico and operates as an "international banking entity" under the International Banking Center Regulatory Act of Puerto Rico (the "IBC Act"). PIB owns all of the outstanding capital stock of Popular North America, Inc. ("PNA") (formerly BanPonce Financial Corp.). Summary consolidated financial statements of PIB are included in the notes to BanPonce's consolidated financial statements.

      PNA, a wholly owned subsidiary of PIB and an indirect, wholly owned subsidiary of BanPonce, was organized in 1991 under the laws of the State of Delaware. PNA is the direct owner of all the common stock of Banco Popular, FSB, a federal savings bank which acquired from the Resolution Trust Corporation ("RTC") certain assets and deposits of the former Carteret Federal Savings Bank, a federal savings bank under RTC conservatorship. Banco Popular, FSB is also the direct owner of 100% of the issued and outstanding common stock of Equity One, Inc., a non-bank subsidiary which engages in the business of making personal and mortgage loans and providing dealer financing through 104 offices in 29 states with total assets of $1.1 billion as of March 31, 1997.

      PNA owns all of the common stock of Pioneer Bancorp, Inc., which, through its wholly owned subsidiary, River Associates Bancorp, Inc., owns and operates Banco Popular, Illinois, formerly known as Pioneer Bank & Trust Company, a bank organized under the laws of the State of Illinois with five branches in that state.

      PNA owns all of the common stock of CombanCorp. CombanCorp owns Banco Popular, N.A. (California) which operates four branches in California. As of March 31, 1997, it had assets of $136.4 million and deposits of $93.6 million.

      BanPonce is in the process of completing the final steps to establish ATH-Costa Rica, the first automated teller machine (ATM) network in Costa

Rica. The combined efforts of Banco Popular, with its shared network ATH (A Toda Hora) and fifteen local banking institutions, will add 70 machines to the 80 ATMs currently operating, while providing its customers with access to ATMs in Puerto Rico and the United States, and vice-versa.

Recent Developments

      In December 1996, BanPonce agreed to acquire Seminole National Bank ("Seminole"), a national bank headquartered in Florida. At March 31, 1997, Seminole had total assets of approximately $28 million. On April 30, 1997, PNA acquired all of the shares of Seminole and the bank will operate under the name Banco Popular, N.A. (Florida).

      On December 30, 1996, BanPonce announced an agreement for the acquisition of Roig Commercial Bank ("Roig Commercial"). Roig Commercial operates twenty-five branches, mainly located in the eastern part of Puerto Rico, with assets of approximately $900 million and deposits of $650 million. Applications for prior approval have been filed with the Federal Reserve and local banking authorities, and the transaction is subject to their approval.

      Also, on January 24, 1997, BanPonce signed a definitive agreement to acquire CBC Bancorp, Ltd. ("CBC"), the parent company of Capitol Bank & Trust and Capitol Bank of Westmont, through an indirect wholly owned subsidiary of BanPonce pursuant to an Agreement and Plan of Merger by and among BanPonce, CBC Interim, Inc. and CBC. CBC, with assets of $315 million and deposits of $280 million at June 30, 1996, operates three branches in Chicago and Westmont, Illinois through its banking subsidiaries. The Federal Reserve approved the application for the acquisition of CBC on April 25, 1997. The acquisition is subject to BanPonce's receipt of all other required regulatory approvals.

      At the annual meeting of stockholders on April 25, 1997, BanPonce's stockholders approved amendments to BanPonce's Restated Articles of Incorporation to change the name of BanPonce to Popular, Inc., and to increase the total number of authorized shares of capital stock to 190,000,000. The authorized capital stock of BanPonce consists of 180,000,000 shares of Common Stock, par value of $6.00 per share, and 10,000,000 shares of Preferred Stock without par value.

      On May 8, 1997, BanPonce announced that its Board of Directors had authorized the repurchase of up to 3,000,000 shares of outstanding common stock to offset the issuance of shares in BanPonce's proposed acquisitions of Roig Commercial and NBI.

                            NATIONAL BANCORP, INC.

Business

      NBI is a multi-bank holding company incorporated in 1980 under the laws of the State of Delaware. NBI's principal place of business is located at 1300 E. Irving Park Road, Suite 200, Streamwood, Illinois 60107. NBI is the parent company for three commercial banks and a nonbank collection service company. AmMid, an Illinois state bank organized in 1914, is NBI's principal bank subsidiary providing a full line of financial services to retail and commercial customers in Melrose Park, Illinois and its adjacent suburban area. American National Bank of DeKalb County, a national banking association organized in 1973 ("DeKalb"), is a commercial bank headquartered in Sycamore, Illinois, which provided a full line of financial services to commercial and retail customers in DeKalb County, Illinois. Northwest Community Bank ("NWC") is a de novo Illinois state bank which commenced operations on May 3, 1995 and provides financial services to corporate and retail customers in the northwest suburban area of Cook County, Illinois. First Lake Corp., a Delaware corporation formed in 1989 ("FLC"), is engaged in the business of acquiring loan portfolios from the Federal Deposit Insurance Corporation ("FDIC") and other sources at substantial discounts from principal amounts outstanding and liquidating the portfolios through collection efforts or through bulk sales.

      National Bancorp Data Systems, L.L.C. ("Data Systems") was formed by two of NBI's banks and an affiliated bank. NBI indirectly owns 67% of Data Systems and the affiliated bank owns 33%. Data Systems is a limited liability company which provides data processing services for its members and affiliates.

Security Ownership of Certain Beneficial Holders and of Management

      The following table sets forth information as of December 31, 1996, with respect to beneficial ownership of shares of NBI held by (i) any person who is known to NBI to be the beneficial owner of more than five percent of any class of NBI's common equity, (ii) each director and nominee, and (iii) all directors and officers as a group.

                                                                              Total NBI
                                                             Shares Subject  Beneficial

                                                             to Conversion    Ownership   Pro Forma
                                     Common     % of NBI     from Series 4      After     % of NBI
                                   Shares (1)   Total (2)   Debentures (3)   Conversion   Total (4)
                                   ----------   --------    --------------   ----------   ---------

Directors
---------
Robert W. Svendsen, Sr. (5) . .    50.66667      54.965%        8.93455       59.60122     56.325%
Thomas H. Roth  . . . . . . . .    11.00000      11.933%        1.70454       12.70454     12.006%
Ronald T. Ciucci  . . . . . . .     1.33333       1.446%        0.18182        1.51515      1.431%
Robert C. Gremley (6) . . . . .     3.64103       3.949%        0.25000        3.89103      3.677%
Kurt Heerwagen  . . . . . . . .     1.33333       1.446%        0.18182        1.51515      1.431%
Howard Jahntz (7) . . . . . . .     2.33333       2.531%        0.25000        2.58333      2.441%
Louis D. Napolitano (8) . . . .     1.56410       1.696%        0.18182        1.74592      1.649%
James A. Norini . . . . . . . .     1.00000       1.084%        0.18182        1.18182      1.116%
Peter F. Wais . . . . . . . . .     1.33333       1.446%        0.18182        1.51515      1.441%
Ray Weiss (9) . . . . . . . . .     3.48718       3.783%        0.50000        3.98718      3.768%
Richard L. Willey . . . . . . .     1.00000       1.084%        0.18182        1.18182      1.649%
                                   --------      ------        --------       --------     ------
    Total Directors . . . . . .    78.69230      85.363%       12.73001       91.42231     86.397%

Non-Director Executive Officer
------------------------------
Elizabeth A. Chartier . . . . .          --          --%         .13636         .13636      0.126%
                                   --------      ------        --------       --------     ------
Total Directors and Executive
    Officers as a group . . . .    78.69230      85.363%       12.86637       91.55867     86.523%
                                   ========      ======        ========       ========     ======

_______________

(1) Includes shares held directly and, if applicable, indirectly through such person's spouse, minor children, certain family trusts or IRA's.

(2) Beneficial ownership percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(3) Pursuant to the Stock Purchase Agreement, all of the Series 4 Debentures will have been converted by the holders thereof into NBI Common Stock.

(4) Assumes no additional distributions of NBI Common Stock to Debenture holders.

(5) Includes 8.00 shares of NBI Common Stock and an additional 0.59091 shares upon conversion of the Debentures held in an IRA. Also includes
      4.00 shares of NBI Common Stock and an additional 4.08091 shares upon conversion of the Debentures held by Mr. Svendsen's wife, Valda M. Svendsen.

(6) Includes 0.12867 shares of NBI Common Stock held by Mr. Gremley's wife, Mary Gremley.

(7) Shares of NBI Common Stock and Debentures held by Howard E. Jahntz Living Trust, Co-Trustees Howard and Carlotta Jahntz.

(8) Includes 0.06154 shares and 0.09231 shares held in IRA accounts in the names of Louis Napolitano and Frances Napolitano, respectively.

(9) Includes 1.00 share of NBI Common Stock held by Mr. Weiss's wife, Lucille A. Weiss.

Cash Dividends Declared by NBI

      The following table sets forth the cash dividend per share payments made by NBI to the holders of NBI Common Stock during the two most recent fiscal years.


                             Dividends Paid Per
                             ------------------
                                    Share
                                    -----
Common Stock
------------
   1st Quarter 1995 . . .         $3,000.00
   2nd Quarter 1995 . . .          3,000.00
   3rd Quarter 1995 . . .          3,000.00
   4th Quarter 1995 . . .          3,000.00
                                  ---------

   1st Quarter 1996 . . .         $3,000.00
   2nd Quarter 1996 . . .          3,000.00
   3rd Quarter 1996 . . .          3,000.00
   4th Quarter 1996 . . .          3,000.00
                                  ---------

      Upon consummation of the Acquisition, the Sellers, as owners of BanPonce Common Stock, will be entitled to cash dividends declared by the Board of Directors of BanPonce. The amount and timing of any future dividends will depend upon the earnings of BanPonce and its subsidiaries, their financial condition, needs for funds, and other relevant factors.

Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following represents NBI management's discussion and analysis of NBI's financial condition and results of operations for the periods indicated, which predate the implementation of NBI's Reorganization Plan.

Comparison of Operating Results for the Years Ended December 31, 1996 and 1995

      Net Income

      Consolidated net income was $96,000, or $1,101.67 per share, in 1996, a decrease from the $1,975,000 or $15,921.87 per share, on a fully diluted basis, earned in 1995. The return on average assets was 0.03% for 1996 and 0.65% for 1995. For each year the return on average equity was 0.40% and 7.40% respectively.

      The primary factor for the decrease in 1996 earnings was a provision for loan losses of $2,703,000 as compared to the $219,000 provision recorded in 1995. The majority of this provision was to the allowance for loan losses at AmMid, which had charge offs of $2,157,000.

      Net interest income increased 2%, primarily as a result of an 8.5% increase in average earning assets. Other factors contributing to increased operating results in 1996 were an 18% increase in noninterest income from bank subsidiaries offset by a 3% increase in operating expenses. NBI's non-bank subsidiary, FLC, recorded a net loss for 1996 of $(369,000) as compared to 1995's net income of $609,000.

      Net Interest Income. The primary component of NBI's consolidated earnings is net interest income, or the difference between interest income on earning assets and interest paid on supporting liabilities. The net interest margin is net interest income expressed as a percentage of average earning assets. NBI's earning assets consist of loans, securities, interest-bearing deposits at financial institutions and federal funds sold. Supporting liabilities primarily consist of deposits, federal funds purchased and securities sold under agreements to repurchase of subsidiary banks, notes payable of its non-bank subsidiary FLC and notes payable and convertible subordinated debentures of NBI. The net interest margin for 1996 was 3.21% compared to 3.28% for 1995 on a fully tax equivalent basis.

      Average earning assets were $281,489,000 in 1996, an increase of 8.5% over 1995 levels. This increase in earning assets is primarily due to the growth of NWC, which ended 1996 with earning assets of $25,639,000. The yield on total earning assets was 7.66% in 1996 compared to 7.74% in 1995 on a fully tax equivalent basis. The decrease resulted from lower interest rates in 1996 which were partially offset by an 11% increase in the loan to deposit ratio of 79% during 1996. The average volume and yield of the securities portfolio remained relatively constant during the two year period. Average securities in 1996 of $116,354,000 earned 6.02% as compared to 1995 volumes of $117,259,000, yielding 6.16%. Average loan volumes increased 18% during 1996 to $157,872,000, an increase of $24,000,000. Approximately half of this volume growth is attributable to NWC, and the remainder to loan growth at AmMid. The yield on the loan portfolio decreased to 8.97% in 1996 from 9.25% on a fully tax equivalent basis in 1995. During the same period the prime rate decreased 56 basis points while NBI's loan portfolio declined only 31 basis points. Total interest income in 1996 was $21,076,000 as compared to $19,548,000 in 1995.

      The average cost of NBI's interest-bearing liabilities decreased slightly in 1996 to 4.44% compared to 4.46% in 1995. The decline in cost of funds of NBI was less than peer groups experienced during 1996 due to higher rates paid on premium deposits at NWC. The average interest-bearing deposits increased $12,952,000 or 7% during 1996 to $200,981,000. The majority of this increase, $10,700,000, is related to deposit growth at NWC. Average rates paid on interest bearing demand deposits and savings deposits decreased 13 basis points to 2.28% in 1996 with little impact on the volume outstanding. Conversely, the average rate paid on money market deposits declined only seven basis points to 3.26% and average balances dropped $3,387,000 during 1996.
The average rate paid on other time deposits increased 15 basis points during 1996 to 4.97% which resulted in 14% growth in this category to an average balance of $136,730,000 in 1996 as compared to $119,901,000 in 1995.

      Other interest-bearing liabilities include securities sold under agreements to repurchase and federal funds purchased of subsidiary banks, collateralized notes payable of FLC and collateralized notes payable and convertible subordinated debenture issues of NBI.

      The subsidiary banks' outstanding repurchase agreements represent primarily one day collateralized sweep accounts. The average balance increased approximately $5,000,000 during 1996 while the rate paid dropped 24 basis points to 4.51%. These balances represent a cash management product offered to commercial accounts as a vehicle to earn interest on daily excess funds. The interest rate paid floats weekly and is tied to the six month treasury bill rate.

      Notes payable of NBI consist of a $4,000,000 draw under a $5,000,000 line of credit with a commercial bank. The proceeds of this advance were used in May 1995 to capitalize NWC. Prior to the capitalization of NWC there were no advances outstanding under this line of credit. The interest expense in 1996 was $330,000 as compared to $187,000 in 1995. The rate paid on this note is tied to a LIBOR-based index.

      As of December 31, 1995, NBI had two issues of convertible subordinated debentures outstanding. The 9%, $950,000 Series III mandatorily convertible subordinated debentures were issued on September 6, 1991 and were converted into common stock at $150,000 per share on September 30, 1996. The 10%, $3,000,000 Series IV convertible subordinated debentures were issued on August 1, 1995, are convertible into common stock at $220,000 per share and mature on September 30, 2001. Interest expense for these debentures was $364,000 in 1996 and $223,000 in 1995.

      A detailed Analysis of Net Interest Income and an Analysis of Change in Interest Differential for the years ended December 31, 1996, 1995 and 1994 is included on pages 34 through 36.

      Provision for Loan Losses. Management records a provision for loan losses in an amount sufficient to maintain the allowance for loan losses at a level commensurate with the risk in the loan portfolio. The allowance for loan losses is adjusted through charges to current income based on factors such as past loan loss experience, management's evaluation of known potential losses in the loan portfolio and prevailing economic conditions. Management's system of review of the loan portfolio and the determination of the adequacy of the allowance for loan losses is made up of a number of factors. NBI provides loan review services for its subsidiary banks. A specific credit/balance threshold is established for each subsidiary bank to insure that between 85% to 90% of all commercial credits are reviewed. All credits meeting this criteria are reviewed on an annual basis and assigned a grade based on risk assessment. This estimated risk, as well as any valuation allowance related to impaired loans, is taken into account in determining the allowance for loan losses. On a quarterly basis an internal report provides an analysis of the adequacy of the allowance for management and the Board of Directors. This analysis focuses on allocations based on loan review data, the status of management's watch list loans as well as historical charge-off and recovery data. In addition the allowance includes additional reserves for coverage of unidentified risks.

      The provision for loan losses in 1996 was $2,703,000 as compared to $219,000 in 1995. This increase was the result of losses incurred at AmMid. Charge-offs in the amount of $2,119,300 were recorded during 1996 and were the result of management's decision to write off the unsecured portion of two substantial commercial credits due to cash flow problems and operating losses incurred by these companies during 1996. These charge-offs were for specific credits and, in NBI management's opinion, are not indicative of a trend or a general deterioration of the loan portfolio. The allowance for loan losses was $1,875,000 or 1.11% of loans at December 31, 1996, compared to 0.97% of loans at December 31, 1995.

      At December 31, 1996, nonperforming loans totaled $3,003,000 as compared to $2,428,000 for the previous year end. Nonperforming loans consisted of $2,225,000 in nonaccrual loans and $778,000 in loans past due greater than 90 days. Total nonperforming loans represent 1.77% of outstanding loans as of year end 1996 and 1.69% of year end 1995. Total nonperforming assets were 0.95% of total assets at year end. The investment in impaired loans was $2,933,000 at year end 1996 and is included in the totals above.

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

      Noninterest Income. The major components of NBI's noninterest income consists of service charges on deposit accounts, trust fees, security gains(losses) and other banking services and its nonbank subsidiary revenue. Noninterest income decreased 34% in 1996. This decrease was the result of FLC's revenue declining 321% to $1,030,500 from $4,343,000 in 1995 which was due to the completion of the 1995 asset sale agreement. Excluding this component, noninterest income increased 27% to $3,894,000. Service charges on deposit accounts increased $264,000 or 19%, other income increased 48% to $1,077,000 and trust fees were up 6% to $671,000. Included in 1996 noninterest income was $220,000 in security gains as compared to $132,000 recorded in 1995. NWC commenced operations during May 1995 and contributed $37,000 in noninterest income for 1995. Data Systems recorded data processing revenue in 1996 of $254,000 as compared to $165,000 in the start up year 1995.

      Noninterest Expense. Non interest-expense was $13,275,000 in 1996, a decrease of 12% compared with 1995's level of $15,055,000. The decline in the servicing and collection expenses on loan portfolios sold by FLC during these periods accounts for the majority of this decrease. Nonbank operating expenses of FLC were reduced to $1,300,000 in 1996 from $3,421,000 in 1995. Excluding this component, noninterest expense increased 3% to $11,975,000. Salaries and employee benefits increased 6% in 1996 to $6,498,000. 1996 included a full year of operation for NWC and Data Systems which accounts for $213,000 of this increase or 54%. The effect of a full year of operation of these subsidiary organizations also impacted other operating expenses which rose 26% to $2,735,000. Offsetting these increases were decreases in goodwill and core deposit amortization expense of $372,000 and a $267,000 reduction in FDIC insurance premium costs.

      Income Taxes. NBI's federal and state income tax returns are prepared on a consolidated basis including the accounts of its subsidiary banks. The provision for income taxes was $27,000 in 1996 compared with $1,101,000 in 1995. The decrease in the provision is primarily the result of lower pre-tax income. The major components of NBI's deferred taxes are the differences between book and tax basis of securities, allowance for loan losses, income recognition on purchased loan portfolios, deferred loan fees and other assets.

      Balance Sheet

      Total consolidated assets were $323,732,000 at December 31, 1996, a modest increase of 2% compared to $318,341,000 at year end 1995. The increase relates to the $16,290,000 growth in assets of NWC which was offset by the $14,997,000 decline in the assets of FLC due to the culmination of the loan portfolio asset sale during 1996. The remaining growth in assets is attributable to the other subsidiary banks.

      Cash and Cash Equivalents. Cash and cash equivalents were comprised of cash and due from banks of $22,114,000 and federal funds sold of $7,895,000 as of December 31, 1996 as compared with $18,560,000 in cash and cash equivalents and $8,700,000 in federal funds sold as of December 31, 1995.

      Securities. The securities portfolio totaled $111,270,000 at December 31, 1996, compared with $120,528,000 at year-end 1995. The portfolio decline is primarily due to maturities of local tax exempt issues of $4,400,000 and $7,500,000 in paydowns on collateralized mortgage obligations. The majority of this runoff was reinvested in the loan portfolio. The portfolio mix as of December 31, 1996 consisted of U.S. Government securities of $77,152,000; MBS's and CMO's of $26,724,000; state and municipal bonds of $6,746,000 and other securities of $648,000.

      At December 31, 1996, 92% of the securities portfolio was classified as available for sale in the amount of $102,393,000. These securities are carried on the Balance Sheet at fair value, with a corresponding (after tax) valuation allowance included in shareholder's equity. During the year the valuation allowance decreased $517,000, resulting in a cumulative net unrealized loss, net of taxes, of $422,000 at December 31, 1996.

      Loans. Total loans were $169,246,000 at December 31, 1996, an increase of 18% over loans outstanding of $143,528,000 at December 31, 1995. NWC contributed $15,993,000 to the loan growth during this period. The remaining growth in the loan portfolio was distributed between NBI's other subsidiary banks with the majority of the funding provided through maturities and paydowns in the securities portfolio.

      At December 31, 1996, NBI's mix of loans consisted of 40% in commercial loans, 22% in commercial real estate loans, 24% in real estate mortgage loans and 14% in consumer loans. Commercial credits increased 24% and consumer credits increased 9% during 1996.

      NBI's loan to deposit ratio increased to 63% as of December 31, 1996, as compared to 56% in the prior year.

      Goodwill. Goodwill and core deposit intangibles were $2,664,000 or 12% of shareholders equity at December 31, 1996. Goodwill and core deposit intangibles relate primarily to the 1991 purchase of Farmers and Merchants Bank, which was subsequently merged into DeKalb. The goodwill is being amortized over fifteen years using the straight-line method and the premium for acquiring core deposits is being amortized over the estimated benefit life of twelve years using the sum-of-the-years' digits method.

      Deposits. Total deposits were $266,619,000 at December 31, 1996, increasing 5% from year end 1995 at $254,582,000. The cause of this increase was from NWC's $16,346,000 growth during 1996. AmMid experienced a shift in funds from deposits to securities sold under agreements to repurchase, (collateralized sweep accounts) which increased $8,522,000 during 1996 to $15,971,000 and offset the $10,548,000 decline in deposits over the comparable periods. At December 31, 1996, 23% of the consolidated deposits of NBI were noninterest bearing deposits. The remaining interest-bearing funds consisted of 11% interest-bearing demand deposits (NOW Accounts), 12% savings accounts, 9% money market accounts and 68% other time deposits. The majority of the increase during 1996 was in other time deposits, with an emphasis on promotional certificates of deposit rates at NWC.

      NBI's deposit base continues to consist of a high amount of low cost core deposits in comparison to peer group institutions. However deposit growth has been in higher earning time deposit accounts, indicating customers are more willing to commit their funds for defined periods of time.

      Notes Payable. NBI had $6,566,000 of notes payable outstanding at December 31, 1996, compared to $18,615,000 at December 31, 1995. The outstanding debt at year end is comprised of parent company only debt of $4,000,000 and FLC's debt of $2,566,000. FLC repaid $12,773,000 of debt during 1996, primarily from the bulk sale of loan pools. NBI has a revolving line of credit of $5,000,000 of which $4,000,000 is outstanding and collateralized by all of the outstanding stock of its three subsidiary banks.

      Capital Resources

      Total shareholders' equity of NBI was $22,474,000 at December 31, 1996, as compared to $22,993,000 at year end 1995. The ratio of equity to assets was 6.94% and 7.22% at each year end respectively.

      The Federal Reserve Board ("Board") regulations prescribe capital requirements for bank holding companies. NBI must have a minimum Leverage Capital to Asset Ratio of 4.00%. Leverage Capital is the same as Tier One capital, and consists of common stock, additional paid in capital, retained earnings and is exclusive of NBI's allowance for loan losses, goodwill and other intangibles, and unrealized gains(losses) on securities available for sale. As of December 31, 1996 and December 31, 1995, NBI's Leverage Capital Ratio amounted to 6.40% and 6.37% respectively.

      In addition, the Board has issued Risk Based Capital Guidelines with a minimum standard of Tier One regulatory capital to risk weighted assets of 4.00% and total regulatory capital to risk weighted assets of 8.00%. Total capital includes the allowance for loan losses up to 1.25% of risk weighted assets and subordinated debt that qualifies as secondary capital. Total risk based capital ratios were 14.40% and 13.89% at each year end respectively. The structure of NBI's balance sheet results in a risk based capital ratio significantly in excess of the guidelines.


      The following table provides an analysis of the minimum capital requirements (as defined), ratios and excess over minimum which NBI holds as capital as of December 31, 1996, in thousands.

                            Minimum  Minimum                  Excess
                            Required Required Actual  Actual   Over
                             Ratio    Amount  Ratio   Amount  Minimum
                            -------- -------- ------  ------  -------

Leverage Capital  . . . .     4.00%  $ 9,631   6.40%  $20,477  $10,862
Risk Based Capital:
   Tier One . . . . . . .     4.00%  $ 7,077  11.60%  $20,477  $13,416
   Total (Tier Two) . . .     8.00%  $14,155  14.40%  $25,352  $11,213

In addition, each of NBI's subsidiary banks must meet similar minimum capital requirements as prescribed by the federal and state banking regulatory authorities. At December 31, 1996, each of NBI's subsidiary banks was in compliance with the current capital guidelines.

      On June 29, 1993, NBI shareholders approved an amendment to the articles of incorporation providing for a 1 for 1,000 reverse stock split. The amendment provided for issuing one share of new $10,000 par value common stock for each share of existing $10 par value common stock. NBI currently has
92.17949 shares of common stock outstanding. The fully diluted book value per share of common stock was $221,822 at December 31, 1996, as compared with $240,239 at December 31, 1995. Dividends of $12,000 per share were paid in 1996.

      Liquidity

      NBI's cash flows are comprised of three general types. Cash flows from operating activities are primarily net income. Cash flows from investing activities consist of loans made to and collected from customers; and purchases, sales and maturities of securities. Cash flows from financial activities are determined by NBI's deposit base and from NBI's ability to borrow and repay debt and issue or repurchase stock. For 1996, cash flows were generated from a $8,342,000 net decrease in securities, a $20,401,000 increase in deposits and repurchase agreements, $8,861,000 from collection of a receivable from sale of loans and $6,130,000 from earnings and related operating activities. Cash flow uses and needs include a $28,066,000 increase in loans, a $12,048,000 net decrease in collateralized notes payable and $1,049,000 to pay dividends. NBI's net cash position increased $2,749,000 during 1996.

      Regulatory requirements exist which influence NBI's liquidity and cash flow needs. These requirements include the maintenance of satisfactory capital ratios on a consolidated and subsidiary bank basis, restrictions on the amount of dividends which a subsidiary bank may pay and reserve requirements with the Federal Reserve Bank. NBI has made loan commitments which could result in increased cash flow requirements. NBI's subsidiary banks have a relatively stable base of deposits and any increased loan demand can be sufficiently funded without a material change in the balance sheet. Management is of the opinion that these regulatory requirements and loan commitments will not have a significant impact on the liquidity of NBI. Management is not aware of any known trends, events or uncertainties that will have or that are reasonable likely to have, a material effect on NBI.

      Management has no significant commitments for capital expenditures at December 31, 1996.

      Impact of New Accounting Standards

      Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"). Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" was effective January 1, 1996. The standard requires evaluation of impairment of long lived assets to be reviewed when indicators of impairment are present. Indicators of impairment include, but are not limited to a significant decease in the market value of an asset or a significant change in the manner an asset is used. The cost of the impaired asset is then compared to its

fair value, and any impairment is recorded in current earnings. There was no effect on the adoption of this standard on the financial position or results of operations of NBI.

      Statement of Financial Accounting Standard No. 122 ("SFAS No.122"). On May 12, 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 122. This statement provides for capitalization of Mortgage Servicing Rights (MSRs) when mortgage loans, (whether originated or purchased) are subsequently sold with MSRs retained. This statement applies to MSRs resulting from mortgage loans only, and is effective for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 122 did not have a material impact on NBI's earnings or financial condition.

      Statement of Financial Accounting Standard No. 125 ("SFAS No. 125"). In June, 1996, the FASB released SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS 125 also supersedes SFAS 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increases obligation based on their fair values. SFAS 125 applies to transfers and extinguishment occurring after December 31, 1996 and early or retroactive application is not permitted. Portions of this statement are being delayed by SFAS 127. Adoption of these statements will not have a material effect on earnings or the financial position of NBI.

      Statement of Financial Accounting Standard No. 128 ("SFAS No. 128"). In March, 1997, the accounting requirements for calculating earnings per share were revised. Basic earnings per share for calendar 1997 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be comparable with the new methods. As NBI has not had significant dilution from stock options, the new calculation methods will not significantly affect future basic and diluted earnings per share.

Comparison of Operating Results for the Years Ended December 31, 1995 and 1994

      Net Income

      Consolidated net income was $1,975,000, or $15,921.87 per share in 1995, an increase from the $1,853,000 or $16,909.32 per share, on a fully diluted basis, earned in 1994. The return on average assets was 0.65% for 1995 and 0.62% for 1994. For each year the return on average equity was 7.40% and 6.95% respectively.

      A contributing factor to the increase in 1995 earnings was a reduction of the provision for loan losses to $219,000 as compared to a $955,000 provision recorded in 1994. The 1994 provision included a specific allocation for loan losses at DeKalb, after subsequent charge offs of $1,097,000. This reduction of expense is offset by net losses recorded in NBI's new subsidiary organizations, which commenced operations during 1995. NWC recorded a net loss of $(367,000) and Data Systems' net loss for 1995 was $(179,000).

      Net interest income increased 7%, primarily as a result of an increase in average earning assets. Other factors contributing to operating results in 1995 were the 20% increase in net noninterest expense. NBI's non-bank subsidiary, FLC, recorded net income in 1995 of $609,000 as compared to $824,000 in 1995.

      Net Interest Income. The net interest margin for 1995 was 3.28% compared to 3.32% for 1994 on a fully taxable equivalent basis. Average earning assets were $259,505,000 in 1995, an increase of 3.5% over 1994 levels. This increase in earning assets is due in part to the organization of


NWC which ended 1995 with earning assets of $4,602,000 and an 8.9% increase in noninterest-bearing demand deposits of NBI's other subsidiary banks during 1995. The yield on total earning assets was 7.74% in 1995 compared to 7.05% in 1994 on a fully tax equivalent basis. The increase resulted from higher interest rates in 1995. The average volume of the securities portfolio increased $9,326,000 and the yield improved 62 basis points during the two year period. Average securities in 1995 of $117,259,000 earned 6.15% as compared to 1994 volumes of $107,933,000, yielding 5.53% on a fully tax equivalent basis. Average loan volumes decreased 2.7% during 1995 to $133,822,000, while loan yields improved 96 basis points to offset the volume decline. During the same period the average prime rate increased 1.52 basis points. Total interest income in 1995 was $19,547,000 as compared to $17,183,000 in 1994.

      The average cost of NBI's interest-bearing liabilities increased in 1995 to 4.46% compared to 3.73% in 1994. The average interest-bearing deposits increased $1,441,000 or less than 1% during 1995 to $188,029,000. This increase is related to deposit growth at NWC. NBI's other subsidiary banks experienced minimal growth in interest-bearing deposit accounts during 1995, however funds shifted from lower paying savings and money market accounts to higher earning other time deposits. Average rates paid on interest-bearing demand deposits increased 22 basis points with little impact on the volume outstanding during 1995. Savings and money market rates increased 41 basis points to 3.05% while average balances dropped $1,939,000. The average rate paid on other time deposits rose 82 basis points to 4.82% which resulted in a 3% growth in this category to an average balance of $119,901,000 in 1995 compared to $116,632,000 in 1994.

      Other interest-bearing liabilities include securities sold under agreements to repurchase and federal funds purchased of subsidiary banks, collateralized notes payable of FLC and collateralized notes payable and convertible subordinated debenture issues of NBI.

      The subsidiary banks outstanding repurchase agreements represent collateralized one day sweep accounts. The average balance increased approximately $1,120,000 during 1995 and the rate paid averaged 4.75% as compared to 3.68% in 1994. These balances represent a cash management product offered to commercial accounts as a vehicle to earn interest on daily excess funds. The interest rate paid floats weekly and is tied to the six month treasury bill rate.

      Notes payable of NBI consist of a $4,000,000 draw under a $5,000,000 line of credit with a commercial bank. The proceeds of this advance were used in May 1995 to capitalize NWC. Prior to the capitalization of NWC, there were no advances outstanding under this line of credit. The interest expense in 1995 was $188,000 as compared to $96,000 in 1994. The rate paid on this note is tied to a LIBOR-based index.

      As of December 31, 1995, NBI had two issues of convertible subordinated debentures outstanding. The 9%, $950,000 Series III mandatorily convertible subordinated debentures were issued on September 6, 1991 and are convertible into common stock at $150,000 per share on September 30, 1996. The 10%, $3,000,000 Series IV convertible subordinated debentures were issued on August 1, 1995, are convertible into common stock at $220,000 per share and mature on September 30, 2001. Interest expense for these debentures was $223,000 in 1995 and $218,000 in 1994.

      Provision for Loan Losses. Effective January 1, 1995, NBI adopted Statements of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan", and its amendment No 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure". The adoption of these standards did not have any effect on the financial position and results of operations of NBI.

      The provision for loan losses in 1995 was $219,000 as compared to $955,000 in 1994. The expense recorded in 1995 was to support loan growth at NWC and maintain NBI's other subsidiary bank's allowance for loan losses at adequate levels. The 1994 provision was the result of losses incurred at DeKalb. Net charge-offs of $1,097,000 were recorded during the fourth quarter of 1994 and were primarily the result of the deterioration of a substantial commercial credit. The allowance for loan losses was $1,389,000 or 0.97% of loans at December 31, 1995, compared to $1,327,000 or 1.00% of loans at December 31, 1994.


      At December 31, 1995, nonperforming loans were $2,428,000 as compared to $941,000 for the previous year end. Nonperforming loans consisted of $1,075,000 in nonaccrual loans and $1,353,000 in loans past due greater than 90 days and still accruing. Total nonperforming loans represent 1.69 % of outstanding loans as of year end 1995 and 0.86% at year end 1995. Total nonperforming assets were 0.84% of total assets at year end 1995. The investment in impaired loans was $1,299,000 at year end 1995 and is included in the totals above.

      Noninterest Income. The major components of NBI's noninterest income consists of service charges on deposit accounts, trust fees, security gains(losses) and other banking services and its nonbank subsidiary revenue. Noninterest income decreased 21% in 1995. This decrease was the result of FLC's revenue declining 32% to $4,343,000 from $6,407,000 in 1994 which was due to the 1995 asset sale agreement. Excluding this component, noninterest income increased 5% to $3,068,000. Service charges on deposit accounts declined $109,000 or 7%, as interest rates increase commercial accounts offset fees for services with compensating balances rather incur hard dollar charges. Other income decreased 10% to $729,000 and trust fees were up 9% to $635,000. Included in 1995 noninterest income were $132,000 in security gains as compared to $34,000 recorded in 1994. NWC and Data Systems commenced operations during 1995 and contributed $37,000 and $165,000, respectively, in noninterest income for 1995.

      Noninterest Expense. Noninterest expense was $15,055,000 in 1995, a decrease of 4% compared with 1994's level of $15,705,000. The decline in the servicing and collection expenses on loan portfolio's sold by FLC during these periods contributed to this decrease. Nonbank operating expenses of FLC were reduced to $3,421,000 in 1995 from $5,158,000 in 1994. Excluding this component, noninterest expense increased 10% to $11,634,000. Salaries and employee benefits increased 15% in 1995 to $6,105,000. 1995 was the first period of operation for NWC and Data Systems which accounts for $538,000 of this increase or 69%. The effect of commencing operation of these subsidiary organizations also impacted occupancy and equipment expense which increased 27% and other operating expenses which rose 6% to $2,172,000. Offsetting these increases was a $251,000 reduction in FDIC insurance expense as a result of a premium rebate during 1995.

      Balance Sheet

      Total consolidated assets were $318,341,000 at December 31, 1995, an increase of 6% compared to $301,107,000 at year end 1994. The increase relates to an $11,455,000 growth in assets of NWC, a $6,544,000 increase in DeKalb's assets, a $6,636,000 increase in the assets of AmMid and an offsetting $4,915,000 decline in the assets of FLC during 1995.

      Cash and Cash Equivalents. Cash and cash equivalents were comprised of cash and due from banks of $18,560,000 and federal funds sold of $8,700,000 as of December 31, 1995 as compared with $17,500,000 in cash and cash equivalents and $4,820,000 in federal funds sold as of December 31, 1994.

      Securities. The securities portfolio totaled $120,528,000 at December 31, 1995, compared with $111,594,000 at year-end 1994. The majority of the increase was in the U.S. Treasuries securities portfolios of the subsidiary banks, with NWC's portfolio increasing $3,565,000. The portfolio mix as of December 31, 1995 consisted of U.S. Government securities of $73,208,000; MBS's and CMO's of $35,531,000; State and municipal bonds of $11,144,000 and other securities of $644,000.

      At December 31, 1995, 88% of the securities portfolio was classified as available for sale in the amount of $106,523,000. These securities are carried on the Balance Sheet at fair value, with a corresponding (after tax) valuation allowance included in shareholder's equity. During the year the valuation allowance increased $2,565,000, resulting in a cumulative net unrealized gain, net of taxes, of $95,000 at December 31, 1995.

      Loans. Total loans were $143,258,000 at December 31, 1995, an increase of 8% over loans outstanding of $132,423,000 at December 31, 1994. NWC contributed $4,675,000 to the loan growth during this period. The remaining growth in the loan portfolio was distributed between NBI's other subsidiary banks with the majority of the funding provided through deposit growth.


      At December 31, 1995, NBI's mix of loans consisted of 44% in commercial loans, 15% in commercial real estate loans, 24% in real estate mortgage loans and 17% in consumer loans. Commercial loans increased 4% and consumer credits, primarily real estate mortgage loans, decreased 3% during 1995.

      NBI's loan to deposit ratio remained constant during this two year period at 56% as of December 31, 1995, as compared to 55% in the prior year.

      Goodwill. Goodwill and core deposit intangibles were $3,280,000 or 14% of shareholders' equity at December 31, 1995. Goodwill and core deposit intangibles relate primarily to the 1991 purchase of Farmers and Merchants Bank.

      Deposits. Total deposits were $254,582,000 at December 31, 1995, increasing $15,035,000 or 6% from year end 1994 at $239,547,000. Noninterest-bearing deposits increased 9% or $5,069,000 and interest-bearing deposits grew 5% to $192,319,000. NWC ended 1995 with total deposits of $7,673,000, the majority of which were interest-bearing. At December 31, 1995, 24% of the consolidated deposit of NBI were noninterest-bearing deposits. The remaining interest-bearing funds consisted of 12% interest-bearing demand deposits (NOW Accounts), 13% savings accounts, 9% money market accounts and 66% other time deposits. The majority of the increase during 1995 was in other time deposits, with the an emphasis on promotional certificates of deposit rates at NWC and a shift in funds to higher earning time deposits at the other subsidiary banks.

      NBI's deposit base continues to be made up of a high amount of low cost core deposits in comparison to peer group institutions. However deposit growth has been in higher earning time deposit accounts, indicating customers are more willing to commit their funds for defined periods of time.

      Notes Payable. NBI had $18,615,000 of notes payable outstanding at December 31, 1995, compared to $18,573,000 at December 31, 1994. The outstanding debt at year end 1995 is comprised of parent company only debt of $4,000,000 and FLC's debt of $14,615,000. At December 31, 1994, outstanding notes payable represented only FLC's liability. NBI has a revolving line of credit of $5,000,000 collateralized by all of the outstanding stock of its three subsidiary banks. $4,000,000 was advanced under this line to capitalize NWC on May 3, 1995.


Statistical Disclosure

Distribution of Assets, Liabilities and Stockholders' Equity; Interest Rates and Interest Differential

      Analysis of Net Interest Income. The following schedule presents, for the periods indicated, the daily average balance outstanding for the major categories of interest-bearing assets and interest-bearing liabilities, and the average interest rate earned or paid thereon. Except for percentages, all data is in thousands.


                                               Year ended December 31, 1996  Year ended December 31, 1995
                                               ----------------------------  ----------------------------
                                                Average             Average   Average             Average
                                                Balance   Interest    Rate    Balance   Interest    Rate
                                                -------   --------  -------   -------   --------  -------

Assets:
Interest-earning assets
  Interest-bearing deposits and federal
    funds sold  . . . . . . . . . . . . . .     $  7,263   $    394   5.42%   $  8,424   $   472   5.60%
    Taxable securities  . . . . . . . . . .      105,914      6,048   5.71     104,297     6,023   5.77
    Tax-exempt securities . . . . . . . . .       10,440        955   9.15      12,962     1,199   9.25
    Loans     . . . . . . . . . . . . . . .      157,872     14,156   8.97     133,822    12,384   9.25
                                                --------    -------  -----    --------   -------   ----
      Total interest-earning assets . . . .     $281,489   $ 21,553   7.66%   $259,505   $20,078   7.74%
                                                --------    -------  -----    --------   -------   ----
Noninterest-earning assets
  Cash and due from banks . . . . . . . . .       15,364                        16,221
  Allowance for loan losses . . . . . . . .       (1,504)                       (1,347)
  Other assets  . . . . . . . . . . . . . .       19,038                        31,258
                                                --------                      --------
    Total assets  . . . . . . . . . . . . .     $314,387                      $305,637
                                                ========                      ========
Liabilities and shareholders' equity:
    Interest-bearing liabilities
      Interest-bearing demand deposits  . .     $ 22,654   $    423   1.87%   $ 23,039   $   447   1.94%
      Savings accounts  . . . . . . . . . .       25,259        670   2.65      25,364       721   2.84
      Money market accounts . . . . . . . .       16,338        532   3.26      19,725       656   3.33
      Other time deposits . . . . . . . . .      136,730      6,799   4.97     119,901     5,776   4.82
      Short-term borrowings . . . . . . . .       17,725        780   4.40      12,712       599   4.71
      Notes payable . . . . . . . . . . . .        8,072        676   8.37      14,984     1,299   8.67
      Convertible subordinated debentures .        3,709        364   9.81       2,229       223  10.00
                                                --------    -------  -----    --------   -------  -----
        Total interest-bearing liabilities.     $230,487   $ 10,244   4.44%   $217,954   $ 9,721   4.46%
                                                --------    -------  -----    --------   -------  -----
Noninterest-bearing liabilities
    Demand deposits . . . . . . . . . . . .       55,963                        53,444
    Other liabilities . . . . . . . . . . .        4,580                         8,492
    Shareholders' equity  . . . . . . . . .       23,357                        25,747
                                                --------                      --------
      Total liabilities and shareholders'
        equity  . . . . . . . . . . . . . .     $314,387                      $305,637
                                                ========                      ========
Net interest income and margin  . . . . . .                $ 11,309   3.21%              $10,357   3.28%
                                                            =======   =====              =======  =====


                                              Year ended December 31, 1995  Year ended December 31, 1994
                                              ----------------------------  ----------------------------
                                               Average            Average   Average              Average
                                               Balance  Interest    Rate    Balance    Interest   Rate
                                               -------  --------  -------   -------    --------  -------
Assets:
Interest-earning assets
  Interest-bearing deposits and federal
    funds sold  . . . . . . . . . . . . .     $  8,424   $   472    5.60%   $ 5,150    $   289    5.61%
  Taxable securities  . . . . . . . . . .      104,297     6,023    5.77     96,696      4,956    5.13
  Tax-exempt securities . . . . . . . . .       12,962     1,199    9.25     11,237      1,014    9.02
  Loans     . . . . . . . . . . . . . . .      133,822    12,384    9.25    137,612     11,412    8.29
                                              --------   -------   -----   --------    -------   -----
    Total interest-earning assets . . . .     $259,505   $20,078    7.74%  $250,695    $17,671    7.05%
                                              --------   -------   -----   --------    -------   -----
Noninterest-earning assets
  Cash and due from banks . . . . . . . .       16,221                       15,211
  Allowance for loan losses . . . . . . .       (1,347)                      (1,585)
  Other assets  . . . . . . . . . . . . .       31,258                       34,464
                                              --------                     --------
    Total assets  . . . . . . . . . . . .     $305,637                     $298,785
                                              ========                     ========
Liabilities and shareholders' equity:
  Interest-bearing liabilities
    Interest-bearing demand deposits  . .     $ 23,039   $   447   1.94%   $ 22,928    $   395   1.72%
    Savings accounts  . . . . . . . . . .       25,364       721    2.84     26,826        779    2.90
    Money market accounts . . . . . . . .       19,725       656    3.33     20,202        467    2.31
    Other time deposits . . . . . . . . .      119,901     5,776    4.82    116,632      4,662    4.00
    Short-term borrowings . . . . . . . .       12,712       599    4.71     11,526        302    2.62
    Notes payable . . . . . . . . . . . .       14,984     1,299    8.67     18,303      1,335    7.29
    Convertible subordinated debentures .        2,229       223   10.00      2,363        218    9.23
                                              --------   -------   -----   --------    -------   -----
      Total interest-bearing liabilities.     $217,954   $ 9,721    4.46%  $218,780    $ 8,158   3.73%
                                              --------   -------   -----   --------    -------   -----
Noninterest-bearing liabilities
  Demand deposits . . . . . . . . . . . .       53,444                       49,059
  Other liabilities . . . . . . . . . . .        8,492                        5,498
  Shareholders' equity  . . . . . . . . .       25,747                       25,448
                                              --------                     --------
    Total liabilities and shareholders'
      equity  . . . . . . . . . . . . . .     $305,637                     $298,785
                                              ========                     ========
Net interest income and margin  . . . . .                $10,357    3.28%              $ 9,513   3.32%
                                                         =======   =====               =======   =====

      Interest income is adjusted to taxable equivalents for the tax-exempt assets based at a federal income tax rate of 34% for each year. The fully taxable equivalent adjustments to interest income for the years ended December 31, 1996, 1995, and 1994 were, in thousands, $470, $512 and $464, respectively. The average balance of nonaccrual loans is included in the total loans category in each year. Interest income and interest expense have been reclassified to include FLC's interest earned on interest bearing deposits and interest paid on notes payable. These amounts are included in other income and other expense as nonbank subsidiary revenue and expenses in the financial statements.


      Analysis of Changes in Interest Differential. The following table show the changes in interest income and interest expense attributable to rate and volume variances.


                                                  1996 versus 1995              1995 versus 1994
                                                  ----------------              ----------------
                                                Volume     Rate       Net     Volume    Rate      Net
                                                ------     ----       ---     ------    ----      ---

Interest earned on:
  Interest-bearing deposits and
    federal funds sold  . . . . . . . . . .    $  (65)    $ (13)    $  (78)    $183     $  --    $  183
  Taxable securities  . . . . . . . . . . .        93       (68)        25      390       677     1,067
  Nontaxable securities . . . . . . . . . .      (233)      (11)      (244)     156        29       185
  Loans (net of unearned discount)  . . . .     2,226      (454)     1,772     (314)    1,286       972
                                               ------     -----     ------    -----    ------    ------
    Total interest income . . . . . . . . .     2,021      (546)     1,475      415     1,992     2,407
                                               ------     -----     ------    -----    ------    ------
Interest paid on:
  Interest-bearing demand deposits  . . . .        (7)      (17)       (24)       2        50        52
  Savings accounts  . . . . . . . . . . . .        (3)      (48)       (51)     (42)      (16)      (58)
  Money market accounts . . . . . . . . . .      (110)      (14)      (124)     (11)      200       189
  Other time deposits . . . . . . . . . . .       836       187      1,023      131       983     1,114
  Short-term borrowings . . . . . . . . . .       220       (39)       181       31       266       297
  Notes payable . . . . . . . . . . . . . .      (578)      (45)      (623)    (242)      206       (36)
  Convertible subordinated debentures . . .       145        (4)       141      (12)       17         5
                                               ------     -----     ------    -----    ------    ------
    Total interest-bearing liabilities  . .       503        20        523     (143)    1,706     1,563
                                               ------     -----     ------    -----    ------    ------
    Net change in net interest income . . .    $1,518     $(566)    $  952     $558     $ 286    $  844
                                               ------     -----     ------    -----    ------    ------

      The change due to volume is calculated by multiplying the change in volume by the prior year's rate. The change due to rate is calculated by multiplying the change in rate by the prior year's volume. The change attributable to both volume and rate has been allocated to the rate column.

      Interest income is adjusted to taxable equivalents for the tax-exempt assets based at federal income tax rate of 34%. Interest income and interest expense have been reclassified to include FLC's interest earned on interest-bearing deposits and interest paid on notes payable. These amounts are included in other income and other expenses as nonbank subsidiary revenue and expenses in the financial statements.


Analysis of Interest Rate Sensitivity

                                              1-90 Days  90-180 Days  181-365 Days Over 1 Year  Total
                                              ---------  -----------  ------------ -----------  -----

Rate Sensitive Assets
Interest-bearing deposits and
  federal funds sold  . . . . . . . . . . .    $  8,140    $     --     $     --    $     --  $   8,140
Taxable securities  . . . . . . . . . . . .       6,804          63       21,521      76,136    104,524
Nontaxable securities . . . . . . . . . . .         680          --          375       5,691      6,746
Loans (net) . . . . . . . . . . . . . . . .      75,207       5,870        8,851      79,318    169,246
                                               --------    --------     --------    --------   --------
  Total . . . . . . . . . . . . . . . . . .    $ 90,831    $  5,933     $ 30,747    $161,145  $ 288,656
  Cumulative total  . . . . . . . . . . . .    $ 90,831    $ 96,764     $127,511    $288,656
                                               ========    ========     ========    ========

Rate Sensitive Liabilities
Interest-bearing demand deposits  . . . . .    $ 22,414    $     --     $     --    $     --  $  22,414
Savings accounts  . . . . . . . . . . . . .      23,701          --           --          --     23,701
Money market accounts . . . . . . . . . . .      18,439          --           --          --     18,439
Other time deposits . . . . . . . . . . . .      66,165      26,612       16,151      31,325    140,253
Short-term borrowings . . . . . . . . . . .      21,989          --           --          --     21,989
Notes payable . . . . . . . . . . . . . . .          --       2,566           --       4,000      6,566
Convertible subordinated debentures . . . .          --          --           --       3,000      3,000
                                               --------    --------     --------    --------   --------
  Total . . . . . . . . . . . . . . . . . .    $152,708    $ 29,178     $ 16,151    $ 38,325   $236,362
                                                                                               --------
  Cumulative total  . . . . . . . . . . . .    $152,708    $181,886     $198,037    $236,362
                                               ========    ========     ========    ========   --------
  Cumulative gap  . . . . . . . . . . . . .    $(61,877)   $(85,122)    $(70,526)   $ 52,294
                                               ========    ========     ========    ========
  Cumulative ratio of earning assets to
    interest-bearing liabilities  . . . . .        0.59        0.53         0.64        1.22


      This table details NBI's interest rate sensitivity position as of December 31, 1996. The table is one method of monitoring the interest rate risk of NBI. Interest rate risk arises when maturities or repricing of assets differs significantly from the maturity or repricing of liabilities.

      The table represents a static gap analysis which does not fully capture the true dynamics of interest rate changes including the timing and the degree of change. NBI analyzes on a continuing basis the effects that changes in interest rates would have on its interest sensitive position using various rate risk models which assess the effect of 100 basis point swings in interest rates and the impact on the net interest margin and net income.

      Shifts in the structure of interest sensitive assets and liabilities are made by management in response to interest rate movements. These changes are made primarily through the purchase and sale of securities. The majority of NBI's securities portfolio is available for sale and the proceeds from the sale of securities could be reinvested in an alternative maturity range in order to respond to changes in interest rates.

      The above table includes the subsidiary banks' savings deposits as repricing within the earliest period presented. Management believes that these deposits have longer repricing characteristics than presented because of the infrequency of repricing, the relatively low interest rate and historical stability of these deposits at the mature subsidiary banks.


Investment Portfolio

      The following table presents the book value of securities, in thousands, at the dates indicated:

                                   Securities available for sale     Securities held to maturity
                                   -----------------------------    ---------------------------
                                              December 31,                   December 31,
                                              ------------                   ------------
                                       1996     1995      1994         1996     1995      1994
                                       ----     ----      ----         ----     ----      ----


U.S. Treasury and federal agency
    securities  . . .  . . . . .    $ 77,152  $ 73,208  $59,693       $   --   $    --  $    --
State and municipal .  . . . . .          --        --       --        6,746    11,145   13,331
Mortgage-backed securities and
  floating rate collateralized
  mortgage obligations . . . . .      25,241    33,315   34,749        1,483     2,216    3,151
Corporate and other  . . . . . .          --        --       --          648       644      671
                                    --------  --------  -------       ------   -------  -------
  Total securities . . . . . . .    $102,393  $106,523  $94,442       $8,877   $14,005  $17,153
                                    ========  ========  =======       ======   =======  =======

      The following tables shows the maturities in thousands, at December 31, 1996 and the weighted average fully taxable equivalent yields:

                                U.S. Treasury and Federal
                                    Agency Securities       State and Municipal    Equity Securities
                                -------------------------   -------------------   ------------------
                                  Maturities    Yield       Maturities    Yield   Maturities   Yield
                                  ----------    -----       ----------    -----   ----------   -----
One year or less  . . . . . . .    $ 23,151     5.58%        $ 3,541       9.17%   $  --         --%
One year to five years  . . . .      54,001     5.40           2,350       9.62       --         --
Five years to ten years . . . .                   --             855      12.88       --         --
Over ten years  . . . . . . . .          --       --              --         --       --         --
No fixed maturity . . . . . . .          --       --              --         --      648       6.00
                                    -------     ----          ------      -----     ----       ----
                                   $ 77,152     5.45%        $ 6,746       9.80%   $ 648       6.00%
                                    =======     ====          ======      =====     ====       ====


                                                      Collateralized Mortgage
                                   Mortgage-backed   Obligations, Corporate &
                                     Securities       Other Debt Securities
                                   ---------------    -----------------------      Total     Total
                                  Maturities  Yield      Maturities  Yield       Maturities  Yield
                                  ----------  -----      ----------  -----       ----------  -----

One year or less  . . . . . .    $      --      --%       $     --      --%      $   26,692   6.06%
One year to five years  . . .           --      --              --      --           56,351    5.58
Five years to ten years . . .           --      --              --      --              855   12.88
Over ten years  . . . . . . .           --      --              --      --               --      --
No fixed maturity . . . . . .       15,434    6.64          11,290    6.02           27,372    6.37
                                 ---------    ----        --------    ----       ----------   -----
                                 $  15,434    6.64%       $ 11,290    6.02%      $  111,270    5.95%
                                 =========    ====        ========    ====       ==========   =====


      Securities included in the category of no fixed maturity are mortgage-backed securities and floating rate collateralized mortgage obligations, due to their ability to prepay, as well as equity securities.

      The average taxable equivalent yield by maturity includes the weighted average yield on tax exempt obligations which have been computed on a fully taxable equivalent basis assuming a tax rate of 34% for December 31, 1996.


Loan Portfolio

      The following table sets forth the outstanding loans, in thousands, for the years ended December 31, 1996, 1995, 1994, 1993 and 1992.

                                1996      1995      1994      1993      1992
                                ----      ----      ----      ----      ----

Commercial and other  . . .   $67,649   $ 62,643  $ 62,788  $ 65,895   $63,482
Consumer      . . . . . . .    24,448     25,764    22,858    22,468    18,981
Real estate
     Residential  . . . . .    41,323     34,578    33,809    31,235    32,539
     Commercial   . . . . .    36,613     21,447    14,186    15,682    16,518
                             --------   --------  --------  --------  --------
     Total gross loans  . .   170,033    144,432   133,641   135,280   131,520
Less:  unearned discount  .      (787)      (904)   (1,218)   (1,635)   (1,850)
                             --------   --------  --------  --------  --------
     Net loans  . . . . . .  $169,246   $143,528  $132,423  $133,645  $129,670
                             ========   ========  ========  ========  ========

           The following table sets forth the maturity distribution of the following categories of loans December 31, 1996, in thousands:


                                           Remaining Maturity
                                            -----------------
                               One year    One to     Over
                               or less   five years five years  Total
                               --------  ---------- ----------  -----

Commercial and other  . . .    $37,005    $25,151    $ 5,493   $67,649
Consumer  . . . . . . . . .      6,035     14,930      2,696    23,661
Real Estate
  Residential . . . . . . .      4,190     31,836      5,297    41,323
  Commercial  . . . . . . .      8,031     20,788      7,794    36,613
                               -------    -------    -------  --------
                               $55,261    $92,705    $21,280  $169,246
                               =======    =======    =======  ========


           Of the loans listed in the maturity schedule above, a total of $113,985 are due after one year; $79,328 of these loans have a predetermined interest rate and $34,657 of these loans have floating interest rates.

           Collateral and Appraisal Guidelines. The loan policy for each NBI bank details collateral requirements for all collateralized loans which a bank may make. The loan officers and loan operations areas have the responsibility for monitoring all compliance with collateral requirements. Collateral requirements for the most commonly funded loans include an 85%-90% loan-to-value ratio for loans secured by U.S. Government securities, 70% for NYSE traded stock, 65% for AMEX and 50% for all other common stocks, with the exception of restricted stocks which are not acceptable as collateral. Commercial loans for working capital can have a maximum loan-to-value ratio of 80% against eligible accounts receivable, a maximum of 50% if secured by inventory and a maximum of 80% if secured by equipment. Residential real estate loans can have a maximum loan-to-value ratio of 80% unless private mortgage insurance is provided for advances over 80%. Commercial real estate loans typically are funded at a lower loan-to-value ratio and may require the personal guarantee of the others. Home equity loans require a loan-to-value ratio of 80% of the appraised value less any debt.

           Loans which are collateralized by real estate require an appraisal prior to funding of the loan. These loans are reappraised when management believes that the financial condition or resources of the borrower have deteriorated or when the collectibility of the loan is in question. Loans collateralized by real estate are not necessarily reappraised on a routine basis by policy; however, all loans secured by real estate are generally made in the local market area served by NBI's subsidiaries and each are is closely monitored by management for economic changes. A new appraisal is required for any loan which undergoes foreclosure or is transferred to other real estate

owned. Updated appraisals on other real estate owned are completed as required by regulatory authorities or if management believes a material change in the value of the property has taken place.

           The current loan policies in effect for collateral and appraisals are similar and consistent with the policies in place in prior years.

Risk Elements

           Nonaccrual, Past Due and Restructured Loans. The following table represents information regarding the aggregate amount of nonaccrual, past due and restructured loans, in thousands.


                                                December 31
                                                -----------
                                  1996     1995    1994      1993   1992
                                  ----     ----    ----      ----   ----

Nonaccrual    . . . . . . . . .  $2,225   $1,075   $  798   $1,634   $  759
Past due 90 days or
  more and still accruing . . .     778    1,353      143    1,044      614
Restructured  . . . . . . . . .      --       --       --       --       --
                                -------  -------  -------  -------  -------
     Nonperforming loans  . . .  $3,003   $2,428   $  941   $2,678   $1,373
                                =======  =======  =======  =======  =======
Other real estate owned . . . .  $   81   $  243   $  361   $   28   $   --

Ratios
     Nonperforming loans/
        total loans . . . . . .    1.77%    1.69%    0.71%    2.00%    1.06%
     Nonperforming assets/
        total assets  . . . . .    0.95     0.84     0.43     0.93     0.49
     Net charge-offs/
        average loans . . . . .    1.40     0.12     0.79     0.42     0.66
     Allowance for loan losses/
        total loans . . . . . .    1.11     0.97     1.00     1.09     0.94
     Allowance for loan losses/
        nonperforming loans . .   62.44%   57.21%  141.02%   54.59%   88.57%


           A discussion regarding the nonperforming assets listed above is contained within the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           Loan Concentrations. Loan concentrations are defined as amounts loaned to a multiple number of borrowers engaged in similar activities, which would cause them to be similarly impacted by economic or other conditions. Although NBI has a diverse loan portfolio, a substantial natural geographic concentration of credit risk exists within NBI's subsidiary banks defined customer market areas. These geographic market areas include the Melrose Park and adjacent suburban area, Dekalb County, Illinois and the Northwest suburban area of Cook County, Illinois.

           Adoption of Statements of Financial Accounting Standards "SFAS" Nos. 114 and 118. Effective January 1, 1995 NBI adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and its amendment No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure." There was no effect on financial position or results of operations of NBI as a result of adopting these statements. No changes were required to NBI's accounting policies for loans, charge-offs, and interest income as a result of adopting these statements. Loans considered impaired under these statements include nonaccrual loans, restructured loans, and loans considered doubtful under NBI's loan review classifications. Total investment in impaired loans were $2,933,000 at December 31, 1996 and consisted of $2,089,000 in commercial loans and $844,000 in real estate loans. $2,406,000 of NBI's impaired loans are included in the nonperforming category.


           Nonaccrual Loan Policy. NBI follows bank regulatory guidelines with respect to classifying loans on a nonaccrual basis. Loans are placed on nonaccrual when the loan becomes past due 90 days with no intervening activity or when the collection in full of interest and principal is doubtful. Thereafter, no interest is taken into income until such time as the borrower demonstrates the ability to pay interest and principal or full payment is received.

           Loans to Affiliates. Loans are made in the normal course of business to directors, executive officers and principal shareholders of NBI. The terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with others and do not involve more than a normal risk of collectibility. Changes in such loans during the years ended December 31, 1996 and 1995 were as follows:

Balance at December 31, 1994  . . .    $3,772
    Additions   . . . . . . . . . .       200
    Collections   . . . . . . . . .      (284)
                                      -------
Balance at December 31, 1995  . . .    $3,688
    Additions   . . . . . . . . . .       295
    Collections   . . . . . . . . .    (1,390)
                                      -------
Balance at December 31, 1996  . . .    $2,593
                                      =======

Summary of Loan Loss Experience

      The following table summarizes loan balances at the end of each period and daily average balances; changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category and additions to the allowance which have been charged to operating expense.

                                              Year ended December 31
                                              ----------------------
                                1996      1995      1994      1993       1992
                                ----      ----      ----      ----       ----
Average loans outstanding .   $157,872  $133,822  $137,612  $130,085   $131,219
Total loans at period end .    169,246   143,528   132,423   133,645    129,670
Allowance for loan losses
    at beginning of period       1,389     1,327     1,462     1,216      1,192
Loans charged off:
    Commercial and other  .     (2,189)     (151)   (1,102)     (475)     (755)
    Consumer  . . . . . . .        (56)      (62)      (53)     (120)     (143)
    Real estate   . . . . .        (20)      (12)       --       (13)       --
                              --------  --------  --------  --------  --------
      Total   . . . . . . .     (2,265)     (225)   (1,155)     (608)     (898)
                              --------  --------  --------  --------  --------
Recoveries of loans
    previously charged off:
    Commercial and other  .         20        15        33        21         7
    Consumer  . . . . . . .         28        53        32        43        20
    Real Estate   . . . . .         --        --        --        --        --
                              --------  --------  --------  --------  --------
      Total   . . . . . . .         48        68        65        64        27
                              --------  --------  --------  --------  --------
Net loans (charged off)
    recovered   . . . . . .     (2,217)     (157)   (1,090)     (544)     (871)
Provision charged to
    expense   . . . . . . .      2,703       219       955       790       895
                              --------  --------  --------  --------  --------
Allowance for loan losses
    at end of period  . . .   $  1,875  $  1,389  $  1,327  $  1,462   $ 1,216
                              ========  ========  ========  ========  ========
Ratio of net charge-offs
    to average loans
    outstanding   . . . . .      1.40%     0.12%     0.79%     0.42%     0.66%



           Allocation of Allowance for Loan Losses. NBI's subsidiary banks allocate the allowance for loan losses into three categories: an allocated amount for impaired or specific loans, an allocation by loan classifications and an unallocated portion. Management allocates the allowance by loan category based on historical charge-off experience and management's evaluation of potential risk in the portfolio. The specific allocations are not intended to be indicative of future charge-offs. The unallocated portion of the allowance for loan losses represents that portion of the allowance which has not been specifically allocated by the analysis performed. The percent of loans in each category to total loans and the allocation of the allowance for loan losses at December 31 of each year, in thousands, is as follows:

                                  1996           1995           1994
                               Allocation  %  Allocation  %  Allocation  %
                               ----------  -  ----------  -  ----------  -
        . . . . . . . . . . .
Loan Category
Commercial and other loans  .     948    39.8%   625    43.4%   558    47.0%
Consumer  . . . . . . . . . .      74    14.4     85    17.8     78    17.1
Real estate . . . . . . . . .      25    45.8     29    38.8     27    35.9
Unallocated . . . . . . . . .     828            650            664
                                -----   -----   -----  -----   -----  -----
    Total   . . . . . . . . .   1,875   100.0%  1,389  100.0%  1,327  100.0%
                                =====   =====   =====  =====   =====  =====

Loan Category
Commercial and other loans  .     830    48.7%    571   48.3%
Consumer  . . . . . . . . . .     104    16.6     114   14.4
Real estate . . . . . . . . .      39    34.7      42   37.3
Unallocated . . . . . . . . .     489             489
                                -----   -----   -----  -----
    Total   . . . . . . . . .   1,462   100.0%  1,216  100.0%
                                =====   =====   =====  =====


           Management believes that the portfolio is well diversified and, to a large extent, secured without any undue concentration in any specific risk area. Control of loan quality is continually monitored by management. Management's system of review of the loan portfolio and the determination of the adequacy of the allowance for loan losses is made up of a number of factors. NBI provides loan review services for its subsidiary banks. A specific credit/balance threshold is established for each subsidiary bank to insure that between 85% - 90% of all commercial credits are reviewed. All credits meeting this criteria are reviewed on an annual basis and assigned a grade scoring based on risk assessment. This estimated risk, as well as any valuation allowance related to impaired loans, is taken into account in determining the allowance for loan losses.

           In addition to the credit review system, on a quarterly basis an internal report provides an analysis of the adequacy of the allowance for management and the Board of Directors. This analysis focuses on allocations based on loan review data, the status of management's watch list loans and historical charge-off and recovery statistics. The process and the amount of the allowance and of the provision have also been subject to the review of external auditors and banking regulatory authorities. Management believes that an effective system of credit review assessment is in place.

Deposits

           Reference is made to the Distribution of Assets, Liabilities and Stockholder's Equity for data regarding average daily deposits and rates paid thereon for the periods ending December 31, 1996, 1995 and 1994. The aggregate amount of certificates of deposit in denominations of $100,000 or more, as of December 31, 1996 are shown below.


                               December 31, 1996
                                 (in thousands)

Three months or less  . . . . . .    $11,670
Over three months through
    six months  . . . . . . . . .      8,769
Over six months through
    twelve months   . . . . . . .      1,028
Over twelve months  . . . . . . .          0
                                    --------
    Total   . . . . . . . . . . .    $21,467
                                    ========

Return on Average Equity

      The following table shows consolidated operating and capital ratios for the years ended December 31, 1996, 1995 and 1994. The return on average assets and the return on average shareholders' equity is calculated by dividing net income for the period by average assets or average shareholders' equity, respectively. The dividend payout ratio is calculated by dividing total dividends paid by net income.

                                                December 31,
                                                ------------
                                           1996     1995    1994
                                           ----     ----    ----

Return on average assets  . . . . . .      0.03%    0.65%   0.62%
Return on average shareholders' equity     0.40%    7.40%   6.95%
Dividend payout . . . . . . . . . . .   1092.87%   52.16%  27.80%
Average shareholders' equity
  to average assets . . . . . . . . .      7.61%    8.73%   8.92%

Short-Term Borrowings

      The following table shows the distribution of short-term borrowings and the weighted average interest rate thereon for the years ended December 31, 1996, 1995 and 1994. Included in short-term borrowings are Federal funds purchased and securities sold under agreements to repurchase which generally mature in one day from the transaction date. The majority of the securities sold under agreements to repurchase represent collateralized sweep accounts.

                                                 December 31,
                                                 ------------
                                          1996       1995      1994
                                          ----       ----      ----
                                            (Dollars in thousands)

Amount outstanding at period
  end Federal funds purchased . . . .    $     0   $     0   $     0
Securities sold under
  agreements to repurchase  . . . . .    $21,989   $13,626   $11,395
Average amount outstanding during
  the period
  Federal funds purchased . . . . . .    $   789   $   496   $   338
  Securities sold under
    agreements to repurchase  . . . .    $16,936   $12,215   $ 9,670
Weighted average interest rate
  during the period
  Federal funds purchased . . . . . .       5.07%     6.25%     4.73%
  Securities sold under
      agreements to repurchase  . . .       4.51%     4.75%     3.68%
Maximum amount outstanding
  at any month end  . . . . . . . . .    $24,037   $21,869   $13,861



                            NATIONAL BANCORP, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

      The following unaudited pro forma consolidated balance sheet as of December 31, 1996 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1996 have been prepared to reflect the proposed reorganization and restructuring plan of NBI as if the plan had occurred on January 1, 1996 after giving effect to the pro forma adjustments described in notes to pro forma financial statements, which are based on estimates made for the purpose of preparing these pro forma financial statements. In the opinion of NBI's management, the estimates used in the preparation of the pro forma financial statements are reasonable under the circumstances.

      These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of NBI presented elsewhere in this prospectus. The unaudited pro forma consolidated statement of income is not necessarily indicative of either the results of operations that would have occurred had the plan been effective as of January 1, 1996, or of the future results of operations of NBI after effecting the plan.


                            NATIONAL BANCORP, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                                  (Unaudited)


                                               Split Off
                                                American
                                                National  Sale of
                                                Bank of  Northwest
                                       1996      DeKalb  Community
(In Thousands)                      Historical County(1)  Bank(2)
                                    ---------- --------- ---------
ASSETS
Cash and cash equivalents . . . . .  $ 30,009  $ (6,395) $ (2,930)
Interest-bearing deposits . . . . .       245      (100)       --
Securities      . . . . . . . . . .   111,270   (31,149)   (4,478)
Loans           . . . . . . . . . .   167,372   (75,271)  (19,362)
Unamortized cost of purchased
    loan portfolios   . . . . . . .     2,789        --        --
Premises and equipment  . . . . . .     6,071    (1,578)     (345)
Goodwill and core deposit
    intangibles   . . . . . . . . .     2,664    (2,664)       --
Other assets    . . . . . . . . . .     3,312    (1,415)     (507)
                                    --------- ---------  --------
      Total assets  . . . . . . . .  $323,732 $(118,572) $ (27,622)
                                     ======== =========  =========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Liabilities
    Deposits    . . . . . . . . . .  $266,619 $ (98,385) $ (23,896)
Securities sold under agreements
    to repurchase   . . . . . . . .    21,989    (6,018)        --
Collateralized bank loans . . . . .     6,566        --     (4,000)
Convertible subordinated
    debentures  . . . . . . . . . .     3,000        --         --
Other liabilities . . . . . . . . .     2,731    (1,068)      (306)
                                     -------- ---------  ---------
Total liabilities . . . . . . . . .   300,905  (105,471)   (28,202)
Minority interest . . . . . . . . .       353        --         --
Common stock    . . . . . . . . . .       932      (270)        --
Additional paid-in capital  . . . .     5,045        --         --
Retained earnings . . . . . . . . .    17,138   (12,931)       563
                                     -------- ---------  ---------
                                       23,115   (13,201)       563
Unrealized loss on securities
    available-for-sale  . . . . . .      (421)      100         17
                                     -------- ---------  ---------
                                       22,694   (13,101)       580
Less treasury stock at cost -
    1.0250 shares   . . . . . . . .      (220)       --         --
                                     -------- ---------  ---------
Total shareholders' equity  . . . .    22,474   (13,101)       580
                                     -------- ---------  ---------
Total liabilities and
    shareholders' equity  . . . . .  $323,732 $(118,572) $ (27,622)
                                     ======== =========  =========



                                              Elimination
                                                   of
                                     Sale of    National
                                      First     Bancorp
                                       Lake   Data Systems
(In Thousands)                       Corp.(3)  L.L.C.(4)     Other    Pro Forma
                                     -------- -----------   ------    ---------

ASSETS
Cash and cash equivalents . . . .    $  (44)   $ (265)   $(6,471)(5)  $ 14,137
                                                             233 (6)
Interest-bearing deposits . . . .      (145)       --         --            --
Securities      . . . . . . . . .        --        --         --        75,643
Loans           . . . . . . . . .        --        --         --        72,739
Unamortized cost of purchased
    loan portfolios   . . . . . .    (2,789)       --         --            --
Premises and equipment  . . . . .        --      (700)        --         3,448
Goodwill and core
    deposit intangibles   . . . .        --        --         --            --
Other assets    . . . . . . . . .      (130)      590       (459)(6)     2,309
                                    -------   -------    -------      --------
      Total assets  . . . . . . .   $(3,108)  $  (375)   $(5,779)     $168,276
                                    =======   =======    =======      ========

LIABILITIES AND SHAREHOLDERS'
  EQUITY
Liabilities
    Deposits    . . . . . . . . .   $    --   $    --    $  (598)(5)  $143,973
                                                             233 (6)
    Securities sold under agreements
      to repurchase   . . . . . .        --        --     (5,873)(5)    10,098
    Collateralized bank loans   .    (2,566)       --         --            --
    Convertible subordinated
      debentures  . . . . . . . .        --        --     (3,000)(8)        --
    Other liabilities   . . . . .      (790)      (22)       459 (6)     1,004
                                    -------     -----    -------      --------
      Total liabilities   . . . .    (3,356)      (22)    (8,779)      155,075
Minority interest . . . . . . . .        --      (353)        --            --
Common stock    . . . . . . . .  .       --        --         --           662
Additional paid-in capital  . . .        --        --      3,000 (8)     8,045
Retained earnings . . . . . . . .       248        --         --         5,018
                                    -------     -----    -------      --------
                                        248        --      3,000        13,725
Unrealized loss on securities
    available-for-sale  . . . . .        --        --         --          (304)
                                    -------     -----    -------      --------
                                        248        --      3,000        13,421
Less treasury stock at cost -
    1.0250 shares   . . . . . . .        --        --         --          (220)
                                    -------     -----    -------      --------
Total shareholders' equity  . . .       248        --      3,000        13,201
                                    -------     -----    -------      --------
Total liabilities and
    shareholders' equity  . . . .   $(3,108)   $ (375)  $ (5,779)     $168,276
                                    =======     =====    =======      ========


                            NATIONAL BANCORP, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         Year Ended December 31, 1996
                                  (Unaudited)


                                               Split Off
                                                American
                                                National  Sale of
                                                Bank of  Northwest
                                       1996      DeKalb  Community
(In Thousands)                      Historical County(1)  Bank(2)
                                    ---------- --------- ---------
Interest income . . . . . . . . . .  $21,076   $(8,576)  $(1,454)
Interest expense  . . . . . . . . .    9,899    (4,329)     (705)
                                          --        --        --
                                    --------   -------   -------
Net interest income . . . . . . . .   11,177    (4,247)     (749)
Provision for loan losses . . . . .    2,703      (122)     (149)
                                    --------   -------   -------
Net interest income after provision
  for loan losses  .. . . . . . . .    8,474    (4,125)     (600)
Other income  . . . . . . . . . . .    4,924    (1,049)     (205)
Other expenses  . . . . . . . . . .  (13,275)   (3,788)     (947)
                                    --------   -------   -------
Income before income taxes  . . . .      123    (1,386)      142
Income taxes  . . . . . . . . . . .       27      (557)       46
                                    --------   -------   -------
Net Income  . . . . . . . . . . . .  $    96    $ (829)   $   96
                                    ========   =======   =======


                                             Elimination
                                                  of
                                    Sale of   National
                                     First    Bancorp
                                      Lake  Data Systems
(In Thousands)                      Corp.(3) L.L.C.(4)    Other    Pro Forma
                                    -------- ---------    -----    ---------
Interest income . . . . . . . . . . $    --    $   --   $   --      $11,046
Interest expense  . . . . . . . . .      --        --     (330)(7)    4,235
        . . . . . . . . . . . . . .      --        --     (300)(8)       --
        . . . . . . . . . . . . . . -------    ------   ------      -------
Net interest income . . . . . . . .      --        --      630        6,811
Provision for loan losses . . . . .      --        --       --        2,432
        . . . . . . . . . . . . . . -------    ------   ------      -------
Net interest income after provision
   for loan losses  . . . . . . . .      --        --      630        4,379
Other income  . . . . . . . . . . .  (1,030)     (263)    (276)(5)    2,101
Other expenses  . . . . . . . . . .  (1,300)     (276)    (504)(7)   (6,460)
        . . . . . . . . . . . . . . -------    ------   ------      -------
Income before income taxes  . . . .     270        13      858           20
Income taxes  . . . . . . . . . . .     (99)       --      531(9)       (52)
        . . . . . . . . . . . . . . -------    ------   ------      -------
Net Income  . . . . . . . . . . . . $   369    $   13   $  327      $    72
                                    =======   =======   ======      =======


                            NATIONAL BANCORP, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) Reflects the split off of DeKalb to certain electing NBI shareholders in exchange for 26.97267 NBI shares, which will be retired.

(2) Sale of NWC to NBI's largest shareholder and payment of $4,000,000 of National Bancorp bank borrowings.

(3)      Sale of FLC to participating NBI shareholders.

(4) Adjustments necessary to eliminate the consolidation of Data Systems, because of assumed redemption of AmMid's equity interest by Data Systems.

(5)      Sale of AmMid's merchant credit card processing operation to DeKalb.

(6)      Adjustments and elimination of intercompany balances.

(7) Elimination of certain NBI executive salaries, internal audit costs and loan review expenses related to DeKalb and NWC, and interest on the $4,000,000 of bank loans repaid upon the sale of NWC.

(8) Conversion of 10% subordinated debentures into common stock and elimination of interest expense related thereto.

(9)      Income taxes at rate of 34% on pretax income effect
         of pro forma income adjustments                          $296

         State income tax credits attributable to subsidiaries
         leaving the consolidated group                            235
                                                                  ----

                                                                  $531
                                                                  ====


                      COMPARISON OF STOCKHOLDERS' RIGHTS

   BanPonce is incorporated under the laws of Puerto Rico. Stockholders of NBI, whose rights are governed by the Certificate of Amendment of Certificate of Incorporation and By-laws of NBI and by Delaware law will, upon consummation of the Acquisition, become stockholders of BanPonce. Their rights as BanPonce stockholders will then be governed by BanPonce's Restated Certificate of Incorporation and By-laws and by Puerto Rico law.

   In some respects, the rights of holders of NBI Common Stock are similar to those of BanPonce Common Stock. There are, however, differences between the corporate governance documents of NBI and those of BanPonce and between the laws of Delaware and Puerto Rico. Although it is impractical to compare all aspects of those differences, the following summarizes the material differences.

BanPonce's Capital Stock

   BanPonce's authorized capital stock consists of 180,000,000 shares of Common Stock, par value $6.00 per share, and 10,000,000 shares of Preferred Stock.
The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of BanPonce entitled to vote. As of February 28, 1997, BanPonce had 66,121,855 shares of Common Stock and 4,000,000 shares of 8.35% Series A Preferred Stock outstanding.

BanPonce's Common Stock

   The BanPonce common stockholders of record on any date designated by resolution of the Board of Directors have preference for the subscription for common stock on a pro rata basis unless the Board of Directors unanimously resolves otherwise, but the stockholders do not have a preference to subscribe for new shares authorized pursuant to a dividend reinvestment and stock purchase plan of BanPonce or shares which are authorized in order to exchange such shares for property which the Board of Directors considers convenient or necessary for BanPonce to acquire. In addition, BanPonce common stockholders do not have a right of preference in the event of new issues of shares in payment of services rendered to BanPonce, or of shares to be issued for sale to officers or employees, on the basis of incentive options. The holders of the Common Stock are entitled to one vote per share on all matters brought before the shareholders. The holders of the Common Stock do not have the right to cumulate their shares of Common Stock in the election of directors. The Restated Certificate of Incorporation provides that the approval of a merger, reorganization, or consolidation of BanPonce or the sale of substantially all of the assets of BanPonce or the approval or voluntary dissolution of BanPonce requires the vote of the holders of 75% of the total number of outstanding shares of BanPonce.

   In the event of liquidation, holders of BanPonce Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any Preferred Stock hereafter issued by BanPonce.

   Pursuant to a Rights Agreement, dated as of August 11, 1988, as amended as of December 11, 1990 (the "Rights Agreement"), between BanPonce and Chemical Bank, holders of shares of Common Stock outstanding at the close of business on August 31, 1988 received the right (the "Preferred Rights") to purchase one one-hundredth of a share of Series A Participating Cumulative Preferred Stock of BanPonce ("Series A Participating Preferred Stock") on the terms set forth in the Rights Agreement. There is one Preferred Right attached to each share of Common Stock outstanding. In addition, as long as the Preferred Rights are attached to the Common Stock, one Preferred Right will be issued with each new share of Common Stock issued. At the time the Preferred Rights become exercisable, separate certificates will be issued and the Preferred Rights could begin to trade separately from the Common Stock. Preferred Rights become exercisable (i) on the close of business on the tenth business day after BanPonce or any person or group publicly announces that such person or group has acquired 15% or more of the shares of the Common Stock then outstanding, or (ii) on the close of business on the tenth business day after

the commencement of a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 20% or more of the Common Stock. The Preferred Rights may be deemed to have an anti-takeover effect and generally may cause substantial dilution to a person or group that attempts to acquire BanPonce under circumstances not approved by BanPonce's Board of Directors.

   All outstanding shares of BanPonce Common Stock are, and shares to be issued pursuant to the Stock Purchase Agreement will be when issued, fully paid and nonassessable.

8.35% Series A Preferred Stock

   BanPonce's authorized Preferred Stock consists of 10,000,000 shares, of which, as of February 28, 1997, 4,000,000 shares of 8.35% Series A Preferred Stock were outstanding. BanPonce's Preferred Stock may have such designations, powers, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by the BanPonce Board. Such Preferred Stock will have priority over BanPonce Common Stock as to dividends and as to distribution of BanPonce's assets upon liquidation, dissolution or winding up of BanPonce. Such Preferred Stock may be redeemable for cash, property or rights of BanPonce, may be convertible into shares of BanPonce Common Stock, and may have voting rights entitling the holder to not more than one vote per share.

   The 8.35% Series A Preferred Stock entitles the holders thereof to receive, when, as and if declared by the Board of Directors of BanPonce, out of funds legally available therefor, cash dividends at the annual rate per share of 8.35% of the liquidation preference of $25 per share, or $0.173958 per share per month, accruing from the date of original issuance and payable monthly in arrears in United States dollars on the last day of each calendar month thereafter.

   Dividends on the 8.35% Series A Preferred Stock are non-cumulative. To the extent that funds are not legally available for the payment of such dividends for any monthly dividend period or that such dividends are not declared with respect to any monthly dividend period, then the holders of the 8.35% Series A Preferred Stock have no right to receive a dividend in respect of such monthly dividend period. BanPonce may not pay dividends on or acquire shares of common stock of BanPonce or other class of stock of BanPonce ranking junior to the 8.35% Series A Preferred Stock unless all accrued and unpaid dividends on the 8.35% Series A Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously and the full monthly dividend on the 8.35% Series A Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment.

   The 8.35% Series A Preferred Stock is redeemable on and after June 30, 1998, at the option of BanPonce, in whole or in part from time to time. The redemption price per share is $26.25 from June 30, 1998 through June 29, 1999, $26.00 from June 30, 1999 through June 29, 2000, $25.75 from June 30, 2000 through June 29, 2001, $25.50 from June 30, 2001 through June 29, 2002 and $25.00 from June 30, 2002 and thereafter, plus accrued and unpaid dividends for the then current monthly dividend period to the date fixed for redemption. Under current regulations, BanPonce is not permitted to exercise any option to redeem shares of 8.35% Series A Preferred Stock without the prior approval of the Federal Reserve Board.

   The 8.35% Series A Preferred Stock is not convertible into or exchangeable for any other securities of BanPonce. Holders of shares of 8.35% Series A Preferred Stock have no right to require BanPonce to redeem or repurchase any such shares, and such shares are not subject to any sinking fund or similar obligation.

   In the event of the liquidation, dissolution or winding up of BanPonce. holders of the 8.35% Series A Preferred Stock will be entitled to receive a liquidation preference of $25 for each share, plus accrued and unpaid dividends for the then current monthly dividend period to the date of payment.

   NBI's authorized common stock consists of 150 shares of common stock, par value $10,000 per share, 89,500 shares of preferred stock, par value $1.00 per

share, and 10,500 shares of Class A preferred stock, par value $10.00 per share. Each shareholder is entitled to one vote for each share of common stock. There are currently no shares of preferred stock or Class A preferred stock outstanding.

Size and Classification of the Board of Directors

   BanPonce's Restated Certificate of Incorporation provides that the exact number of directors will be established from time to time by resolution approved by an absolute majority of the Board of Directors. The total number of directors must be an odd number between nine and twenty-five. The Board of Directors has currently set the number of directors at fifteen. BanPonce's Restated Certificate of Incorporation provides that the Board of Directors is to be divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Except as noted below, a director must be elected by the affirmative vote of a majority of the shares of the class of stock represented at the annual meeting of stockholders for which the director stands for election and entitled to elect such director. Any vacancies in the Board of Directors are filled solely by a majority vote of the directors then in office, even if less than a quorum, but any director so elected serves only until the next succeeding annual meeting of stockholders. Any director may be removed, but only for cause, by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock of BanPonce entitled to vote generally in the election of directors, voting together as a single class.

   NBI's Certificate of Incorporation provides that directors are to be elected at the annual meeting of stockholders, with each director to continue in office until his successor has been elected or qualified, or until death, resignation, or removal for adequate cause. At each election, the persons receiving the greatest number of votes will become the directors. The Board of Directors has currently set the number of directors at twelve. Any vacancies in the board are filled by a majority vote of the remaining directors then in office, even if less than a quorum, but any director so elected serves only for the unexpired term of the director he or she replaced.

   Any director of NBI can be removed with or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote. The number of directors may be increased by amendment to NBI's By-laws by the affirmative vote of a majority of the directors, even if less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders at the annual meeting or a special meeting called for that purpose.

Special Voting Requirements for Certain Transactions

   Under Article TENTH of BanPonce's Restated Certificate of Incorporation, an affirmative vote of seventy-five percent or more of the total number of outstanding shares of BanPonce is required for the following transactions: (i) to amend Article TENTH of the Restated Certificate of Incorporation; (ii) to approve any Business Combination for which stockholder approval is required by applicable law; or (iii) to approve the voluntary dissolution of BanPonce.
For purposes of Article TENTH of the Restated Articles of Incorporation, the term "Business Combination" is defined as (i) a merger, reorganization or consolidation in which BanPonce is a constituent corporation; or (ii) the sale, lease, or hypothecation of substantially all of the assets of BanPonce. Other than with respect to Article TENTH, the affirmative vote of the holders of two-thirds of the outstanding shares of BanPonce is required to amend the Restated Articles of Incorporation.

   NBI's Certificate of Incorporation and By-laws do not identify any transactions as requiring more than a majority vote of the outstanding shares.

Meetings of Shareholders

   The corporate governance documents of both BanPonce and NBI provide that the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote constitutes a quorum at a meeting of stockholders. If no quorum is present, BanPonce's corporate governance documents require that the meeting be adjourned from time to time without further notice until a date not less than eight days after the date for which the

first meeting was called. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting originally noticed, regardless of the number of shares represented by person or proxy.

   NBI's corporate governance documents provide that, in the event that a quorum is not present at any meeting, a majority of stockholders entitled to vote who are present, in person or by proxy, may adjourn the meeting from time to time without notice until the requisite amount of stock entitled to vote is present.

Amendments to Certificate of Incorporation and Bylaws

   The BanPonce Restated Certificate of Incorporation provides that its By-laws may be adopted, amended or repealed by an absolute majority vote of the Board of Directors or by the affirmative vote of a majority of BanPonce stockholders entitled to vote.

   Under BanPonce's Restated Certificate of Incorporation, amendments to the Restated Certificate of Incorporation require the approval of not less than two-thirds of the total number of outstanding shares of capital stock (both common and preferred voting as a class) of BanPonce and, if such amendment concerns Article TENTH (which governs the approval of certain business combinations and voluntary dissolution), the approval of not less than seventy-five percent (75%) of the total number of outstanding shares of capital stock of BanPonce.

   NBI's Certificate of Incorporation provides that its By-laws can be altered by a majority vote of the Board of Directors, subject to any restrictions imposed upon such power by NBI stockholders. It also provides that NBI reserves the right to amend, alter, change or repeal any provision contained therein, and all rights conferred upon stockholders, in the manner prescribed by statute.


                                 LEGAL MATTERS

   The validity of the shares and certain legal matters will be passed upon by Brunilda Santos de Alvarez, Esq., Senior Vice President and Legal Counsel to BanPonce. Certain legal matters will also be passed upon for BanPonce by Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601, and for NBI and Sellers by The Law Office of Victor J. Cacciatore, Chicago, Illinois.

   Robert J. Stucker, Esq., a partner in the firm of Vedder, Price, Kaufman & Kammholz, is also a director of Banco Popular, Illinois, a subsidiary of BanPonce.


                                    EXPERTS

   The consolidated financial statements of BanPonce incorporated in this Prospectus (and elsewhere in the Registration Statement) by reference from BanPonce's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Price Waterhouse LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of NBI and subsidiaries at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus have been audited by Crowe, Chizek and Company LLP, independent auditors. These consolidated financial statements, audited by Crowe, Chizek and Company LLP, are included herein in reliance upon their report given upon the authority of that firm as experts in accounting and auditing.


                         INDEX TO FINANCIAL STATEMENTS


National Bancorp, Inc.                                         Page


Report of Independent Auditors  . . . . . . . . . . . . . . .  F-2

Consolidated Balance Sheets at December 31, 1996 and 1995 . .  F-3

Consolidated Statements of Income for the
   Three Years Ended December 31, 1996  . . . . . . . . . . .  F-4

Consolidated Statements of Changes in Shareholders' Equity
   for the Three Years Ended December 31, 1996  . . . . . . .  F-5

Consolidated Statements of Cash Flows for the
  Three Years Ended December 31, 1996 . . . . . . . . . . . .  F-6

Notes to Consolidated Financial Statements  . . . . . . . . .  F-7

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors
  and Shareholders
National Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of National Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Bancorp, Inc. and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 11, 1997

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                                     ------------
                                                  1996           1995
                                                  ----           ----
ASSETS
Cash and cash equivalents . . . . . . . .     $ 30,009,261   $ 27,260,082
Interest-bearing deposits in
  other financial institutions  . . . . .          245,029        390,346
Securities available-for-sale . . . . . .      102,393,220    106,523,340
Securities held-to-maturity
  (fair value:  1996--$8,911,250;
  1995--$14,051,219)  . . . . . . . . . .        8,876,622     14,004,720
Loans, net of unearned discount . . . . .      169,246,448    143,528,236
Allowance for loan losses . . . . . . . .       (1,874,655)    (1,388,872)
                                             -------------  -------------
                                               167,371,793    142,139,364
Unamortized cost of
  purchased loan portfolios . . . . . . .        2,788,651      5,964,358
Receivable from sale of
  loan portfolio  . . . . . . . . . . . .               --      8,860,773
Premises and equipment, net . . . . . . .        6,071,386      6,607,781
Goodwill and core deposit intangibles . .        2,663,979      3,280,418
Accrued interest and other assets . . . .        3,331,882      3,310,177
                                             -------------  -------------
                                              $323,731,823   $318,341,359
                                             =============  =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Noninterest-bearing . . . . . . . . .     $ 61,812,059   $ 62,262,535
    Interest-bearing  . . . . . . . . . .      204,807,297    192,319,343
                                             -------------  -------------
                                               266,619,356    254,581,878
  Securities sold under
    agreements to repurchase  . . . . . .       21,989,038     13,625,628
  Collateralized bank loans . . . . . . .        6,565,520     18,614,500
  Convertible subordinated debentures . .        3,000,000      3,950,000
  Accrued interest and
    other liabilities . . . . . . . . . .        2,731,362      4,219,143
                                             -------------  -------------
                                               300,905,276    294,991,149
Minority interest . . . . . . . . . . . .          352,950        357,243
Shareholders' equity
  Preferred stock - par value $10;
    authorized 89,500 shares;
    none issued . . . . . . . . . . . . .               --             --
  Common stock - par value $10,000;
    authorized 150 shares; issued:
    93.20449 in 1996 and
    86.87116 in 1995  . . . . . . . . . .          932,045        868,712
  Additional paid-in capital  . . . . . .        5,045,032      4,158,365
  Retained earnings . . . . . . . . . . .       17,138,108     18,090,942
  Unrealized gain (loss) on
    securities available-for-sale,
    net of income taxes . . . . . . . . .         (421,588)        94,948
  Treasury stock (1.025 shares),
    at cost . . . . . . . . . . . . . . .         (220,000)      (220,000)
                                             -------------  -------------
                                                22,473,597     22,992,967
                                             -------------  -------------
                                              $323,731,823   $318,341,359
                                             =============  =============

            See accompanying notes to consolidated financial statements.


                       NATIONAL BANCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF INCOME

                                             Year Ended December 31,
                                             -----------------------
                                          1996         1995         1994
                                          ----         ----         ----
Interest income
  Loans, including fees . . . . .    $ 14,010,868 $ 12,280,206 $ 11,292,873
  Securities
    Taxable . . . . . . . . . . .       6,047,731    6,022,683    4,956,457
    Exempt from federal
      income taxes  . . . . . . .         630,121      791,194      669,244
  Federal funds sold  . . . . . .         375,475      417,181      173,147
  Deposits in other
    financial institutions  . . .          11,983       36,334       91,156
                                     ------------ ------------ ------------
                                       21,076,178   19,547,598   17,182,877
Interest expense  . . . . . . . .
  Deposits  . . . . . . . . . . .       8,424,285    7,600,449    6,303,477
  Bank loans, convertible
    subordinated debentures
    and other . . . . . . . . . .       1,474,610    1,008,747      616,351
                                     ------------ ------------ ------------
                                        9,898,895    8,609,196    6,919,828
                                     ------------ ------------ ------------
Net interest income . . . . . . .      11,177,283   10,938,402   10,263,049
Provision for loan losses . . . .       2,703,300      219,000      955,468
                                     ------------ ------------ ------------
Net interest income after
  provision for loan losses . . .       8,473,983   10,719,402    9,307,581
Other income
  Nonbank subsidiary revenue  . .       1,030,502    4,343,021    6,406,665
  Data processing revenue . . . .         253,533      165,000           --
  Securities gains, net . . . . .         220,180      132,011       33,719
  Trust department income . . . .         671,019      635,392      581,327
  Service charges on
    deposit accounts  . . . . . .       1,671,380    1,407,282    1,515,610
  Other income  . . . . . . . . .       1,077,459      728,370      804,611
                                     ------------ ------------ ------------
                                        4,924,073    7,411,076    9,341,932
Other expenses
  Nonbank subsidiary expenses . .       1,300,061    3,420,514    5,158,100
  Salaries and
    employee benefits . . . . . .       6,497,939    6,105,030    5,327,853
  Occupancy and
    equipment expense . . . . . .       2,078,542    2,055,995    1,606,974
  Amortization of goodwill and
    core deposit intangibles  . .         616,439      987,662    1,000,062
  FDIC insurance  . . . . . . . .          46,766      313,928      564,840
  Other expenses  . . . . . . . .       2,735,211    2,171,585    2,047,193
                                     ------------ ------------ ------------
                                       13,274,958   15,054,714   15,705,022
                                     ------------ ------------ ------------
Income before income taxes  . . .         123,098    3,075,764    2,944,491
Income taxes  . . . . . . . . . .          26,779    1,101,150    1,091,200
                                     ------------ ------------ ------------
Net income  . . . . . . . . . . .    $     96,319 $  1,974,614 $  1,853,291
                                     ============ ============ ============
Earnings per share
  Primary . . . . . . . . . . . .    $   1,101.67 $  16,589.19 $  21,626.02
                                      ===========  ===========  ===========
  Fully diluted . . . . . . . . .    $   1,101.67 $  15,921.87 $  16,909.32
                                      ===========  ===========  ===========


            See accompanying notes to consolidated financial statements.

                       NATIONAL BANCORP, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                        8% Class A            Additional
                                         Preferred   Common    Paid-in
                                           Stock     Stock     Capital
                                        ----------   ------   ----------

Balance at January 1, 1994  . . . . .   $5,480,482  $460,000  $1,701,948
Purchase .23077 share of
  common treasury stock . . . . . . .           --        --          --
Conversion of Series I and II
  subordinated debentures into
  39.87116 shares of common stock,
  including cash received for
  additional fractional shares
  necessary to acquire a full
  share of common stock . . . . . . .           --   398,712   2,316,417
Preferred stock dividends . . . . . .           --        --          --
Common stock dividends  . . . . . . .           --        --          --
Unrealized loss on securities
  available-for-sale,
  net of $1,391,584 of
  income taxes  . . . . . . . . . . .           --        --          --
Net income for the year . . . . . . .           --        --          --
                                       ----------- --------- -----------
Balance at December 31, 1994  . . . .    5,480,482   858,712   4,018,365
Conversion of Series III
  subordinated debentures into
  one share of common stock . . . . .           --    10,000     140,000
Purchase one share of
  common treasury stock . . . . . . .           --        --          --
Preferred stock dividends . . . . . .           --        --          --
Common stock dividends  . . . . . . .           --        --          --
Redemption of preferred stock . . . .   (5,480,482)       --          --
Unrealized gain on securities
  available-for-sale, net of
  $1,321,641 of income taxes  . . . .           --        --          --
Net income for the year . . . . . . .           --        --          --
                                       ----------- --------- -----------
Balance at December 31, 1995  . . . .           --   868,712   4,158,365
Conversion of Series III
  subordinated debentures into
  6.333 shares of common stock  . . .           --   633,333     886,667
Common stock dividends  . . . . . . .           --        --          --
Unrealized gain on securities
  available-for-sale, net of
  $266,103 of income taxes  . . . . .           --        --          --
Net income for the year . . . . . . .           --        --          --
                                       ----------- --------- -----------
Balance at December 31, 1996  . . . .   $       --  $932,045  $5,045,032
                                       =========== ========= ===========


                                                   Unrealized
                                                  Appreciation
                                                   (Loss) on
                                                   Securities   Common
                                      Retained     Available-  Treasury
                                      Earnings      for-Sale     Stock      Total
                                      --------    -----------  --------     -----

Balance at January 1, 1994  . . . . $16,796,857   $  230,720   $     --  $24,670,007
Purchase .23077 share of
  common treasury stock . . . . . .          --           --    (43,876)    (43,876)
Conversion of Series I and II
  subordinated debentures into
  39.87116 shares of common stock,
  including cash received for
  additional fractional shares
  necessary to acquire a full
  share of common stock . . . . . .          --           --     43,876   2,759,005
Preferred stock dividends . . . . .    (438,439)          --         --    (438,439)
Common stock dividends  . . . . . .    (515,077)          --         --    (515,077)
Unrealized loss on securities
  available-for-sale,
  net of $1,391,584 of
  income taxes  . . . . . . . . . .          --   (2,701,311)        --  (2,701,311)
Net income for the year . . . . . .   1,853,291           --         --   1,853,291
                                    -----------  -----------  --------- -----------
Balance at December 31, 1994  . . .  17,696,632   (2,470,591)        --  25,583,600
Conversion of Series III
  subordinated debentures into
  one share of common stock . . . .          --           --         --     150,000
Purchase one share of
  common treasury stock . . . . . .          --           --   (220,000)   (220,000)
Preferred stock dividends . . . . .    (550,150)          --         --    (550,150)
Common stock dividends  . . . . . .  (1,030,154)          --         --  (1,030,154)
Redemption of preferred stock . . .          --           --         --  (5,480,482)
Unrealized gain on securities
  available-for-sale, net of
  $1,321,641 of income taxes  . . .          --    2,565,539         --   2,565,539
Net income for the year . . . . . .   1,974,614           --         --   1,974,614
                                   ------------  ----------- ---------- -----------
Balance at December 31, 1995  . . .  18,090,942       94,948   (220,000) 22,992,967
Conversion of Series III
  subordinated debentures into
  6.333 shares of common stock  . .          --           --         --     950,000
Common stock dividends  . . . . . .  (1,049,153)          --         --  (1,049,153)
Unrealized gain on securities
  available-for-sale, net of
  $266,103 of income taxes  . . . .          --     (516,536)        --    (516,536)
Net income for the year . . . . . .      96,319           --         --      96,319
                                   ------------  -----------  --------- -----------
Balance at December 31, 1996  . . . $17,138,108   $ (421,588) $(220,000)$22,473,597
                                   ============  ===========  ========= ===========

            See accompanying notes to consolidated financial statements.

                     NATIONAL BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                         Year Ended December 31,
                                                         -----------------------
                                                  1996              1995           1994
                                                  ----              ----           ----

Cash flows from operating activities
  Net income       . . . . . . . . . . . .   $      96,319    $ 1,974,614   $   1,853,291
  Adjustments to reconcile net
    income to net cash provided by
    (used in) operating activities
    Depreciation . . . . . . . . . . . . .         794,918        742,555         572,746
    Loss on sale and
      disposal of assets . . . . . . . . .              --        109,498             275
    Securities gains . . . . . . . . . . .        (220,180)      (132,011)        (33,719)
    Premium amortization
      on securities  . . . . . . . . . . .         485,569        442,411         395,289
    Discount accretion on securities . . .        (132,564)      (109,280)        (88,677)
    Provision for loan losses  . . . . . .       2,703,300        219,000         955,468
    Amortization of goodwill and
      core deposit intangibles . . . . . .         616,439        987,662       1,000,062
    Net change in unamortized cost
      of loan portfolios . . . . . . . . .       3,175,707      4,137,502      (5,389,286)
    Decrease (increase) in
      accrued interest and
      other assets . . . . . . . . . . . .        (164,538)     1,019,529        (237,591)
    Decrease in accrued interest
      and other liabilities. . . . . . . .      (1,224,688)    (1,653,502)       (621,999)
                                               ------------  ------------    ------------
    Net cash provided by (used in)
      operating activities. . . . . . . .         6,130,282     7,737,978      (1,594,141)

Cash flows from investing activities
  Proceeds from sales, maturities,
    and paydowns of securities
    available-for-sale . . . . . . . . .        50,114,637    133,985,475      31,730,434
  Proceeds from maturities and
    paydowns of securities
    held-to-maturity . . . . . . . . . .         9,083,347     10,274,296       5,835,307
  Purchase of securities
    available-for-sale . . . . . . . . .       (46,869,220)  (142,372,085)    (40,205,432)
  Purchase of securities
    held-to-maturity . . . . . . . . . .        (3,986,000)    (7,135,377)     (6,694,000)
  Net decrease in deposits with
    other financial institutions . . . .           145,317      1,130,364       2,163,506
  Net (increase) decrease in loans . . .       (28,065,729)   (11,644,260)        131,575
  Proceeds from sale of
    property and equipment . . . . . . .             5,900         29,247          22,000
  Property and equipment expenditures. .          (264,423)    (2,912,310)       (344,234)
  Sale of other real estate  . . . . . .           291,540        614,702              --
  Proceeds from sale of loan portfolios.                --      2,206,558              --
  Collection of receivable from
    sale of loan portfolios . . . . . .         8,860,773              --              --
                                             ------------   -------------    ------------
    Net cash used in
      investing activities. . . . . . .       (10,683,858)    (15,823,390)     (7,360,844)

Cash flows from financing activities
  Net increase (decrease) in deposits .        12,037,478      15,034,401        (260,623)
  Net increase in securities sold
    under agreements to repurchase. . .         8,363,410       2,231,128       7,794,391
  Issuance of subordinated debentures .                --       3,000,000              --
  Redemption of preferred stock . . . .                --      (5,480,482)             --

                                                        F-6

                                                            Year Ended December 31,
                                                            ----------------------
                                                   1996              1995            1994
                                                   ----              ----            ----
Cash Flows from Financing Activities
  (cont'd)
  Purchase of treasury stock and
    fractional shares of new common
    stock        . . . . . . . . . . . .             --           (220,000)         (43,876)
  Issuance of fractional shares to
    acquire new common and treasury
    stock        . . . . . . . . . . . .             --                 --          234,005
  Preferred stock dividends  . . . . . .             --           (550,150)        (438,439)
  Common stock dividends   . . . . . . .     (1,049,153)        (1,030,154)        (515,077)
  Reduction of collateralized
    bank loans   . . . . . . . . . . . .    (12,773,495)       (13,213,283)     (15,673,248)
  Increase in collateralized
    bank loans   . . . . . . . . . . . .        724,515         13,254,483       19,098,300
                                           ------------      -------------     ------------
     Net cash provided by financing
       activities  . . . . . . . . . . .      7,302,755         13,025,943       10,195,433
                                           ------------      -------------     ------------
  Increase in cash and cash equivalents.      2,749,179          4,940,531        1,240,448
  Cash and cash equivalents at beginning
    of year      . . . . . . . . . . . .     27,260,082         22,319,551       21,079,103
                                           ------------      -------------     ------------
     Cash and cash equivalents at end
       of year   . . . . . . . . . . . .  $  30,009,261    $    27,260,082    $  22,319,551
                                          =============    ===============    =============
Supplemental disclosures of cash flow
  information
  Cash paid during the year for:
    Interest  . . . . . . . . . . . . .   $   9,669,955    $     9,550,785    $   8,085,805
    Income taxes  . . . . . . . . . . .       1,420,000            885,000          935,200

    Schedule of noncash investing and
      financing activities
    Conversion of subordinated
      debentures into common stock  . .   $     950,000    $       150,000    $   2,525,000
    Real estate acquired through
      foreclosure on property held
      as collateral   . . . . . . . . .         130,000            382,139               --

                See accompanying notes to consolidated financial statements.

                   NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- NATURE OF OPERATIONS

      National Bancorp, Inc. (the "Corporation" or "NBI") is a multi-bank holding company organized under the laws of the state of Delaware. NBI is the parent company for three commercial banks and a nonbank collection service company. American Midwest Bank & Trust ("AmMid") is NBI's principal bank subsidiary providing a full line of financial services to retail and commercial customers in Melrose Park, Illinois and its adjacent suburban area. American National Bank of DeKalb County ("DeKalb") is a commercial bank headquartered in Sycamore, Illinois, which provides a full line of financial services to commercial and retail customers in DeKalb County, Illinois. Northwest Community Bank ("NWC") is a de novo bank which commenced operations on May 3, 1995 and provides financial services to corporate and retail customers in the Northwest suburban area of Cook County, Illinois. FLC is engaged in the business of acquiring loan portfolios from the FDIC and other sources at substantial discounts from principal amounts outstanding and liquidating the portfolios through collection efforts or through bulk sales.

      National Bancorp Data Systems, L.L.C. ("Data Systems") was formed by two of NBI's banks and an affiliated bank. NBI indirectly owns 67% of Data Systems and the affiliated bank owns 33%. Data Systems is a limited liability company which provides data processing services for its member banks and affiliates.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation: The consolidated financial statements include those of NBI and all of its subsidiaries. Results of operations of Data Systems are included from May 19, 1995, which is the date the Company was organized, and from May 3, 1995 for NWC, the date NWC began operations.

      The accounting policies followed by NBI and the methods of applying those policies conform with generally accepted accounting principles and with general practice within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

      Securities: Securities are classified as held-to-maturity when management has the positive intent and NBI has the ability to hold those securities to maturity. They are stated at cost, adjusted for amortization of premiums and accretion of discounts. All other securities are classified as available-for-sale because NBI may decide to sell those securities for changes in market interest rates, liquidity needs, changes in yields on alternative investments, and for other reasons. These securities are carried at fair value. Unrealized gains and losses on securities available-for-sale are charged or credited to a valuation allowance which is included as a separate component of shareholders' equity. Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

      Loans: Loans are stated at the principal amount outstanding, net of the allowance for loan losses and unearned discount. Interest income on loans is reported on the accrual basis over the term of the loan based on the amount of principal outstanding. Where there is doubt as to the ability of the debtor to meet the terms of the loan contract or the loan is not adequately secured, the accrual of interest is discontinued. Loan fees and direct loan origination costs are deferred and amortized over the term of the loan as a yield adjustment.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Allowance for Loan Losses: NBI has established an allowance for loan losses to provide for those loans which may not be repaid in their entirety. The allowance is increased by provisions for loan losses charged to expense and decreased by charge-offs, net of recoveries. Although a loan is charged off by management when deemed uncollectible, collection efforts may continue and future recoveries may occur.

      The allowance is maintained by management at a level considered to be adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective and ultimate losses may vary from current estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in earnings in the periods in which they become known.

      Loans considered to be impaired are reduced to the present value of expected cash flows or to the fair value of the collateral by allocating a portion of the allowance for loan losses to each loan.

      Nonbank Revenue Recognition: Income of NBI's nonbank collection service subsidiary is recognized and loan portfolio costs are amortized as collections are received. Portfolio costs are amortized over periods ranging from three to five years based on the ratio of original cost to initial estimated future cash collections times the amount of cash received during the period. The ratio is adjusted if estimated future cash collections are revised downward.

      Premises and Equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed on the straight-line method over the estimated service lives of the related assets. The cost of maintenance and repairs is charged to income as incurred; significant repairs are capitalized.

      Other Real Estate: Properties financed by the subsidiary banks and subsequently acquired as a result of default on the part of the borrowers, are carried at the lower of cost, which is generally the fair value at the date of foreclosure, or fair value less estimated selling expenses. Writedowns which may be required after acquisition, as a result of changes in economic conditions or other factors, are charged directly to operating expense.

      Goodwill and Core Deposit Intangibles: Goodwill represents the excess of the aggregate purchase price paid over the fair value of the net tangible assets of acquired banks, and is being amortized over a fifteen-year period using the straight-line method. The premium paid to acquire the core deposits of subsidiary banks is being amortized over the estimated benefit life of twelve years using accelerated methods. Goodwill and core deposit intangibles are assessed annually for impairment based upon estimated undiscounted future cash flows.

      Income Taxes: Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 generally provides that deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of operating loss carryforwards and tax credit carryforwards. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax laws. Changes in enacted tax rates or laws will be reflected in the financial statements in the periods they occur.

      Cash Equivalents: For purposes of reporting cash flows, NBI considers amounts due from banks, federal funds sold and all highly liquid debt instruments, purchased with a maturity of three months or less, to be cash equivalents.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 -- SECURITIES

      The amortized cost and fair value of debt securities are as follows:

                                                        December 31, 1996
                                                        -----------------
                                                         Gross      Gross
                                           Amortized  Unrealized  Unrealized       Fair
                                              Cost       Gains      Losses        Value
                                           ---------  ----------  ----------      -----
Securities available-for-sale
  U.S. Treasury securities  . . . . .    $ 70,591,686  $ 16,349   $(425,844)  $ 70,182,191
  U.S. government agencies  . . . . .       6,998,372     3,268     (31,782)     6,969,858
  Mortgage-backed securities  . . . .      14,519,856   136,817    (193,345)    14,463,328
  Collateralized mortgage obligations      10,922,075    11,572    (155,804)    10,777,843
                                         ------------  --------   ---------   ------------
                                         $103,031,989  $168,006   $(806,775)  $102,393,220
                                         ============  ========   =========   ============
Securities held-to-maturity
  Mortgage-backed securities  . . . .    $  1,482,737  $  7,669   $(26,403)   $  1,464,003
  Obligations of states and political
     subdivisions . . . . . . . . . .       6,745,820    59,781     (6,419)      6,799,182
  Other securities  . . . . . . . . .         648,065        --         --         648,065
                                         ------------  --------   --------    ------------
                                         $ 8,876,622   $ 67,450   $(32,822)   $  8,911,250
                                         ===========   ========  ========     ============

                                                           December 31, 1995
                                                           -----------------
                                                          Gross      Gross
                                             Amortized  Unrealized Unrealized      Fair
                                               Cost       Gains     Losses         Value
                                             ---------  ---------- ----------      -----
Securities available-for-sale
  U.S. Treasury securities  . . . . . .    $ 67,423,740  $281,823   $(45,875)  $ 67,659,688
  U.S. government agencies  . . . . . .       5,507,815    44,346     (4,222)     5,547,939
  Mortgage-backed securities  . . . . .      15,052,893    22,701   (144,928)    14,930,666
  Collateralized mortgage obligations .      18,395,032   185,910   (195,895)    18,385,047
                                           ------------  --------   ---------  ------------
                                           $106,379,480  $534,780  $(390,920)  $106,523,340
                                           ============  ========  =========   ============
Securities held-to-maturity
  Mortgage-backed securities  . . . . .    $  2,215,559  $  5,941  $ (24,911)  $  2,196,589
  Obligations of states and political
    subdivisions  . . . . . . . . . . .      11,144,661    77,857    (12,390)    11,210,128
  Other securities  . . . . . . . . . .         644,500        --         --        644,500
                                           ------------  --------  ---------   ------------
                                           $ 14,004,720  $ 83,798  $ (37,301)  $ 14,051,217
                                           ============  ========  =========   ============

                       NATIONAL BANCORP, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalty.

                                                 Amortized         Fair
                                                   Cost            Value
                                                 ---------         -----
Securities available-for-sale
  Due in one year or less .. . . . . . .       $  23,202,644    $ 23,151,033
  Due after one year through five years.          54,387,414      54,001,016
                                                ------------    ------------
                                                  77,590,058      77,152,049
  Mortgage-backed securities and
    collateralized mortgage obligations           25,441,931      25,241,171
                                                ------------    ------------
                                                $103,031,989    $102,393,220
                                                ============    ============
Securities held-to-maturity
  Due in one year or less . . . . . . .         $  1,728,964    $  1,739,077
  Due after one year through five years            3,681,648       3,718,356
  Due after five years through ten years           1,335,208       1,344,749
  Due after ten years . . . . . . . . .              648,065         648,065
                                                ------------    ------------
                                                   7,393,885       7,450,247
  Mortgage-backed securities  . . . . .            1,482,737       1,461,003
                                                ------------    ------------
                                                $  8,876,622    $  8,911,250
                                                ============    ============

         Proceeds from sales of securities available-for-sale and the gross realized gains and losses on such sales in 1996, 1995 and 1994 were as follows:

                                    1996          1995         1994
                                    ----          ----         ----
Proceeds from sales . . . . .   $37,874,298   $128,323,428  $25,954,542
Gross realized gains  . . . .       250,135        570,945       96,212
Gross realized losses . . . .       (29,955)      (438,934)     (62,493)


      Securities with a carrying value of $52,865,000 and $35,861,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits, borrowings, and for other purposes as required or permitted by law.


NOTE 4 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, requires corporations to disclose fair value information about their financial instruments. Statement of Financial Accounting Standards No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. The methods and assumptions used to determine fair values for each class of financial instruments are presented below.

      Cash and Cash Equivalents: Cash and cash equivalents are reported at carrying amounts, which approximate fair values.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Securities: Fair values for securities are determined from quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

      Loans: Fair values of loans have been determined by calculating the present value of future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and the same remaining maturities.

      Purchased Loan Portfolios: The fair values of purchased loan portfolios were determined by discounting estimated future cash collections at current market rates, adjusted for credit and collection risk.

      Receivable From Sale of Loan Portfolios: The carrying amount of the receivable from sale of loan portfolios approximates fair value due to the short-term maturity.

      Deposit Liabilities: Deposit liabilities with stated maturities and repurchase agreements have been valued using the present value of future cash flows at rates which approximate current market rates for similar instruments. Fair values of demand deposits are equal to the respective amounts due on demand. The carrying amount for variable rate instruments approximates fair value.

      Collateralized Bank Loans: The carrying amount for variable rate notes payable approximates fair value, using rates currently available to the Bank for debt with similar terms and remaining maturities.

      Debentures: The carrying amount for debentures approximates fair value due to the short-term maturity of these instruments and the restrictions on marketability.

      Off-Balance-Sheet Instruments: Off-balance-sheet items consist principally of unfunded loan commitments and standby letters of credit. The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the present creditworthiness of counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

      The carrying amount and estimated fair values of NBI's significant financial instruments as of December 31, 1996 and 1995, are as follows:


                                                  1996                 1995
                                                  ----                 ----
(In thousands)                            Carrying   Estimated  Carrying   Estimated
                                           Value     Fair Value   Value    Fair Value
                                         ----------  ---------- ---------- ----------
Financial assets
  Cash and cash equivalents . . . . .    $  30,009   $ 30,009   $ 27,260   $  27,260
  Interest-bearing deposits in other
    financial  institutions . . . . .          245        245        390         390
  Receivable from the sale of loan
    portfolios  . . . . . . . . . . .           --         --      8,861       8,861
  Securities  . . . . . . . . . . . .      111,270    111,304    120,528     120,575
  Loans, net  . . . . . . . . . . . .      167,372    167,843    142,139     147,980
  Purchased loan portfolios . . . . .        2,789      2,789      5,964       5,721


                              NATIONAL BANCORP, INC. AND SUBSIDIARIES
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Financial liabilities
  Deposits and repurchase agreements     $(288,608)  $(288,526)  $(268,208)  $(268,205)
  Collateralized bank loans . . . . .       (6,566)    (6,566)     (18,615)    (18,615)
  Debentures  . . . . . . . . . . . .       (3,000)    (3,000)      (3,950)     (3,950)


         Other assets and liabilities of NBI not defined as financial instruments, such as premises and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in financial statements such as the value of core deposits, loan servicing rights, customer goodwill, and similar items.

      There is no ready market for a significant portion of NBI's financial instruments. Accordingly, fair values are based on various factors relative to expected loss experience, current economic conditions, risk characteristics, and other factors. The assumptions and estimates used in the fair value determination process are subjective in nature and involve uncertainties and significant judgment and, therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect these estimated values.


NOTE 5 -- LOANS

      Major classifications of loans as of December 31, 1996 and 1995, are summarized as follows:

                                             1996            1995
                                             ----            ----
Commercial loans  . . . . . . . . . .    $ 67,648,612   $ 62,643,235
Commercial real estate loans  . . . .      36,612,994     21,447,717
Real estate mortgage loans  . . . . .      41,323,177     34,577,501
Installment loans . . . . . . . . . .      24,448,080     25,763,978
                                         ------------   ------------
                                          170,032,863    144,432,431
Unearned discount . . . . . . . . . .         786,415        904,195
                                         ------------   ------------
                                         $169,246,448   $143,528,236
                                         ============   ============

         Information regarding impaired loans is as follows for the years ended December 31, 1996 and 1995:


                                                 1996         1995
                                                 ----         ----
Average investment in impaired loans  . . .   $ 3,524,000  $ 730,000
Interest income recognized on impaired
  loans on a cash basis . . . . . . . . . .       129,800      9,500


                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Information regarding impaired loans at December 31, 1996 and 1995 is as follows:


Balance of impaired loans . . . . . . . . . . .  $2,933,000   $1,229,000
Less portion for which no allowance for
  loan losses is allocated  . . . . . . . . . .     921,000      597,000
                                                 ----------   ----------
Portion of impaired loan balance for which
  an allowance for loan losses is allocated . .  $2,012,000   $  632,000
                                                 ==========   ==========
Portion of allowance for loan losses
  allocated to impaired loans . . . . . . . . .  $  460,000   $  234,000
                                                 ==========   ==========

      Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of mortgage loans serviced for others was $13,869,000 at December 31, 1996 and $15,551,000 at December 31, 1995.

      Custodial escrow balances maintained in connection with the foregoing loan servicing and included in demand deposits were approximately $125,000 at December 31, 1996 and $140,000 at December 31, 1995.

      Mortgage servicing rights retained are permitted to be capitalized and amortized over future periods effective January 1, 1996. Such servicing rights are not material to the consolidated financial statements and are therefore excluded.


NOTE 6 -- ALLOWANCE FOR LOAN LOSSES

      Changes in the allowance for loan losses for the years ended December 31, 1996, 1995, and 1994, were as follows:

                                               1996         1995           1994
                                               ----         ----           ----
Balance, beginning of year  . . . . . .    $ 1,388,872   $1,327,234    $ 1,461,983
Provision for loan losses . . . . . . .      2,703,300      219,000        955,468
Recoveries on loans previously
  charged off . . . . . . . . . . . . .         47,462       67,713         64,306
Loans charged off . . . . . . . . . . .     (2,264,979)    (225,075)    (1,154,523)
                                           -----------   ----------    -----------
Balance, end of year  . . . . . . . . .    $ 1,874,655   $1,388,872    $ 1,327,234
                                           ===========   ==========    ===========


                       NATIONAL BANCORP, INC. AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 -- PREMISES AND EQUIPMENT

      Premises and equipment as of December 31, 1996 and 1995, are summarized as follows:

                                                    1996           1995
                                                    ----           ----
Land and land improvements  . . . . . . . . . .   $ 1,546,171   $ 1,546,171
Buildings and improvements  . . . . . . . . . .     5,443,125     5,403,665
Furniture and equipment . . . . . . . . . . . .     4,248,788     3,769,409
Data processing systems . . . . . . . . . . . .       625,517       893,219
                                                  -----------   -----------
                                                   11,863,601    11,612,464
Accumulated depreciation and amortization . . .     5,792,215     5,004,683
                                                  -----------   -----------
                                                  $ 6,071,386   $ 6,607,781
                                                  ===========   ===========

NOTE 8 -- GOODWILL AND CORE DEPOSIT INTANGIBLES

      The components of goodwill and core deposit intangibles at December 31, 1996 and 1995, were as follows:

                                                     1996         1995
                                                     ----         ----
Goodwill, net of accumulated amortization
  of $10,340,397 in 1996 and $9,852,723
    in 1995  . . . . . . . . . . . . . . . . .   $ 2,232,893   $ 2,720,567
Core deposit intangibles, net of
   accumulated amortization of $714,007 in
   1996 and $585,242 in 1995  . . . . . . . . .      431,086       559,851
                                                 -----------   -----------
                                                 $ 2,663,979   $ 3,280,418
                                                 ===========   ===========

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 -- NONBANK SUBSIDIARY

      Condensed balance sheets as of December 31, 1996 and 1995 and statements of income for each of the three years in the period ended December 31, 1996, for FLC, are presented below:


                                BALANCE SHEETS

                                                     1996        1995
                                                     ----        ----
ASSETS
Cash    . . . . . . . . . . . . . . . . . . . .  $   43,655   $  709,838
Interest-bearing deposits in other financial
   institutions . . . . . . . . . . . . . . . .     145,029      191,707
Receivable from sale of loan portfolios . . . .          --    8,860,773
Unamortized cost of loan portfolios . . . . . .   2,788,651    5,964,358
Note receivable from parent . . . . . . . . . .          --    2,350,000
Other assets  . . . . . . . . . . . . . . . . .     130,239       27,929
                                                 ----------  -----------
                                                 $3,107,574  $18,104,605

LIABILITIES AND SHAREHOLDERS' EQUITY
Collateralized bank loans . . . . . . . . . . .  $2,565,520  $14,614,500
Accrued interest and other liabilities  . . . .     779,559    2,158,647
                                                 ----------  -----------
                                                  3,345,079   16,773,147
Shareholders' equity (deficit)  . . . . . . . .    (237,505)   1,331,458
                                                 ----------  -----------
                                                 $3,107,574  $18,104,605
                                                 ==========  ===========

                                STATEMENTS OF INCOME


                                                 1996        1995         1994
                                                 ----        ----         ----
Income from loan portfolios . . . . . .     $   675,050   $4,253,202    $ 6,382,537
Interest income . . . . . . . . . . . .           7,161       18,253         24,128
Other income  . . . . . . . . . . . . .         348,291       71,566             --
                                            -----------   ----------    -----------
                                              1,030,502    4,343,021      6,406,665
Interest expense  . . . . . . . . . . .         345,515    1,111,471      1,238,593
Servicing fees  . . . . . . . . . . . .         494,428    1,175,169      2,182,866
Other expense . . . . . . . . . . . . .         460,118    1,133,874      1,736,641
                                            -----------   ----------    -----------
                                              1,300,061    3,420,514      5,158,100
                                            -----------   ----------    -----------
Income (loss) before income taxes . . .        (269,559)     922,507      1,248,565
Income taxes  . . . . . . . . . . . . .          99,404      313,600        424,500
                                            -----------   ----------    -----------
Net income (loss) . . . . . . . . . . .     $  (368,963)  $  608,907    $   824,065
                                            ===========   ==========    ===========

         On September 19, 1995, FLC entered into an asset sale agreement to sell a substantial portion of its loan portfolios with a carrying value of $13,514,125. As part of the agreement, the buyer paid FLC $1,665,000 in cash, canceled a payable due the buyer of $835,000 and agreed to repay the remaining bank debt on these portfolios of $10,702,529. At December 31, 1995, the present value of the debt to be paid by the buyer was $8,860,773 and was paid in full in 1996. The income effect of the transaction is included in other income in the 1995 consolidated statements of income.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -- COLLATERALIZED BANK LOANS

      Collateralized bank loans consisted of the following as of December 31, 1996 and 1995:

                                                     1996        1995
                                                     ----        ----
Various notes under a $10,000,000 line of
credit agreement with a commercial bank.  The
notes bear interest at the prime rate and are
collateralized by a security interest in
purchased loan portfolios and a $3,000,000
unconditional guaranty of NBI.  Repayment is
based upon 87% of collections received from
the loan portfolios, with a maturity date of
May 1, 1997 (see Note 9)  . . . . . . . . . . .  $2,565,520   $14,614,500

$5,000,000 line of credit with a commercial
bank.  Borrowings on the line are on demand
notes.  Minimum annual principal payments of
$800,000 are required, beginning in 1997.
The note bears interest at LIBOR plus 225
basis points and is collateralized by all of
the outstanding stock of AmMid, DeKalb, and
NWC.  Interest is payable quarterly . . . . . .   4,000,000     4,000,000
                                                 ----------   -----------
                                                 $6,565,520   $18,614,500
                                                 ==========   ===========

      The $5,000,000 line of credit agreement contains various restrictive covenants relating to minimum capital ratios, return on assets, loan loss ratios, and the amount of cash dividends. At December 31, 1996, NBI had complied with these covenants or had obtained appropriate waivers.


NOTE 11 -- OTHER BORROWINGS

      Federal funds purchased and securities sold under agreements to repurchase generally mature within one day from the transaction date. Physical control is maintained for securities sold under repurchase agreements. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                     1996        1995
                                                     ----        ----
Average daily balance during the year . . . . .  $16,936,000   $12,215,000
Average interest rate during the year . . . . .         4.51%         4.75%
Maximum month-end balance during the year . . .  $24,037,000   $21,869,000


                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 -- INCOME TAXES

      The provision for income taxes, included in the statements of income, consists of the following:

                                       1996          1995           1994
                                       ----          ----           ----

Currently payable . . . . . . .     $ 1,047,243   $1,082,040   $  784,460
Deferred    . . . . . . . . . .      (1,020,464)      19,110      306,740
                                    -----------   ----------    ----------
                                    $    26,779   $1,101,150    $1,091,200
                                    ===========   ==========    ==========

         The difference between the provision for income taxes shown in the statements of income and amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes follows:

                                           1996            1995           1994
                                           ----            ----           ----

Income taxes computed at
  the statutory rate . . . . . . . .     $    41,853   $1,045,760    $1,001,127
Increase (decrease) in income
  taxes resulting from
    Tax-exempt income . . . . . . . .       (309,663)    (337,544)     (305,976)
    Nondeductible interest expense related
      to carrying tax-exempt securities       27,986       29,748        23,569
    Amortization of goodwill and other
       intangibles  . . . . . . . . .        230,539      361,706       363,939
    Other, net  . . . . . . . . . . .         36,064        1,480         8,541
                                         -----------   ----------    ----------
                                         $    26,779   $1,101,150    $1,091,200
                                         ===========   ==========    ==========

         Deferred income tax assets and liabilities consisted of the following at December 31, 1996 and 1995:

                                             1996         1995
                                             ----         ----
Gross deferred tax assets
  Deferred loan fees . . . . . . . . .    $    8,857   $   15,045
  Allowance for loan losses  . . . . .       377,993      211,106
  Unrealized loss on securities
    available-for-sale . . . . . . . .       217,181           --
  Other  . . . . . . . . . . . . . . .        48,922           --
                                          ----------   ----------
                                             652,953      226,151
Gross deferred tax liabilities
  Income recognition on purchased loan
    portfolios . . . . . . . . . . . .       517,970    1,304,568
  Depreciation . . . . . . . . . . . .       195,649      213,763
  Unrealized gain on securities
    available-for sale . . . . . . . .                     48,912
  Other  . . . . . . . . . . . . . . .                      6,141
                                         -----------  -----------
                                             713,619    1,573,384
                                         -----------   ----------
  Net deferred tax liability . . . . .   $  (60,666)  $(1,347,233)
                                         ==========   ===========

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 -- EMPLOYEE BENEFIT PLANS

      Substantially all full-time employees are included in the 401(k) salary deferral plan of the Corporation. Eligible employees may elect to defer payment of a percentage of their compensation as defined in the plan. NBI's contributions are based upon matching a specific percentage of compensation as determined annually by the Board of Directors. NBI contributed $118,899, $93,673, and $112,760 to the plan for the years ended December 31, 1996, 1995, and 1994, respectively.


NOTE 14 -- RELATED PARTY TRANSACTIONS

      Certain directors and executive officers of the subsidiary banks, their families, and companies in which they are principal owners, were loan customers of the banks. Loans to these persons aggregated approximately $2,593,000 and $3,688,000 at December 31, 1996 and 1995, respectively.

      On January 1, 1993, NBI entered into a lease agreement with First Bank of Schaumburg, majority-owned by NBI's largest shareholder, to occupy approximately 16% of space in the Bank's branch facility. The lease expires December 31, 1999 and provides for annual rentals of approximately $107,000.

      DeKalb has a lease agreement with NBI's largest shareholder to occupy its DeKalb, Illinois branch facility. The lease expires December 31, 1999 and provides for annual rentals of approximately $84,000.


NOTE 15 -- LEASES

      At December 31, 1996, NBI was obligated under noncancelable operating leases for bank facilities and office space expiring at various dates through 2001. These leases contain renewal options for 5 through 20 year periods.

      Minimum rental payments required under all operating leases subsequent to December 31, 1996, are as follows:

              Year                   Amount
              ----                   ------

1997  . . . . . . . . . . . .     $ 326,785
1998  . . . . . . . . . . . .       329,733
1999  . . . . . . . . . . . .       332,750
2000  . . . . . . . . . . . .       144,841
2001  . . . . . . . . . . . .       141,839
Thereafter  . . . . . . . . .       112,598
                                 ----------
                                 $1,388,546
                                 ==========

      Rental expense, under all operating leases, was $384,000, $402,000, and $261,000 in 1996, 1995, and 1994, respectively.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 -- CONVERTIBLE SUBORDINATED DEBENTURES

      Convertible subordinated debentures as of December 31, 1996 and 1995, are summarized as follows:

                                   1996         1995
                                   ----         ----
Series III  . . . . . . . .     $      --    $  950,000
Series IV . . . . . . . . .      3,000,000    3,000,000
                                ----------  -----------
                                $3,000,000   $3,950,000

      The Series III debentures were converted into common stock at $150,000 per share on September 30, 1996, the maturity date. The Series IV debentures were issued on August 1, 1995, bear interest at 10%, maturity on September 30, 2001, and are convertible into common stock at $220,000 per share at any time prior to maturity.


NOTE 17 -- PREFERRED STOCK

      The Class A preferred stock paid cash dividends on January 1 and July 1 of each year at a rate of 8%. On October 2, 1995, NBI redeemed all of the outstanding shares at approximately $522 a share, plus unpaid dividends.


NOTE 18 -- REGULATORY MATTERS

      NBI and its subsidiary banks are subject to various capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

      Quantitative measures established by regulation to ensure capital adequacy require banks and holding companies to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and Tier I capital to average assets. If banks do not meet these minimum capital requirements, as defined, bank regulators can initiate certain actions that could have a direct material effect on a bank's financial statements. Management believes, as of December 31, 1996, that NBI and its subsidiary banks meet all capital adequacy requirements to which they are subject.

      As of December 31, 1996, the most recent notifications received from each bank's primary regulator categorized the banks as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since these notifications that management believes have changed the institutions' category. To be categorized as well capitalized, banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The actual capital amounts and ratios as of December 31, 1996 for NBI consolidated and AmMid, its largest subsidiary, are presented in the following table:


(Dollars in millions)                                            To be Well
                                                                Capitalized
                                                   To be        Under Prompt
                                                 Adequately      Corrective
                                    Actual      Capitalized  Action Provisions
                                    ------      -----------  -----------------
                                Amount  Ratio  Amount Ratio    Amount  Ratio
                                ------  -----  ------ -----    ------  -----

Total capital (to risk-
weighted assets)
   NBI consolidated . . . . .    $25.3  14.4%   $14.2  8.0%     $17.7  10.0%
   AmMid  . . . . . . . . . .     14.2  17.2      6.6  8.0        8.3  10.0
Tier I capital (to risk-
weighted assets)
   NBI consolidated . . . . .    $20.5  11.6%    $7.1  4.0%     $10.6   6.0%
   AmMid  . . . . . . . . . .     13.2  15.9      3.3  4.0        5.0   6.0
Tier I capital (to average
assets)
   NBI consolidated . . . . .    $20.5   6.4%   $12.8  4.0%     $16.0   5.0%
   AmMid  . . . . . . . . . .     13.2   7.6      7.0  4.0        8.7   5.0


NOTE 19 -- TIME DEPOSITS

      The aggregate amount of time deposits, in denominations of $100,000 and over, as of December 31, 1996 and 1995, was $21,467,000 and $15,840,000,
respectively. Interest expense related to deposits, in denominations of $100,000 and over, approximated $1,315,000 in 1996, $888,800 in 1995, and
$732,100 in 1994.

      At December 31, 1996, scheduled maturities of certificates of deposit were as follows:


1997  . . . . . . . . . . . .    $74,961,164
1998  . . . . . . . . . . . .     14,558,054
1999  . . . . . . . . . . . .      5,022,220
2000  . . . . . . . . . . . .      2,698,203
2001  . . . . . . . . . . . .        200,270
Thereafter  . . . . . . . . .          6,671
                                 -----------
                                 $97,446,582
                                 ===========

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -- CASH AND CASH EQUIVALENTS

      Cash and cash equivalents were comprised of the following as of December 31, 1996 and 1995:

                                               1996         1995
                                               ----         ----
Cash and due from banks . . . . . . . .    $22,114,261   $18,560,082
Federal funds sold  . . . . . . . . . .      7,895,000     8,700,000
                                           -----------   -----------
                                           $30,009,261   $27,260,082
                                           ===========   ===========


NOTE 21 -- OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

      NBI is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and unused lines of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of fees. Standby letters of credit and financial guarantees written are conditional commitments issued by the banks to guarantee the performance of a customer to a third party. Credit risk is the principal risk associated with these instruments. The contractual amounts of these instruments represent the credit risk should the instrument be fully drawn upon and the customer fail completely to perform as contracted. In order to control the credit risk associated with entering into commitments and issuing letters of credit, NBI subjects such activity to the same credit quality and monitoring controls as its lending activities. The contractual amounts of these credit-related instruments are summarized in the following table by category of instrument. Because many of these instruments expire without being drawn upon in whole or in part, the amounts do not necessarily represent future cash requirements.

                                                      Contract Amount
                                                      ---------------
                                                     1996         1995
                                                     ----         ----
Financial instruments whose contract amounts
represent credit risk
  Unused lines of credit . . . . . . . . . . .    $35,968,946  $28,336,829
  Standby letters of credit  . . . . . . . . .      2,201,676    1,122,412
  Commitments to extend credit . . . . . . . .     11,486,060    5,734,000


      At December 31, 1996, commitments to extend credit included $378,000 of fixed rate commitments at rates ranging from 5.25% to 9.00%.

      Financial instruments which potentially subject NBI to concentrations of credit risk consist principally of loans to local businesses, municipalities, and consumers in the Chicago, Illinois suburban area; securities;
correspondent bank accounts; and federal funds sold.


NOTE 22 -- REORGANIZATION AND RESTRUCTURING

      NBI's shareholders have approved a plan of complete reorganization and restructuring under which NBI will be sold and all of its subsidiaries distributed to shareholders or sold. The plan provides for DeKalb to be

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


distributed to a group of electing shareholders, NWC to be sold to NBI's largest shareholder, and FLC to be sold to certain participating shareholders. NBI and its remaining subsidiary, AmMid, will then be sold, pursuant to a stock purchase agreement dated December 6, 1996, to BanPonce, a publicly held bank holding company, in an exchange of stock estimated to have a value of approximately $31 million, based on BanPonce's average stock price of $33.50 as traded during the latter part of December 1996. If the average stock price exceeds $34 a share at closing, NBI has the option to terminate the agreement, but BanPonce can require execution of the agreement at $34 for the purpose of determining the number of shares to be received, even if the average price exceeds $34 at closing. Conversely, if the BanPonce average stock price drops below $23 a share, BanPonce can terminate the agreement, unless NBI accepts $23 as the average price for determining the number of shares to be received.

      DeKalb will also acquire the merchant credit card processing operations of AmMid prior to the sale to BanPonce. In addition, the stock purchase agreement provides for Data Systems to redeem the equity interest of AmMid prior to closing. It is anticipated that AmMid will use alternative data processing resources and pay a termination fee to Data Systems in an amount equal to the redemption price.

      All of the above transactions are intended to be tax free reorganizations or exchanges under the Internal Revenue Code, except for the sale of NWC and FLC. NBI has requested a private letter ruling from the Internal Revenue Service regarding the tax free status of the DeKalb splitoff under Section 355 of the Internal Revenue Code. A favorable ruling is a condition precedent to the reorganization plan and sale of NBI to BanPonce.

      It is expected that, because of minimum capital amounts guaranteed to BanPonce, the debenture holders will convert the entire amount of outstanding convertible debentures into common stock and the shareholders of NBI will contribute approximately $2,000,000 of additional capital prior to the closing.


NOTE 23 -- LITIGATION

      FLC, NBI's nonbank subsidiary, has instituted a lawsuit against the FDIC for breach of contract to sell to FLC a certain package of nonperforming loans through its public auction process. Damages are also requested for being excluded from acting as a qualified bidder by the FDIC at subsequent auctions. Damages sought by FLC approximate $2.5 million. The parties are presently discussing the matter in an attempt to reach a settlement. NBI's management believes its suit has sufficient merit to pursue the claim to the fullest extent of the law, but it is not possible to predict the eventual outcome at December 31, 1996.


NOTE 24 -- EARNINGS PER SHARE

      Primary earnings per share amounts are based on the weighted average number of shares outstanding during the year after deducting applicable preferred stock dividends from net income. The weighted average number of shares outstanding was 87.42950 for 1996, 85.86700 for 1995, and 65,42359 for
1994.

      Fully diluted earnings per share amounts are based on the weighted average number of shares of 105.81585 in 1996, 98.71548 in 1995, and 92.17992 in 1994, assuming conversion of the subordinated debentures and that the related interest expense, net of income taxes, was restored to income. Fully diluted earnings per common share exclude the effect of the subordinated debentures in 1996 because they were anti-dilutive.

                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 25 -- PARENT COMPANY FINANCIAL STATEMENTS

      The following are condensed balance sheets and statements of income and cash flows for National Bancorp, Inc. without subsidiaries:

                            CONDENSED BALANCE SHEETS

                                                  December 31,
                                                  ------------
                                                1996            1995
                                                ----            ----
ASSETS
  Cash and cash equivalents . . . . . .     $   222,670    $   255,389
  Investment in subsidiaries  . . . . .      29,644,010     33,078,003
  Premises and equipment, net . . . . .          12,403         19,532
  Other assets  . . . . . . . . . . . .          53,890        428,647
                                            -----------    -----------
       Total assets . . . . . . . . . .     $29,932,973    $33,781,571
                                            ===========    ===========
LIABILITIES
  Collateralized bank loans . . . . . .     $ 4,000,000    $ 4,000,000
  Convertible subordinated debentures .       3,000,000      3,950,000
  Accrued interest and other liabilities        459,376      2,838,604
                                            -----------    -----------
     Total liabilities  . . . . . . . .       7,459,376     10,788,604

SHAREHOLDERS' EQUITY
  Common stock  . . . . . . . . . . . .         932,045        868,712
  Additional paid-in capital  . . . . .       5,045,032      4,158,365
  Retained earnings . . . . . . . . . .      17,138,108     18,090,942
  Unrealized gain (loss) on securities
    available-for-sale of subsidiary banks     (421,588)        94,948
  Treasury stock  . . . . . . . . . . .        (220,000)      (220,000)
                                            -----------    -----------
    Total shareholders' equity. . . . .      22,473,597     22,992,967
                                            -----------    -----------
      Total liabilities and shareholder's
        equity  . . . . . . . . . . . .     $29,932,973    $33,781,571
                                            ===========    ===========

                        NATIONAL BANCORP, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 25 -- PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                                        CONDENSED STATEMENTS OF INCOME

                                                      Year Ended December 31,
                                                      ----------------------
                                              1996         1995           1994
                                              ----         ----           ----
Operating income
  Dividends from subsidiaries . . . .      $ 4,333,000   $3,271,347   $ 3,385,140
  Interest income . . . . . . . . . .               --           --        10,359
  Other income  . . . . . . . . . . .              330      125,774       123,985
                                           -----------   ----------    ----------
    Total operating income  . . . . .        4,333,330    3,397,121     3,519,484
Operating expenses
  Salaries and employee benefits  . .          970,968      945,959       905,248
  Amortization of goodwill and core
    deposit intangible  . . . . . . .          253,450      608,290       608,290
  Interest expense  . . . . . . . . .          694,342      410,620       314,415
  Occupancy expense . . . . . . . . .          160,726      165,163       202,777
  Other expense . . . . . . . . . . .          485,843      154,558       263,990
                                           -----------   ----------    ----------
    Total operating expenses  . . . .        2,565,329    2,284,590     2,294,720
                                           -----------   ----------    ----------
Income before income taxes and equity in
undistributed income of subsidiaries.        1,768,001    1,112,531     1,224,764
Income tax benefit  . . . . . . . . .          959,325      552,300       543,400
                                           -----------   ----------    ----------
Income before equity in undistributed
income of subsidiaries  . . . . . . .        2,727,326    1,664,831     1,768,164
Equity in undistributed income
of subsidiaries . . . . . . . . . . .       (2,631,007)     309,783        85,127
                                           -----------   ----------    ----------
Net income  . . . . . . . . . . . . .      $    96,319   $1,974,614    $1,853,291
                                           ===========   ==========    ==========

                                    NATIONAL BANCORP, INC. AND SUBSIDIARIES
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 25 -- PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                                      CONDENSED STATEMENTS OF CASH FLOWS

                                                       Year Ended December 31,
                                                       ----------------------
                                                    1996         1995         1994
                                                    ----         ----         ----

Cash flows from operating activities
  Net income    . . . . . . . . . . . . .     $      96,319   $1,974,614   $ 1,853,291
  Adjustments to reconcile net income to net
  cash provided by operating activities
    Equity in undistributed income of
      subsidiaries  . . . . . . . . . . .         2,631,007     (309,783)      (85,127)
    Depreciation and amortization . . . .           293,579      654,156       656,192
    Decrease (increase) in other assets .           374,757     (141,048)       (8,891)
    Increase (decrease) in other liabilities     (2,379,228)   2,135,120       (21,348)
                                                -----------   ----------    ----------
      Net cash provided by operating
        activities  . . . . . . . . . . .         1,016,434    4,313,059     2,394,117

Cash flows from investing activities
  Investment in subsidiary  . . . . . . .                --   (4,000,000)           --
  Property and equipment expenditures . .                --       (9,316)       (2,413)
  Net decrease in loans . . . . . . . . .                --           --        75,000
                                                -----------   ----------    ----------
    Net cash provided by (used in) investing
      activities . . . . . . . . . . . . .               --   (4,009,316)       72,587

Cash flows from financing activities
  Increase in collateralized bank loans . .              --    4,000,000            --
  Payments on bank borrowings . . . . . . .              --           --    (2,000,000)
  Preferred stock dividends . . . . . . . .              --     (550,150)     (438,439)
  Common stock dividends  . . . . . . . . .      (1,049,153)  (1,030,154)     (515,077)
  Issuance of subordinated debentures . . .              --    3,000,000            --
  Redemption of preferred stock . . . . . .              --   (5,480,482)           --
  Purchase of treasury stock and fractional
    shares of new common stock  . . . . . .              --     (220,000)      (43,876)
  Issuance of fractional shares to acquire
    new common and treasury stock . . . . .              --           --       234,005
                                                -----------   ----------    ----------
      Net cash used in financing activities      (1,049,153)    (280,786)   (2,763,387)
                                                -----------   ----------    ----------
Increase (decrease) in cash and cash
  equivalents   . . . . . . . . . . . . . .         (32,719)      22,957      (296,683)

Cash and cash equivalents at beginning of year      255,389      232,432       529,115
                                                -----------   ----------    ----------
Cash and cash equivalents at end of year  .     $   222,670   $  255,389   $   232,432
                                                ===========   ==========    ==========

                                                                  APPENDIX A


                        STOCK PURCHASE AGREEMENT
                              BY AND AMONG
                          BANPONCE CORPORATION,
                         NATIONAL BANCORP, INC.,
                                   AND
                           THE STOCKHOLDERS OF
                         NATIONAL BANCORP, INC.

                            December 6, 1996

                            TABLE OF CONTENTS

                                                                   Page


ARTICLE I
UNDERTAKINGS OF THE PARTIES. . . . . . . . . . . . . . . . . . . . . 2

    1.1   The Acquisition. . . . . . . . . . . . . . . . . . . . . . 2
    1.2   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 3
    1.3   Default by Any Seller at the Closing . . . . . . . . . . . 3
    1.4   Preparation of Registration Statement. . . . . . . . . . . 3
    1.5   Issuance of BanPonce Common Stock. . . . . . . . . . . . . 4
    1.6   Preparation of Bank Regulatory Applications. . . . . . . . 4
    1.7   Confidential Information . . . . . . . . . . . . . . . . . 5
    1.8   No Covenant as to Tax Consequences; IRS Ruling . . . . . . 5
    1.9   Release of Information . . . . . . . . . . . . . . . . . . 6
    1.10  Board of Directors . . . . . . . . . . . . . . . . . . . . 6
    1.11  Seller Releases. . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF NBI AND SELLERS. . . . . . . . . . 7

    2.1   Organization of NBI and NBI Subsidiaries . . . . . . . . . 7
    2.2   Ownership of Shares/Purchase for Investment. . . . . . . . 8
    2.3   Capitalization of NBI. . . . . . . . . . . . . . . . . . . 8
    2.4   Organization of AmMid. . . . . . . . . . . . . . . . . . . 9
    2.5   Capitalization of AmMid. . . . . . . . . . . . . . . . . .10
    2.6   Authorization. . . . . . . . . . . . . . . . . . . . . . .10
    2.7   No Violation . . . . . . . . . . . . . . . . . . . . . . .10
    2.8   Financial Information and Statements . . . . . . . . . . .11
    2.9   Absence of Certain Changes . . . . . . . . . . . . . . . .12
    2.10  Employee Benefits. . . . . . . . . . . . . . . . . . . . .12
    2.11  Labor Contracts. . . . . . . . . . . . . . . . . . . . . .15
    2.12  Litigation . . . . . . . . . . . . . . . . . . . . . . . .15
    2.13  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . .16
    2.14  Registration Statement . . . . . . . . . . . . . . . . . .17
    2.15  Title and Condition. . . . . . . . . . . . . . . . . . . .18
    2.16  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .19
    2.17  Compliance with Laws and Orders. . . . . . . . . . . . . .19
    2.18  Governmental Regulation. . . . . . . . . . . . . . . . . .19
    2.19  Material Contracts . . . . . . . . . . . . . . . . . . . .20
    2.20  Stockholders . . . . . . . . . . . . . . . . . . . . . . .20
    2.21  Matters Relating to Directors, Officers and Stockholders .20

    2.22  Absence of Adverse Agreements. . . . . . . . . . . . . . .21
    2.23  Accuracy of Information. . . . . . . . . . . . . . . . . .21
    2.24  Loans/Allowance for Loan Losses. . . . . . . . . . . . . .21
    2.25  No Undisclosed Liabilities . . . . . . . . . . . . . . . .22
    2.26  Tax-Free Status Matters. . . . . . . . . . . . . . . . . .22
    2.27  Reports. . . . . . . . . . . . . . . . . . . . . . . . . .22
    2.28  Matters Concerning Regulatory Approvals. . . . . . . . . .22
    2.29  Investment Banker/Finder Fee . . . . . . . . . . . . . . .22
    2.30  Intellectual Property. . . . . . . . . . . . . . . . . . .22
    2.31  Trust and Fiduciary Accounts . . . . . . . . . . . . . . .23

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BANPONCE . . . . . . . . . . . . .23

    3.1   Corporate Organization . . . . . . . . . . . . . . . . . .23
    3.2   Capitalization . . . . . . . . . . . . . . . . . . . . .  23
    3.3   Authorization. . . . . . . . . . . . . . . . . . . . . . .24
    3.4   No Violation . . . . . . . . . . . . . . . . . . . . . . .24
    3.5   Financial Statements . . . . . . . . . . . . . . . . . . .24
    3.6   Registration Statement . . . . . . . . . . . . . . . . . .25
    3.7   Shares to Be Issued. . . . . . . . . . . . . . . . . . . .25
    3.8   Accuracy of Information. . . . . . . . . . . . . . . . . .25
    3.9   Matters Concerning Regulatory Approvals. . . . . . . . . .25
    3.10  Litigation . . . . . . . . . . . . . . . . . . . . . . .  25
    3.11  Reports. . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE IV
CONDUCT OF BUSINESS BY BANPONCE. . . . . . . . . . . . . . . . . . .26

    4.1   Subsequent SEC Filings . . . . . . . . . . . . . . . . . .26
    4.2   Conduct of Business; Certain Covenants . . . . . . . . . .26
    4.3   Treatment of Employee Benefit Plans. . . . . . . . . . . .26
    4.4   Access to Information. . . . . . . . . . . . . . . . . . .27
    4.5   Indemnification. . . . . . . . . . . . . . . . . . . . . .27
    4.6   No Adverse Action. . . . . . . . . . . . . . . . . . . . .27

ARTICLE V
CONDUCT OF BUSINESS BY NBI . . . . . . . . . . . . . . . . . . . . .28

    5.1   Dividends and Capital. . . . . . . . . . . . . . . . . . .28
    5.2   Capitalization . . . . . . . . . . . . . . . . . . . . . .28
    5.3   Ordinary Course of Business. . . . . . . . . . . . . . . .28
    5.4   Contact with Third Parties; No Board Recommendation. . . .29
    5.5   Corporate Structure. . . . . . . . . . . . . . . . . . . .30

    5.6   Accounting and Tax Reporting . . . . . . . . . . . . . . .30
    5.7   Full Access to Books and Records . . . . . . . . . . . . .30
    5.8   Reports to BanPonce. . . . . . . . . . . . . . . . . . . .31
    5.9   Supplements to NBI Disclosure Schedule . . . . . . . . . .31
    5.10  Allowance for Loan Losses. . . . . . . . . . . . . . . . .31

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF BANPONCE. . . . . . . . . . . . . . . .31

    6.1   No Material Adverse Change . . . . . . . . . . . . . . . .31
    6.2   Representations and Warranties . . . . . . . . . . . . . .32
    6.3   Performance and Compliance . . . . . . . . . . . . . . . .32
    6.4   No Proceeding or Litigation. . . . . . . . . . . . . . . .32
    6.5   Review or Audit by BanPonce and Accountants. . . . . . . .32
    6.6   Audit of Benefit Plans . . . . . . . . . . . . . . . . . .32
    6.7   Opinion of Counsel for NBI and Sellers . . . . . . . . . .32
    6.8   Certificate of Chief Executive Officer . . . . . . . . . .32
    6.9   Corporate Certificates . . . . . . . . . . . . . . . . . .32
    6.10  Bills for Certain Fees of NBI or AmMid . . . . . . . . . .33
    6.11  Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . .33
    6.12  Termination of Pension Plan. . . . . . . . . . . . . . . .33
    6.13  Sale or Spin Off of Certain NBI Subsidiaries . . . . . . .33
    6.14  NBI Common Stock Shares. . . . . . . . . . . . . . . . . .33
    6.15  Deposits at Closing. . . . . . . . . . . . . . . . . . . .33
    6.16  Non-Competition Agreements . . . . . . . . . . . . . . . .33
    6.17  Conversion of Debentures . . . . . . . . . . . . . . . . .33
    6.18  Sale of Data Systems/Termination of
            Data Systems Agreement . . . . . . . . . . . . . . . . .34
    6.19  Termination of Employment and Severance Agreements . . . .34
    6.20  Tax Sharing Agreements . . . . . . . . . . . . . . . . . .34

ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF NBI AND SELLERS . . . . . . . . . .34

    7.1   No Material Adverse Change . . . . . . . . . . . . . . . .34
    7.2   Representations and Warranties . . . . . . . . . . . . . .34
    7.3   Performance and Compliance . . . . . . . . . . . . . . . .34
    7.4   No Proceeding or Litigation. . . . . . . . . . . . . . . .34
    7.5   Opinion of Counsel for BanPonce. . . . . . . . . . . . . .35
    7.6   Certificate of Executive Officer . . . . . . . . . . . . .35
    7.7   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . .35
    7.8   No Denial of Approval. . . . . . . . . . . . . . . . . . .35

ARTICLE VIII
CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES . . . . . . . . . . . .35

    8.1   Governmental Approvals . . . . . . . . . . . . . . . . . .35
    8.2   Securities Law Compliance. . . . . . . . . . . . . . . . .35
    8.3   Internal Revenue Service Ruling. . . . . . . . . . . . . .36

ARTICLE IX
INDUCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

    9.1   Inducement . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE X
TERMINATION/INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .37

    10.1  Reasons for Termination. . . . . . . . . . . . . . . . . .37
    10.2  Liability. . . . . . . . . . . . . . . . . . . . . . . . .38
    10.3  Survival of Representations and Warranties . . . . . . . .38
    10.4  Indemnification. . . . . . . . . . . . . . . . . . . . . .39
    10.5  Claims for Losses. . . . . . . . . . . . . . . . . . . . .39
    10.6  Third-Party Claims . . . . . . . . . . . . . . . . . . . .39
    10.7  Direct Claims. . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE XI
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .40

    11.1  Expenses . . . . . . . . . . . . . . . . . . . . . . . . .40
    11.2  Waivers; Amendments. . . . . . . . . . . . . . . . . . . .40
    11.3  Assignment . . . . . . . . . . . . . . . . . . . . . . . .41
    11.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . .41
    11.5  Captions and Counterparts. . . . . . . . . . . . . . . . .41
    11.6  Governing Law. . . . . . . . . . . . . . . . . . . . . . .41
    11.7  Nonsurvival. . . . . . . . . . . . . . . . . . . . . . . .41
    11.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .42

Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
ADA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.15(a)
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .9.1(c)
Affiliates List. . . . . . . . . . . . . . . . . . . . . . . . . .2.20
Affiliates' Undertakings . . . . . . . . . . . . . . . . . . . . .2.20
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Applicable Regulatory Authorities. . . . . . . . . . . . . . . . . 1.6
Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
AmMid. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
AmMid Corporate Documents. . . . . . . . . . . . . . . . . . . . . 2.4
AmMid Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .2.5(a)
AmMid Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Arbiter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
BanPonce . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
BanPonce Average Stock Price . . . . . . . . . . . . . . . . . .1.1(a)
BanPonce Benefit Plans . . . . . . . . . . . . . . . . . . . . .4.3(b)
BanPonce Common Stock. . . . . . . . . . . . . . . . . . . . .Preamble
BanPonce Reports . . . . . . . . . . . . . . . . . . . . . . . . .3.11
BanPonce Share . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . 2.10(a)
BHCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
Borrowing Agreement. . . . . . . . . . . . . . . . . . . . . . . .2.24
Change of Control Benefit. . . . . . . . . . . . . . . . . . . 2.10(a)
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
Closing Price. . . . . . . . . . . . . . . . . . . . . . . . . .1.1(a)
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Competing Transaction. . . . . . . . . . . . . . . . . . . . . . . 5.4
Consideration. . . . . . . . . . . . . . . . . . . . . . . . . .1.1(a)
Contract List. . . . . . . . . . . . . . . . . . . . . . . . . . .2.19
Credit Card. . . . . . . . . . . . . . . . . . . . . . . . . . .2.3(b)
Crowe, Chizek. . . . . . . . . . . . . . . . . . . . . . . . . .2.8(a)
Data Systems . . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
DeKalb . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Employee Benefit Plan List . . . . . . . . . . . . . . . . . . 2.10(a)
Employment Agreements. . . . . . . . . . . . . . . . . . . . . . .6.19
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . 2.15(b)
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.10(a)
ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . 2.10(a)
Expiration Date. . . . . . . . . . . . . . . . . . . . . . . . . .10.3
FDIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.18
Federal Reserve. . . . . . . . . . . . . . . . . . . . . . . . . . 1.6

Fiduciary List . . . . . . . . . . . . . . . . . . . . . . . . . .2.31
First Lake . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Illinois Commissioner. . . . . . . . . . . . . . . . . . . . . . . 1.6
Illinois BHCA. . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
Indemnitee . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.5
Indemnitor . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.5
Interim Financial Statements . . . . . . . . . . . . . . . . . .2.8(c)
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.8(a)
IRS Request. . . . . . . . . . . . . . . . . . . . . . . . . . .1.8(b)
IRS Ruling . . . . . . . . . . . . . . . . . . . . . . . . . . .1.8(b)
Labor Contract List. . . . . . . . . . . . . . . . . . . . . . . .2.11
Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.5
Material Contract. . . . . . . . . . . . . . . . . . . . . . . . .2.19
Material Contracts . . . . . . . . . . . . . . . . . . . . . . . .2.19
NBI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
NBI Common Stock . . . . . . . . . . . . . . . . . . . . . . .Preamble
NBI Corporate Documents. . . . . . . . . . . . . . . . . . . . .2.1(a)
NBI Employees. . . . . . . . . . . . . . . . . . . . . . . . . .4.3(b)
NBI Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .2.27
NBI Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
NBI Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
NBI Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Northwest. . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
OCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.18
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.10(e)
Person/person. . . . . . . . . . . . . . . . . . . . . . . . . .9.1(c)
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Real Properties. . . . . . . . . . . . . . . . . . . . . . . . 2.15(a)
Redemption Amount. . . . . . . . . . . . . . . . . . . . . . . . .6.18
Registration Effective Date. . . . . . . . . . . . . . . . . . . . 1.4
Registration Statement . . . . . . . . . . . . . . . . . . . . . . 1.4
Released Claims. . . . . . . . . . . . . . . . . . . . . . . . . .1.11
Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.11
Responsible Sellers. . . . . . . . . . . . . . . . . . . . . . 10.4(a)
Roth . . . . . . . . . . . . . . . . . . . . . . . . . . . .Article II
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Sellers. . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
Suburban . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Svendsen . . . . . . . . . . . . . . . . . . . . . . . . . .Article II
Tax Sharing Agreement. . . . . . . . . . . . . . . . . . . . . 2.13(a)
Trigger Event. . . . . . . . . . . . . . . . . . . . . . . . . .9.1(b)
Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.5(c)

                            INDEX TO EXHIBITS


Exhibit A          -       Holders of NBI Common Stock or Debentures

Exhibit 2.3(b)     -       License Agreement

Exhibit 2.8        -       Financial Information and Statements

Exhibit 2.20       -       Affiliates' Undertakings

Exhibit 6.7        -       Opinion of Burke, Warren & MacKay, P.C.

Exhibit 6.11       -       Form of Tax Opinion

Exhibit 6.16       -       Non-Competition Agreements

Exhibit 7.5        -       Opinion of Counsel for BanPonce

Exhibit 7.7        -       Form of Tax Opinion

Exhibit 8.3        -       Form of IRS Ruling Request

                        STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement dated December 6, 1996 ("Agreement") is entered into by and among BanPonce Corporation, a Puerto Rico corporation ("BanPonce"), National Bancorp, Inc., a Delaware corporation ("NBI"), and each of the stockholders and/or debenture holders of NBI identified on Exhibit A hereto who own either NBI Common Stock (defined below) or NBI Convertible Debentures (collectively, the "Sellers").

                          W I T N E S S E T H:

      WHEREAS, this Agreement provides for the acquisition of NBI and its wholly owned subsidiary, American Midwest Bank & Trust, an Illinois state bank ("AmMid");

      WHEREAS, the acquisition shall exclude certain NBI Subsidiaries (as defined below) which shall be split off, spun off or sold in accordance with NBI's Plan of Reorganization dated September 16, 1996, as amended by Amendment No. 1 dated December 5, 1996, to the extent such actions are expressly permitted by the IRS Ruling (as defined below) (the Amended Plan of Reorganization in effect as of the date hereof, as covered by the IRS Ruling, is hereinafter referred to as the "Plan") immediately prior to the closing of BanPonce's acquisition of NBI as contemplated herein;

      WHEREAS, the acquisition shall be effected through the exchange on the Closing Date (defined below) of all the then outstanding shares of common stock of NBI, par value $10,000 per share ("NBI Common Stock"), for One Million One Hundred Thousand (1,100,000) shares of common stock, par value $6.00 per share, of BanPonce ("BanPonce Common Stock"), subject to adjustment pursuant to Section 1.1(a) below, in accordance with the terms and conditions hereof (the "Acquisition"); and

      WHEREAS, the parties hereto desire and intend that the Acquisition qualify as a tax-free reorganization under Section 368(a)(1)(B)of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and in order to set forth the conditions upon which the foregoing transactions will be carried out, the parties agree as follows:

                                ARTICLE I

                       UNDERTAKINGS OF THE PARTIES

      1.1 The Acquisition. (a) Subject to the terms and conditions of this Agreement, on the Closing Date, Sellers will exchange, transfer, assign and cause to be delivered all of their shares of NBI Common Stock ("NBI Shares") to BanPonce free and clear of all liens, claims, encumbrances or other charges. Subject to the terms and conditions of this Agreement, in consideration of the NBI Shares, and in reliance on the representations, warranties, covenants and agreements of NBI and Sellers contained herein, BanPonce will deliver to Sellers One Million One Hundred Thousand (1,100,000) shares (each, a "BanPonce Share") of BanPonce Common Stock (the "Consideration"), subject to adjustment as follows:

            (i) if the BanPonce Average Stock Price (as defined below) is greater than $28.50, then the Consideration shall be equal to 1,100,000 BanPonce Shares multiplied by a fraction, the numerator of which is $28.50 and the denominator of which is the BanPonce Average Stock Price; provided, however, that in the event the BanPonce Average Stock Price is greater than $34.00, then during the five (5) business day period commencing on the day after computation, NBI, for itself and Sellers, shall have the option to terminate this Agreement by delivering written notice of such termination within such five (5) business day period; provided, further, that NBI may not terminate this Agreement pursuant to this Section 1.1 if BanPonce agrees in writing within five (5) business days after receipt of such notice of termination to modify the Consideration to be 922,059 BanPonce Shares [1,100,000 x (28.50/34)]; or

            (ii) if the BanPonce Average Stock Price is less than $26.50, then the Consideration shall be equal to 1,100,000 BanPonce Shares multiplied by a fraction, the numerator of which is $26.50 and the denominator of which is the BanPonce Average Stock Price; provided, however, that in the event the BanPonce Average Stock Price is less than $23.00, then during the five (5) business day period commencing on the day after computation, BanPonce shall have the option to terminate this Agreement by delivering written notice of such termination within such five (5) business day period; provided, further, that BanPonce may not terminate this Agreement pursuant to this Section 1.1 if NBI agrees in writing within five (5) business days after receipt of such notice of termination to modify the Consideration to be 1,267,391 BanPonce Shares [1,100,000 x (26.50/23)].

            As used herein, "BanPonce Average Stock Price" means the average (rounded to the nearest whole cent) of the mean of the closing bid and asked prices per share (the "Closing Price") of BanPonce Common Stock reported under the symbol "BPOP" on The Nasdaq Stock Market, the automated quotation system of the NASD ("Nasdaq"), for each of the ten (10) consecutive business days beginning on the first business day following the receipt of approval of the Acquisition from the Federal Reserve, after eliminating one (1) day of the highest and one (1) day of the lowest Closing Price during such period.

      (b) On or prior to the Closing Date, NBI's Series 4 Debentures (the "Debentures") shall have been converted by the holders thereof into NBI Common Stock. At the time of execution hereof, there are outstanding
92.17949 shares of NBI Common Stock. Upon conversion of all Debentures, there will be outstanding 105.81585 shares of NBI Common Stock. In the event additional NBI Shares are issued by NBI subsequent to the date hereof in accordance with Section 5.2 hereof, such NBI Shares shall only be issued to Sellers and such NBI Shares shall be subject to the terms of this Agreement. In any event, the number of outstanding NBI Shares on the Closing Date shall be certified to BanPonce by NBI's President. BanPonce Common Stock shall be distributed to the Sellers in accordance with the percentage ownership of NBI Shares issued and outstanding on the Closing Date. Accordingly, assuming that all 105.81585 NBI Shares are outstanding at Closing, and further assuming that the Consideration is 1,100,000 BanPonce Shares, each such NBI Share shall be exchanged for 10,395.418 BanPonce Shares, with fractional shares of BanPonce Common Stock to be paid in cash at the market price for such shares at the close of business on the trading day preceding the Closing Date.

      1.2 Closing. Subject to the terms and conditions herein set forth, the closing of the transactions contemplated by this Agreement (the "Closing") will be effected on the tenth business day of the first calendar month following the satisfaction or waiver of the last of the conditions set forth in Articles VI, VII and VIII, respectively, hereof and the expiration of any waiting periods in connection with necessary regulatory approvals, or on such other date as may be mutually agreed upon by the parties, but in no event shall the Closing take place more than thirty (30) business days after receipt of all required regulatory approvals and the expiration of any waiting periods in connection with such regulatory approvals ("Closing Date"). Each of the parties hereto agrees to pursue with reasonable diligence the satisfaction of such conditions. The Closing will take place on the Closing Date at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601-1003, or at such other place as shall be mutually agreeable to BanPonce, NBI and Sellers.

      1.3 Default by Any Seller at the Closing. If any of the Sellers shall fail or refuse to deliver any of the Shares as provided in Section
1.1 hereof, or if any of the Sellers shall fail or refuse to consummate the transactions described in this Agreement prior to or on the Closing Date, such failure or refusal shall not relieve the other Sellers of any obligations under this Agreement, and BanPonce, at its option and without prejudice to its rights against any such defaulting Seller, may (1) acquire the remaining NBI Shares which it is entitled to acquire hereunder on the exchange terms provided in Section 1.1 hereof, (2) delay the Closing while taking appropriate judicial action, or (3) refuse to make such acquisition and thereby terminate all of its obligations hereunder without liability therefor. The Sellers acknowledge that the NBI Shares are unique and otherwise not available and agree that, in addition to any other remedies, BanPonce may invoke any equitable remedies to enforce delivery of the NBI Shares hereunder including, without limitation, any action or suit for specific performance.

      1.4 Preparation of Registration Statement. BanPonce will use its best efforts to file, within forty-five (45) days after the date hereof, and to subsequently prosecute the filing of, a registration statement on Form S-4 and amendments thereto (such registration statement and amendments thereto are hereinafter collectively referred to as the "Registration Statement") with the Securities and Exchange Commission (the "SEC") covering the BanPonce Common

Stock to be issued in the Acquisition. BanPonce shall promptly request in writing the information required from NBI and Sellers, and Sellers and NBI shall timely furnish to BanPonce all information concerning NBI or Sellers required to be set forth in the Registration Statement. BanPonce shall promptly advise NBI and its counsel, and provide them with copies, of all filings with the SEC regarding the Registration Statement and any material communication received by BanPonce or its counsel from the SEC with respect to the Registration Statement. BanPonce will bear the cost of preparation, filing and duplication of the Registration Statement. The date on which the Registration Statement becomes effective is referred to herein as the "Registration Effective Date." BanPonce, NBI and Sellers will each render to the others their full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act of 1933, as amended (the "Securities Act"). Specifically, but without limitation, each will promptly advise the others if at any time before the Closing Date any information provided by it for inclusion in the Registration Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. Except with the prior written consent of BanPonce, NBI will not mail or otherwise furnish or publish to its stockholders any material relating to the Acquisition that might constitute a "prospectus" within the meaning of the Securities Act. BanPonce shall, as soon as practicable after the date hereof, make all filings required to obtain any Blue Sky permits, authorizations, consents or approvals required for the issuance of the BanPonce Common Stock to be issued in the Acquisition.

      1.5 Issuance of BanPonce Common Stock. Upon the Closing, BanPonce shall issue or make available shares of BanPonce Common Stock as necessary to complete the transactions contemplated in this Agreement. If, during the period beginning on the date hereof and ending on the Closing Date, the outstanding shares of BanPonce Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, stock dividend or similar transaction, or a distribution shall be made on the BanPonce Common Stock in any security convertible into BanPonce Common Stock, or a declaration of, or a record date for, such a change or distribution shall occur within that period, then appropriate adjustment or adjustments will be made to the number of shares of BanPonce Common Stock to be issued in connection with the transactions contemplated herein.

      1.6 Preparation of Bank Regulatory Applications. The parties hereto will cooperate in the preparation by BanPonce of, and BanPonce will use its reasonable best efforts to submit for filing within 45 days after the date hereof, applications (the "Applications") to (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"), for approval of BanPonce's acquisition of control of NBI and its subsidiary, AmMid,
(ii) the Illinois Commissioner of Banks and Real Estate (the "Illinois Commissioner") pursuant to the Illinois Bank Holding Company Act of 1957, as amended (the "Illinois BHCA"), for approval of the transactions contemplated by this Agreement, and (iii) any other federal or state bank regulatory agency the approval of which may be necessary or appropriate (the "Applicable Regulatory Authorities"). BanPonce will provide NBI and its counsel with an opportunity to review the portions of the drafts of all such Applications that contain information about NBI. BanPonce will also provide NBI and its counsel with: (i) copies of all the non-confidential portions of such Applications as filed, together with the non-confidential portions of related correspondence to or from the regulatory authorities,
(ii) a copy of BanPonce's request for confidential treatment of the confidential portions of such Applications, and (iii) a copy of the index of the confidential portions of such Applications. NBI will furnish such information, appropriate representations and documents as may be necessary in connection therewith and as the parties may mutually agree. NBI, its directors, officers, agents and representatives shall use their reasonable best efforts in providing the information and performing the reviews described in this Section 1.6.

      1.7 Confidential Information. All information that has been or will be furnished by any party to another party in connection with this Agreement that is regarded by such furnishing party as confidential (and is so designated at the time of delivery or the date of this Agreement, whichever is later) will be kept confidential by such other party and will be used only in connection with this Agreement and the transactions contemplated hereby, except to the extent that: (i) such information is or hereafter becomes lawfully obtainable from other public sources; (ii) such information is already known on a non-confidential basis to such other party when received; or (iii) disclosure is required by a law, regulation or order of a court or regulatory agency of competent jurisdiction or authority. In the event this Agreement is terminated as provided in
Article X hereof, all documents or materials provided by either party shall be either destroyed or returned promptly to the supplying party, and the receiving party shall not retain any copies thereof and shall destroy any notes which have been prepared from such documents or materials. The parties agree that the terms and conditions of this Section 1.7 shall supersede any previously executed and delivered confidentiality agreements between the parties. The term "party" in this Section 1.7 shall include all officers, directors, employees, agents, advisors or representatives of such party.

      1.8 No Covenant as to Tax Consequences; IRS Ruling. (a) It is understood and agreed that BanPonce, NBI, Sellers and all of their respective officers, agents and representatives have not made any representation, warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement; provided, however, that none of BanPonce, NBI or any Seller shall take any action to prevent, or omit to take any action necessary for, the qualification of the Acquisition as a tax-free reorganization under
Section 368(a)(1)(B) of the Code; provided, further, that prior to Closing, but after receipt of the IRS Ruling (defined below), NBI and Sellers shall be entitled to take such actions as are specifically contemplated by the Plan, to the extent such actions are consistent with the IRS Request (defined below) and the IRS Ruling. Prior to receipt of the IRS Ruling, NBI and each Seller agree not to knowingly take any action in material violation of, or materially inconsistent with, the IRS Request. Following the Closing, BanPonce shall make such filings with the Internal Revenue Service ("IRS") as are required by the regulations promulgated under
Section 368(a)(1)(B) of the Code.

      (b) NBI shall promptly prepare, utilizing its independent accountants and attorneys, a request of the IRS (the "IRS Request") for a favorable ruling reasonably acceptable to BanPonce's counsel (the "IRS Ruling") with respect to the distribution of DeKalb Bancshares, Inc. stock to certain Sellers under the Plan and pursuant to Section 355 of the Code to the effect that such distribution is non-taxable both to the receiving Sellers and to NBI. In conjunction therewith, NBI shall confer with BanPonce, its attorneys and accountants in the drafting and finalization of the IRS Request, and shall provide BanPonce with an opportunity to review the drafts of the IRS Request.

      1.9 Release of Information. None of BanPonce, NBI or any Seller shall, nor shall any of them permit their respective directors, officers, employees, representatives or agents to, issue or cause the publication of any announcement with respect to this Agreement or the Acquisition without the prior consent of BanPonce and NBI, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, the Applicable Regulatory Authorities, or any other regulatory authority or governmental agency, in which case the disclosing party shall seek confidential treatment for such information reasonably deemed proprietary or confidential by NBI. NBI and BanPonce will each use their best efforts to cooperate in coordinating the public release of information concerning the transactions contemplated by this Agreement. Any press releases or other like distributions of information shall be agreed to by BanPonce and NBI.

      1.10 Board of Directors. Except as disclosed in writing to NBI prior to the Closing Date, the directors of AmMid immediately prior to the Closing Date shall be directors of AmMid immediately following the Closing Date.

      1.11 Seller Releases. Except as provided in Schedule 1.11 to the NBI Disclosure Schedule, effective on the Closing, each Seller hereby releases, remises and forever discharges NBI and AmMid, and their officers, agents, attorneys, representatives, directors, employees and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively referred to as the "Releases") of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of this Release (the "Released Claims"). Each Seller represents and warrants that no claim released herein has been assigned, expressly, impliedly or by operation of law, and that all claims of Seller released herein are owned by Seller, who has the sole authority to release them. Each Seller agrees that he shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or proceeding, judicial, administrative or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

                               ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF NBI AND SELLERS

      NBI, as to Article II hereof in its entirety; NBI and each Seller, jointly and severally, as to Sections 2.2, 2.6(b), 2.7, 2.20, 2.21 and 2.29 inclusive hereof, as such Sections pertain to his/her ownership of Shares on the Closing Date; and NBI, Robert W. Svendsen, Sr. ("Svendsen") and Thomas H. Roth ("Roth"), jointly and severally as to Sections 2.1, 2.3, 2.4, 2.5, 2.6(a), 2.7 to 2.14 inclusive, 2.16 to 2.19 inclusive, and 2.22 to 2.31 inclusive hereof, represent and warrant to BanPonce as follows:

      2.1 Organization of NBI and NBI Subsidiaries. (a) NBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to engage in the activities and business now conducted by it. NBI possesses and is in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required, except where the failure to be in full compliance would not have a material adverse effect on the financial condition, assets or business operations of NBI or AmMid. NBI is registered and in good standing with the Federal Reserve as a bank holding company under the BHCA. NBI has delivered to BanPonce true, accurate and complete copies of the currently effective Certificate of Incorporation and Bylaws of NBI, including any amendments thereto ("NBI Corporate Documents"). NBI is currently being operated in accordance with the NBI Corporate Documents. The minute books of NBI and AmMid contain complete and accurate records of all meetings and other corporate actions of their respective stockholders and Boards of Directors. NBI has no subsidiaries and does not control (whether directly or indirectly, whether through the beneficial or record ownership of securities or otherwise, and whether alone or in combination with others) any corporation, partnership, business organization or other persons other than American National Bank of DeKalb County ("DeKalb"), Northwest Community Bank ("Northwest"), First Lake Corp. ("First Lake"), AmMid, Suburban Lands Corporation ("Suburban") and National Bancorp Data Systems L.L.C. ("Data Systems") (Suburban and Data Systems are collectively referred to herein as "AmMid Subsidiaries"; DeKalb, Northwest, First Lake, AmMid, Suburban and Data Systems are collectively referred to herein individually as an "NBI Subsidiary," and collectively as "NBI Subsidiaries"). NBI has no equity investment in any other entity. Schedule 2.1 to the NBI Disclosure Schedule shows for each of the NBI Subsidiaries: its date and jurisdiction of incorporation or organization; each other jurisdiction in which it is qualified or licensed to do business; its authorized, issued and outstanding capital stock, other equity securities and other ownership interests; and the record owners thereof and the number of shares or other ownership interests owned by each such owner.

      (b) Each AmMid Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (in the case of Suburban) or organization (in the case of Data Systems) and has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. Each AmMid Subsidiary is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification. Other than as set forth in Schedule 2.1 to the NBI Disclosure Schedule, all of the issued and outstanding shares of capital stock, other equity securities and other ownership interests of AmMid Subsidiaries are duly and validly authorized and issued, are fully paid and nonassessable and are owned by AmMid, free and clear of all liens, security interests, charges, claims and encumbrances. Other than as set forth in
Schedule 2.1 to the NBI Disclosure Schedule, there are no shares of any class of capital stock, other equity securities or other ownership interests of any AmMid Subsidiary outstanding and there are no outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock, other equity securities or other ownership interests of any AmMid Subsidiary.

      2.2 Ownership of Shares/Purchase for Investment. (a) Each Seller is the owner of all right, title and interest (legal and beneficial) in and to that number of shares of NBI Common Stock, and NBI's Series 4 Convertible Debentures, listed opposite the name of such Seller in
Schedule 2.2 to the NBI Disclosure Schedule, free and clear of any and all liens of any nature whatsoever except as set forth on Schedule 2.2 to the NBI Disclosure Schedule. The delivery to BanPonce of the Shares pursuant to the provisions of this Agreement will transfer to BanPonce valid title thereto, free and clear of any and all liens. Except as specifically contemplated by this Agreement, no person or entity has any contract or right (whether preemptive or contractual) for the purchase of any of the Shares from any Seller. Each Seller is a resident of the State of Illinois.

      (b) The shares of BanPonce Common Stock to be received by Sellers in the exchange contemplated by this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and each Seller will refrain from offering to sell or otherwise disposing of any of the shares of BanPonce Common Stock in violation of any of the registration requirements of the Securities Act. The shares of common stock of DeKalb Bancshares, Inc. to be received by any Seller as contemplated by the Plan will be acquired for investment only and not with a view to any public distribution thereof.

      2.3 Capitalization of NBI. (a) The authorized capital stock of NBI consists of 100,500 shares of stock as follows: 150 shares of common stock, par value $10,000 per share, of which 92.17949 shares are issued and outstanding (to be increased to 105.81585 shares upon the conversion at Closing of NBI's Debentures) and 1.025 shares are held as treasury stock, and 100,000 shares of preferred stock, of which 10,500 shares have been designated as $10.00 par value Class A Preferred Stock, of which none are issued or outstanding, and 89,500 shares of $1.00 par value Preferred Stock, of which none are issued or outstanding. All of such issued and outstanding shares of NBI Common Stock are fully paid and nonassessable and not issued in violation of any preemptive rights of any stockholder.
Except as specifically contemplated by the Plan, other than with regard to shares to be issued with regard to NBI's Debentures, NBI does not have any arrangements or commitments obligating NBI to issue or sell or otherwise dispose of, or to purchase or redeem shares of, its capital stock.

      (b)   Names and Logotypes.

            (i)   Reflected on Schedule 2.3.1 to the NBI Disclosure
      Schedule is a copy of AmMid's service marked name "American Midwest Bank" and its logotype, together with copies of federal service mark documentation with respect thereto. BanPonce agrees to assign the use of such logotype (but not the name or service mark with respect thereto) to DeKalb upon Closing, such logotype to be useable by DeKalb or American Midwest Credit Card Co. in connection with the Merchant Processing Business of AmMid to be assigned by AmMid to DeKalb prior to Closing in accordance with the Plan. The parties agree that neither DeKalb nor American Midwest Credit Card Co. ("Credit Card") shall utilize the logo generally in connection with its banking business for a period of three (3) years following the Closing, but may utilize the logo in connection with its Merchant Processing Business from and after the date of the transfer of the Merchant Processing Business from AmMid to DeKalb. Prior to Closing, without compensation to AmMid other than the payment contemplated by the Plan, AmMid shall enter into a Licensing Agreement in the form attached to Exhibit 2.3(b) hereto, and DeKalb shall enter into a Sublicensing Agreement with Credit Card in the form attached to such
      Exhibit 2.3(b) authorizing the use of the "America Midwest" name and logo by DeKalb and Credit Card in connection with such Merchant Processing Business as provided therein.

            (ii) Prior to the Closing, without compensation to NBI, or after the Closing, upon payment of compensation to BanPonce in the amount of $100.00, BanPonce shall relinquish all right, title and interest in and to the name "National Bancorp, Inc." both in Delaware and elsewhere and shall allow to be assigned to DeKalb the name "National Bancorp, Inc." in Delaware and elsewhere.

      2.4 Organization of AmMid. AmMid is an Illinois banking corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. NBI has delivered to BanPonce, as
Schedule 2.4 to the NBI Disclosure Schedule, true, accurate and complete copies of the currently effective Charter and Bylaws of AmMid, including all amendments thereto ("AmMid Corporate Documents"). AmMid (i) is duly authorized to conduct a general banking business subject to the supervision of the Illinois Commissioner at its offices identified in Schedule 2.4 to the NBI Disclosure Schedule, (ii) is an insured depository institution as defined in the Federal Deposit Insurance Act ("FDIA"), (iii) has full power and authority to engage in the business and activities now conducted by it,
(iv) possesses and is in compliance in all material respects with all licenses, franchises, permits and other governmental authorizations that are legally required, except where the lack of such license, franchise, permit or other governmental authorization or failure to be in such compliance would not have a material adverse effect on the financial condition of AmMid, and (v) is being operated in accordance with the AmMid Corporate Documents. Other than AmMid Subsidiaries, AmMid has no interest in any subsidiaries and does not control (whether directly or indirectly, whether through the beneficial or record ownership of securities or otherwise, and whether alone or in combination with others) any corporation, partnership, business organization or other persons.

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


      2.5 Capitalization of AmMid. (a) The authorized capital stock of AmMid consists of 200,000 shares of common stock, par value $10.00 per share ("AmMid Stock"), of which 200,000 shares are validly issued and outstanding, and all of which are owned by NBI free and clear of all liens, pledges, assignments and security interests, except as provided in
Schedule 2.1 to the NBI Disclosure Schedule. All of the shares of the capital stock of AmMid are fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder.

      (b) The authorized capital stock of Suburban consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are validly issued and outstanding, and all of which are owned by AmMid free and clear of all liens, pledges, assignments and security interests. All of the shares of the capital stock of Suburban are fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder.

      (c) The authorized capital of Data Systems consists of 100 limited liability company units ("Units") of which 100 Units are validly issued and outstanding, and 34% of which are owned by AmMid free and clear of all liens, pledges, assignments and security interests. Schedule 2.5(c) to the NBI Disclosure Schedule sets forth all unitholders of Data Systems, and the number of Units held by each such holder. All of the Units of Data Systems are fully paid and nonassessable and not issued in violation of the preemptive rights of any holder thereof.

      2.6 Authorization. (a) The Board of Directors of NBI has approved this Agreement and the transactions contemplated hereby and has authorized the execution, delivery and performance by NBI of this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of NBI, enforceable against NBI in accordance with its terms, subject to (i) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(ii) the application of equitable principles.

      (b) Each Seller has the full power, authority and capacity necessary to enter into and perform his, her or its respective obligations under this Agreement, to sell, assign, transfer and convey the Shares so owned by such Seller pursuant to this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to (i) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of equitable principles.

      2.7 No Violation. Provided that the requisite approvals from the Applicable Regulatory Authorities are obtained and the BanPonce Common Stock to be issued hereunder is duly registered under the Securities Act and, to the extent applicable, is duly registered or exempt from registration under state securities or blue sky laws, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in the breach of, constitute a default under or accelerate the performance of, the terms of any law, or any rule or regulation of any governmental agency or authority, or any

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


judgment, order or decree of any court or other governmental agency to which NBI, any NBI Subsidiary or any Seller may be subject, or any contract, agreement or instrument to which NBI, any NBI Subsidiary or any Seller is a party or by which NBI, any NBI Subsidiary or any Seller is bound or committed, or the Certificate of Incorporation or Bylaws of NBI or the Charter or Bylaws of any NBI Subsidiary, or constitute an event that, with the lapse of time or action by a third party or both, would, to the best of NBI's or any Seller's knowledge, result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets, properties or stock of NBI or any NBI Subsidiary, other than in the case of contracts, agreements or instruments, such conflicts, breaches or defaults of which will be cured or waived prior to the Closing Date.

      2.8 Financial Information and Statements. In addition to the information set forth in Schedule 2.8 to the NBI Disclosure Schedule, NBI has furnished to BanPonce copies of the following financial information and statements:

      (a) Audited consolidated balance sheets of NBI as of December 31, 1995, 1994 and 1993, and the related audited consolidated statements of income, cash flow and stockholders' equity for each of the years then ended, accompanied by the unqualified audit report thereon of Crowe, Chizek and Company, LLP (successor to Crowe, Chizek and Co.) (hereinafter "Crowe, Chizek");

      (b) Annual Report on form F.R.Y-6 of NBI as of December 31, 1995, and the related statements of income for the period then ended, and the consolidated quarterly report on form F.R.Y-9 of NBI as of September 30, 1996, and the related statements of income for the period then ended, each as filed with the Federal Reserve as of said date;

      (c) Unaudited Statement of Condition of AmMid as of October 31, 1996, together with the related unaudited Report of Income for the period then ended, as included in the reports of AmMid as of said date as filed with the Illinois Commissioner (the statements identified in subsections (b) and (c) hereof being hereinafter referred to as the "Interim Financial Statements");

      (d) State of Illinois Examination Report of AmMid dated as of January 31, 1995; and

      (e) Federal and Illinois State Consolidated Income Tax Returns for NBI for December 31, 1993, 1994 and 1995.

      Each of the financial statements referred to in this Section 2.8 and in Exhibit 2.8 hereto is true and correct in all material respects, and together they fairly present, in accordance with applicable laws and regulations and generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the financial position and results of operation of NBI and AmMid as of the dates and for the periods therein set forth. Each of the financial

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

statements referred to in clause (a) of this Section 2.8 has been prepared in accordance with generally accepted accounting principles applied on a consistent basis. Each of the financial statements referred to in clause
(b) and clause (c) of this Section 2.8 has been prepared in accordance with the applicable regulations and standards of the Federal Reserve or the Illinois Commissioner. Each of the financial statements referred to in this Section 2.8 does not, as of the date thereof, include any assets or omit to state any liability, absolute or contingent, or other facts, the inclusion or omission of which renders such financial statement, in light of the circumstances under which it was made, misleading in any material respect. Except as provided in Schedule 2.8(a) to the NBI Disclosure Schedule, since December 31, 1995, there has been no material adverse change in the financial condition, results of operation, business or prospects of NBI or any NBI Subsidiary and no fact or condition exists that NBI believes will cause such a material adverse change in the future.

      2.9 Absence of Certain Changes. Since December 31, 1995, other than matters disclosed in the NBI Disclosure Schedule and Exhibits thereto, or other than as contemplated by the Plan, neither NBI nor AmMid has
(i) issued or sold any corporate debt securities (except certificates of deposit, letters of credit, cashier's checks, and other documents and instruments issued in the ordinary course of the banking business of AmMid); (ii) granted any option for the purchase of its capital stock;
(iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, except as listed on Schedule 2.9 to the NBI Disclosure Schedule or as otherwise provided for in this Agreement;
(iv) incurred any material obligation or liability (absolute or contingent) or mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in NBI's balance sheet as of December 31, 1995, and current liabilities incurred since the date thereof in the ordinary course of business; (vi) sold, exchanged or otherwise disposed of any of its capital assets; (vii) except as provided in Schedules 2.10(a) and 2.11 to the NBI Disclosure Schedule, made or modified any general wage or salary increase exceeding 5% annually in the aggregate; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, in excess of $10,000, or waived any rights of value in excess of $10,000; (ix) except as otherwise provided herein or in the Plan, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (x) entered into any transaction outside the ordinary course of its business (consistent with past practices), except in each case as expressly contemplated by this Agreement; or (xi) except as reflected in the financial statements of NBI or AmMid, sold or otherwise disposed of any of its investment securities.

      2.10 Employee Benefits. (a) NBI has furnished to BanPonce a list (the "Employee Benefit Plan List"), attached as Schedule 2.10(a) to the NBI Disclosure Schedule, which identifies each and every compensation, consulting, employment, employment termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other benefit insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any compensatory payment or benefit resulting from a change in control, vacation, disability, profit sharing, retirement, or other employment or employee benefit plan, policy or arrangement of any kind, oral or written, covering directors, officers, employees, former directors

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


or former employees of NBI or any ERISA Affiliate (as defined below) or its respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which NBI or any ERISA Affiliate maintains, to which NBI or any ERISA Affiliate contributes, or under which any present or former director, officer or employee of NBI or any ERISA Affiliate is covered or has benefit rights and with respect to which any liability of NBI or any ERISA Affiliate exists or is reasonably likely to occur ("Benefit Plans"). The Employee Benefit Plan List also sets forth a list which identifies each and every provision in the Benefit Plans which specifically references a change of control as causing an increase or acceleration of benefits to present or former directors, officers or employees of NBI or any ERISA Affiliate or their respective beneficiaries, and any other similar provisions which would cause an increase in liability to any such person (in his capacity as a present or former director, officer or employee of NBI or any ERISA Affiliate or his respective beneficiaries) as a result of the transactions contemplated by this Agreement ("Change of Control Benefit"). The term "Benefit Plans" does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Without limitation of the foregoing, except as separately set forth on the Employee Benefit Plan List, (i) no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA, (ii) no Benefit Plan is an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, and (iii) neither NBI nor any ERISA Affiliate maintains, sponsors or has an obligation to contribute to (or has ever maintained, sponsored or had an obligation to contribute to within the preceding six years) any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA or has any liability with respect to any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA. For the purposes of this subsection 2.10(a), the terms "NBI" and "ERISA Affiliate" shall be deemed to include predecessors thereof.

      (b) Each of the Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code has been determined by the IRS to qualify under Section 401(a) of the Code, and, to the best of NBI's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Benefit Plan. No Benefit Plan is currently under audit by the United States Department of Labor, the Pension Benefit Guaranty Corporation or the IRS, and neither NBI nor any ERISA Affiliate has received either written or oral notification by one or more of such federal regulatory agencies of their intention to audit a Benefit Plan.

      (c) All accrued contributions and other payments to be made by NBI or any ERISA Affiliate to any Benefit Plan through December 31, 1995 have been made, or reserves adequate for such purposes as of December 31, 1995 have been reflected in the December 31, 1995 financial statements. Neither NBI nor any ERISA Affiliate is in material default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding material liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such plan.

      (d) There is no pending litigation or, to NBI's or any ERISA Affiliate's knowledge, any overtly threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by NBI or any ERISA Affiliate which alleges violations of applicable state or federal law and which has a reasonable probability of being determined adversely to NBI or any ERISA Affiliate.

      (e) NBI and each ERISA Affiliate and, to the knowledge of NBI, each other ERISA Affiliate and all other persons having fiduciary or other responsibilities or duties with respect to any Benefit Plan, are and since the inception of each such Benefit Plan have been in substantial compliance in all respects with, and each such Benefit Plan is and has been operated in all respects substantially in accordance with, its provisions and in substantial compliance in all respects with the applicable laws, rules and regulations governing such Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. No Benefit Plan has engaged in or been a party to a non-exempt "prohibited transaction" (as defined in Section 406 of the ERISA or 4975(c) of the Code). All Benefit Plans which are group health plans have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA.

      (f) NBI has delivered to BanPonce (i) a true and complete copy of each Benefit Plan (or, in the case of any Benefit Plan that is not in written form, a complete and accurate description of the material provisions of the Benefit Plan), including all amendments thereto, (ii) a complete and current copy of the summary plan description of each Benefit Plan that is subject to ERISA, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Benefit Plan, (iv) the three most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each Benefit Plan for which Annual Reports are required, (v) the most recent determination letter issued by the IRS with respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code and a complete copy of any applications pending before the IRS or the United States Department of Labor with respect to any such Benefit Plan,
(vi) the most recent available financial statements for each Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Benefit Plan for which audited financial statements are required by ERISA.

      (g) No Benefit Plan is subject to the provisions of Part 3 of Title I of ERISA, Section 412 of the Code or the provisions of Title IV of ERISA. Neither NBI nor any ERISA Affiliate has incurred, nor to NBI's knowledge is there a basis for believing that either NBI or any ERISA Affiliate may incur, any material liability under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by any ERISA Affiliate (as that term is defined in the next sentence) of NBI. The term "ERISA Affiliate" shall mean any person which is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as NBI or

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


is or was under common control (within the meaning of Section 414(c) of the Code) with NBI, and such term includes, but is not limited, to the NBI Subsidiaries.

      (h) Schedule 2.10(h) to the NBI Disclosure Schedule lists: (i) each executive officer and director of NBI or any ERISA Affiliate who is eligible to receive a Change of Control Benefit, (ii) the amount of each such Change of Control Benefit calculated as if a change of control occurred, and such benefit payment became due, on the date hereof, (iii) each such individual's base rate of compensation in effect as of the date of this Agreement, (iv) such individual's compensation from NBI and any ERISA Affiliate for each of the calendar years 1991 through 1995, as reported by NBI and any ERISA Affiliate on Form W-2 or Form 1099, and (v) any other amounts, identified by type, necessary to calculate such benefits. Notwithstanding anything to the contrary contained herein or in the lists and schedules hereto or the NBI Disclosure Schedule, neither NBI nor any ERISA Affiliate has made any payments or provided any compensation or benefits or is a party to any agreement or any Benefit Plan that could obligate it or any successor thereto to make any payments or provide any compensation or benefits, the deductibility of which is limited by Section 280G of the Code.

      2.11 Labor Contracts. Except as set forth on the list furnished to BanPonce (the "Labor Contract List") and attached as Schedules 2.10(a) and
2.11 to the NBI Disclosure Schedule, neither NBI nor any NBI Subsidiary is a party to or has in effect any organized labor contract or collective bargaining agreement. Neither NBI nor any NBI Subsidiary is aware of any efforts during the past five years to unionize or organize any employees of NBI or AmMid and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis-Bacon Act, Civil Rights Act of 1968, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any other federal, state or local employment-related law, order, ordinance or regulation, and no unfair labor practice, discrimination or wage-and-hour claim is pending or, to NBI's knowledge, threatened against NBI or any NBI Subsidiary.

      2.12 Litigation. Except as provided in Schedule 2.12 to the NBI Disclosure Schedule: (a) no claims have been asserted and no relief has been sought against NBI, AmMid or any AmMid Subsidiary in any pending litigation or governmental proceedings or otherwise; (b) to NBI's knowledge, there are no circumstances, conditions, events or arrangements, contractual or otherwise, which may hereafter give rise to any proceedings, claims, actions or government investigations involving NBI or any NBI Subsidiary which would reasonably be expected to have a material adverse effect on the financial condition of NBI, AmMid or any AmMid Subsidiary, nor are any such proceedings, claims, actions or government investigations, to NBI's knowledge, threatened involving NBI or any NBI Subsidiary; and (c) neither NBI nor any NBI Subsidiary is a party to any order, judgment or decree which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of NBI, AmMid or any AmMid Subsidiary, and neither NBI nor any NBI Subsidiary (i) is the subject of any cease and desist order, or other formal or informal enforcement action

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


by any regulatory authority, or (ii) has made any commitment to or entered into any agreement with any regulatory authority that currently restricts or adversely affects its operations or financial condition. Except as otherwise prohibited by law, NBI will make available to BanPonce copies of all correspondence with or memoranda of other communications with any regulatory authority since January 1, 1993, relating to the operation or condition, financial or otherwise, of NBI, AmMid or any AmMid Subsidiary.

      2.13 Tax Matters. (a) NBI and each NBI Subsidiary shall have filed with the appropriate governmental agencies all federal, foreign, state and local tax returns that are required to be filed by them on or prior to the Closing Date, and such tax returns are true and complete in all material respects, and shall have duly paid in full or have made adequate provision on their financial statements for the payment of all taxes for all periods ending on or prior to the Closing Date. Neither NBI nor any NBI Subsidiary is delinquent in the payment of any taxes except for assessments being contested in good faith by NBI or any NBI Subsidiary and for which adequate reserves have been established. There are included in the NBI consolidated balance sheet as of December 31, 1995, and NBI's and AmMid's unaudited balance sheets as of September 30, 1996, adequate reserves for the payment of all accrued but unpaid federal, foreign, state and local taxes of NBI and each NBI Subsidiary, including interest and penalties, whether or not disputed, for all periods ending on or prior thereto. Except as set forth in Schedule 2.13 to the NBI Disclosure Schedule, (i) there are no material liens for taxes upon any property or asset of NBI or any NBI Subsidiary, except for (x) liens for taxes not yet due and (y) any such liens for taxes shown on such Schedule 2.13 to the NBI Disclosure Schedule, which are being contested in good faith through appropriate proceedings; (ii) since 1992, neither NBI nor any NBI Subsidiary has made any change in accounting method for income tax reporting, except as provided in the footnotes to the audited financial statements relating thereto, received a ruling from any taxing authority or signed an agreement with any taxing authority which will materially and adversely affect NBI or any NBI Subsidiary in future periods; (iii) during the past ten years, neither NBI nor any NBI Subsidiary has received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to taxes of NBI or any NBI Subsidiary, except any such deficiency or assessment shown on such Schedule 2.13 to the NBI Disclosure Schedule, or which has been paid or is being contested in good faith through appropriate proceedings;
(iv) the tax returns for NBI and each NBI Subsidiary are not currently the subject of any audit by the IRS or any other taxing authority, and NBI's federal income tax returns have been examined by the IRS (or the applicable statutes of limitation of the assessment of federal taxes for such period have expired) for all periods through and including calendar year 1992, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid; (v) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitation applicable to the assessment of any taxes or deficiencies against NBI or any NBI Subsidiary, and no power of attorney granted by either NBI or any NBI Subsidiary with respect to any taxes is currently in force; (vi) except for the Tax Sharing Agreement between NBI and its Subsidiaries set forth on Schedule 2.13 to the NBI Disclosure Schedule (the "Tax Sharing Agreement"), neither NBI nor any NBI Subsidiary is a party to any agreement providing for the allocation or sharing of taxes; and (vii) neither NBI nor any NBI Subsidiary is a party to any action or proceeding for, nor has any of them received any claim for, the assessment or

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


collection of any taxes, except tax liens or levies against customers of DeKalb, Northwest or AmMid. Neither NBI nor any NBI Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code. Neither NBI nor any NBI Subsidiary has agreed to, or to the best knowledge of NBI is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Neither NBI nor any NBI Subsidiary is a "United States Real Property Holding Corporation" as defined in Section 897 of the Code. Except as specifically contemplated by the Plan, neither NBI nor any NBI Subsidiary, which has been included in a combined or consolidated tax return in which NBI or any NBI Subsidiary was included, has taken any action that would generate a tax liability for NBI or any NBI Subsidiary upon any such corporations ceasing to be a member of such consolidated or combined group, except for matters specified in Schedule 2.13 to the NBI Disclosure Schedule. To NBI's knowledge, except for matters covered in Schedule 2.13 to the NBI Disclosure Schedule, no circumstances exist which reasonably could be expected to result in a material assessment of taxes in excess of reserved amounts for periods subsequent to December 31, 1995. All liabilities for unpaid taxes will be accrued and reflected in the financial statements of NBI and AmMid as of the Closing Date. All intercompany accounts arising from the Tax Sharing Agreement will be settled among the subsidiaries as of the Closing Date.

      (b) All monies required to be withheld from employees of NBI or any NBI Subsidiary for income taxes, social security and unemployment insurance taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established and each of NBI and each NBI Subsidiary have otherwise complied in all material respects with applicable laws, rules, and regulations relating to tax withholding and remittance from employees.

      (c) The term "tax" shall include any tax, assessment, levy, impost, duty or withholding of any nature now or hereafter imposed by a government authority and any interest, additional tax, deficiency, penalty, charge or other addition thereon, including without limitation any income, gross receipts, profits, franchise, sales, use, property (real and personal), transfer, payroll, unemployment, social security, occupancy and excise tax and customs duty. The term "return" shall include any return, declaration, report, estimate, information return and statement required to be filed with or supplied to any taxing authority in connection with any taxes.

      (d) Neither NBI nor any NBI Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it or BanPonce to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

      2.14 Registration Statement. The parts of the Registration Statement that relate to NBI or any NBI Subsidiary and any of their affiliates or associates which were provided by NBI will not as of the Registration Effective Date contain any statement that is, at the time at which, and in light of the circumstances under which, it is made, false or misleading in any material respect with regard to any facts or omit to state any fact required to be stated therein or necessary in order to make the statements therein not materially false or misleading. Notwithstanding the foregoing, NBI makes no representation or warranty regarding and shall have no responsibility for the truth or accuracy of any information with respect to BanPonce or any of its affiliates or associates contained in the Registration Statement.

      2.15 Title and Condition. (a) Except as provided in Schedule 2.15 to the NBI Disclosure Schedule, NBI or AmMid has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, including without limitation all assets and properties reflected in the Interim Financial Statements and the audited consolidated balance sheet of NBI as of December 31, 1995, or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the dates of such balance sheets or will be disposed of in accordance with the Plan), subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except: (i) as noted in said balance sheets or the notes thereto; (ii) statutory liens for taxes not yet delinquent; and (iii) security interests granted to secure deposits of funds by federal, state or other governmental agencies. Except as specified in Schedule 2.15 to the NBI Disclosure Schedule, NBI or AmMid, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all property leased by NBI or AmMid, qualified only by the written terms of such leases, true and complete copies of which are provided in Section 2.15(a) to the NBI Disclosure Schedule. Legal descriptions of all real property owned by NBI or AmMid, including properties held by AmMid as a result of foreclosure or repossession or carried on AmMid's books as "other real estate owned," or which for purposes of any Environmental Law (as hereinafter defined) are alleged to be under the control of NBI or AmMid (the "Real Properties"), have been provided in Schedule 2.15(a) to the NBI Disclosure Schedule. There are no investigations, proceedings, or complaints by any governmental agency pending or, to NBI's knowledge, threatened in writing against NBI or AmMid in connection with the Real Properties (including automatic teller machines) under the Americans with Disabilities Act of 1990 ("ADA") or the ATBCB Accessibility Guidelines for Buildings and Facilities, or any other local, state or federal law concerning accessibility for individuals with disabilities.

      (b) BanPonce has commenced a Phase I environmental audit of the main banking facility and related drive-in facility of AmMid, the cost of which shall be borne by NBI. The Real Properties are in good condition and have been well maintained in accordance with reasonable and prudent business practices applicable to like facilities, reasonable wear and tear excepted. To NBI's knowledge, the Real Properties are in compliance with all Environmental Laws and to NBI's knowledge there are no conditions in connection with the Real Properties, including the presence of lead or asbestos, which would be likely to subject NBI or any NBI Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws, or which would, if known, be likely to materially reduce the value of any Real Property or which would require or be likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by NBI or any NBI Subsidiary. To NBI's knowledge, neither NBI nor any NBI Subsidiary is a party to any litigation or administrative proceeding alleging NBI's or any NBI Subsidiary's violation of Environmental Laws, nor has NBI or any NBI Subsidiary violated


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


Environmental Laws, nor is NBI or any NBI Subsidiary required by any governmental agency to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or hazardous materials. To NBI's knowledge, neither the Real Properties nor NBI or any NBI Subsidiary is subject to any judgment, decree, order or citation related to or arising out of, or listed as a potentially responsible party by any governmental body or agency in a matter arising under, any Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes and rules relating to the discharge of air pollutants, water pollutants or process waste water or substances, in effect now or as of the Closing Date, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Cleanup and Liability Act of 1980, as amended, regulations of the Environmental Protection Agency, any so-called "Superfund" or "Superlien" laws, and the Illinois Responsible Property Transfer Act.

      2.16 Insurance. Schedule 2.16 to the NBI Disclosure Schedule contains true, accurate and complete copies of all insurance policies of NBI and each NBI Subsidiary. Neither NBI nor any NBI Subsidiary has received any notice of any premium deficiency relating to any insurance coverage in force at the date of this Agreement. NBI will maintain, or will cause each NBI Subsidiary to maintain, the coverage provided in each of such policies through the Closing Date.

      2.17  Compliance with Laws and Orders.  Except as specified in
Schedule 2.17 to the NBI Disclosure Schedule, NBI and each NBI Subsidiary have complied in all material respects with all laws, regulations and orders (including zoning ordinances) applicable to them and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of DeKalb's, Northwest's and AmMid's banking activities. Neither NBI nor any NBI Subsidiary is in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in the default under the terms of any judgment, decree, order or writ of any governmental authority or court, whether federal, state or local and whether at law or in equity.

      2.18 Governmental Regulation. Except as specified in Schedule 2.12 to the NBI Disclosure Schedule, NBI and each NBI Subsidiary hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of their businesses, and, between the date hereof and the Closing Date, NBI will, and will cause each NBI Subsidiary to, maintain all such licenses, certificates, permits, franchises and rights in effect. AmMid is an insured financial institution as defined in the FDIA. Neither NBI nor any Seller or NBI Subsidiary is a party or subject to any agreement with, or directive or order issued by, the Federal Reserve, the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency (the "OCC"), the Illinois Commissioner or any other bank regulatory authority, which imposes any restrictions or requirements not applicable generally to bank holding companies (in the case of NBI),

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


national banks (in the case of DeKalb), or Illinois state banks (in the case of AmMid and Northwest), with respect to the conduct of its business.

      2.19 Material Contracts. Each executory contract, indenture and other binding commitment and agreement that provides for the receipt or expenditure of in excess of $25,000 over the course of any twelve-month period, or which cannot be terminated without penalty in excess of $25,000, to which NBI and/or any NBI Subsidiary is a party or to which NBI and/or any NBI Subsidiary or any of their properties are subject (collectively, the "Material Contracts" and each a "Material Contract") was entered into, and is, in the ordinary course of business, and appears on a list set forth in Section 2.19 to the NBI Disclosure Schedule (the "Contract List"). True copies of the agreements appearing on the Contract List, including all amendments and supplements thereto, have been made available to BanPonce. All of the Material Contracts are binding upon NBI and/or NBI's Subsidiaries (as applicable) (assuming such Material Contracts are binding upon the other parties thereto) and, to NBI's knowledge, the other parties thereto. NBI and the NBI Subsidiaries have each duly performed all of their obligations under each Material Contract to which they are parties to the extent that such obligations to perform have accrued. No breach or default under the terms of any Material Contract by NBI or any of the NBI Subsidiaries or, to NBI's knowledge, any other party thereto has occurred which will impair the ability of NBI or any of the NBI Subsidiaries to enforce any of its or their material rights thereunder. None of the Material Contracts contains an express prohibition against assignment by operation of law or a change of control of NBI or a NBI Subsidiary which would preclude BanPonce from exercising and enjoying all of the rights, remedies and obligations of NBI or a NBI Subsidiary, as the case may be, under such Material Contracts.

      2.20 Stockholders. Schedule 2.20 to the NBI Disclosure Schedule identifies each officer or director of NBI or AmMid or holder of ten percent (10%) or more of the outstanding NBI Common Stock, as determined under the rules and regulations of the SEC, and sets out the number of shares owned by each such person ("Affiliates List"). NBI will cause each person named on the Affiliates List to execute prior to the filing of the bank regulatory applications contemplated in Section 1.6 hereof written undertakings, in the form attached as Exhibit 2.20 hereto ("Affiliates' Undertakings").

      2.21 Matters Relating to Directors, Officers and Stockholders. Except as specified in Schedule 2.21 to the NBI Disclosure Schedule, no director or executive officer of NBI or any NBI Subsidiary, or holder of ten percent (10%) or more of the outstanding NBI Common Stock, as determined under the rules and regulations of the SEC, nor any "associate" of any such person (as such term is defined in the general rules and regulations under the Securities Act) (i) is or has been during the period subsequent to December 31, 1992, a party (other than as a depositor) to any transaction with NBI or AmMid, whether as a borrower or otherwise, which
(x) was made other than in the ordinary course of business, (y) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions for other persons, or (z) involves more than the normal risk of collectibility or presents other unfavorable features, or (ii) is a party to any loan or

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


loan commitment, whether written or oral, from NBI or AmMid involving an amount in excess of $10,000.

      2.22 Absence of Adverse Agreements. Except with regard to the Plan and contracts and agreements contemplated thereby, neither NBI nor AmMid is a party to any agreement, option or contract (other than this Agreement and the transactions contemplated by this Agreement), the subject of which involves or relates to the merger, consolidation, or sale of assets or stock of NBI or any NBI Subsidiary.

      2.23 Accuracy of Information. The statements of NBI, any NBI Subsidiary or any Seller contained in any written documents executed and/or delivered by or on behalf of NBI or Sellers pursuant to the terms of this Agreement are true and correct in all material respects and such documents do not omit any fact necessary to make the statements contained therein not materially misleading. The statements contained in such documents will be deemed to constitute representations and warranties of NBI and Sellers under this Agreement to the same extent as if set forth herein in full.

      2.24  Loans/Allowance for Loan Losses.  Except as specified in
Schedule 2.24 of the NBI Disclosure Schedule, as of the date of this Agreement (i) neither NBI nor AmMid is a party to any loan agreement, note or other borrowing agreement (each, a "Borrowing Agreement") under the terms of which the obligor is more than 45 days delinquent in payment of principal or interest or, to NBI's knowledge, in default of any other material provision as of the dates shown thereon other than (A) loans the unpaid balances of which do not exceed $50,000 per obligor or (B) in the case of loans guaranteed by the United States Small Business Administration, loans the portion of the unpaid balances of which not so guaranteed do not exceed $50,000 per obligor; (ii) neither NBI nor any NBI Subsidiary is a party to any Borrowing Agreement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by NBI, any NBI Subsidiary or any Applicable Regulatory Authority; (iii) neither NBI nor any NBI Subsidiary is a party to any Borrowing Agreement, including any loan guaranty, with any director or executive officer of NBI or an NBI Subsidiary, or any corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) to NBI's knowledge, neither NBI nor any NBI Subsidiary is a party to any Borrowing Agreement in violation in any material respect of any law, regulation or rule of any Applicable Regulatory Authority. All loans of NBI and NBI Subsidiaries are enforceable against NBI or the NBI Subsidiaries in accordance with the terms thereof, and to NBI's knowledge are the valid and binding obligations of the obligors, except as limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (b) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Except as provided in Schedule 2.24 to the NBI Disclosure Schedule, the allowance for loan and lease losses shown on the unaudited Statement of Condition of AmMid as of October 31, 1996 is adequate under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of October 31, 1996.

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


      2.25 No Undisclosed Liabilities. None of NBI, AmMid or any of their respective properties is subject to any material liability or obligation (absolute, accrued, contingent or otherwise) including without limitation, any lease, contract, commitment or purchase or sale agreement, except:

      (a) as specifically disclosed in this Agreement, the NBI Disclosure Schedule or the financial statements of NBI delivered pursuant to Section
2.8 hereof;

      (b) liabilities or obligations arising or incurred in the ordinary course of business of NBI or AmMid since December 31, 1995 and consistent with past practices including, without limitation, any taxes; or

      (c) expenses related to the Acquisition or as specifically contemplated in this Agreement or the Plan.

      2.26 Tax-Free Status Matters. Neither NBI nor, to the knowledge of NBI, any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the Acquisition from qualifying as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

      2.27 Reports. Since January 1, 1993, NBI and AmMid have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with the Federal Reserve, the FDIC, the OCC, the Illinois Commissioner and any other applicable governmental or regulatory authorities (all such reports and statements are collectively referred to herein as the "NBI Reports"). As of their respective dates, the NBI Reports filed prior to the date hereof complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed and did not contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

      2.28 Matters Concerning Regulatory Approvals. To the best knowledge of NBI and Sellers, there are no matters likely to cause denial of the regulatory approvals contemplated in Section 1.6 hereof.

      2.29 Investment Banker/Finder Fee. None of NBI, any NBI Subsidiary or any of their respective affiliates, or any Seller, has incurred or paid or will incur or pay any fee or remuneration to any finder, broker or investment banker with respect to matters provided for in this Agreement.

      2.30 Intellectual Property. Schedule 2.30 to the NBI Disclosure Schedule reflects all trademarks, tradenames and service marks of NBI and

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


each NBI Subsidiary. Each of NBI and each NBI Subsidiary has the right to use such marks as currently being used in its operations and business.

      2.31 Trust and Fiduciary Accounts. Except for the trust department operated by AmMid in the ordinary course, NBI and AmMid do not act in a trust capacity and do not accept or maintain any trust or fiduciary accounts, nor, to NBI's knowledge, has NBI or AmMid been appointed as trustee or other fiduciary with respect to any person or other beneficiary, except as set forth on a list (the "Fiduciary List") attached as Schedule
2.31 to the NBI Disclosure Schedule, and which provides detailed information about and lists of AmMid's trust or fiduciary operations, and except for normal escrow accounts established in connection with loans (including with respect to real estate taxes, insurance premiums and like matters).

                               ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BANPONCE

      BanPonce represents and warrants to NBI and Sellers as follows:

      3.1 Corporate Organization. BanPonce is a corporation duly organized, validly existing and in good standing under the General Corporation Law of Puerto Rico with full power and authority to engage in the activities and business now conducted by it. BanPonce possesses and is in compliance in all material respects with all licenses, franchises, permits and other governmental authorizations that are legally required except where the lack of any such license, franchise, permit or authorization or the failure to be in such compliance would not reasonably be expected to have a material adverse effect on the financial condition, assets or business operations of BanPonce. BanPonce is registered and is in good standing with the Federal Reserve as a bank holding company under the BHCA.

      3.2 Capitalization. As of September 30, 1996, the authorized capital stock of BanPonce consisted of: (i) 90,000,000 shares of BanPonce Common Stock, 66,048,673 shares of which were validly issued and outstanding; and (ii) 10,000,000 shares of Non-Cumulative Monthly Income Preferred Stock, 1994 Series A (Liquidation Preference $25.00 per share), 4,000,000 shares of which were validly issued and outstanding. All of such issued and outstanding shares of capital stock are fully paid and nonassessable and not issued in violation of any preemptive rights. Except as contemplated in this Agreement or as set forth in the most recent report of BanPonce filed with the SEC on Form 10-K, or as required in any publicly announced acquisition transaction or in the ordinary course of business in connection with BanPonce's currently existing stock option plans, there are, as of the date of this Agreement, no outstanding warrants, options, rights, calls or other commitments of any nature relating to the authorized but unissued shares of BanPonce Common Stock or concerning the authorization, issuance or sale of any other class of equity or debt securities of BanPonce or all of its subsidiaries.

      3.3 Authorization. The transactions contemplated by this Agreement and the execution, delivery and performance by BanPonce of this Agreement have been authorized by all necessary corporate action of BanPonce. BanPonce has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of BanPonce, enforceable against BanPonce in accordance with its terms, subject to
(i) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of equitable principles.

      3.4 No Violation. Provided that the requisite approvals from the Applicable Regulatory Authorities are obtained and the BanPonce Common Stock to be issued hereunder is duly registered pursuant to the Securities Act and, to the extent applicable, registered or exempt from registration under state securities or blue sky laws, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority, or any judgment, order or decree of any court or other governmental agency to which BanPonce may be subject, or any contract, agreement or instrument to which BanPonce is a party or by which BanPonce is bound or committed, or the Certificate of Incorporation or Bylaws of BanPonce, or constitute an event that with the lapse of time or action by a third party, could, to the best of BanPonce's knowledge, result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BanPonce or its subsidiaries or the capital stock of BanPonce.

      3.5 Financial Statements. BanPonce has heretofore delivered to NBI and Sellers copies of the following financial statements and information relating to BanPonce and its consolidated subsidiaries:

      (a) the Audited Consolidated Statements of Condition of BanPonce as of December 31, 1995, 1994 and 1993, and the Consolidated Statements of Income, Stockholders' Equity and Changes in Cash Flows for each of the years in the three-year period ended December 31, 1995, together with the notes thereto, as audited and reported on by Price, Waterhouse, BanPonce's independent auditors which issued an unqualified opinion thereon;

      (b)   BanPonce's 1994 and 1995 Form 10-Ks filed with the SEC; and

      (c) BanPonce's Form 10-Qs for the two first quarters of each of 1995 and 1996.

      Each of the aforementioned financial statements has, where necessary, been filed in a timely manner with the SEC and all other federal or state regulatory agencies as necessary and is true and correct in all material respects, and together they fairly present, in accordance with applicable laws and regulations and generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the financial position and results of operations of BanPonce as of the dates and for the periods therein set forth. Since June 30, 1996, there has been

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


no material adverse change in the financial condition, assets, liabilities, results of operation or business of BanPonce.

      3.6 Registration Statement. The Registration Statement (i) will comply in all material respects with the requirements of the Securities Act, and (ii) will not, at the Registration Effective Date, contain any statement that is, at the time at which and in the light of the circumstances under which it is made, false or misleading with respect to any material facts or omit to state any material fact required to be stated therein or which is necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, BanPonce makes no representation or warranty and shall have no responsibility for the truth or accuracy of any information with respect to NBI, any NBI Subsidiary, or their affiliates or associates contained in the Registration Statement and which was provided by NBI, Seller, any NBI Subsidiary, or their affiliates or associates.

      3.7 Shares to Be Issued. The shares of BanPonce Common Stock to be issued pursuant to this Agreement will, upon issuance, be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

      3.8 Accuracy of Information. The statements of BanPonce contained in this Agreement and in any other written documents executed and/or delivered by or on behalf of BanPonce pursuant to the terms of this Agreement are true and correct in all material respects and do not omit any fact necessary to make the statements contained herein or therein not materially misleading.

      3.9 Matters Concerning Regulatory Approvals. To the best knowledge of BanPonce, there are no matters likely to cause denial of the regulatory approvals contemplated in Section 1.6.

      3.10 Litigation. There is no litigation, action, suit, investigation or proceeding pending or, to the best knowledge of BanPonce, overtly threatened against or affecting BanPonce or any of its subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, which is reasonably likely to be resolved adversely to the interest of BanPonce or its subsidiaries and, if so resolved, which would have a material adverse effect on the financial condition, assets, liabilities, results of operation or business of BanPonce, or would materially impair its ability to perform under this Agreement.

      3.11 Reports. Since January 1, 1993, BanPonce and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the SEC, including but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve, and (iii) any other applicable governmental or regulatory authorities (all such reports and statements are collectively referred to herein as the "BanPonce Reports"). As of their respective dates, the BanPonce Reports filed prior to the date hereof complied in all material respects with all

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


of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed and did not contain any untrue statement of a fact or omit to state a fact required to be stated therein or which was necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                               ARTICLE IV

                     CONDUCT OF BUSINESS BY BANPONCE

      4.1 Subsequent SEC Filings. Promptly after the filing thereof, BanPonce will furnish NBI copies of all BanPonce's periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC subsequent to the date hereof. Such reports shall be prepared in compliance with laws applicable to BanPonce.

      4.2 Conduct of Business; Certain Covenants. From and after the execution and delivery of this Agreement and until the Closing Date, except insofar as deviations from the following covenants would not reasonably be expected to have a material adverse impact on BanPonce and its subsidiaries, taken as a whole, BanPonce will:

      (a) conduct its business and operate and cause its subsidiaries to conduct their respective businesses only in accordance with sound banking and/or business practices; and

      (b) maintain its corporate existence in good standing and file all materially required reports with all applicable regulatory authorities.

      4.3 Treatment of Employee Benefit Plans. NBI and BanPonce shall cooperate in effecting the following treatment of the Benefit Plans, except as mutually agreed upon by the parties hereto prior to the Closing Date:

      (a) NBI shall not establish, amend or terminate any Benefit Plan except to the extent required by applicable law or in the ordinary course of business consistent with past practices. With respect to any amendments to any Benefit Plan that is intended to qualify under Section 401(a) of the Code where such amendments are not covered by a favorable IRS determination of qualification, an application for determination of such Benefit Plan's qualification, as so amended, will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, or if earlier, prior to the Closing.

      (b) Except as otherwise provided herein, BanPonce shall cause each Benefit Plan sponsored by NBI or any ERISA Affiliate to be continued in effect after the Closing Date without a termination of discontinuance thereof as a result of the Acquisition, subject to the power reserved under each such plan to subsequently amend or terminate the Benefit Plan. NBI, each ERISA Affiliate and BanPonce will use all reasonable efforts to amend such plans to the extent necessary to provide for substitutions and assumptions and such other actions contemplated under this Agreement.

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


After the Closing Date, BanPonce shall (i) provide to each employee of NBI, AmMid and AmMid Subsidiaries ("NBI Employees") as soon as practicable after the Closing Date the opportunity to participate in each generally available employee benefit plan and program maintained by BanPonce for similarly situated employees on the same basis as for such similarly situated employees (the "BanPonce Benefit Plans"), subject to the generally applicable provisions of each BanPonce Benefit Plan, policy or arrangement and (ii) grant to each NBI Employee credit for prior service with NBI, AmMid and each AmMid Subsidiary (and their respective predecessors) for purposes of crediting periods of service for eligibility, waiting periods, pre-existing conditions, limitations and vesting of all benefits under the BanPonce Benefit Plans, except that no credit for any such prior service shall be given for benefit accrual purposes. Nothing in this Section 4.3(b) shall obligate BanPonce to provide or cause to be provided any benefits duplicative of those provided under any Benefit Plan continued pursuant to subsection (ii) above during any period when such Benefit Plan is continued or to establish any employee benefit plan, program, policy or arrangement upon the discontinuance of any Benefit Plan. Except as otherwise provided in this Agreement, the power of BanPonce to amend or terminate any benefit plan or program, including any Benefit Plan, shall not be altered or affected.

      (c) Nothing in this Agreement shall constitute a contract of employment or create any right to be retained in the employment of BanPonce, NBI or any NBI Subsidiary. This Agreement is not intended, nor shall it be construed, to create any express or implied third-party beneficiary rights in any person, including, but not limited to, present or former employees of NBI or any ERISA Affiliate, and any beneficiaries or dependents thereof.

      4.4 Access to Information. After the date hereof and prior to the Closing Date, upon reasonable notice, BanPonce shall afford to the officers, employees, agents and representatives of NBI reasonable access during normal business hours to its properties, books, contracts and records.

      4.5 Indemnification. BanPonce agrees that all indemnification now existing in favor of the directors and officers of NBI and AmMid, as provided in the Certificate of Incorporation, Charter and By-Laws of NBI and AmMid and applicable regulations, with respect to matters occurring prior to the Closing, shall survive the Acquisition and shall continue in full force and effect for two (2) years following Closing.

      4.6 No Adverse Action. Except as specifically contemplated by this Agreement, from the date hereof until the Closing Date, BanPonce shall not, or agree or commit to, or permit any of its subsidiaries to, without the prior written consent of NBI (which shall not be unreasonably withheld), take any action which would (i) materially and adversely affect the ability of either BanPonce or NBI to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby, on the terms and conditions set forth in Sections 1.6 and 8.1 hereto; (ii) materially and adversely affect NBI's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Acquisition set forth in this Agreement not being satisfied.

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

                                ARTICLE V

                       CONDUCT OF BUSINESS BY NBI

      5.1 Dividends and Capital. NBI and the NBI Subsidiaries may declare and pay dividends from time to time after the date of this Agreement until the Closing Date; provided, however, that NBI's and AmMid's combined capital shall at no time, including at the Closing, after giving effect to all transactions contemplated hereunder or under the Plan, including, without limitation, the Employment Agreements (defined below) and the Tax Sharing Agreements, be less than the amount of $14,235,687 (AmMid's capital existing as of December 31, 1995, consisting of capital, surplus and undivided profits); provided, further, that any unrealized gains or losses of AmMid's bond portfolio will not be included in the calculation of capital; provided, further, that all dividends declared by NBI or AmMid must be paid from the assets of NBI or NBI Subsidiaries and no loan may be incurred to fund the payment of such dividend. On the Closing Date, BanPonce, NBI and Sellers will agree on a balance sheet (the "Closing Balance Sheet") reflecting NBI's assets, liabilities and stockholders equity as of the Closing Date. The Closing Balance Sheet shall reflect ownership of AmMid and that NBI has no outstanding and unpaid, or accrued (unless adequately reserved against), liabilities, and NBI shall have a positive net worth. If BanPonce and NBI are unable to agree on the Closing Balance Sheet, a mutually acceptable public accounting firm shall immediately be appointed as arbiter ("Arbiter"). Arbiter will prepare and deliver to NBI and BanPonce a Closing Balance Sheet in review format within thirty (30) days of the date of appointment thereof pursuant to this
Section 5.1. The Closing will be postponed until the Arbiter has prepared the Closing Balance Sheet. The determination of Arbiter will be conclusive and binding upon the parties hereto. The fees and expenses of Arbiter shall be split equally between the Sellers and BanPonce.

      5.2 Capitalization. From the date hereof until the Closing Date, NBI will not, nor will it permit AmMid to, except as otherwise specifically permitted herein or with the prior written consent of BanPonce, which shall not be unreasonably withheld, issue, sell or otherwise dispose of, grant an option for, or acquire for value, any shares of capital stock of NBI or AmMid or otherwise effect any change in connection with its capitalization or that of AmMid. Notwithstanding the above, prior to Closing, NBI shall be permitted to issue in the aggregate to existing Sellers additional shares of NBI Common Stock in an amount not to exceed $1,000,000.

      5.3 Ordinary Course of Business. From the date hereof until the earlier to occur of the Closing Date or termination of this Agreement, NBI will, and will cause the NBI Subsidiaries to, carry on its business in substantially the same manner as heretofore and use its reasonable best efforts to maintain and preserve its business organization intact, to retain its present employees and to maintain its relationships with customers. Except with the prior written consent of BanPonce, which consent shall not be unreasonably withheld, NBI will not, and will not permit the NBI Subsidiaries to: (i) enter into any transaction or incur or agree to incur any obligation or liability, except (a) liabilities incurred and obligations entered into in the ordinary course of business consistent with past practices (including legal and other professional services),


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


(b) for fair and reasonable legal services in connection with this Agreement and the transactions contemplated hereby, and (c) with respect to any agreement for fees with Crowe, Chizek for fair and reasonable services in connection with activities contemplated by this Agreement; (ii) except as recommended by a regulatory authority and reported to BanPonce, change its lending, investment, liability management and other material policies concerning its or AmMid's banking business, unless required by statute, regulation or order; (iii) except as provided in Schedules 2.10(a), 2.11 and 5.3 to the NBI Disclosure Schedule, grant any bonus or increase in the rates of pay of employees or directors except normal salary and bonus increases to employees, based on past practice, not to exceed for any individual employee or director five percent (5%) in the aggregate;
(iv) incur or commit to any capital expenditures which exceed $25,000 individually or $100,000 in the aggregate; (v) except as expressly contemplated by this Agreement or the Plan or except as provided in
Schedule 5.3 to the NBI Disclosure Schedule, and, in the case of sales for more than $50,000, after prior notice to BanPonce, sell any loans made prior to the date hereof, or sell any investment securities from their respective investment portfolios, or sell or otherwise dispose of any assets; or (vi) agree to any of the foregoing actions.

      5.4 Contact with Third Parties; No Board Recommendation. (a) From the date hereof until the Closing Date, neither Sellers nor NBI will initiate, solicit or encourage and will not permit AmMid to initiate, solicit or encourage, or take any other affirmative action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any financial advisor, attorney, accountant or other representative to take any such action. For purposes of this Agreement, "Competing Transaction" shall mean any of the following: (i) the merger or consolidation of NBI or AmMid with any person or entity other than BanPonce or its subsidiaries; (ii) the acquisition of more than ten percent (10%) of the consolidated gross assets or outstanding equity securities of NBI or AmMid (except as contemplated by this Agreement) by any person or entity other than BanPonce or its subsidiaries; (iii) the acquisition of any of the capital stock of AmMid by any person or entity other than BanPonce or its subsidiaries; or (iv) the acquisition by NBI or AmMid of the stock or the assets of any other person or entity. Promptly upon receiving any oral or written offer relating to any such event or proposed event, NBI shall notify BanPonce, or counsel for BanPonce, by telephone, confirmed by letter, giving all relevant details of such oral or written offer, including, without limitation, the identity of the parties thereto and the general terms of any financing arrangement or commitment in connection therewith. The Board of Directors of NBI will not recommend that it or its stockholders vote in favor of any Competing Transaction.

      (b) Each Seller agrees that from the date hereof until the Closing Date, he, she or it will not (i) transfer (which term shall include for the purposes of this Agreement, any sale, gift, pledge or other disposition), or vote in favor of or consent to any transfer of (whether pursuant to an Acquisition Proposal or otherwise), any or all of the Seller's Shares or any interests therein, except pursuant to this Agreement, (ii) enter into

                                   29

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


any contract or option with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, however, that any Seller shall be permitted to make transfers of Shares to a trust, of which such Seller is primary beneficiary, for purposes of estate planning only, as long as: (A) each such Seller remains bound by the terms of this Agreement; and (B) the transferee in such transfer agrees in writing to be bound by the provisions of this Agreement relating to such transferred Shares.

      5.5 Corporate Structure. From the date hereof until the Closing Date, NBI will not, nor will it permit AmMid to, without the prior written consent of BanPonce, create or acquire any subsidiary. There will be no change in the Certificate of Incorporation or Bylaws of NBI or the Charter or Bylaws of AmMid, without the prior written consent of BanPonce.

      5.6 Accounting and Tax Reporting. From the date hereof until the Closing Date, NBI will not, nor will it permit AmMid to, change any of its methods of accounting in effect at the end of its last fiscal year or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of NBI or AmMid for its last taxable year, except as may be required by law or changes in generally accepted accounting principles caused by new pronouncements issued by the Financial Accounting Standards Board and the American Institute of Certified Public Accountants, concurred in by its independent certified public accountants. NBI will promptly notify BanPonce of receipt of any notice of assessment received from any taxing authority by NBI or AmMid. Sellers, at their expense, will cause Crowe, Chizek to prepare final consolidated federal and State of Illinois income tax returns for NBI for the period January 1, 1997 through the Closing Date. BanPonce agrees to cooperate with Sellers and Crowe, Chizek in the preparation of such final consolidated income tax returns by permitting reasonable access to the books and records of NBI, including the reasonably necessary review and copying, at Seller's expense, of any books, records, accounts, reports, agreements, minutes, correspondence, communications and other documents of NBI or AmMid (whether in physical or electronic form). BanPonce agrees to furnish Sellers and Crowe, Chizek with such financial data and other information with respect to the business of NBI as are reasonably necessary to prepare such final consolidated income tax returns.

      5.7 Full Access to Books and Records. From the date hereof until the Closing Date, NBI will afford BanPonce, its officers, accountants, counsel and other authorized representatives access to all books, records, tax returns, leases, contracts and documents of NBI and the NBI Subsidiaries and to the buildings, structures, fixtures and appurtenances of NBI and the NBI Subsidiaries for purposes of inspecting their condition, and will furnish to BanPonce information with respect to the assets and business of NBI and the NBI Subsidiaries as BanPonce may from time to time reasonably request in connection with this Agreement and the transactions contemplated hereby and as permitted by law, provided that such access or investigation shall not unnecessarily interfere with the normal operations of NBI and the NBI Subsidiaries.


                                   30

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


      5.8 Reports to BanPonce. From the date hereof until the Closing Date, NBI will promptly advise BanPonce in writing of all actions taken by the directors and stockholders of NBI, AmMid and AmMid Subsidiaries at meetings or in connection with written consents filed with NBI, AmMid and AmMid Subsidiaries and furnish BanPonce with copies of all monthly and other interim financial statements of NBI, AmMid and AmMid Subsidiaries as they become available. NBI will keep BanPonce fully informed concerning all trends and developments of which it becomes aware that may have a material effect upon the business, properties or condition (either financial or otherwise) of NBI, AmMid or AmMid Subsidiaries.

      5.9 Supplements to NBI Disclosure Schedule. From the date hereof until the Closing Date, NBI will promptly supplement or amend the NBI Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the NBI Disclosure Schedule. No supplement or amendment to the NBI Disclosure Schedule will have any effect for the purpose of determining satisfaction of the conditions set forth in
Section 6.2 hereof.

      5.10 Allowance for Loan Losses. BanPonce acknowledges that the loan loss reserve amount as of July 31, 1996 is adequate, based on the information then known by BanPonce. Not later than as of the month-end immediately preceding the Closing Date, charge-offs and other entries with regard to AmMid's allowance for loan losses shall be then in accordance with Schedule 2.24 to the NBI Disclosure Schedule.

                               ARTICLE VI

                  CONDITIONS TO OBLIGATIONS OF BANPONCE

      The obligations of BanPonce under this Agreement to cause the transactions contemplated therein to be consummated shall be subject to the satisfaction of the following conditions unless waived in writing by
BanPonce:

      6.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has resulted or is likely to result in such a change, in the financial condition, assets, liabilities, results of operation or business of NBI or AmMid effective as of the date hereof to the Closing Date, except for such changes as may occur as a consequence of the transactions contemplated by the Plan and this Agreement. For purposes hereof, "material adverse change" means any change or effect, individually or collectively, that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities). Notwithstanding the foregoing, a decrease in the aggregate deposit liabilities of AmMid since October 31, 1996, in an amount of less than $12,000,000 shall not, in and of itself, constitute a "material adverse change" hereunder.

                                   31

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


      6.2 Representations and Warranties. All representations and warranties by NBI and Sellers contained in this Agreement shall be true and correct in all material respects at, or as of, the Closing Date as though such representations and warranties were made on and as of said date, except with respect to (a) changes expressly contemplated in this Agreement, or (b) representations or warranties as of a specified time other than the Closing Date, which shall be true in all material respects at such specified time.

      6.3 Performance and Compliance. NBI and Sellers shall have performed or complied with all covenants, agreements and conditions required by this Agreement to be performed and satisfied by them on or prior to the Closing Date unless waived in writing by BanPonce.

      6.4 No Proceeding or Litigation. At the Closing Date, (i) no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government which seeks to restrain or prohibit the consummation of the Acquisition, and (ii) no suit, action or proceeding shall be pending or, to the knowledge of NBI, threatened against or affecting NBI or AmMid which is likely to have a material adverse effect on NBI or AmMid.

      6.5 Review or Audit by BanPonce and Accountants. Upon reasonable advance notice, but in no case later than three (3) business days prior to the Closing Date, BanPonce and Price Waterhouse shall have had an adequate opportunity to conduct such a complete review, in accordance with standards established by the American Institute of Certified Public Accountants, or audit, in accordance with generally accepted auditing standards, of the financial condition, assets, liabilities, results of operation and business of NBI, AmMid and AmMid Subsidiaries as BanPonce shall deem prudent. Any such audit or review shall be performed at BanPonce's sole expense.

      6.6 Audit of Benefit Plans. Upon reasonable advance notice, but in no case later than three (3) business days prior to the Closing Date, BanPonce shall have had the opportunity to conduct, or to have conducted by an entity of its choosing, at its expense, an audit of any Benefit Plans.

      6.7 Opinion of Counsel for NBI and Sellers. BanPonce shall have received an opinion from Burke, Warren & MacKay, P.C., counsel for NBI and Sellers, dated the Closing Date, substantially in the form set forth in
Exhibit 6.7 hereto.

      6.8 Certificate of Chief Executive Officer. NBI shall have furnished BanPonce a certificate, signed by its Chief Executive Officer, dated the Closing Date, to the effect that the conditions described in Sections 6.1, 6.2, 6.3, 6.4, 6.12, 6.13, 6.14, 6.15 and 6.16 of this
Agreement have been fully satisfied.

      6.9 Corporate Certificates. BanPonce shall have received (i) a Certificate of Good Standing issued by the State of Delaware, certifying

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


that NBI is a corporation in good standing in Delaware, and (ii) a certificate of corporate existence from the Illinois Commissioner relating to AmMid, each dated within five business days prior to the Closing Date.

      6.10 Bills for Certain Fees of NBI or AmMid. BanPonce shall have received, for informational purposes only, a copy of the bills or statements for fees, which NBI and Sellers represent are reasonable and fair, from any accountants, attorneys or advisors to NBI or AmMid for services performed in connection with the transactions contemplated in this Agreement, through two (2) business days prior to the Closing Date; provided, however, that bills and statements for fees shall not include costs relating to the divesture of certain NBI Subsidiaries pursuant to the Plan, the expenses of which shall be borne by Sellers.

      6.11 Tax Opinion. BanPonce shall have received an opinion from Vedder, Price, Kaufman & Kammholz substantially in the form of Exhibit 6.11 hereto dated the Closing Date, opining that the Acquisition will be treated as a tax-free reorganization under the Code.

      6.12 Termination of Pension Plan. NBI shall have taken all actions necessary to cause the termination or merger into a Benefit Plan maintained by BanPonce of the NBI pension plan.

      6.13 Sale or Spin Off of Certain NBI Subsidiaries. In accordance with the Plan, NBI shall have sold, spun off or otherwise transferred without recourse all of its ownership interest in DeKalb, Northwest and First Lake such that at the closing of the Acquisition, the only subsidiary of NBI will be AmMid and NBI will not own, of record or beneficially, any shares of DeKalb, Northwest or First Lake, nor have any remaining liability for such subsidiaries.

      6.14 NBI Common Stock Shares. BanPonce shall have received certificates representing all Shares of NBI Common Stock, along with all necessary stock powers and all other necessary transfer documents, duly executed and endorsed to BanPonce in form and substance reasonably acceptable to BanPonce.

      6.15 Deposits at Closing. At Closing, the aggregate deposit liabilities of AmMid shall have decreased no more than $12,000,000 from the aggregate deposit liabilities of AmMid as of October 31, 1996.

      6.16 Non-Competition Agreements. BanPonce shall have received duly executed Non-Competition Agreements from Svendsen, Roth, Northwest and First Bank of Schaumburg in the form of Exhibit 6.16 hereto; provided, however, that Northwest will not be required to execute a Non-Competition Agreement in the event that as of the Closing Date, Roth is not the largest shareholder of Northwest (after giving effect to beneficial ownership of Northwest by Roth, and including shareholdings of members of the immediate family of Roth).

      6.17 Conversion of Debentures. All Debentures shall have been converted into shares of NBI Common Stock.

                                   33

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


      6.18 Sale of Data Systems/Termination of Data Systems Agreement. AmMid shall have obtained a signed commitment from Data Systems, in a form reasonably acceptable to BanPonce, whereby Data Systems shall agree, as soon as practicable after the Closing, to (i) redeem its shares held by AmMid for cash (such amount being referred to herein as the "Redemption Amount"); and (ii) terminate the Data Processing Agreement between AmMid and Data Systems in return for AmMid's payment of a termination fee in the amount of the Redemption Amount.

      6.19 Termination of Employment and Severance Agreements. The Employment and Severance Agreements of Thomas H. Roth and Peter Wais (the "Employment Agreements") shall have been terminated with no further liability to, or obligation of, NBI.

      6.20 Tax Sharing Agreements. All liabilities of NBI and AmMid to any other party under any Tax Sharing Agreements shall have been satisfied.

                               ARTICLE VII

            CONDITIONS TO THE OBLIGATIONS OF NBI AND SELLERS

      The obligations of NBI and Sellers under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions unless waived in writing by NBI and Sellers:

      7.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has or is likely to result in such a change, in the consolidated financial condition, assets, liabilities, results of operation or business of BanPonce from the date hereof to the Closing Date.

      7.2 Representations and Warranties. All representations and warranties of BanPonce contained in this Agreement shall be true and correct in all material respects at, or as of, the Closing Date as though such representations were made at and as of said date, except with respect to changes expressly contemplated in this Agreement.

      7.3 Performance and Compliance. BanPonce shall have performed or complied with all covenants, agreements and conditions required by this Agreement to be performed and satisfied by it at or prior to the Closing Date.

      7.4 No Proceeding or Litigation. At the Closing Date, (i) no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Acquisition, and (ii) there shall be no suit, action or proceeding pending or, to the knowledge of BanPonce, threatened against or affecting BanPonce which is likely to have a material adverse effect on BanPonce.

                                   34

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


      7.5 Opinion of Counsel for BanPonce. BanPonce shall have delivered to NBI an opinion of counsel for BanPonce, dated the Closing Date, substantially in the form set forth in Exhibit 7.5 hereto.

      7.6 Certificate of Executive Officer. BanPonce shall have furnished to NBI a certificate, signed by any one of its executive officers and dated the Closing Date, to the effect that the conditions described in Sections 7.1, 7.2., 7.3 and 7.4 of this Agreement have been fully satisfied.

      7.7 Tax Opinion. NBI shall have received an opinion from Vedder, Price, Kaufman & Kammholz, substantially in the form of Exhibit 7.7 hereto, dated the Closing Date, opining that the Acquisition will be treated as a tax-free reorganization under the Code. NBI and Sellers shall provide such law firm with such representations as are true, accurate and complete with respect to NBI, its stockholders and the Acquisition as are reasonably necessary to enable such law firm to deliver such opinion (and the opinion referred to in Section 6.11). The failure to obtain such opinion due to an affirmative act or omission of NBI shall constitute a waiver of such condition.

      7.8 No Denial of Approval. No federal or state bank regulatory authority having jurisdiction over the transactions contemplated by the Plan shall have denied approval of the sale by NBI of Northwest to Svendsen or the split-off of DeKalb to the Svendsen family pursuant to the Plan following the best efforts of NBI to obtain such approval.


                              ARTICLE VIII

              CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

      In addition to the provisions of Articles VI and VII hereof, the obligations of NBI, Sellers and BanPonce to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions:

      8.1 Governmental Approvals. The parties hereto shall have received all necessary approvals of governmental agencies and authorities, which do not contain material terms or conditions that are not acceptable to BanPonce, of the transactions contemplated by this Agreement and each of such approvals shall remain in full force and effect at the Closing Date and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. BanPonce shall promptly notify NBI upon receipt of all necessary governmental approvals. If any contest as aforesaid is brought by formal proceedings, any party may, but shall not be obligated to, answer and defend such contest.

      8.2 Securities Law Compliance. The Registration Statement shall have become effective by an order of the SEC and the prospectus included therein as of the date of its effectiveness shall have been delivered to Sellers; the BanPonce Common Stock to be issued in the Acquisition shall


                                   35

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


have been qualified or exempted under all applicable state securities or blue sky laws; and there shall have been no stop order issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no proceeding shall have been commenced, be pending or have been overtly threatened for such purpose.

      8.3 Internal Revenue Service Ruling. NBI shall have filed with the IRS a request for a Private Letter Ruling in the form attached hereto as
Exhibit 8.3, and shall have received such Private Letter Ruling, with customary representations and warranties, in a form reasonably satisfactory to counsel for BanPonce and NBI.

                               ARTICLE IX

                               INDUCEMENT

      9.1 Inducement. (a) Subject to subsection (d), as a condition and inducement to BanPonce's willingness to enter into and perform this Agreement, in the event that a Trigger Event (as hereinafter defined) has occurred, then NBI shall pay to BanPonce a fee of $1,000,000 if such Trigger Event occurs under Section 9.1(b)(i) or 9.1(b)(iii) below, or $500,000 if such Trigger Event occurs under Section 9.1(b)(ii) below. Such fee shall be payable in immediately available funds within two (2) days following the occurrence of a Trigger Event.

      (b) As used herein, "Trigger Event" shall mean the occurrence of one or more of the following events:

            (i) Except as specifically permitted by the Plan or as otherwise provided herein, NBI and/or one or more of its stockholders enters into an agreement or understanding with a party other than BanPonce providing for (1) the acquisition by any person, other than BanPonce or any BanPonce Subsidiaries, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 10% or more of NBI Common Stock (for purposes of this Section 9.1(b)(i), the terms "group" and "beneficial ownership" shall be as defined in Section 13(d) of the Exchange Act and regulations promulgated thereunder and as interpreted thereunder); (2) a merger, consolidation, liquidation or dissolution, share exchange, business combination or any other similar transaction involving NBI or AmMid; or (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of NBI or AmMid, in a single transaction or series of transactions, or the public announcement, by or on behalf of NBI or one or more of its stockholders, of negotiations relating to or the occurrence of any of the above; or the announcement of a tender or exchange offer with the intent to accomplish any of the foregoing, which offer the NBI Board of Directors does not reject immediately after receipt thereof;

            (ii) Termination of this Agreement following a breach hereof by NBI; or


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


            (iii) The Board of Directors of NBI shall have withdrawn, modified or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do any of the foregoing.

      (c) As used in this Agreement, "Person" shall mean any individual, firm, corporation, or other entity and shall include any syndicate or group of persons deemed to be a "person" by Section 13(d)(3)(e) of the Securities Act, and "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, (A) beneficially owns, directly or indirectly, in excess of 10% of the voting capital stock of any other Person or (B) controls, is controlled by, or is under common control with another Person.

      (d) The rights of BanPonce under this Section 9.1 shall terminate upon the earliest to occur of (i) the Closing Date, (ii) the termination of this Agreement by NBI and Sellers pursuant to Section 10.1(c)(ii) or 10.1(c)(iii), (iii) the termination of this Agreement by mutual agreement of the parties or (iv) the expiration of [one (1) year] after the termination of this Agreement (other than terminations described in clause
(ii) or (iii)).

                                ARTICLE X

                       TERMINATION/INDEMNIFICATION

      10.1 Reasons for Termination. This Agreement may be terminated and the Acquisition abandoned at any time before the Closing Date:

      (a)   By mutual written consent of NBI, Sellers and BanPonce;

      (b)   By written notice from BanPonce to NBI and Sellers if:

            (i) any condition set forth in Article VI or VIII of this Agreement has not been substantially satisfied or waived in writing by June 30, 1997, unless the failure to satisfy such condition is due to a breach of this Agreement by BanPonce;

            (ii) any warranty or representation made by NBI or Sellers is discovered to be or to have become untrue, incomplete or misleading, and such breach (if capable of cure) remains uncured for a period of twenty (20) days after such notice is given, where any such breach, individually or in the aggregate, is reasonably likely to have a material adverse impact on NBI or AmMid or on the benefits to have been received by BanPonce from consummation of the transactions contemplated by this Agreement; or

            (iii) NBI or any Seller shall have breached one or more covenants of this Agreement in any material respect and such breach (if capable of cure) remains uncured for a period of twenty (20) days after such notice is given; or

      (c)   By written notice from NBI and Sellers to BanPonce, if:

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


            (i) any condition set forth in Article VII or VIII of this Agreement has not been substantially satisfied or waived in writing by June 30, 1997, unless the failure to satisfy such condition is due to a breach of this Agreement by NBI or Sellers;

            (ii) any warranty or representation made by BanPonce shall be discovered to be or to have become untrue, incomplete or misleading, and such breach (if capable of cure) remains uncured for a period of twenty (20) days after such notice is given, where any such breach, individually or in the aggregate, is reasonably likely to have a material adverse impact on BanPonce or on the benefits to have been received by NBI or the Sellers from consummation of the transactions contemplated by this Agreement; or

            (iii) BanPonce shall have breached one or more covenants of this Agreement in any material respect and such breach (if capable of care) remains uncured for a period of twenty (20) days after such notice is given.

      10.2 Liability. In the event of termination of this Agreement caused (a) otherwise than by breach of a party hereto, or (b) by any breach or misrepresentation by a party hereto not covered by the next sentence, there shall be no liability on the part of NBI, Sellers or BanPonce of any nature whatsoever except that each party shall pay its own fees and expenses pursuant to Section 11.1 of this Agreement and shall continue to comply with the obligations set forth in Section 1.7 of this Agreement. In the event of termination of this Agreement caused by (i) willful breach by a party of any agreement, covenant, or undertaking of such party contained herein or in any exhibit hereto; (ii) any uncured material misrepresentations or breach of warranty in any material respect by a party herein; or (iii) the failure of any condition set forth in Article VI, VII or VIII hereof which has failed because a party did not exercise good faith and best efforts towards the fulfillment of such condition, then the other party shall be entitled to all its legal and equitable remedies.

      10.3 Survival of Representations and Warranties. EXCEPT AS PROVIDED IN SECTION 10.4(b) BELOW, THE REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS OF BANPONCE, THE SELLERS AND NBI CONTAINED IN THIS AGREEMENT SHALL SURVIVE THE CLOSING FOR A PERIOD OF EIGHTEEN (18) MONTHS THEREAFTER (THE "EXPIRATION DATE"). EXCEPT AS PROVIDED IN SECTION 10.4(b) BELOW, AFTER THE EXPIRATION DATE, NO CLAIM OR ANY OTHER CLAIM MAY BE BROUGHT FOR INDEMNIFICATION, REIMBURSEMENT, RECOVERY, OR OTHERWISE WITH RESPECT TO THIS AGREEMENT AND THE REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS CONTAINED HEREIN; PROVIDED, HOWEVER, THAT ANY CLAIM FOR INDEMNIFICATION ASSERTED IN WRITING ON OR BEFORE THE EXPIRATION DATE SHALL SURVIVE UNTIL RESOLVED OR JUDICIALLY DETERMINED.

      10.4  Indemnification.

      (a) Indemnification by Responsible Sellers. Until the Expiration Date, Svendsen and Roth (collectively referred to herein as "Responsible Sellers") and NBI shall save, defend, indemnify and hold harmless BanPonce and its parent, subsidiaries, affiliates, stockholders, officers, directors, employees, agents, successors, and assigns from and against any and all losses incurred by or assessed against any of them and arising out of, based upon or relating to the untruth, inaccuracy, or breach of any representation, warranty, agreement, or covenant of NBI or any Seller contained in this Agreement; provided, however, that the Responsible Sellers shall not be required to indemnify and hold BanPonce harmless under this Section 10.4(a) unless and until the aggregate amount of such Losses exceeds $100,000; provided, further, that, except as provided in Section 10.4(b) below, in no event shall Responsible Sellers collectively be required to indemnify BanPonce under this Section 10.4(a) for an amount in the aggregate in excess of $400,000.

      (b) Indemnification by Responsible Sellers. From and after the Closing, Responsible Sellers shall save, defend, indemnify and hold harmless BanPonce and its parent, subsidiaries, affiliates, stockholders, officers, directors, employees, agents, successors, and assigns from and against any and all Losses incurred by or assessed against any of them and arising out of, based upon or relating to the Plan or tax consequences relating thereto, or any transactions contemplated thereby.

      10.5 Claims for Losses. A party entitled or claiming to be entitled to indemnification pursuant to Section 10.4 above (the "Indemnitee") shall request reimbursement for Losses against which Indemnitee is or may be indemnified by another party under this Agreement (the "Indemnitor") by submitting Claim Requests as set forth in Sections 10.6 and 10.7 below.
Any party submitting a Claim Request shall provide the Indemnitor with access to (i) such information as is, under the circumstances, reasonably necessary to allow the Indemnitor to determine its liability for the Losses for which reimbursement is being sought, (ii) supporting documentation reasonably sufficient to evidence the amount of the Losses, and (iii) an assignment to the Indemnitor of all recoveries related to the Claim Request. For purposes hereof, "Losses" shall mean all losses, fines, penalties, settlements, damages, interest, awards, judgments, taxes, and out-of-pocket costs and expenses (including court costs, reasonable attorneys' fees, and other expenses of investigating and defending) relating to or arising out of NBI's or AmMid's business, actually incurred by BanPonce, NBI or AmMid prior to the Expiration Date or of which written evidence or notice has been received from a third party prior to the Expiration Date, which evidence provides a reasonable basis to believe that any of such items will be incurred, or the subject matter of such evidence or notice will become subject to litigation.

      10.6 Third-Party Claims. By the end of the calendar month following the date on which Indemnitee receives written notice of the commencement of any action or the assertion of any claim, liability, or obligation by a third party (whether by legal process or otherwise), against which claim, liability, or obligation Indemnitor is, or may be, required under this

Agreement to indemnify Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, deliver a Claim Request to the Indemnitor and give the Indemnitor a copy of such claim process and/or any and all legal pleadings relating thereto. The Indemnitor shall have the right to contest and conduct the defense of such action with counsel of reputable standing reasonably acceptable to Indemnitee by giving written notice to the Indemnitee of its election to do so within thirty
(30) business days of the receipt of the Claim Request, and the Indemnitee may participate in such defense by counsel of its own choosing at its own expense. If the Indemnitee shall be required by final judgment not subject to appeal or by a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, such amount plus all reasonable out-of-pocket expenses incurred by such Indemnitee in accordance with such obligation or liability (including, without limitation, reasonable attorneys' fees (other than fees incurred by counsel to Indemnitee employed pursuant to the immediately preceding sentence) and out-of-pocket costs of investigations) shall be promptly paid by the Indemnitor to the Indemnitee, subject to reasonable documentation and cost substantiation of all such amounts. The Indemnitee shall not settle or compromise any claim, action or proceeding without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitee shall use reasonable efforts to mitigate any damage, loss, cost, expense, liability or obligation with respect to which it shall be entitled to indemnification hereunder. Failure of the Indemnitee to give the Claim Request to Indemnitor within the period required hereunder shall not affect the Indemnitee's rights to indemnification hereunder, except if (and then only to the extent that) the Indemnitor incurs additional out-of-pocket expenses or the Indemnitor's defense of such claim is actually prejudiced by reason of such failure to give timely notice.

      10.7 Direct Claims. With respect to claims other than third-party claims, the Indemnitee shall use reasonable efforts promptly to deliver a Claim Request to the Indemnitor, but failure of the Indemnitee so to give notice to the Indemnitor shall not affect the rights of Indemnitee to indemnification hereunder, except if (and then only to the extent that) the Indemnitor incurs additional out-of-pocket expenses or the Indemnitor is actually prejudiced by reason of such failure to give timely notice.


                               ARTICLE XI

                              MISCELLANEOUS

      11.1 Expenses. Each party to this Agreement will pay its respective fees and expenses incurred in connection with the preparation and performance of this Agreement, including fees and expenses of its counsel, accountants, and other experts and advisors.

      11.2 Waivers; Amendments. At any time prior to the Closing Date, any of BanPonce, by action taken by its Board of Directors or any committee thereof or officers thereunto authorized, NBI, by action taken by its Board of Directors or officers thereunto authorized, or Sellers may waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants or conditions contained in this

Agreement or agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement.

      11.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto without the prior written consent of the other parties, except that BanPonce may assign its rights and obligations (with continuing recourse to BanPonce) hereunder to Popular International Bank, Inc., a Puerto Rico corporation and wholly-owned subsidiary of BanPonce, and any wholly owned direct or indirect subsidiary of BanPonce; provided, however, that in the event BanPonce or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BanPonce, as the case may be, assume the obligations set forth in this Agreement.

      11.4 Entire Agreement. This Agreement and the Affiliates' Undertakings supersede any other agreement, whether written or oral, that may have been made or entered into by NBI, BanPonce or Sellers or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of NBI by BanPonce. The aforementioned agreements constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

      11.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

      11.6 Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

      11.7 Nonsurvival. No representations, warranties or covenants in this Agreement shall survive (a) the Acquisition, other than the obligations set forth in Sections 1.7, 1.9, 1.10, 4.3 and 4.5, and the representations set forth in Article II of this Agreement, and (b) the termination under Article X hereof, other than the obligations set forth in Sections 1.7, 1.9, 9.1 and 11.2.

      11.8 Notices. All notices given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or by nationally recognized overnight delivery service, addressed as follows:

      (a)   If to BanPonce, to:

            BanPonce Corporation
            Banco Popular Center
            209 Munoz Rivera
            3rd Floor
            San Juan, Puerto Rico 00918
            Attn:  Brunilda Alvarez

            Banco Popular de Puerto Rico
            2525 North Kedzie Avenue
            Chicago, Illinois 60647
            Attn:  Roberto Herencia

      with a copy to:

            Robert J. Stucker, Esq.
            Douglas M. Hambleton, Esq.
            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            26th Floor
            Chicago, IL 60601-1003

      (b)   If to NBI or Sellers, to:

            (Prior to the Closing Date)

            National Bancorp, Inc.
            1300 E. Irving Park Road
            Melrose Park, IL 60107
            Attn: President

            (After the Closing Date)

            First Bank of Schaumburg
            321 West Golf Rod
            Schaumburg, Illinois 60196
            Attn: President

      with a copy to:

            Thomas H. Jacobs, Esq.
            Burke, Warren & MacKay, P.C.
            330 North Wabash Avenue
            Suite 2200
            Chicago, IL 60611

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first above written.


ATTEST:                                 BANPONCE CORPORATION

/s/ BRUNILDA SANTOS DE ALVAREZ
-------------------------------
Secretary - Assistant                   By:   /s/ JORGE A. JUNQUERA
                                              ------------------------
                                              Its Senior Vice President




ATTEST:                                 NATIONAL BANCORP, INC.

/s/ THOMAS H. JACOBS
-------------------------------
Secretary - Assistant                   By:   /s/ THOMAS H. ROTH
                                              -------------------------
                                              Its President


SELLERS



/s/ ROBERT W. SVENDSEN                  /s/ VALDA M. SVENDSEN
-------------------------------         -------------------------------
ROBERT W. SVENDSEN                      VALDA M. SVENDSEN


                                        /s/ THOMAS H. ROTH
                                        -------------------------------
AMERICAN MIDWEST BANK & TRUST,          THOMAS H. ROTH
Trustee for Robert W. Svendsen
IRA #6028


By: /s/ BARBARA KARG
    ----------------------------
    Its Vice President


/s/ RAY WEISS                           /s/ ROBERT C. GREMLEY
--------------------------------        -------------------------------
RAY WEISS                               ROBERT C. GREMLEY

AMERICAN MIDWEST BANK & TRUST,          AMERICAN MIDWEST BANK & TRUST,
Trustee for Howard E. Jahntz            Trustee for Thomas H. Jacobs
IRA #6131                               IRA #36650


By: /s/ BARBARA KARG                    By:   /s/ BARBARA KARG
    ---------------------------               -------------------------
    Its Vice President                        Its Vice President


/s/ RONALD T. CIUCCI                    /s/ JAMES A. NORINI
-------------------------------         -------------------------------
RONALD T. CIUCCI                        JAMES A. NORINI


                                        /s/ WAYNE HUMMER
AMERICAN MIDWEST BANK & TRUST,          WAYNE HUMMER, Custodian for
Trustee for James J. Carmody            Kurt Heerwagen IRA


By: /s/ BARBARA KARG
    ---------------------------
Its Vice President


/s/ PETER F. WAIS                       /s/ RANDALL S. SVENDSEN
-------------------------------         -------------------------------
PETER F. WAIS                           RANDALL S. SVENDSEN


/s/ RICHARD L. WILLEY                   /s/ LOUIS D. NAPOLITANO
-------------------------------         -------------------------------
RICHARD L. WILLEY                       LOUIS D. NAPOLITANO


/s/ ELIZABETH A. CHARTIER               /s/ DOMINIC F. PANTANO
-------------------------------         -------------------------------
ELIZABETH A. CHARTIER                   DOMINIC F. PANTANO

                                        /s/ KURT HEERWAGEN
                                        -------------------------------
AMERICAN MIDWEST BANK & TRUST,          KURT HEERWAGEN
Trustee for Frances Napolitano
IRA #6031


By: /s/ BARBARA KARG
    ---------------------------
    Its Vice President


                                        /s/ RONALD P. SVENDSEN
                                        ------------------------------
AMERICAN MIDWEST BANK & TRUST,          RONALD P. SVENDSEN
Trustee for Louis Napolitano
IRA #6030


By: /s/ BARBARA KARG
    ---------------------------
    Its Vice President


                                        /s/ ROBERT W. SVENDSEN
                                        -------------------------------
AMERICAN MIDWEST BANK & TRUST,          ROBERT W. SVENDSEN
Trustee for Mary Gremley IRA #6343


By: /s/ BARBARA KARG
    ---------------------------
    Its Vice President


                                        /s/ JAMES J. CARMODY
                                        -------------------------------
AMERICAN MIDWEST BANK & TRUST,          JAMES J. CARMODY
Trustee for Robert C. Gremley
IRA #6342


By  /s/ BARBARA KARG                    /s/ JACK CARPENTER
    ---------------------------         -------------------------------
    Its Vice President                  JACK CARPENTER

                                        /s/ JEFF P. NASH
                                        -------------------------------
AMERICAN MIDWEST BANK & TRUST,          JEFF P. NASH
Trustee for Elmore Boeger IRA #6272


By: /s/ BARBARA KARG
    ----------------------------
    Its Vice President



/s/ ROBERT C. GREMLEY                   /s/ HOWARD JAHNTZ
--------------------------------        -------------------------------
ROBERT C. GREMLEY, Trustee of the       HOWARD JAHNTZ, Trustee of the
Robert C. Gremley Self Directed Trust   Howard Jahntz Living Trust
                                        dated May 18, 1979


/s/ LUCILLE A. WEISS
--------------------------------
LUCILLE A. WEISS

                                   EXHIBIT A


                   HOLDERS OF NBI COMMON STOCK OR DEBENTURES

NATIONAL BANCORP INC.                                        #Shares
SHAREHOLDERS LISTING                      9/30/96             SER 4     Total
                                           #NBI    Series 4  Convert     NBI
NAME & ADDRESS                            Shares     DEB     @ $220M    Shares
                                         ________  ________  _______   _______

AMERICANMIDWEST BANK AS TRUSTEE          0.61539      0      0.00000   0.61539
TRUST #6272 ELMORE BOEGER
303 E. WASHINGTON STREET #331
BENSENVILLE, ILLINOIS 60106

JAMES J. CARMODY                         0.16667                       0.16667
161 CARRIAGE WAY
BURR RIDGE ILLINOIS 60521

AMERICANMIDWEST BANK AS TRUSTEE          1.70512    40,000   0.18182   1.88694
IRA #6029 JAMES J. CARMODY
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

JACK CARPENTER                           0.16667                       0.16667
319 GREEN ACRES DRIVE
DEKALB, ILLINOIS 60115

RONALD T. CIUCCI                          1.3333    40,000   0.18182   1.51515
1080 SURREY LANE
ITASCA, ILLINOIS 60143

ROBERT C. GREMLEY                        3.30769                       3.30769
3 COURT FOX RIVER VALLEY
LINCOLNSHIRE, ILLINOIS 60069

ROBERT C. GREMLEY SELF DIRECTION         0.10000    55,000   0.25000   0.35000
OF TRUST DATED 12/27/91
ROBERT C. GREMLEY TRUSTEE
3 COURT FOX RIVER VALLEY
LINCOLNSHIRE, ILLINOIS 60069

AMERICANMIDWEST BANK AS TRUSTEE          0.10667                       0.10667
IRA #6342 ROBERT C. GREMLEY
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

AMERICANMIDWEST BANK AS TRUSTEE          0.12667                       0.12667 IRA
#6343 MARY GREMLEY
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

KURT HEERWAGEN                           1.33333                       1.33333
4142 HOWARD AVENUE
WESTERN SPRINGS, ILLINOIS 60558

WAYNE HUMMER AS CUSTODIAN FOR            0.00000    40,000   0.18182   0.18182
KURT HEERWAGEN IRA #052-3372316
300 S WACKER DRIVE
CHICAGO ILLINOIS 60606



NATIONAL BANCORP INC.                                        #Shares
SHAREHOLDERS LISTING                      9/30/96             SER 4     Total
                                           #NBI    Series 4  Convert     NBI
NAME & ADDRESS                            Shares     DEB     @ $220M   Shares
                                         ________  ________  _______  _______

HOWARD E. JAHNTZ LIVING TRUST            2.33333                       2.33333
DTD 5/18/79 CO-TRUSTEES
HOWARD & CARLOTTA JAHNTZ
18 SHEFFIELD LANE
OAK BROOK, ILLINOIS 60523

AMERICANMIDWEST BANK AS TRUSTEE          0.00000    55,000   0.25000   0.25000
IRA #6131 HOWARD E. JAHNTZ
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

JEFF P. NASH                             0.16667                       0.16667
2932 COUNTRY CLUB LANE
DEKALB, ILLINOIS 60115

LOUIS D. NAPOLITANO                      1.41025    40,000   0.18182   1.59207
1007 NORTH 13TH AVENUE
MELROSE PARK, ILLINOIS 60160

AMERICANMIDWEST BANK AS TRUSTEE          0.06154                       0.06154
IRA #6030 LOUIS NAPOLITANO
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

AMERICANMIDWEST BANK AS TRUSTEE          0.09231                       0.09231
IRA #6031 FRANCES NAPOLITANO
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

JAMES A. NORINI                          1.00000    40,000   0.18182   1.18182
3 HUNT CLUB DRIVE
OAK BROOK, ILLINOIS 60521

DOMINIC F. PANTANO                       1.00000    30,000   0.13636   1.13636
4 N 225 9TH AVENUE
ADDISON, ILLINOIS 60101

THOMAS H. ROTH                           11.00000  375,000   1.70454  12.70454
1709 APPLEBY COURT
INVERNESS, ILLINOIS 60067

RANDALL S. SVENDSEN                      3.33333    40,000   0.18182   3.51515
420 CANTEBURRY
HINSDALE, ILLINOIS 60521

ROBERT W. SVENDSEN SR.                   38.66667  940,000   4.27273  42.93940
1601 BURR RIDGE CLUB DRIVE
HINSDALE, ILLINOIS 60521



NATIONAL BANCORP INC.                                        #Shares
SHAREHOLDERS LISTING                      9/30/96             SER 4     Total
                                           #NBI    Series 4  Convert     NBI
NAME & ADDRESS                            Shares     DEB     @ $220M   Shares
                                         ________  ________  _______   _______

AMERICANMIDWEST BANK AS TRUSTEE          8.00000   130,000   0.59091   8.59091
IRA #6028 ROBERT W. SVENDSEN SR.
1600 W. LAKE STREET
MELROSE PARK ILLINOIS 60160

ROBERT W. SVENDSEN JR.                   3.00000                       3.00000
740 COUNTY LINE ROAD
HINSDALE, ILLINOIS 60521

RONALD P. SVENDSEN                       3.00000                       3.00000
205 NORTH PARK
HINSDALE, ILLINOIS 60521

VALDA M. SVENDSEN                        4.00000   900,000   4.09091   8.09091
1601 BURR RIDGE CLUB DRIVE
HINSDALE, ILLINOIS 60521

PETER F. WAIS                            1.33333    40,000   0.18182   1.51515
938 PINE STREET
WINNETKA, ILLINOIS 60093

RAY WEISS                                2.48718   110,000   0.50000   2.98718
1006 NORTH 10TH AVENUE
MELROSE PARK, ILLINOIS 60160

LUCILLE A. WEISS                         1.00000                       1.00000
1006 NORTH 10TH AVENUE
MELROSE PARK, ILLINOIS 60160

RICHARD L. WILLEY                        1.00000    40,000   0.18182   1.18182
715 CAMBRIDGE PLACE
SYCAMORE, ILLINOIS 60178

AMERICANMIDWEST BANK TRUST AS TRUSTEE    0.33333    55,000   0.25000   0.58333
IRA #6650 THOMAS H. JACOBS
1600 WEST LAKE STREET
MELROSE PARK, ILLINOIS 60160

ELIZABETH A. CHARTIER                    0.00000    30,000   0.13636   0.13636
940 MITCHELL AVENUE
ELMHURST, ILLINOIS 60126

TREASURY STOCK                           1.02500                       1.02500
                                         ________ _________ ________  _________

TOTAL SHARES ISSUED                      93.20448 3,000,000 13.63637  106.84085

LESS: TREASURY STOCK                     (1.02500)                    (1.02500)


                                         --------                      --------

TOTAL SHARES OUTSTANDING                 92.17948                     105.81585
                                         ========                     =========

                                EXHIBIT 2.3(b)

                               LICENSE AGREEMENT


      THIS LICENSE AGREEMENT, effective _____________________, 1997, by and between AMERICAN MIDWEST BANK & TRUST, an Illinois state bank with its principal place of business located at 1600 West Lake Street, Melrose Park, Illinois ("Licensor"), and [AMERICAN MIDWEST CREDIT CARD CO.], a corporation organized and existing under the laws of the State of Illinois, with its principal place of business located at _______________________, ______________________ ("Licensee");

                             W I T N E S S E T H:

      WHEREAS, Licensor and Licensee are parties to that certain Bank Services and Merchant Processing Agreement made as of May 23, 1994, as amended by the First Amendment thereto dated January 17, 1996, and the Second Amendment thereto dated August 26, 1996 (as amended, the "Merchant Processing Agreement"), wherein Licensor granted Licensee the right to use the mark AMERICANMIDWEST (set forth on Exhibit A) for use in connection with credit card merchant processing services; and

      WHEREAS, Licensor and Licensee desire to set forth in greater detail their understanding in respect to Licensee's right to use AMERICANMIDWEST by Licensee.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and the mutual undertakings of the parties as hereinafter expressed:

      IT IS AGREED:

1.    GRANT

      Licensor hereby grants to Licensee a non-exclusive royalty-free license to use AMERICANMIDWEST (the "Mark") as a service mark only in connection with credit card merchant processing services in the State of Illinois.

2.    TERM

      The term of this License Agreement shall be [for so long as the Merchant Processing Agreement shall remain in full force and effect].

3.    RELATIONSHIP OF THE PARTIES

      This License Agreement does not create nor is it to be construed as creating a partnership, joint venture, or the relationship of principal and agent between Licensor and Licensee. Licensee is and shall at all times be deemed to be a separate corporation. No representations shall be made by either party which would create an agency, partnership or joint venture, and neither party shall have authority to act for the other in any manner to create obligations or debts which purport to be binding on the other, except as expressly provided in this License Agreement. There shall be no liability on the part of Licensor to any person for any debts incurred on behalf of Licensee and its business unless Licensor agrees in writing to pay such debts. Licensee shall not indicate in any manner whatsoever that it is a licensee of Licensor or that it has any relationship, contractual or otherwise, with Licensor.

4.    RESTRICTIONS UPON USE

      A.    Quality Control

            Licensor expressly recognizes Licensee's prior and current use of the Mark and the quality, integrity, goodwill and reputation of Licensee in connection with its offering of the services associated with the Mark. Licensee covenants and agrees to continue to offer the services under the Mark in the same high quality manner in which it has offered its services in the past. Licensee acknowledges that if the services conducted by it under the Mark is inferior in quality, integrity or otherwise are below the standards Licensee has set in connection with its offering of its services, the valuable goodwill and reputation that Licensor has in the Mark could be impaired. In order that the quality of the services offered under the Mark is assured, Licensee shall exercise the utmost care and attention in the offering of its services under the Mark. In connection with Licensor's assurance of quality, Licensor shall have the right, during reasonable business hours and upon reasonable notice and with a frequency not to exceed a fiscal quarterly basis, to inspect Licensee's operations of the Licensee's services that are promoted under the Mark.

            All services performed under the Mark shall at all times be in compliance with the applicable federal and state laws, and the services shall be performed in a manner so as not to bring discredit upon the Mark.

      B.    Advertising

            All advertising and publicity of Licensee featuring the Mark shall be conducted in good taste. Licensee shall periodically send and/or send at the request of Licensor, representative advertisements featuring the Mark which are used by Licensee.

      C.    Trade Conduct

            Licensee shall conduct itself with due regard to trade and business ethics, and shall not engage in or knowingly permit any acts or practices by its employees or dealers which would disparage or tend to disparage the Mark or reduce or diminish the goodwill thereof.

5.    INDEMNIFICATION AND INSURANCE.

      Licensee agrees to indemnify Licensor and to undertake to defend Licensor and to hold Licensor harmless from any claims, suits, loss and damage (including reasonable attorney's fees, costs, expenses and the like) arising out of any allegedly unauthorized use by Licensee of the Mark or any other alleged action by Licensee of any nature whatsoever, including without limitation those arising out of the rendering of services under the Mark, alleged defects in Licensee's premises or facilities, or arising out of the negligent operation of Licensee's premises or facilities. In the event of any such action, Licensor shall have sole and exclusive control over the defense thereof and any settlement, compromise or other disposition thereof, as well as the right to select counsel of its own choosing to defend such action on behalf of Licensor and Licensee.
Licensee further agrees to maintain at its expense insurance with an underwriter approved by Licensor and in such amounts as Licensor shall from time to time determine for the benefit of Licensor and Licensee, jointly and singly, covering liability of all kinds. The minimum amount of such insurance shall be One Million and no/100 Dollars ($1,000,000.00) for personal injury to or death of any one person in any occurrence, and One Million and no/100 Dollars ($1,000,000.00) for personal injury to or death of more than one person in any occurrence, and property damage in the amount of One Million and no/100 Dollars ($1,000,000.00). The policy shall insure Licensee as well as Licensor against any and all liability to persons, including customers, invitees or employees of Licensee. Licensee also agrees to lodge said certificates of insurance with Licensor, to pay all premiums promptly when due, and to notify Licensor promptly upon such payment.

6.    ASSIGNABILITY

      The License hereby granted shall be and hereby is personal to Licensee and shall not be assignable by act of Licensee, directly or indirectly, without the prior written consent of Licensor. Licensor may assign all or part of this License Agreement without the consent of Licensee.

7.    WAIVER

      No custom or practice of parties at variance with the terms hereof, nor any failure by Licensor to insist upon strict compliance by Licensee with the terms hereof, nor any failure of Licensor to exercise any of its rights hereunder shall constitute a waiver of any of the terms, conditions or obligations of this License Agreement. Licensor's waiver of a particular default on the part of Licensee shall not affect Licensor's rights with respect to any subsequent default of any nature, nor shall any delay or failure by Licensor to exercise any rights arising from a default affecting Licensor's rights with respect to said default or any subsequent default.

8.    SEVERABILITY

      If any part of this License Agreement for any reason be declared invalid, such declaration shall not affect the validity of the remaining portion, which remaining portion shall remain in force and effect as if this License Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would exercise the remaining portion of this License Agreement without including therein any such part, parts or portions which may, for any reason, be hereinafter declared invalid.

9.    NOTICES

      Any notice required or permitted to be given hereunder shall be in writing and shall be delivered to the other party personally or by registered or certified mail, with return receipt requested, at the address indicated on the title page of this License Agreement. Notice to Licensor shall be directed to the corporate Secretary thereof. Either party may designate another address at any time by appropriate written notice to the other.

10.   TERMINATION

      A.    With Cause

            In the event of breach or failure to perform any of the terms or conditions of this License Agreement on the part of Licensee, or in the event of an uncured default on the part of Licensee, Gitles or Vertel as set forth in paragraph 14 of the Merchant Processing Agreement, Licensor may terminate this License Agreement upon written notice of the nature of such breach or non-performance to the defaulting party provided such breach or failure to perform is not cured within ten (10) days from the date of said notice. If Licensee does not cure such breach or failure to perform within said period, then said notice served upon Licensee shall effect termination of this License Agreement at the end of such period.

      B.    Automatic

            This License Agreement shall automatically terminate if Licensee files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee or if it becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, or if it fails to use the Mark for two consecutive years in connection with providing merchant processing Services. In no event shall this License Agreement or any right or interest hereunder be deemed an asset in any bankruptcy, insolvency, assignment, arrangement or receivership proceeding.

11.   OBLIGATION OF LICENSEE UPON TERMINATION

      In the event of termination of this License Agreement for any reason, Licensee, upon ten (10) days of the termination date, shall:

      A.    Cease using, advertising and/or displaying the Mark;

      B. Destroy all signs which display the Mark and destroy all paper products, advertising and other material bearing the Mark; and

      C. Execute any and all documents which manifest the severance of the relationship between the parties, including but not limited to releases, disclaimers, assignments and the like.

12.   OBLIGATION OF LICENSEE NOT TO USE MARK

      For the duration of this License Agreement and thereafter, Licensee agrees not to use a trademark, service mark, trade name, corporate name or other identifying means identical to or a colorable imitation of the Mark except as permitted herein.

13.   USE OF LICENSEE ENURES TO THE BENEFIT OF LICENSOR

      For the duration of this License Agreement and thereafter, Licensee agrees that nothing herein shall give to Licensee any right, title or interest in the Mark (except the right to use said Mark in accordance with the terms of this License Agreement), that said Mark is the sole property of Licensor and that any and all uses, either prior to the date of this License Agreement or after, by Licensee of said Mark shall enure to the benefit of Licensor. If Licensee now has or at any time had rights in the Mark, such rights are hereby transferred and assigned to Licensor.

14.   OBLIGATION OF LICENSEE NOT TO CONTEST VALIDITY

      For the duration of this License Agreement and thereafter, Licensee agrees not to raise or to cause to be raised any question concerning or objection to the validity of said Mark or to the right of Licensor thereto on any grounds whatsoever. Licensee further agrees that it does not now have and will not make any claims to the right to use the Mark apart from this License Agreement, nor will it make any claims adverse to the rights of Licensor.

15.   TITLES NOT LIMITING

      Titles to paragraphs of this License Agreement are for the purpose of information and guidance only, are not part of this License Agreement and shall in no way be deemed to limit the effect of any language to which they relate.

16.   INTEGRATION OF AGREEMENT

      This License Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, understandings and agreements, including, but not limited to, the Merchant Processing Agreement between the parties. This License Agreement may not be amended or modified orally but may be amended or modified only by written instrument signed by the parties hereto.

17.   SUCCESSION

      All rights of Licensor under this License Agreement shall accrue to the benefit of its successors and assigns.

      IN WITNESS WHEREOF, this License Agreement has been executed in duplicate by a duly authorized officer of the parties hereto.

                                          AMERICAN MIDWEST BANK & TRUST


                                    By__________________________________


                                    Title_______________________________

                                    Date________________________________
ATTEST:

____________________________________
Secretary

                                          AMERICAN MIDWEST CREDIT CARD CO.


                                    By__________________________________


                                    Title_______________________________

                                    Date________________________________

ATTEST:

____________________________________
Secretary

                                   EXHIBIT A








                                    [MARK]

                           EXHIBIT 2.8

              FINANCIAL INFORMATION AND STATEMENTS



           SEE SCHEDULE 2.8 OF THE DISCLOSURE SCHEDULE

                         EXHIBIT 2.20

                      [Affiliates Letter]





                      ____________, 1996


BanPonce Corporation
_______________________
_______________________

Ladies and Gentlemen:

     I have been advised that I may be deemed an "affiliate" of National Bancorp, Inc., a Delaware corporation ("NBI"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed an "affiliate" of NBI at the time of the acquisition (the "Acquisition") of NBI by BanPonce Corporation, a Puerto Rico corporation ("BanPonce"), in accordance with the Stock Purchase Agreement dated as of ____________, 1996 (the "Acquisition Agreement"), by and among NBI and BanPonce. Pursuant to the terms of the Acquisition, I may receive shares of common stock, par value $6.00 per share, of BanPonce ("BanPonce Common Stock").

     I represent, warrant and covenant to BanPonce that in the event I acquire any BanPonce Common Stock as a result of the Acquisition:

     1. I agree that I will not make any sale, transfer or other disposition of such shares of BanPonce Common Stock in violation of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

     2. I have carefully read this agreement and the Acquisition Agreement and have discussed the requirements relating to, and other applicable limitations upon, the sale, transfer or other disposition of shares of BanPonce Common Stock acquired by me as a result of the Acquisition to the extent I felt necessary with my counsel or counsel for NBI.

     3. I have been advised that the offering, sale and delivery of the shares of BanPonce Common Stock to me pursuant to the Acquisition will be registered under the Securities Act by BanPonce through the filing of a Registration Statement with the SEC and that such registration does not apply to any distribution by me of shares of BanPonce Common Stock received by me in the Acquisition. I also have been advised that, because at the Effective Time of the Acquisition (as defined in the Acquisition Agreement) I may be deemed to have been an "affiliate" of NBI, any offering or sale by me of any of the shares of BanPonce Common Stock acquired in the Acquisition will, under current law, require either (i) further registration under the Securities Act of the shares of BanPonce Common Stock to be sold; (ii) compliance with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144) promulgated under the Securities Act; or (iii) the availability of some other exemption from registration with respect to any such proposed sale, transfer or other disposition by me which shall include, in the case of a distribution under some other exemption from registration, an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to counsel for

BanPonce, or a "no-action" letter obtained by me from the staff of the SEC that such exemption is available. In addition, I have been advised that any transferee of my shares of BanPonce Common Stock in a private offering or other similar disposition will be subject to the same limitations as those imposed on me. With respect to a transfer under (ii) above, I understand that unless you have a reasonable basis for believing to the contrary, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

     4. I understand that BanPonce is under no obligation to register shares of BanPonce Common Stock that I may wish to sell, transfer or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

     5. I also understand that if I rely on the exemption from the registration provisions contained in Section 4 of the Securities Act (other than as provided in Rule 144 or 145), I will obtain and deliver to BanPonce a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to BanPonce as to the nondistributive intent, sophistication, ability to bear risk and access to information of such transferee; (b) an acknowledgement of the restrictions on transfer of the BanPonce Common Stock proposed for transfer; and (c) an assumption of the obligations of the undersigned under this paragraph 5.

     6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to BanPonce's transfer agent with respect to BanPonce Common Stock and there will be placed on the certificates for the shares of BanPonce Common Stock issued to me pursuant to the Acquisition, or any substitution therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE ONLY MAY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ____________, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND BANPONCE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BANPONCE CORPORATION."

     I also understand that unless the transfer by me of shares of BanPonce Common Stock which I have acquired in the Acquisition has been registered under the Securities Act or in a sale in conformity with the provisions of Rule 145, BanPonce reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

     It is understood and agreed that the legend(s) set forth in this paragraph shall be removed by the delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legend(s) and the stop orders referred to in this Paragraph 6 will be removed if (i) two years shall have elapsed from the date the undersigned acquired the BanPonce Common Stock in the Acquisition and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the BanPonce Common Stock in the Acquisition and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) BanPonce has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to BanPonce, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     7. I have no present plan or intent, and as of the Effective Time of the Acquisition, will not have a plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, pledge (other than a pledge replacing an existing pledge of NBI Common Stock) or reduction in any way of any risk of ownership by short sale or otherwise, or other disposition, directly or indirectly with respect to any of the shares of BanPonce Common Stock to be received by me as a result of the Acquisition.

                                   Very truly yours,



                                   _________________________________

Accepted and agreed to as of
the date first above written.

BANPONCE CORPORATION



By:__________________________
Its:_________________________

                                EXHIBIT 6.7

                   [OPINION OF COUNSEL FOR NBI AND SELLERS]


                                                , 1997


BanPonce Corporation
_______________________
_______________________

      Re:   BanPonce Corporation's Purchase of National Bancorp, Inc.

Ladies and Gentlemen:

      We have acted as counsel to National Bancorp, Inc., a Delaware corporation ("NBI"), its subsidiaries and each of the stockholders and/or debenture holders of NBI who either own NBI Common Stock or NBI Convertible Debentures (referred to herein individually as "Seller" and collectively as "Sellers") in connection with that certain Stock Purchase Agreement dated ____________________, 1996 (the "Stock Purchase Agreement") by and between NBI, Sellers and BanPonce Corporation, a Puerto Rico corporation (the "Purchaser"), relating to the sale by Sellers to Purchaser of all of the outstanding shares of capital stock of NBI. This opinion is furnished to you at the request of NBI and Sellers pursuant to Section 6.7 of the Stock Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Stock Purchase Agreement.

      In rendering this opinion, we have examined:

      a.    the Stock Purchase Agreement;
      b.    the Non-Competition Agreements;
      c. the Certificate of Incorporation and the Articles of Incorporation of NBI and its subsidiaries;
      d.    the By-laws of NBI and its subsidiaries;
      e. a Certificate of Good Standing as of a recent date from the Secretary of State of each of Delaware, Illinois and _____________, with respect to NBI and its subsidiaries;
      f. resolutions of the Board of Directors of NBI and its subsidiaries approving the Stock Purchase Agreement and the transactions contemplated thereby; and
      g. such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items a and b above are referred to herein collectively as the "Transaction Documents").

      In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the Transaction Documents and on certificates and other communications from public officials, officers and transfer agents of Seller. We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than NBI, its subsidiaries and Sellers), and is enforceable thereagainst in accordance with its terms. With respect to matters stated to be based on our knowledge, our opinion is based on such information as has come to the actual attention of the attorneys in our firm who have represented NBI, its subsidiaries and Sellers in connection with the transactions contemplated by the Transaction Documents and we have made no special investigation or inquiries with respect thereto.

      We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of Illinois (except that we express no opinion as to any choice of law provisions thereof) and the Federal laws of the United States of America.

      Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

      1. NBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NBI is duly qualified to do business and in good standing as a foreign corporation in the State of Illinois. NBI has adequate corporate power and authority to conduct its business as it is now being conducted. NBI is registered and in good standing with the Federal Reserve as a bank holding company under the Bank Holding Company Act.

      2. NBI's authorized capital stock consists of 100,500 shares of stock as follows: 150 shares of $10,000 par value common stock, of which 93.20449 are outstanding (to be increased to 105.81585 shares upon the conversion at Closing of NBI's Series 4 Convertible Debentures), 100,000 shares of preferred stock of which 10,500 shares have been designated as $10.00 par value Class A Preferred Stock of which none are issued or outstanding, and 89,500 shares of $1.00 par value Preferred Stock of which none are issued or outstanding. All of such issued and outstanding shares of NBI Common Stock are fully paid, nonassessable and not issued in violation of any preemptive rights of any stockholder. Other than with regard to the shares to be issued with regard to NBI's Series 4 Convertible Debentures, NBI does not have any arrangements or commitments obligating NBI to issue or sell or otherwise dispose of, or to purchase or redeem shares of its capital stock.

      3. Each of the Sellers owns all rights, titles and interests (both legal and beneficial) in and to that number of shares of NBI Common Stock and NBI's Series 4 Convertible Debentures, free and clear of any and all liens of any nature whatsoever.

      4. Each AmMid Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each AmMid Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of its business requires such qualification. Each AmMid Subsidiary has the necessary corporate power and authority to own its properties and assets and to conduct its business as it is now being conducted. All the issued and outstanding shares of capital stock, other equity securities and other ownership interests of the AmMid Subsidiaries are duly and validly authorized and issued, are fully paid, nonassessable and owned by AmMid, free and clear of all liens, security interests, charges, claims and encumbrances.

      5. AmMid is an Illinois banking corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. AmMid
(i) is duly authorized to conduct a general banking business subject to the supervision of the Illinois Commissioner at its offices, (ii) is an insured depository institution as defined in the Federal Deposit Insurance Act, and
(iii) has full power and authority to engage in the business and activities now conducted by it.

      6. The authorized capital stock of AmMid consists of 200,000 shares of common stock, par value $10.00 per share, of which 200,000 shares are validly issued and outstanding. All of the 200,000 shares are owned by NBI free and clear of all liens, pledges, assignments and security interests. All of the shares of the capital stock of AmMid are fully paid, nonassessable and not issued in violation of the preemptive rights of any stockholder.

      7. The Board of Directors of NBI has approved the Transaction Documents and the transactions contemplated thereby and has authorized the execution, delivery and performance by NBI and its subsidiaries of the Transaction Documents and the transactions contemplated thereby. The Transaction Documents are valid and binding obligations of NBI and the NBI Subsidiaries, enforceable against NBI and the NBI Subsidiaries in accordance with their respective terms.

      8. Each Seller has the full power, authority and capacity necessary to enter into and perform his, her or its respective obligation under the Transaction Documents, to sell, assign, transfer and convey the shares so owned by each Seller pursuant to the Transaction Documents, and to consummate the transactions contemplated thereby. The Transaction Documents have been duly executed and delivered by each Seller. The Transaction Documents constitute the legal, valid and binding obligation of each of the Sellers and is enforceable against each Seller in accordance with its respective terms.

      9. The execution and delivery by NBI and each of the Sellers of the Agreement, and the consummation of the transactions contemplated thereby, do not (a) violate the Certificate of Incorporation or By-laws of NBI or any NBI Subsidiary, (b) result in a breach of, constitute a default under, or result in the creation of any lien, security interest or other encumbrance upon any of the assets, properties or stock of NBI or any NBI Subsidiary, (c) result in a breach of, constitute a default under, or accelerate the performance of any contract, agreement or instrument to which NBI, any NBI Subsidiary or any Seller is a party or by which NBI, any NBI Subsidiary or any Seller is bound or committed, or (d) violate the terms of any law, or rule or regulation of any governmental agency or authority, or any judgment, decree or order of any court or governmental agency to which NBI, any NBI Subsidiary or any Seller may be subject. Other than in the case of (c) above, such conflicts, breaches or defaults will be cured or waived prior to the Closing Date.

      10. No approval, consent or authorization of, or filing with, any governmental agency or authority of the United States of America or the State of Illinois, is required on the part of NBI or Sellers to make valid and legally binding the execution, delivery and performance by NBI or Sellers of the Transaction Documents, except for approvals, consents, authorizations and filings (a) specified in the Transaction Documents or (b) already obtained or made.

      11. No claims have been asserted and no relief has been sought against NBI, AmMid or any AmMid Subsidiary in any pending litigation or governmental proceedings or otherwise. There are no circumstances, conditions, events or arrangements, contractual or otherwise, which may hereafter give rise to any proceedings, claims, actions or governmental investigations involving NBI or any NBI Subsidiary which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of NBI, AmMid or any AmMid Subsidiary. Neither NBI nor any NBI Subsidiary (i) is the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority, or (ii) has made any commitment to or entered into any agreement with any regulatory authority that currently restricts or adversely affects its operations or financial condition.

      The foregoing opinions are subject to the following qualifications:

            (a) With respect to our opinions in paragraph 1 above regarding the good standing of NBI, and NBI's due qualification to do business as a foreign corporation, we have relied solely on Certificates of Good Standing issued by the Secretaries of State of the States of Delaware and Illinois.

            (b) With respect to our opinions in paragraph 4 above regarding the good standing of each AmMid Subsidiary, and each AmMid Subsidiary's due qualification to do business as a foreign corporation, we have relied solely on Certificates of Good Standing issued by the Secretaries of State of the states of incorporation and the jurisdictions where the nature of the AmMid Subsidiary's business requires qualification to do business as a foreign corporation.

            (c) With respect to our opinions in paragraph 5 above regarding the good standing of AmMid, we have relied solely on the Certificate of Good Standing issued by the Secretaries of State of the State of Illinois.

            (d) The enforceability of any obligation of NBI, its subsidiaries or Sellers may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors' rights and remedies.

            (e) The enforceability of any obligation of NBI, its subsidiaries or Sellers is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing.

            (f) No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

            (g) We express no opinion as to compliance by NBI, its subsidiaries or Sellers with any federal or state securities laws or regulations.

            (h) The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Transaction Documents (other than by reason of Purchaser's legal or regulatory status or because of any other facts specifically pertaining to Purchaser).

            (i) We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (A) are against public policy or
      (B) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not otherwise be waived or given,
      (ii) provisions indemnifying any person against, or relieving any person of liability for, that person's own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law,
      (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts, (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default, (v) any forum selection provision, (vi) any powers of attorney to the extent that they purport to grant rights and powers that may not be granted under applicable law, (vii) any provisions that purport to permit the exercise of "self-help" remedies, including, without limitation, the exercise of rights of setoff or purported rights to enter onto the property of any person or take physical possession of any property, (viii) any right or obligation to the extent that the same may be varied by course of dealing or performance, (ix) any provision which may provide for the compounding of interest or the payment or accrual of interest on interest, or (x) any provision that is subject to any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

            (j) The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

      This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                          Very truly yours,

                                          BURKE, WARREN & MACKAY, PC

                              EXHIBIT 6.11

                                          _____________, 1996


Board of Directors                        Board of Directors
BanPonce Corporation                      National Bancorp, Inc.
Banco Popular Center                      1300 East Irving Park Road
209 Munoz Rivera                          Suite 200
3rd Floor                                 Streamwood, Illinois 60107
San Juan, Puerto Rico 00918

Gentlemen:

      You have requested our opinion regarding certain federal income tax consequences of the proposed acquisition of all the outstanding shares (the "Reorganization") of National Bancorp, Inc., a Delaware corporation ("NBI"), by BanPonce Corporation, a Puerto Rico corporation ("BanPonce"). The Reorganization contemplates the acquisition by BanPonce of all the outstanding shares of stock of NBI, consisting of one class of common stock, par value $10,000 per share ("NBI Common), in exchange for voting common shares of BanPonce, $6.00 par value per share ("BP Common"). The foregoing will be accomplished pursuant to the Stock Purchase Agreement By and Among BanPonce Corporation, National Bancorp, Inc., and the Stockholders of National Bancorp, Inc., dated December 2, 1996 (the "Agreement").

      In rendering this opinion, we have reviewed and relied upon representations made to us by certain officers of BanPonce and NBI and by certain shareholders of NBI in certificates dated _______________, 19____, which representations are incorporated herein by reference. We have also examined such other agreements, documents, and corporate records that have been made available to us and such other matters as we have deemed relevant for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of the signatories to such certificates, agreements, and other documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

      Our opinion is based, in part, on the assumption that the proposed Reorganization described herein will occur in accordance with the Agreement and related agreements as well as with the facts and representations set forth or referred to in this opinion letter, and that such facts and representations are accurate and complete in all respects as of the date hereof and will be accurate and complete in all respects on the effective date of such Reorganization ("Effective Date"). We have also assumed in issuing our opinion that the shareholders of NBI do not have any plan or intention to sell, exchange, or otherwise dispose of a number of shares of BP Common received by them in the Reorganization that would result in the former shareholders of NBI owning shares of BP Common that have a value, as of the Effective Time, of less than 50 percent of all the formerly outstanding shares of NBI Common as of the same date. Any changes in these facts, or in the accuracy of the assumptions, representations, or covenants, may necessitate reconsideration of our opinion and possibly may result in different conclusions. We have undertaken no independent investigation of the accuracy of the facts, assumptions, representations and covenants set forth or referred to herein.

      For the purposes indicated above, and based upon the facts, assumptions and conditions as set forth herein, it is our opinion that:

BanPonce Corporation
National Bancorp, Inc.
____________, 1996
Page 2


            1. The acquisition by BanPonce of all the outstanding shares of NBI in exchange solely for BP Common and cash in lieu of fractional shares of BP Common will constitute a "reorganization" within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and BanPonce and NBI will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;

            2. No gain or loss will be recognized by BanPonce upon the acquisition of all the outstanding shares of NBI Common in exchange solely for shares of BP Common and cash in lieu of fractional shares of BP Common (Code section 1032(a));

            3. NBI's shareholders will recognize no gain or loss upon the exchange of their shares of NBI Common for shares of BP Common, except with respect to cash received for a fractional share of BP Common, if any (Code section 354(a)(1));

            4. The basis of the shares of BP Common to be received by NBI's shareholders will be, in each instance, the same as the basis of shares of NBI Common surrendered in exchange therefor, decreased by any cash received and increased by the amount of gain recognized on the exchange (Code section 358(a)(1)); and

            5. The holding period of shares of BP Common to be received by NBI's shareholders will include the period during which the shares of NBI Common to be surrendered in exchange therefor were held, provided the shares of NBI Common were held as capital assets by those shareholders on the date of the exchange (Code section 1223(1)).

      The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the "Service") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

      This opinion is addressed to and is only for the benefit of BanPonce and NBI. It is furnished to you pursuant to sections 6.11 and 7.7 of the Agreement and may not be used or relied upon for any other purpose and may not be circulated or otherwise referred to for any other purpose without our express written consent. Our opinion is limited to those federal income tax issues specifically considered herein. We do not express any opinion as to any other federal income tax issues, or any foreign, state or local law

issues, arising from the transactions contemplated by the Agreement. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a

BanPonce Corporation
National Bancorp, Inc.
____________, 1996
Page 3


court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

                                          Very truly yours,



                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                  EXHIBIT 6.16



                           NON-COMPETITION AGREEMENT
                           -------------------------

      This Non-Competition Agreement dated as of ________________, 1997 (the "Agreement"), is entered into by and between Thomas H. Roth ("Covenantor") and

BanPonce Corporation, a Puerto Rico corporation ("BanPonce").

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, BanPonce, National Bancorp, Inc., a Delaware corporation (collectively, with its subsidiaries "NBI"), and stockholders of NBI entered into a Stock Purchase Agreement dated as of ____________, 1996 (the "Acquisition Agreement") providing, among other things, for the acquisition of all of the outstanding common stock of NBI (the "Acquisition") and its wholly-

owned subsidiary, American Midwest Bank & Trust, an Illinois state bank
("AmMid");

      WHEREAS, Covenantor is a stockholder, a director and an executive officer of NBI and, pursuant to Section 6.16 of the Acquisition Agreement, hereby enters into this Non-Competition Agreement; and

      WHEREAS, Covenantor acknowledges that as a director, executive officer and stockholder of NBI, he has become familiar with the customers and related customer information of NBI.

      NOW, THEREFORE, in consideration of and as a condition and inducement to

BanPonce consummating the transactions contemplated by the Acquisition Agreement, and in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, Covenantor and BanPonce agree as follows:

      1.    Covenants.

            (a)   Covenantor covenants and agrees that for a period of three
(3) years beginning upon the Closing Date (as defined in the Acquisition Agreement) (the "Non-Competition Period") he shall not knowingly:

                  (i) solicit or cause to be solicited retail or commercial banking business or related business from any of AmMid's customers existing on the signing hereof and AmMid's customers existing on the Closing Date; provided, however, that nothing in this Section 1(a)(i) shall be deemed or construed to prevent general advertisement, mass mailings or other marketing efforts soliciting retail or commercial banking business provided that such advertisement, mass mailings or other marketing efforts are not specifically targeted at customers of AmMid; and provided, further, that nothing contained in this Section 1(a)(i) shall prevent, or be deemed to prevent, the rendering of, or the making of a proposal to render, retail or commercial banking services by

      Covenantor to any customer of AmMid in response to an unsolicited request from such customer therefor, or prevent the withdrawal of any account or termination of relationship of any entity owned or controlled by Covenantor or in which Covenantor is a general partner; or

                  (ii) without the prior written consent of BanPonce, within a five (5) mile radius of AmMid, either alone or in partnership or jointly or in conjunction with any person or persons, financial institution, firm, association, syndicate, company or corporation as principal, agent, employee, officer, director, shareholder, consultant, investor or advisor or in any other manner whatsoever establish a facility to: (A) carry on or be engaged in the commercial or retail banking or related business or do any other business under the name of "American Midwest Bank & Trust" (or any derivation thereof); or (B) carry on or engage in the commercial or retail banking business generally; provided, however, that this Section 1(a)(ii) shall not prohibit Covenantor from owning less than 5% of the outstanding stock of any class of a retail or commercial banking institution or corporation controlling a retail or commercial banking institution which is publicly traded, so long as he has no active participation in the business or management of such corporation or financial institution.

            (b)   Covenantor agrees that during the Non-Competition Period, he will not offer or cause to be offered employment to or hire or cause to be hired any person who is employed by AmMid on the date hereof or on the Closing

Date, except with the prior written consent of BanPonce; provided, however, that Covenantor shall not be prohibited from either:

                  (i) placing in any mass media any general advertisement for prospective employees, provided that such advertisement is not specifically targeted at employees of AmMid; or

                  (ii) employing a person whose employment was terminated by BanPonce.

            (c) Covenantor agrees that he shall not disclose to others or use, or allow others to use, for business solicitation purposes, whether directly or indirectly, any information about AmMid's customers, including but not limited to the identity thereof and loan and account balances, which is not available to the general public and was learned by Covenantor as a consequence of his relationship with NBI or AmMid. Covenantor acknowledges that such information is specialized, unique in nature and of great value to BanPonce, as purchaser of NBI.

      2. Remedies. Covenantor acknowledges that the covenants and agreements which he has made in this Agreement are reasonable and are required for the reasonable protection of BanPonce's purchase of NBI. Covenantor agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to BanPonce, and that in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, BanPonce, its subsidiaries and their successors and assigns will be entitled to enforce the specific performance by Covenantor of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof and that no claim by Covenantor against BanPonce, its subsidiaries or their successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. In the event of a lawsuit, BanPonce shall be entitled to recover from Covenantor reasonable attorney's fees and costs of litigation. In the event of a breach or a violation by Covenantor of any of the provisions of this Agreement, the running of the Non-Competition Period (but not of Covenantor's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

      3. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement.
Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly.

      4. Assignment. Covenantor agrees that this Agreement may be assigned by BanPonce to any direct or indirect majority owned affiliate of BanPonce and that upon such assignment, such affiliate shall acquire all of BanPonce's rights under this Agreement, including, without limitation, the right of assignment set forth in this Section 4.

      5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

      6. Notice. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party or parties:

            (a) upon delivery to the address of such party or parties specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, or

            (b) one business day following dispatch if transmitted by confirmed telecopy or other means of facsimile, in any case to the party or parties at the following address(es) or telecopy number(s), as the case may be:

            If to Covenantor:

            Mr. Thomas H. Roth
            __________________________________
            __________________________________
            __________________________________
            Attention:  ______________________

            with a copy to:

            Burke, Warren & MacKay, P.C.
            330 North Wabash Avenue
            22nd Floor
            Chicago, Illinois  60611-3607
            Attention:  Thomas H. Jacobs, Esq.

            If to BanPonce:

            BanPonce Corporation
            __________________________________
            __________________________________
            __________________________________
            Attention: _______________________

            with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            Suite 2600
            Chicago, Illinois  60601-1003
            Attention:   Robert J. Stucker, Esq.
                         Douglas M. Hambleton, Esq.

      7. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      8. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

      9. Entire Understanding. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, or modified except by the written consent of both parties.

      10. Survival. If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall terminate and be null and void. All of the provisions herein shall survive the Closing Date.

      11.   Binding Effect.  This Agreement shall be binding upon Covenantor's executors, administrators, legal representatives, heirs and legatees and the successors and permitted assigns of BanPonce.

      IN WITNESS WHEREOF, the party has executed this Non-Competition Agreement on the date first above written.

                                          THOMAS H. ROTH


                                          _________________________________


                                          BANPONCE CORPORATION


                                          By:______________________________
                                          Its:_____________________________

                           NON-COMPETITION AGREEMENT
                           -------------------------

      This Non-Competition Agreement dated as of ________________, 1997 (the "Agreement"), is entered into by and between Robert Svendsen, Sr.
("Covenantor") and BanPonce Corporation, a Puerto Rico corporation
("BanPonce").

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, BanPonce, National Bancorp, Inc., a Delaware corporation (collectively, with its subsidiaries "NBI"), and stockholders of NBI entered into a Stock Purchase Agreement dated as of ____________, 1996 (the "Acquisition Agreement") providing, among other things, for the acquisition of all of the outstanding common stock of NBI (the "Acquisition") and its wholly-owned subsidiary, American Midwest Bank & Trust, an Illinois state bank ("AmMid");

      WHEREAS, Covenantor is a stockholder and a director of NBI and, pursuant to Section 6.16 of the Acquisition Agreement, hereby enters into this Non-Competition Agreement; and

      WHEREAS, Covenantor acknowledges that as a director and stockholder of NBI, he has become familiar with the customers and related customer information of NBI.

      NOW, THEREFORE, in consideration of and as a condition and inducement to BanPonce consummating the transactions contemplated by the Acquisition Agreement, and in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, Covenantor and BanPonce agree as follows:

      1.    Covenants.

            (a)   Covenantor covenants and agrees that for a period of three
(3) years beginning upon the Closing Date (as defined in the Acquisition Agreement) (the "Non-Competition Period") he shall not knowingly:

                  (i) solicit or cause to be solicited retail or commercial banking business or related business from any of AmMid's customers existing on the signing hereof and AmMid's customers existing on the Closing Date; provided, however, that nothing in this Section 1(a)(i) shall be deemed or construed to prevent general advertisement, mass mailings or other marketing efforts soliciting retail or commercial banking business provided that such advertisement, mass mailings or other marketing efforts are not specifically targeted at customers of AmMid; provided, further, that nothing contained in this Section 1(a)(i) shall prevent, or be deemed to prevent, the rendering of, or the making of a proposal to render, retail or commercial banking services by Covenantor to any customer of AmMid in response to an unsolicited request from such customer therefor, or prevent the withdrawal of any account or termination of relationship of any entity owned or controlled by Covenantor or in which Covenantor is a general partner;
      or

                  (ii) without the prior written consent of BanPonce, within a five (5) mile radius of AmMid, either alone or in partnership or jointly or in conjunction with any person or persons, financial institution, firm, association, syndicate, company or corporation as principal, agent, employee, officer, director, shareholder, consultant, investor or advisor or in any other manner whatsoever establish a facility to: (A) carry on or be engaged in the commercial or retail banking or related business or do any other business under the name of "American Midwest Bank & Trust" (or any derivation thereof); or (B) carry on or engage in the commercial or retail banking business generally; provided, however, that this Section 1(a)(ii) shall not prohibit Covenantor from owning less than 5% of the outstanding stock of any class of a retail or commercial banking institution or corporation controlling a retail or commercial banking institution which is publicly traded, so long as he has no active participation in the business or management of such corporation or financial institution.

            (b) Covenantor agrees that during the Non-Competition Period, he will not offer or cause to be offered employment to or hire or cause to be hired any person who is employed by AmMid on the date hereof or on the Closing Date, except with the prior written consent of BanPonce; provided, however, that Covenantor shall not be prohibited from either:

                  (i) placing in any mass media any general advertisement for prospective employees, provided that such advertisement is not specifically targeted at employees of AmMid; or

                  (ii) employing a person whose employment was terminated by BanPonce.

            (c) Covenantor agrees that he shall not disclose to others or use, or allow others to use, for business solicitation purposes, whether directly or indirectly, any information about AmMid's customers, including but not limited to the identity thereof and loan and account balances, which is not available to the general public and was learned by Covenantor as a consequence of his relationship with NBI or AmMid. Covenantor acknowledges that such information is specialized, unique in nature and of great value to BanPonce, as purchaser of NBI.

      2. Remedies. Covenantor acknowledges that the covenants and agreements which he has made in this Agreement are reasonable and are required for the reasonable protection of BanPonce's purchase of NBI. Covenantor agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to BanPonce, and that in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, BanPonce, its subsidiaries and their successors and assigns will be entitled to enforce the specific performance by Covenantor of his obligations hereunder and to enjoin him from engaging in any activity in violation hereof and that no claim by Covenantor against BanPonce, its subsidiaries or their successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. In the event of a lawsuit, BanPonce shall be entitled to recover from Covenantor reasonable attorney's fees and costs of litigation. In the event of a breach or a violation by Covenantor of any of the provisions of this Agreement, the running of the Non-Competition Period (but not of Covenantor's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

      3. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement.
Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly.

      4. Assignment. Covenantor agrees that this Agreement may be assigned by BanPonce to any direct or indirect majority owned affiliate of BanPonce and that upon such assignment, such affiliate shall acquire all of BanPonce's rights under this Agreement, including, without limitation, the right of assignment set forth in this Section 4.

      5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

      6. Notice. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party or parties:

            (a) upon delivery to the address of such party or parties specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, or

            (b) one business day following dispatch if transmitted by confirmed telecopy or other means of facsimile, in any case to the party or parties at the following address(es) or telecopy number(s), as the case may be:

            If to Covenantor:

            Mr. Robert Svendsen, Sr.
            __________________________________
            __________________________________
            __________________________________
            Attention:  ______________________

            with a copy to:

            Burke, Warren & MacKay, P.C.
            330 North Wabash Avenue
            22nd Floor
            Chicago, Illinois  60611-3607
            Attention:  Thomas H. Jacobs, Esq.

            If to BanPonce:

            BanPonce Corporation
            __________________________________
            __________________________________
            __________________________________
            Attention: _______________________

            with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            Suite 2600
            Chicago, Illinois  60601-1003
            Attention:   Robert J. Stucker, Esq.
                         Douglas M. Hambleton, Esq.

      7. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      8. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

      9. Entire Understanding. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, or modified except by the written consent of both parties.

      10. Survival. If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall terminate and be null and void. All of the provisions herein shall survive the Closing Date.

      11. Binding Effect. This Agreement shall be binding upon Covenantor's executors, administrators, legal representatives, heirs and legatees and the successors and permitted assigns of BanPonce.

      IN WITNESS WHEREOF, the party has executed this Non-Competition Agreement on the date first above written.

                                          ROBERT SVENDSEN, SR.


                                          _________________________________


                                          BANPONCE CORPORATION


                                          By:______________________________
                                          Its:_____________________________

                           NON-COMPETITION AGREEMENT
                           -------------------------

      This Non-Competition Agreement dated as of ________________, 1997 (the "Agreement"), is entered into by and between Northwest Community Bank ("Covenantor") and BanPonce Corporation, a Puerto Rico corporation ("BanPonce").

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, BanPonce, National Bancorp, Inc., a Delaware corporation (collectively, with its subsidiaries "NBI"), and stockholders of NBI entered into a Stock Purchase Agreement dated as of ____________, 1996 (the "Acquisition Agreement") providing, among other things, for the acquisition of all of the outstanding common stock of NBI (the "Acquisition") and its wholly-owned subsidiary, American Midwest Bank & Trust, an Illinois state bank ("AmMid");

      WHEREAS, Covenantor is an affiliated institution of NBI and, pursuant to
Section 6.16 of the Acquisition Agreement, hereby enters into this Non-Competition Agreement; and

      WHEREAS, Covenantor acknowledges that as an affiliated institution of NBI, it has become familiar with the customers and related customer information of NBI.

      NOW, THEREFORE, in consideration of and as a condition and inducement to BanPonce consummating the transactions contemplated by the Acquisition Agreement, and in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, Covenantor and BanPonce agree as follows:

      1.    Covenants.

            (a)   Covenantor covenants and agrees that for a period of three
(3) years beginning upon the Closing Date (as defined in the Acquisition Agreement) (the "Non-Competition Period") it shall not knowingly:

                  (i) solicit or cause to be solicited retail or commercial banking business or related business from any of AmMid's customers existing on the signing hereof and AmMid's customers existing on the Closing Date; provided, however, that nothing in this Section 1(a)(i) shall be deemed or construed to prevent general advertisement, mass mailings or other marketing efforts soliciting retail or commercial banking business provided that such advertisement, mass mailings or other marketing efforts are not specifically targeted at customers of AmMid; and provided, further, that nothing contained in this Section 1(a)(i) shall prevent, or be deemed to prevent, the rendering of, or the making of a proposal to render, retail or commercial banking services by Covenantor to any customer of AmMid in response to an unsolicited request from such customer therefor, or prevent the withdrawal of any account or termination of relationship of any entity owned or controlled by Covenantor or in which Covenantor is a general partner; or

                  (ii) without the prior written consent of BanPonce, within a five (5) mile radius of AmMid, either alone or in partnership or jointly or in conjunction with any person or persons, financial institution, firm, association, syndicate, company or corporation as principal, agent, employee, officer, director, shareholder, consultant, investor or advisor or in any other manner whatsoever establish a facility to: (A) carry on or be engaged in the commercial or retail banking or related business or do any other business under the name of "American Midwest Bank & Trust" (or any derivation thereof); or (B) carry on or engage in the commercial or retail banking business generally; provided, however, that this Section 1(a)(ii) shall not prohibit Covenantor from owning less than 5% of the outstanding stock of any class of a retail or commercial banking institution or corporation controlling a retail or commercial banking institution which is publicly traded, so long as he has no active participation in the business or management of such corporation or financial institution.

            (b) Covenantor agrees that during the Non-Competition Period, it will not offer or cause to be offered employment to or hire or cause to be hired any person who is employed by AmMid on the date hereof or on the Closing Date, except with the prior written consent of BanPonce; provided, however, that Covenantor shall not be prohibited from either:

                  (i) placing in any mass media any general advertisement for prospective employees, provided that such advertisement is not specifically targeted at employees of AmMid; or

                  (ii) employing a person whose employment was terminated by BanPonce.

            (c) Covenantor agrees that it shall not disclose to others or use, or allow others to use, for business solicitation purposes, whether directly or indirectly, any information about AmMid's customers, including but not limited to the identity thereof and loan and account balances, which is not available to the general public and was learned by Covenantor as a consequence of its relationship with NBI or AmMid. Covenantor acknowledges that such information is specialized, unique in nature and of great value to BanPonce, as purchaser of NBI.

      2. Remedies. Covenantor acknowledges that the covenants and agreements which it has made in this Agreement are reasonable and are required for the reasonable protection of BanPonce's purchase of NBI. Covenantor agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to BanPonce, and that in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, BanPonce, its subsidiaries and their successors and assigns will be entitled to enforce the specific performance by Covenantor of its obligations hereunder and to enjoin it from engaging in any activity in violation hereof and that no claim by Covenantor against BanPonce, its subsidiaries or their successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. In the event of a lawsuit, BanPonce shall be entitled to recover from Covenantor reasonable attorney's fees and costs of litigation.

In the event of a breach or a violation by Covenantor of any of the provisions of this Agreement, the running of the Non-Competition Period (but not of Covenantor's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

      3. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement.
Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly.

      4. Assignment. Covenantor agrees that this Agreement may be assigned by BanPonce to any direct or indirect majority owned affiliate of BanPonce and that upon such assignment, such affiliate shall acquire all of BanPonce's rights under this Agreement, including, without limitation, the right of assignment set forth in this Section 4.

      5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

      6. Notice. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party or parties:

            (a) upon delivery to the address of such party or parties specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, or

            (b) one business day following dispatch if transmitted by confirmed telecopy or other means of facsimile, in any case to the party or parties at the following address(es) or telecopy number(s), as the case may be:

            If to Covenantor:

            Northwest Community Bank
            __________________________________
            __________________________________
            __________________________________
            Attention:  ______________________
            with a copy to:

            Burke, Warren & MacKay, P.C.
            330 North Wabash Avenue
            22nd Floor
            Chicago, Illinois  60611-3607
            Attention:  Thomas H. Jacobs, Esq.

            If to BanPonce:

            BanPonce Corporation
            __________________________________
            __________________________________
            __________________________________
            Attention: _______________________

            with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            Suite 2600
            Chicago, Illinois  60601-1003
            Attention:   Robert J. Stucker, Esq.
                         Douglas M. Hambleton, Esq.

      7. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      8. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

      9. Entire Understanding. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, or modified except by the written consent of both parties.

      10. Survival. If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall terminate and be null and void. All of the provisions herein shall survive the Closing Date.

       11. Binding Effect. This Agreement shall be binding upon Covenantor's successors and assigns and the successors and permitted assigns of BanPonce.

      IN WITNESS WHEREOF, the party has executed this Non-Competition Agreement on the date first above written.

                                          NORTHWEST COMMUNITY BANK


                                          By:______________________________
                                          Its:_____________________________


                                          BANPONCE CORPORATION


                                          By:______________________________
                                          Its:_____________________________

                           NON-COMPETITION AGREEMENT
                           -------------------------

      This Non-Competition Agreement dated as of ________________, 1997 (the "Agreement"), is entered into by and between First Bank of Schaumburg ("Covenantor") and BanPonce Corporation, a Puerto Rico corporation ("BanPonce").

                              W I T N E S S E T H
                              - - - - - - - - - -

      WHEREAS, BanPonce, National Bancorp, Inc., a Delaware corporation (collectively, with its subsidiaries "NBI"), and stockholders of NBI entered into a Stock Purchase Agreement dated as of ____________, 1996 (the "Acquisition Agreement") providing, among other things, for the acquisition of all of the outstanding common stock of NBI (the "Acquisition") and its wholly-owned subsidiary, American Midwest Bank & Trust, an Illinois state bank ("AmMid");

      WHEREAS, Covenantor is an affiliated institution of NBI and, pursuant to
Section 6.16 of the Acquisition Agreement, hereby enters into this Non-Competition Agreement; and

      WHEREAS, Covenantor acknowledges that as an affiliated institution of NBI, he has become familiar with the customers and related customer information of NBI.

      NOW, THEREFORE, in consideration of and as a condition and inducement to BanPonce consummating the transactions contemplated by the Acquisition Agreement, and in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, Covenantor and BanPonce agree as follows:

      1.    Covenants.

            (a)   Covenantor covenants and agrees that for a period of three
(3) years beginning upon the Closing Date (as defined in the Acquisition Agreement) (the "Non-Competition Period") it shall not knowingly:

                  (i) solicit or cause to be solicited retail or commercial banking business or related business from any of AmMid's customers existing on the signing hereof and AmMid's customers existing on the Closing Date; provided, however, that nothing in this Section 1(a)(i) shall be deemed or construed to prevent general advertisement, mass mailings or other marketing efforts soliciting retail or commercial banking business provided that such advertisement, mass mailings or other marketing efforts are not specifically targeted at customers of AmMid; and provided, further, that nothing contained in this Section 1(a)(i) shall prevent, or be deemed to prevent, the rendering of, or the making of a proposal to render, retail or commercial banking services by Covenantor to any customer of AmMid in response to an unsolicited request from such customer therefor, or prevent the withdrawal of any account or termination of relationship of any entity owned or controlled by Covenantor or in which Covenantor is a general partner; or

                  (ii) without the prior written consent of BanPonce, within a five (5) mile radius of AmMid, either alone or in partnership or jointly or in conjunction with any person or persons, financial institution, firm, association, syndicate, company or corporation as principal, agent, employee, officer, director, shareholder, consultant, investor or advisor or in any other manner whatsoever establish a facility to: (A) carry on or be engaged in the commercial or retail banking or related business or do any other business under the name of "American Midwest Bank & Trust" (or any derivation thereof); or (B) carry on or engage in the commercial or retail banking business generally; provided, however, that this Section 1(a)(ii) shall not prohibit Covenantor from owning less than 5% of the outstanding stock of any class of a retail or commercial banking institution or corporation controlling a retail or commercial banking institution which is publicly traded, so long as he has no active participation in the business or management of such corporation or financial institution.

            (b) Covenantor agrees that during the Non-Competition Period, it will not offer or cause to be offered employment to or hire or cause to be hired any person who is employed by AmMid on the date hereof or on the Closing Date, except with the prior written consent of BanPonce; provided, however, that Covenantor shall not be prohibited from either:

                  (i) placing in any mass media any general advertisement for prospective employees, provided that such advertisement is not specifically targeted at employees of AmMid; or

                  (ii) employing a person whose employment was terminated by BanPonce.

            (c) Covenantor agrees that it shall not disclose to others or use, or allow others to use, for business solicitation purposes, whether directly or indirectly, any information about AmMid's customers, including but not limited to the identity thereof and loan and account balances, which is not available to the general public and was learned by Covenantor as a consequence of its relationship with NBI or AmMid. Covenantor acknowledges that such information is specialized, unique in nature and of great value to BanPonce, as purchaser of NBI.

      2. Remedies. Covenantor acknowledges that the covenants and agreements which it has made in this Agreement are reasonable and are required for the reasonable protection of BanPonce's purchase of NBI. Covenantor agrees that the breach of any covenant or agreement contained herein will result in irreparable injury to BanPonce, and that in addition to all other remedies provided by law or in equity with respect to the breach of any provision of this Agreement, BanPonce, its subsidiaries and their successors and assigns will be entitled to enforce the specific performance by Covenantor of its obligations hereunder and to enjoin it from engaging in any activity in violation hereof and that no claim by Covenantor against BanPonce, its subsidiaries or their successors or assigns will constitute a defense or bar to the specific enforcement of such obligations. In the event of a lawsuit, BanPonce shall be entitled to recover from Covenantor reasonable attorney's fees and costs of litigation.

In the event of a breach or a violation by Covenantor of any of the provisions of this Agreement, the running of the Non-Competition Period (but not of Covenantor's obligations hereunder) shall be tolled during the period of the continuance of any actual breach or violation.

      3. Partial Invalidity. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement.
Without limiting the generality of the foregoing, if the scope of any covenant contained in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly.

      4. Assignment. Covenantor agrees that this Agreement may be assigned by BanPonce to any direct or indirect majority owned affiliate of BanPonce and that upon such assignment, such affiliate shall acquire all of BanPonce's rights under this Agreement, including, without limitation, the right of assignment set forth in this Section 4.

      5. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

      6. Notice. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party or parties:

            (a) upon delivery to the address of such party or parties specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid, or

            (b) one business day following dispatch if transmitted by confirmed telecopy or other means of facsimile, in any case to the party or parties at the following address(es) or telecopy number(s), as the case may be:

            If to Covenantor:

            First Bank of Schaumburg
            __________________________________
            __________________________________
            __________________________________
            Attention:  ______________________
            with a copy to:

            Burke, Warren & MacKay, P.C.
            330 North Wabash Avenue
            22nd Floor
            Chicago, Illinois  60611-3607
            Attention:  Thomas H. Jacobs, Esq.

            If to BanPonce:

            BanPonce Corporation
            __________________________________
            __________________________________
            __________________________________
            Attention: _______________________

            with a copy to:

            Vedder, Price, Kaufman & Kammholz
            222 North LaSalle Street
            Suite 2600
            Chicago, Illinois  60601-1003
            Attention:   Robert J. Stucker, Esq.
                         Douglas M. Hambleton, Esq.

      7. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      8. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

      9. Entire Understanding. This Agreement and the agreements referred to herein constitute the entire understanding and shall not be changed, altered, or modified except by the written consent of both parties.

      10. Survival. If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall terminate and be null and void. All of the provisions herein shall survive the Closing Date.

      11. Binding Effect. This Agreement shall be binding upon Covenantor's successors and assigns and the successors and permitted assigns of BanPonce.

      IN WITNESS WHEREOF, the party has executed this Non-Competition Agreement on the date first above written.

                                          FIRST BANK OF SCHAUMBURG


                                          By:______________________________
                                          Its:_____________________________


                                          BANPONCE CORPORATION


                                          By:______________________________
                                          Its:_____________________________

                                 EXHIBIT 7.5

                 [Opinion of Counsel for BanPonce Corporation]

                                                         _______________, 1997



Board of Directors
National Bancorp, Inc.
1600 West Lake Street
Melrose Park, Illinois  60160

      Re:   BanPonce Corporation's Acquisition of National Bancorp, Inc.

Ladies and Gentlemen:

      We have acted as counsel to BanPonce Corporation, a Puerto Rico corporation (the "Purchaser") in connection with that certain Stock Purchase Agreement dated as of ____________________, 199__ (the "Stock Purchase Agreement") by and among Purchaser, National Bancorp, Inc., a Delaware corporation (the "Seller") and the stockholders of Seller, relating to the acquisition by Purchaser of all of the outstanding shares of capital stock of Seller. This opinion is furnished to you pursuant to Section 7.5 of the Stock Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Stock Purchase Agreement.

      In rendering this opinion, we have examined:

      a.    the Stock Purchase Agreement;
      b.    the Non-Competition Agreements;
      c.    the Certificate of Incorporation of Purchaser;
      d.    the By-laws of Purchaser;
      e. a Certificate of Good Standing as of a recent date from the Secretary of State of Illinois and the Secretary of the Department of State of Puerto Rico with respect to Purchaser;
      f. resolutions of the Board of Directors of Purchaser approving the Stock Purchase Agreement and the transactions contemplated thereby; and
      g. such other documents as we, in our professional judgment, have deemed necessary or appropriate as a basis for the opinions set forth below (items a-b above are referred to herein collectively as the "Transaction Documents").

      In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the Transaction Documents and on certificates and other communications from public officials, officers and transfer agents of Purchaser. We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the legal and valid obligation of each party thereto (other than Purchaser), and is enforceable thereagainst in accordance with its terms. With respect to matters stated to be based on our knowledge, our opinion is based on such information as has come to the actual attention of the attorneys in our firm who have represented Purchaser in connection with the transactions contemplated by the Transaction Documents and we have made no special investigation or inquiries with respect thereto.

      We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Puerto Rico (except that we express no opinion as to any choice of law provisions thereof) and the Federal laws of the United States of America and, for purposes of this opinion, we have assumed that the laws of the State of Illinois, if applicable, are identical in all relevant respects to the laws of the Commonwealth of Puerto Rico, as to which assumption we express no opinion.

      Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

      1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Puerto Rico. Purchaser is registered and is in good standing with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956. Purchaser is duly qualified to do business and in good standing as a foreign corporation in the State of Illinois. Purchaser has adequate corporate power and authority to conduct its business as it is now being conducted.

      2. Purchaser has adequate corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

      3. The execution and delivery by Purchaser of the Transaction Documents and the performance by Purchaser of its agreements under such documents have been duly authorized by all requisite corporate action on the part of Purchaser. Purchaser has duly executed and delivered the Transaction Documents.

      4. The Transaction Documents constitute the legal, valid and binding obligations of Purchaser and are enforceable against it in accordance with their respective terms.

      5. The execution and delivery by Purchaser of the Transaction Documents, and the performance by Purchaser of its agreements under such documents, do not (a) violate Purchaser's Certificate of Incorporation or By-laws, (b) result in a breach of, constitute a default under, or result in the creation of any lien, charge or other encumbrance upon any of assets or properties of Purchaser or its subsidiaries or Purchaser's capital stock under, any material contract, agreement or instrument known to us to which

Purchaser is a party or by which any of its respective properties is bound, or
(c) violate any applicable statutory law, rule or regulation of the United States of America or the Commonwealth of Puerto Rico or any material judgment, decree or order of the United States of America or the Commonwealth of Puerto Rico known to us to which Purchaser is a party or is named.

      6. No approval, consent or authorization of, or filing with, any governmental agency or authority of the United States of America or the Commonwealth of Puerto Rico, is required on the part of Purchaser to make valid and legally binding the execution, delivery and performance by Seller of the Transaction Documents, except for approvals, consents, authorizations and filings (a) specified in the Transaction Documents or (b) already obtained or made.

      7.    [Insert Securities Opinion].

      The foregoing opinions are subject to the following qualifications:

            (a) With respect to our opinions in paragraph 1 above regarding the valid existence and good standing of Purchaser, and Purchaser's due qualification to do business as a foreign corporation, we have relied solely on Certificates of Good Standing issued by the Secretary of State of Illinois and the Secretary of the Department of State of Puerto Rico.

            (b) The enforceability of any obligation of Purchaser may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors' rights and remedies.

            (c) The enforceability of any obligation of Purchaser is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, and judicial imposition of an implied covenant of good faith and fair dealing.

            (d) No opinion is given herein as to the availability of specific performance or equitable relief of any kind.

            (e) We express no opinion as to compliance by Purchaser with any federal or state securities laws or regulations.

            (f) The opinions expressed herein relate only to laws which are specifically referred to in this opinion and which laws, in our experience, are normally directly applicable to transactions of the type provided for in the Transaction Documents (other than by reason of Seller's legal or regulatory status or because of any other facts specifically pertaining to Seller).

            (g) We express no opinion as to the validity, binding effect or enforceability of (i) purported waivers of any statutory or other rights, court rules or defenses to obligations or consents to any actions where such waivers or consents (A) are against public policy or
      (B) constitute waivers of rights or consents to actions which by law, regulation or judicial decision may not otherwise be waived or given,
      (ii) provisions indemnifying any person against, or relieving any person of liability for, that person's own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law,
      (iii) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith or commercially reasonable or any provisions which purport to waive any rights in respect of such acts, (iv) any provisions which purport to authorize or permit any person to exercise any right or remedy upon any nonmaterial breach or default, (v) any forum selection provision, (vi) any powers of attorney to the extent that they purport to grant rights and powers that may not be granted under applicable law, (vii) any provisions that purport to permit the exercise of "self-help" remedies, including, without limitation, the exercise of rights of setoff or purported rights to enter onto the property of any person or take physical possession of any property, (viii) any right or obligation to the extent that the same may be varied by course of dealing or performance, (ix) any provision which may provide for the compounding of interest or the payment or accrual of interest on interest, or (x) any provision that is subject to any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

            (h) The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

      This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                          Very truly yours,

                                  EXHIBIT 7.7

                                                                 VPKK DRAFT


Board of Directors                        Board of Directors
BanPonce Corporation                      National Bancorp, Inc.
Banco Popular Center                      1300 East Irving Park Road
209 Munoz Rivera                          Suite 200
3rd Floor                                 Streamwood, Illinois 60107
San Juan, Puerto Rico 00918


Gentlemen:

      You have requested our opinion regarding certain federal income tax consequences of the proposed acquisition of all the outstanding shares (the "Reorganization") of National Bancorp, Inc., a Delaware corporation ("NBI"), by BanPonce Corporation, a Puerto Rico corporation ("BanPonce"). The Reorganization contemplates the acquisition by BanPonce of all the outstanding shares of stock of NBI, consisting of one class of common stock, par value $10,000 per share ("NBI Common), in exchange for voting common shares of BanPonce, $6.00 par value per share ("BP Common"). The foregoing will be accomplished pursuant to the Stock Purchase Agreement By and Among BanPonce Corporation, National Bancorp, Inc., and the Stockholders of National Bancorp, Inc., dated December 2, 1996 (the "Agreement").

      In rendering this opinion, we have reviewed and relied upon representations made to us by certain officers of BanPonce and NBI and by certain shareholders of NBI in certificates dated _______________, 19___, which representations are incorporated herein by reference. We have also examined such other agreements, documents, and corporate records that have been made available to us and such other matters as we have deemed relevant for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of the signatories to such certificates, agreements, and other documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

BanPonce Corporation
National Bancorp, Inc.
_____________, 1996
Page 2


      Our opinion is based, in part, on the assumption that the proposed Reorganization described herein will occur in accordance with the Agreement and related agreements as well as with the facts and representations set forth or referred to in this opinion letter, and that such facts and representations are accurate and complete in all respects as of the date hereof and will be accurate and complete in all respects on the effective date of such Reorganization ("Effective Date"). We have also assumed in issuing our opinion that the shareholders of NBI do not have any plan or intention to sell, exchange, or otherwise dispose of a number of shares of BP Common received by them in the Reorganization that would result in the former shareholders of NBI owning shares of BP Common that have a value, as of the Effective Time, of less than 50 percent of all the formerly outstanding shares of NBI Common as of the same date. Any changes in these facts, or in the accuracy of the assumptions, representations, or covenants, may necessitate reconsideration of our opinion and possibly may result in different conclusions. We have undertaken no independent investigation of the accuracy of the facts, assumptions, representations and covenants set forth or referred to herein.

      For the purposes indicated above, and based upon the facts, assumptions and conditions as set forth herein, it is our opinion that:

            1. The acquisition by BanPonce of all the outstanding shares of NBI in exchange solely for BP Common and cash in lieu of fractional shares of BP Common will constitute a "reorganization" within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and BanPonce and NBI will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;

            2. No gain or loss will be recognized by BanPonce upon the acquisition of all the outstanding shares of NBI Common in exchange solely for shares of BP Common and cash in lieu of fractional shares of BP Common (Code section 1032(a));

            3. NBI's shareholders will recognize no gain or loss upon the exchange of their shares of NBI Common for shares of BP Common, except with respect to cash received for a fractional share of BP Common, if any (Code section 354(a)(1));

            4. The basis of the shares of BP Common to be received by NBI's shareholders will be, in each instance, the same as the basis of shares of NBI Common surrendered in exchange therefor, decreased by any cash received and increased by the amount of gain recognized on the exchange (Code section 358(a)(1)); and

BanPonce Corporation
National Bancorp, Inc.
_____________, 1996
Page 3


            5. The holding period of shares of BP Common to be received by NBI's shareholders will include the period during which the shares of NBI Common to be surrendered in exchange therefor were held, provided the shares of NBI Common were held as capital assets by those shareholders on the date of the exchange (Code section 1223(1)).

      The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the "Service") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

      This opinion is addressed to and is only for the benefit of BanPonce and NBI. It is furnished to you pursuant to sections 6.11 and 7.7 of the Agreement and may not be used or relied upon for any other purpose and may not be circulated or otherwise referred to for any other purpose without our express written consent. Our opinion is limited to those federal income tax issues specifically considered herein. We do not express any opinion as to any other federal income tax issues, or any foreign, state or local law issues, arising from the transactions contemplated by the Agreement. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

                                          Very truly yours,



                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                 EXHIBIT 8.3


                                CROWE CHIZEK


December 9, 1996

Associate Chief Counsel (Domestic)
Internal Revenue Service
1111 Constitution Avenue N.W.
Washington, D.C. 20224

Attn:  CC:IND:S:3
Room 6545

      RE:   National Bancorp, Inc.
            FEIN: 36-3166798

Dear Sir:

      A ruling is respectfully requested on behalf of the captioned taxpayer with respect to the Federal Income tax consequences to the taxpayer and its shareholders on the distribution of the shares of the taxpayer's wholly-owned subsidiary, American National Bank of DeKalb County, pursuant to Section 355 of the Internal Revenue Code of 1986, as amended ("Code"). The facts are substantially as set forth below. In addition, pursuant to Rev. Proc. 96-30, I.R.B. 1996-19, 8, a detailed response to the Section 355 checklist questionnaire is attached hereto marked Exhibit A.

I.    THE PARTIES

      1.    National Bancorp, Inc.

      National Bancorp, Inc. ("NBI"), employer identification number 36-3166798, is a Delaware corporation incorporated in 1980. NBI has its principal place of business at 1300 E. Irving Park Road, Suite 200, Streamwood, Illinois 60107, and its telephone number is (630) 372-3240. NBI is a multi-bank holding company and the common parent of an affiliated group of corporations that files a federal consolidated income tax return for a taxable year ending December 31 with the Internal Revenue Service Center, Kansas City, Missouri. The District Director of Internal Revenue, Chicago, Illinois, has audit jurisdiction over the NBI consolidated income tax return.

      NBI had outstanding at December 31, 1995, 86.87116 shares of $10,000 par value common stock. At that date, NBI also had outstanding convertible subordinated debentures in the aggregate principal amount of $3,950,000.
NBI's Series III debentures were issued on September 6, 1991, bore interest at 9%, matured on September 30, 1996, and were converted into shares of common stock at $150,000 per share. NBI's Series IV debentures were issued on August 1, 1995, bear interest at 10%, mature on September 30, 2001, and are convertible into common stock at $220,000 per share at any time prior

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 2


to maturity. The only shareholders beneficially owning 5 percent or more of the NBI stock are Robert W. Svendsen, Sr., Valda M. Svendsen and Thomas H. Roth.

      NBI is a registered bank holding company with 6 employees. It is not directly involved in the conduct of an active trade or business. It is engaged in the banking and financial service businesses through its wholly-owned subsidiaries.

      2.    AmericanMidwest Bank and Trust

      AmericanMidwest Bank and Trust ("Midwest"), employer identification number 36-0790290, is a state banking association established in 1914 and currently chartered as a state bank under the laws of the state of Illinois. Its principal place of business is at 1600 W. Lake Street, Melrose Park, Illinois 60160, and its telephone number is (630) 681-8600.

      Midwest has outstanding 200,000 shares of $10.00 par value voting common stock. All of the outstanding stock of Midwest is owned by NBI, which purchased the stock of Midwest in 1981. Midwest is a commercial bank providing a full line of financial services to retail and commercial customers in Melrose Park, Illinois and its adjacent suburban area.

      3.    American National Bank of DeKalb County

      American National Bank of DeKalb County ("DeKalb"), employer identification number 36-2778575, is a national banking association established in 1973 and currently chartered under the laws of the United States. Its principal place of business is at 124 South Main Street, Sycamore, Illinois 60178, and its telephone number is (815) 756-1444.

      DeKalb has outstanding 58,000 shares of $10.00 par value voting common stock. All of the outstanding stock of DeKalb is owned by NBI, which purchased the stock of DeKalb in 1987. DeKalb is a commercial bank providing a full line of financial services to corporate and retail customers in DeKalb County, Illinois.

      4.    Northwest Community Bank

      Northwest Community Bank ("Northwest"), employer identification number 36-4011679, is a state banking association established in 1995 and currently chartered under the laws of the state of Illinois. Its principal place of business is at 1845 E. Rand Road, Arlington Heights, Illinois 60004, and its telephone number is (847) 870-6300.

      Northwest has outstanding 100,000 shares of $10.00 par value voting common stock. All of the outstanding stock of Northwest is owned by NBI, which acquired the stock of Northwest in the formation of Northwest on

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 3


May 3, 1995. Northwest is a commercial bank providing a full line of financial services to corporate and retail customers in the Northwest suburban area of Cook County, Illinois.

      5.    First Lake Corporation

      First Lake Corporation ("FLC"), employer identification number 36-3679442, is a corporation organized under the laws of the state of Delaware in 1989. Its principal place of business is at 1300 E. Irving Park Road, Suite 200, Streamwood, Illinois 60107, and its telephone number is
(630) 372-3240.

      FLC has outstanding 100 shares of $10.00 par value voting common stock. All of the outstanding stock of FLC is owned by NBI which acquired the FLC stock in the formation of FLC in 1989. FLC is engaged in the business of acquiring loan portfolios from the Federal Deposit Insurance Corporation ("FDIC"), Resolution Trust Corporation ("RTC") and other sources at substantial discounts from principal amounts outstanding and liquidating the portfolios through collection efforts or through bulk sales to financial institutions.

      6.    Suburban Lands Corporation

      Suburban Lands Corporation ("Suburban"), employer identification number 36-3695770, is a corporation organized under the laws of the state of Illinois in 1986. Suburban has been inactive since 1994. All of the outstanding stock of Suburban is owned by Midwest.

      7.    National Bancorp Data Systems L.L.C.

      National Bancorp Data Systems L.L.C. ("Systems"), employer identification number 36-4019485, is an Illinois limited liability company formed on May 19, 1995. Its principal place of business is at 1300 E. Irving Park Road, Streamwood, Illinois 60107, and its telephone number is
(630) 372-3277. Systems is owned 34 percent by Midwest, 33 percent by DeKalb and 33 percent by First Bank of Schaumburg ("Schaumburg"), a corporation owned by certain NBI shareholders.

      Systems provides electronic data processing services for its member banks and affiliates under contractual fee arrangements. Systems is taxable as a partnership for federal income tax purposes. It files a partnership income tax return, Form 1065, with the Internal Revenue Service Center, Kansas City, Missouri. Systems is within the audit jurisdiction of the District Director of Internal Revenue, Chicago, Illinois.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 4


      The books of account for NBI, Midwest, DeKalb, Northwest, FLC, Suburban and Systems are each maintained on the basis of a calendar year, and each entity uses the accrual method of accounting. Separate balance sheets for each active business, including Systems, for the period ending December 31, 1995, are attached hereto marked Exhibit B. In addition, separate profit and loss statements for each of the past five calendar years for each active business are attached hereto marked Exhibit C.

II.   THE PROPOSED TRANSACTION

      1.    Background and Business Reasons for the Transaction

      During the past year, NBI's management has been exploring various banking and other business opportunities for NBI and its subsidiaries. The management of Midwest has considered expanding its banking business by building a branch bank on property located in Bolingbrook, Illinois at a cost in excess of $2 million. The management of DeKalb believes that to compete more actively with local banks it needs to expand through acquisitions of other banking institutions in its market area. At the same time, the management of Northwest, a de novo bank organized in 1995, has determined that Northwest must move out of its temporary leased quarters and acquire land and build its own banking facilities if it is to compete effectively in its market area.

      Each of the ventures being considered by the management of NBI and its subsidiaries would require several million dollars in funding. Alternatives that have been considered by management to obtain such funding include obtaining additional equity or debt capital and providing internal funding by discontinuing further dividend payments to the NBI shareholders. During its consideration of these various funding alternatives, NBI management was approached by BanPonce Corporation ("BP"), a publicly-held bank holding company organized as a Puerto Rico corporation. BP made an offer to NBI and its shareholders to acquire NBI and Midwest; however, BP has no interest in acquiring the stock or assets of NBI's other subsidiaries and requires that NBI dispose of its other subsidiaries before acquiring NBI and Midwest.

      BP, or a wholly-owned Puerto Rico subsidiary of BP, Popular International ("Popular"), proposes to acquire the stock of NBI in exchange for approximately 1.1 million shares of BP voting common stock in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. BP has substantial funding sources which NBI's and Midwest's managements believe will better enable Midwest to achieve its expansion plans. At the same time, following the acquisition of NBI and Midwest, the managements of DeKalb and Northwest believe that they should be better positioned to pursue their expansion plans which will be necessary for these banks to remain competitive in their respective marketplaces.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 5


      BP wishes to acquire Midwest because, among other things, Midwest serves one of the largest Hispanic communities in the Chicago Metropolitan area. However, BP proposes to acquire NBI to avoid having a significant block of its publicly-traded stock held by a single institutional investor that is a regulated bank holding company. By acquiring NBI stock directly from the NBI shareholders, the 1.1 million shares of BP stock will be owned by individual investors and not an institutional investor subject to regulatory oversight. Therefore, it is more likely that these shares of BP stock will be put in circulation through trades on the open market.

      The NBI Board of Directors has determined that the holding of 1.1 million shares of BP also would be imprudent and ill advised from the perspective of NBI. Accordingly, NBI has informed BP that it will agree to the acquisition by BP only if the NBI stock is acquired directly from the NBI shareholders. NBI was organized as a bank holding company in 1980 and it currently owns three banking subsidiaries. It provides auditing, loan review and bond portfolio investment services to its banking subsidiaries. NBI currently does not have the expertise to manage a $30 million equity investment that would represent more than 50 percent of its asset value.
Banks are required to limit their investment portfolios to debt securities and, therefore, NBI would need to recruit and hire staff with the requisite expertise and experience to manage its equity investments in the best interests of its shareholders. Among other things, NBI would need to properly insure its officers and directors who are rightly concerned that they lack the expertise necessary to make prudent investment decisions in fulfilling their fiduciary responsibility to the NBI shareholders. Put simply, the acquisition of 1.1 million BP shares would dramatically change the character and orientation of NBI, which has operated since inception solely as a bank holding company. The acquisition of such a significant investment asset would fundamentally alter the focus and direction of NBI and it would be entirely inconsistent with its historic business.

      The NBI directors and officers also are concerned that NBI's status as a bank holding company may unduly restrict its ownership of the BP stock. As a bank holding company, NBI is, and would continue to be, subject to regulatory oversight by the Board of Governors of the Federal Reserve ("Federal Reserve"). The Federal Reserve's Policy Statement on the Responsibility of Bank Holding Companies to Act as Sources of Strength to Their Subsidiary Banks, and the Federal Reserve's Policy Statement on Cash Dividend Payments, copies of which are attached hereto marked Exhibit D, reflect the Federal Reserve's policy that bank holding companies must act as a source of strength to their subsidiary banks and not pay dividends if in a weak financial condition or if doing so would result in a weak financial condition. NBI's holding of the BP stock could be adversely affected under these policies in several ways. For example, should one of NBI's subsidiary banks experience a loan loss or other capital problem, the Federal Reserve could require NBI to liquidate its BP stock holdings to generate cash to increase the bank's capital account. Such a sale could be required at a time that otherwise would be disadvantageous from an investment standpoint.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 6


Moreover, if BP were to acquire the Midwest stock directly from NBI, NBI subsequently would be classified as a personal holding company under
Section 541 of the Code. NBI's ability to distribute dividends to avoid the imposition of the personal holding company tax could similarly be restricted by the Federal Reserve's policy requiring bank holding companies to strengthen the financial position of their subsidiary banks. Thus, NBI could be subject to the penalty tax imposed on personal holding companies because it might be restricted from making dividend distributions by the Federal Reserve's policies.

      The cross guaranty provisions of the Federal Deposit Insurance Act, a copy of which is attached hereto marked Exhibit E, could have a similar effect. These provisions provide that bank affiliates of a failed bank are obligated to pay the FDIC any amount the FDIC expends in repaying depositors. The holding company is liable to the extent of the lesser of five percent of such amount or five percent of its assets. Thus, weakness in subsidiary banks could result in weakness at the holding company level, thereby limiting dividends.

      Therefore, to facilitate BP's acquisition of NBI and Midwest, NBI proposes to divest its interests in the stock and/or assets of its subsidiaries other than Midwest. NBI's principal shareholder, Robert Svendsen, and certain members of his family (the "Svendsen Family"), who have been in the banking business for many years, have expressed an interest in retaining interests in NBI's other banking subsidiaries, DeKalb and Northwest as well as in FLC. Except for Richard Willey, an officer of DeKalb, other NBI shareholders have advised NBI management that they do not wish to retain a minority interest in these subsidiaries.

      2.    Description of the Proposed Plan of Reorganization and
Distribution

      To achieve all of the foregoing objectives, the proposed transactions will be structured as follows.

            1.    The stock of Northwest will be sold for cash to Robert
      Svendsen.

            2. The stock or assets of FLC will be sold for a cash payment and the assumption of debt owed to FLC's president (a minority NBI shareholder) to either a third party or to a limited liability company owned by one or more of the NBI shareholders.

            3. To obtain the financing and other benefits available to banks in a holding company structure, NBI will transfer all of its stock in DeKalb to a new holding company ("Holdco") in exchange for all of the issued and outstanding stock of Holdco.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 7


            4. NBI will distribute all of its Holdco stock to Robert Svendsen, Richard Willey, and certain members of the Svendsen Family in exchange for a certain number of shares of NBI common stock held by them.

            5. Pursuant to a Stock Purchase Agreement (the "Exchange Agreement"), a copy of which is attached hereto marked Exhibit F, BP, or Popular, a wholly-owned subsidiary of BP, will acquire all of the outstanding stock of NBI solely for shares of voting common stock of BP in a transaction qualifying as a reorganization within the meaning of
      Section 368(a)(1)(B) of the Code. BP will pay cash in lieu of issuing fractional shares to NBI shareholders entitled to receive fractional shares.

III.  REPRESENTATIONS AND STATEMENTS

      1. The investment tax credit, if any, previously computed with respect to Section 38 property which NBI will transfer to Holdco will be adjusted in the year of transfer to reflect the early disposition of such property pursuant to Section 47(a)(1) and (5) of the Code.

      2. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

      3. NBI, Holdco, DeKalb and the NBI shareholders will each pay their own expenses, if any, incurred in connection with the proposed transactions.

      4. No part of the consideration to be distributed by NBI will be received by a shareholder as a creditor, employee, or in any capacity other than that of a shareholder of NBI.

      5. Following the proposed transaction, NBI, Midwest and DeKalb will each continue the active conduct of their respective businesses independently and with their own separate employees.

      6. Following the proposed transaction, at least 90 percent of the fair market value of the gross assets of NBI and Holdco will consist of the stock and securities of controlled corporations that are engaged in the active conduct of a trade or business as defined in Section 355(b)(2) of the Code.

      7. No intercorporate debt will exist between NBI and DeKalb or Holdco at the time of, or subsequent to, the distribution of the Holdco stock.

      8. The five years of financial information submitted on behalf of NBI, Midwest, DeKalb and other corporations is representative of each

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 8


corporation's present operations, and, with regard to each corporation, there have been no substantial operational changes since the date of the last financial statements submitted.

      9,    There is no plan or intention to liquidate either NBI or Holdco, to merge either corporation with any other corporation, or to sell or otherwise dispose of the assets of either corporation subsequent to the proposed transaction, except in the ordinary course of business.

      10. Payments made in connection with all continuing transactions, it any, between NBI and Holdco will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

      11. There is no plan or intention by the shareholders of NBI to sell, exchange, transfer by gift, or otherwise dispose of a number of shares of Holdco or NBI (or BP after the contemplated acquisition is effected) that will violate the 50 percent in value continuing interest in stock ownership requirement as provided in Section 3.02 of Rev. Proc. 77-37, 1977-2 C.B. 568.

      12. The fair market value of the Holdco stock to be distributed to the NBI shareholders will be approximately equal to the fair market value of the NBI stock to be surrendered by them in exchange therefor.

IV.   RULINGS REQUESTED

      In connection with the proposed transactions, the following rulings are respectfully requested.

      1. The transfer by NBI to Holdco of DeKalb stock, as described above, solely in exchange for all of the outstanding stock of Holdco, followed by the distribution of the Holdco stock to the NBI shareholders, as described above, will be a reorganization within the meaning of Section 368(a)(1)(D) of the Code. NBI and Holdco will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

      2. No gain or loss will be recognized to NBI upon the transfer of its DeKalb stock to Holdco in exchange for Holdco stock, as described above (Section 361(a)).

      3. No gain or loss will be recognized by Holdco upon the receipt of the stock of DeKalb in exchange for Holdco stock, as described above (Section 1032(a)).

      4. The basis of the stock of DeKalb received by Holdco will be the same as the basis of such stock in the hands of NBI immediately prior to the transaction (Section 362(b)).

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 9


      5. The holding period of DeKalb stock received by Holdco will include the period during which the stock was held by NBI (Section 1223(2)).

      6. No gain or loss will be recognized to, and no amount will be included in the income of, the NBI shareholders upon the receipt of the Holdco stock in exchange for their NBI stock (Section 355(a)(1) of the Code).

      7. The basis of Holdco stock in the hands of the NBI shareholders will be the same as the basis of the NBI stock exchanged therefor (Section 358(b)(1) of the Code).

      8. The holding period of the Holdco stock received by the NBI shareholders will include the holding period of the NBI stock exchanged therefor, provided the stock of NBI is held as a capital asset on the date of the exchange (Section 1223(1) of the Code).

      9. No gain or loss will be recognized to NBI on the distribution of all of its Holdco stock to the NBI shareholders. Section 311 has no application to the distribution (Section 355(c) of the Code).

      10. The subsequent exchange of BP stock for NBI stock will not adversely affect the qualification of the distribution of Holdco stock under
Section 355 of the Code.  See Rev. Rul. 68-603, 1968-2 C.B. 148.

V.    STATEMENT OF AUTHORITIES

      1. Under the provisions of Section 368(a)(1)(D) of the Code, a transfer by one corporation of part of its assets to a controlled corporation, followed by a distribution of the controlled corporation's stock in a spin-off under Section 355 of the Code, qualifies as a reorganization within the meaning of said Section.

      In the proposed transaction, NBI will transfer part of its assets (the DeKalb stock) to Holdco, a wholly-owned subsidiary. Then NBI will distribute its Holdco stock to certain of its shareholders, in exchange for a number of their shares in NBI, who will "control" Holdco within the meaning of Section 304(c) of the Code. Accordingly, if this subsequent distribution qualifies under Section 355 of the Code, the transfer by NBI of the DeKalb stock to Holdco will qualify as a reorganization under Section 368(a)(1)(D). The application of Section 355 is discussed below.

      2. Under the general rule of Section 361(a), no gain or loss will be recognized if a corporation a party to reorganization exchanges property in pursuance of a plan of reorganization, solely for stock or securities in another corporation a party to a reorganization. Accordingly, no gain or

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 10


loss will be recognized by NBI upon the transfer of its DeKalb stock to Holdco in exchange for Holdco stock.

      3. Under Section 1032(a) of the Code, no gain or loss is recognized by a corporation on the receipt of money or other property in exchange for stock of such corporation. Accordingly, no gain or loss will be recognized by Holdco on the receipt of the DeKalb stock.

      4. Under Section 362(b) of the Code, if property is acquired by a corporation in connection with a reorganization (as defined in Section 368(a)(1) of the Code), the basis of the property shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer. Since there will be no gain recognized on the transfer, the basis of the DeKalb stock in the hands of Holdco will be the same as the basis of such stock in the hands of NBI immediately prior to the transfer.

      5. Under Section 1223(2) of the Code, in determining the period for which a taxpayer has held property however acquired there shall be included the period for which such property was held by any other person, if such property has, for the purposes of determining gain or loss from the sale or exchange, the same basis in whole or in part in his hands as it would have in the hands of such other person. Since the DeKalb stock will have the same basis in the hands of Holdco as such stock has in the hands of NBI, the holding period of such stock in the hands of Holdco will include the period in which such stock was held by NBI.

      6. Section 355 of the Code permits the tax-free distribution by one corporation (the "distributing corporation") of stock and securities in another corporation (the "controlled corporation") if the following conditions are satisfied:

            (i) Immediately before the distribution, the distributing corporation must control the controlled corporation within the meaning of Section 368(c) of the Code.

            (ii) Immediately after the distribution, both the distributing corporation and the controlled corporation must be engaged in the active conduct of a trade or business, and each trade or business (a) was actively conducted throughout the five-year period ending on the date of distribution; (b) was not acquired within the five-year period in a taxable transaction; and (c) was not conducted by another corporation the control of which was acquired during the five-year period in a taxable transaction.

            (iii) The distributing corporation must either (a) distribute all of its stock and securities in the controlled corporation or
      (b) distribute enough stock to constitute "control" as defined in
      Section 368(c) and establish that the retention of stock or stock securities in the controlled corporation is not part of a tax-avoidance plan; and

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 11


            (iv) The transaction must not be used principally as a device for the distribution of earnings and profits.

      The proposed distribution clearly satisfies condition (i) and (iii) above, as NBI will own 100 percent of the outstanding stock of Holdco immediately prior to the proposed distribution and it will distribute all of its Holdco stock to the NBI shareholders.

      With respect to condition (ii) above, Section 1.355-3(b)(2)(ii) of the Income Tax Regulations states that a trade or business consists of a specific group of activities being carried on for the purpose of earning income or profit from only such group of activities and the activities included in such group must include every operation which forms a part of, or a step in, the process of earning income or profit from such group. Such group activities must ordinarily include the collection of income and the payment of expenses. Rev. Rul. 73-235, C.B. 1973-1, 183, holds that the conduct of a trade or business will be deemed "active" if the corporation itself directly performs substantial management and operational functions in conducting the trade or business.

      Section 1.355-3(b)(1) of the Income Tax Regulations provides that a parent corporation may satisfy the active trade or business requirement if substantially all of its assets consist of the stock of one or more corporations that meet the active business test. It is thus submitted that the facts set forth in Section II, above, and the information submitted with Exhibit A, clearly establish that Midwest and DeKalb have conducted for the past five years activities which constitute the conduct of an active trade or business. The employees of each corporation have performed substantial management and operational functions for their respective separate businesses. Moreover, it is represented that at least 90 percent of the fair market value of the gross assets of NBI and Holdco will consist of the stock and securities of controlled corporations engaged in the active conduct of a trade or business.

      The "device" restriction of Section 355(a)(1)(B) is intended to prevent the conversion of dividend income into capital gains. See Rev. Rul. 71-383, 1971-2 C.B., 180. This generally occurs if there is a prearranged sale or exchange of the stock by the shareholders of the distributing corporation or by shareholders of the controlled corporation after the distribution. Other than the acquisition of NBI by BP, or Popular, a wholly-owned subsidiary of BP, in a transaction qualifying as a reorganization within the meaning of
Section 368(a)(1)(B) of the Code, there is no prearranged sale or otherwise intended sale or exchange of stock of either NBI or Holdco by the NBI or Holdco shareholders after the distribution. The transfer to BP or Popular in a tax-free reorganization is not considered evidence of a device. See Rev. Rul. 68-603, 1968-2, C.B. 148.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 12


      The requirement under Section 1.355-2(b) of the Income Tax Regulations that the distribution is carried out for one or more corporate business purposes is clearly satisfied. The distribution is being undertaken to facilitate the tax-free acquisition of NBI. See Rev. Rul. 68-603, 1968-2, C.B. 148. Furthermore, as discussed more fully in Section II of this ruling request, the corporate business purpose cannot be achieved through a nontaxable transaction that does not involve the distribution of Holdco stock and which is neither impractical nor unduly expensive.

      The continuity of interest requirement of Section 1.355-2(c) of the Income Tax Regulations will be satisfied. One or more of the NBI shareholders after the distribution of the Holdco stock will own, in the aggregate, an amount of stock establishing a continuity of interest in each of the modified corporate forms in which the enterprise is conducted after the separation.

      7. Under the general rule of Section 358(a) of the Code, in the case of exchanges to which Section 354 or Section 355 applies, the basis of the property permitted to be received without the recognition of gain or loss will be the same as that of the property exchanged, decreased by the amount of money or other property received, and increased by the amount of gain recognized in such exchange.

      No money or other property will be received by the NBI shareholders and no gain will be recognized by them in the distribution. Accordingly, the basis of the stock of Holdco to be received by the NBI shareholders will be the same as the basis of the NBI stock exchanged therefor.

      8. Section 1223(1) provides that in determining the period for which a taxpayer has held property received in an exchange, there shall be included the period for which he held the property exchanged, if the property has, for the purpose of determining gain or loss on the sale or exchange, the same basis in whole or in part in his hands as the property exchanged, and, in the case of such exchanges after March 1, 1954, the property exchanged at the time of such exchange was a capital asset as defined in Section 1221 or property described in Section 1231. Accordingly, the holding period of the Holdco stock to be received by the NBI shareholders will include the holding period of the NBI stock exchanged by them therefor immediately prior to the distribution, provided that the NBI stock was held as a capital asset on the date of the distribution.

      9. Under Section 355(c), Section 311(b) does not apply to the distribution of the DeKalb stock as the distribution of the Holdco stock is a distribution to a shareholder of stock in the "controlled corporation" within the meaning of Section 355(a)(1) of the Code. Accordingly, no gain or loss will be recognized to NBI on the distribution of its stock in Holdco to the NBI shareholders.

Associate Chief Counsel (Domestic)
Internal Revenue Service
RE:  National Bancorp, Inc.
December 9, 1996
Page 13




VI.   PROCEDURAL STATEMENTS

      1.    Please address your reply and ruling letter to:

            National Bancorp, Inc.
            1300 E. Irving Park Road
            Suite 200
            Streamwood, Illinois 60107

      2. If additional information is required, please contact the undersigned at (630) 574-1619.

      3. A conference is hereby requested if any decision should be under consideration which is inconsistent with any of the foregoing requested rulings, before any such decision is actually made.

      4. To the best of the knowledge of the taxpayers and the taxpayers' representative, the identical issues presented herein are not in a return of any of the taxpayers (or of a related taxpayer within the meaning of Section 267 of the Code, or of a member of an affiliated group of which any of the taxpayers is also a member within the meaning of Section 1504 of the
Code). Further, to the best of the knowledge of the taxpayers and taxpayers' representatives, the identical or similar issues raised herein have not been submitted to the Service, but withdrawn before a ruling was issued, or ruled on by the Internal Revenue Service to any of the taxpayers or to any of the taxpayers' predecessors, nor are they currently being considered by any field office of the Internal Revenue Service or an Appeals Office.

                                          Sincerely yours,

                                          CROWE, CHIZEK & COMPANY LLP


                                          By:_______________________________
                                                Frank J. O'Connell, Jr.
FJO:lmd
Attachments

                                  EXHIBIT A

               Checklist for Ruling Request Under Section 355
                     Rev. Proc. 96-30, I.R.B. 1996-19,8


4.01 - 1, 2, 3 - Information on the Distributing and Controlled Corporations.

      Distributing Corporation

      National Bancorp, Inc. ("NBI")
      1300 E. Irving Park Road, Suite 200
      Streamwood, IL 60107
      FEIN: 36-3166798
      Incorporated in Delaware in 1980
      Taxable year ends December 31
      IRS District Office: Chicago, Illinois

      Controlled Corporation

      Holdco is a corporation to be formed under the laws of the state of Delaware to effectuate the proposed transaction. It will have a taxable year ending December 31 and it will be within the audit jurisdiction of the Chicago District Director.

4.02 - 1 and 2 - Ownership of Interests in Distributing and Controlled.

      (a)   Distributing

            Distributing is authorized to issue 150,000 shares of $10,000 voting common stock and 10,500 shares of $10.00 par value, 8% cumulative Class A preferred stock and 89,500 shares of $1.00 par value preferred stock. Immediately prior to the distribution, Distributing will have approximately 105.81585 shares of $10,000 voting common stock outstanding and no shares of its Class A preferred stock or $1.00 par value preferred stock outstanding. There are approximately 29 shareholders who own all of the outstanding shares, which shareholders and the number of shares they own are listed in the attached Schedule I to this Exhibit A. Distributing has no foreign shareholders and there are no existing, planned, or intended agreements, such as a voting trust, affecting the rights of its shareholders.

      (b)   Controlled

            Controlled will be authorized to issue 100,000 shares of common stock having a $10.00 par value of which __________ shares will be issued and outstanding. Distributing, prior to the distribution, will own 100% of the outstanding stock of Controlled.

4.02 - 3 - Description of Stock and Securities to be Distributed and Retained.

      (a) Stock - All __________ of the common shares of Controlled that will be owned by Distributing will be distributed to shareholders of Distributing.

            (1)   Preferred stock - N.A. - No preferred stock exists in
                  Controlled

      (b)   Securities - N.A. - No securities issues exist.

      (c)   Other property - No other property will be distributed.

      (d) Timing - All stock will be distributed on the same date, which will be shortly after receiving favorable rulings from the Internal Revenue Service and the Federal Reserve Board of Governors.

      (e) Planned stock issuance, etc. - N.A. - There are no planned or intended stock issuances, redemptions, or dispositions of Controlled stock.

      (f) Obtaining control - Controlled is a new corporation to be formed for the purpose of effecting the proposed transaction.

4.02 - 4 - Ownership of Stock and Securities Immediately after the
Distribution.

      All of the shares of Controlled will be distributed solely to certain of the Distributing shareholders in exchange for their surrender of a certain number of their Distributing shares.

      Immediately after the distribution of the shares of Controlled, the shares of Distributing will be owned as set forth in the attached
      Schedule I to this Exhibit A.

4.02 - 4(a)(i) - Retention of Stock or Securities.

      No stock or securities in Controlled will be retained by Distributing.

4.02 - 4(a)(ii) - Retention of Debt.

      Controlled will not be indebted to Distributing after the distribution of Controlled stock.

4.02 - 4(a)(iii) - Purpose for Distributing Holding a Stock or Security Interest in Controlled.

      After the distribution, Distributing will hold no stock or security interest in Controlled.

4.02 - (b)(i) - Distribution or Exchange.

      The distribution of Controlled stock will be non prorata with respect to the shareholders of Distributing. The details of the transaction are described in Section II of the narrative.

4.02 - (b)(ii) - Stock Ownership.

      The ownership interests in Distributing and Controlled following the transaction will be as set forth in the attached Schedule I to this Exhibit A.

4.02 - 4(b)(iii) - Securities.

      No shareholder of Distributing will receive securities of Controlled in the proposed transaction.

4.02 - 4(b)(ii) - Surrender of Stock.

      The fair market value of the controlled corporation stock and other consideration to be received by each shareholder of the distributing corporation will be approximately equal to the fair market value of the distributing corporation stock surrendered by the shareholder in the exchange.

4.02 - (c) - Securities.

      No securities are being exchanged in the proposed transaction.

4.02 - (d)(i), (ii) & (iii) - Receipt of Consideration other than with Respect to Stock.

      No part of the consideration to be distributed by Distributing will be received by a shareholder as a creditor, employee, or in any capacity other than that of a shareholder of the corporation.

      The shareholders of Distributing will not transfer or surrender any property in the transaction other than shares in Distributing.

4.03 - Information Concerning the Businesses of Distributing and Controlled.

4.03 - 1 - Description of Businesses.

      See discussion in Sections I and II of the narrative portion of the ruling request.

4.03 - 2 - Distributing's Active Businesses.

      See discussion in Sections I and II of the narrative.

4.03 - 2(a) - Active Conduct During the Preceding 5-Year Period.

      See discussion in Section I and II of the narrative.

4.03 - 2(b) - Employee Information.

      See Schedule II attached to this Exhibit A.

4.03 - 2(c) - Nonemployee Information.

      Distributing's banking subsidiaries employ independent contractors in areas such as advertising, legal, accounting and other various consulting arrangements. It is estimated that these services represent less than 10 percent of the activities performed for the Active Businesses.

4.03 - 2(d) - Continuous Ownership of an Active Business During the Preceding 5-Year Period.

      The Active Businesses of Distributing's banking subsidiaries, with the exception of Northwest Community Bank, have been continuously conducted, within the meaning of Regs. Sec. 1.355-3(b), by such banking subsidiaries for the 5-year period ending on the date of distribution. See Section I of the narrative regarding the dates these businesses commenced or were acquired by Distributing.

4.03 - 2(e) - Change of Business.

      There have been no substantial changes during the preceding 5-year period in the type of business activity conducted or the method of conducting business.

4.03 - 2(f) - Separation of Real Property, Intellectual Property, or Other Intangible Property from User.

      Except for the sale of Midwest's credit card division to DeKalb and the redemption of Midwest's 34 percent interest in Systems, no real property, intellectual property, or other intangible property historically occupied or used by one business will be separated in the proposed transactions from that business.

4.03 - 2(g) - Balance Sheets.

      A copy of Distributing's balance sheet as of December 31, 1995, as well as a consolidated balance sheet that includes Distributing is attached as Exhibit B to the ruling request.

4.03 - 2(h) - Profit and Loss Statements.

      Separate unconsolidated profit and loss statements (including all applicable notes) for each of the past 5 years for each Active Business of Distributing is attached as Exhibit C to the ruling request.

4.03 - 2(h) - Profit and Loss Statements.  (Continued)

      The 5 years of financial information submitted on behalf of the distributing corporation is representative of the corporation's present operation, and with regard to such corporation, there have been no substantial operational changes since the date of the last financial statements submitted.

4.03 - 2(e) - Change of Business.

      There have been no substantial changes during the preceding 5-year period in the type of business activity conducted or the method of conducting business.

4.03 - 2(f) - Separation of Real Property, Intellectual Property, or Other Intangible Property from User.

      No real property, intellectual property, or other intangible property historically occupied or used by Controlled in its Active Business will be separated in the proposed transaction from that business.

4.03 - 2(g) - Balance Sheets.

      Controlled is a corporation to be formed to effect the proposed transaction. The balance sheet as of December 31, 1995, of its controlled subsidiary is attached as Exhibit B to the ruling request.

4.03 - 2(h) - Profit and Loss Statement.

      Separate unconsolidated profit and loss statements (including all applicable notes) for each of the past 5 years for the Active Businesses of Controlled's controlled corporation is attached as Exhibit C to the ruling request.

      The 5 years of financial information submitted on behalf of the controlled corporation is representative of the corporation's present operation, and with regard to such corporation, there have been no substantial changes since the date of the last financial statements submitted.

4.03 - 3 - Description of Active Businesses Being Transferred by Distributing to Controlled.

      Distributing will transfer the stock of its wholly-owned subsidiary, DeKalb, to Controlled.

4.03 - 4(a) - Pre-existing Controlled's Active Businesses During the Preceding 5-Year Period.

      See discussion in Sections I and II of the narrative.

4.03 - 4(b) - Employee Information.

      See Schedule II attached to this Exhibit A.

4.03 - 4(c) - Nonemployee Information.

      Controlled employs independent contractors in areas such as advertising, legal, accounting and other various consulting arrangements. It is estimated that these services represent less than 10 percent of the activities performed for its Active Business.

4.03 - 4(d) - Continuous Ownership of an Active Business During the Preceding 5-Year Period.

      The Active Business of Controlled has been continuously conducted, within the meaning of Regs. Sec. 1.355-3(b), by Controlled for the 5-year period ending on the date of the distribution. See Section I of the narrative regarding the date this Active Business commenced or was acquired by Controlled.

4.03 - 5 - Indirect Conduct of Trade or Business through Ownership of Stock in Other Corporations.

      Distributing and Controlled are not directly engaged in an Active Business. The information required by this section is provided in
      Section 4.03 - (2)(a) through (h) of this Exhibit A.

      Immediately after the distribution, at least 90 percent of the fair market value of the gross assets of both NBI and Controlled will consist of the stock and securities of controlled corporations that are engaged in the active conduct of a trade or business as defined in Section 355(b)(2).

4.03 - 6 - Changes in Ownership of an Active Business During the 5-Year Period Ending on the Date of Distribution.

      Except for the business of Northwest Community Bank, none of the Active Businesses conducted by Distributing, Controlled, or an Other Corporation have been acquired by that corporation during the 5-year period ending on the date of distribution.

4.03 - 7(a) - Stock of Controlled or Other Corporations Continuously Owned During the Preceding 5-Year Period.

      Except for the stock of Controlled and Northwest, the stock of Midwest, DeKalb and FLC will have been continuously held by Distributing during the 5-year period ending as of the date of the distribution.

4.03 - 7(b)(i) - Identity.

      The stock of Controlled will have been acquired by Newco in the 5-year period ending on the date of the distribution.

4.03 - 7(b)(ii) - Date and Consideration.

      The stock of Controlled will be acquired by Holdco shortly before the date of the distribution and subsequent to the receipt of a favorable tax ruling and approval of the Board. The stock of Holdco will be the sole consideration given in exchange for the acquisition of the Controlled stock.

4.03 - 7(b)(iii) - Transaction.

      The stock of Controlled will be acquired in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(D) of the Code.

      No cash or other assets will be involved in the transaction.

4.03 - 7(b)(iv) - Gain or Loss.

      No gain or loss will be recognized, in whole or in part, to any party to the transaction, and the basis of the stock acquired will be determined by reference to the basis of the assets transferred.

4.03 - 7(c) - Other Changes in Ownership During the 5-Year Period.

      There have been no other changes in the ownership of the stock of Controlled or the Other Corporations during the 5-year period ending on the date of the distribution. The changes in ownership in the stock of Distributing since January 1, 1992, are listed on Schedule IV attached to this Exhibit A.

4.03 - 8 - Continuation of Business.

      Following the transaction, the Controlled corporations will each continue the active conduct of its business, independently and with its separate employees. Following the transaction, Distributing, Controlled and the Controlled corporations will not share any employees.

      There is no planned or intended substantial reduction in the business activity of any Active Business.

4.04 - 1 - Detailed Description.

      A detailed description of the corporate business purpose for the distribution of the stock of Controlled is set forth in Section II of the narrative.

4.04 - 2 - Corporate Business Purpose.

      An explanation of the corporate business purpose motivating this transaction, why it is a real and substantial nonfederal tax purpose germane to the business of Distributing and Controlled, and why business exigencies require the distribution at this time are discussed in
      Section II of the narrative.

      The distribution of the stock of the controlled corporation is carried out for the following corporate business purpose: to facilitate a subsequent tax-free acquisition of Distributing by BP which will occur within one year of the distribution. The distribution of the stock of the controlled corporation is motivated, in whole or substantial part, by this corporate business purpose.

4.04 - 3 - Alternative Transactions.

      An explanation of why the corporate business purpose cannot be achieved through a nontaxable transaction that does not involve the distribution of stock of Controlled, and which is neither impractical nor unduly expensive, is set forth in Section II of the narrative.

4.04 - 4 - Cross Reference to Appendix A.

      The corporate business purpose for the proposed transaction is described in Section 2.07 of Appendix A.

4.04 - 5(a) - Noncorporate Business Purposes; In General.

      The transaction is being effected solely to achieve the corporate business purpose.

4.04 - 5(b) - Shareholder Planning.

      The purpose for the distribution is not to facilitate the personal planning of any shareholder.

4.04 - 5(c) - Special Tax Status.

      The distributing corporation is not an S corporation (within the meaning of Section 1361(a)), and immediately before the distribution, the distributing corporation will not be eligible to make an S corporation election. The distributing and controlled corporations will not elect to be an S corporation pursuant to Section 1362(a) following the proposed transaction.

4.04 - 5(d) - Reduction in Federal Taxes.

      No reduction in federal taxes, other than the benefits to the shareholders and Distributing resulting from the application of
      Section 355, can reasonably be expected to result from the transaction.

4.04 - 5(e) - Representation.

      Not applicable.

4.04 - 6(a) - Substantiation of Business Purpose; Documentation.

      See Exhibit F attached to this ruling request.

4.04 - 6(b) - Third Party Documentation.

      Not applicable.

4.04 - 7(a) - Regulatory Filings.

      Distributing will file applications with the Board and the Illinois Commissioner of Banks and Real Estate in connection with the proposed transaction.

4.04 - 7(b) - Material Prepared for Directors.

      Attached as Schedule VI to this Exhibit A is a copy of materials that relate to the purpose of the distribution that were prepared for and presented to Distributing's Board of Directors, as well as any relevant portions of the Board's minutes.

4.04 - 7(c) - Communications to Shareholders and Employees.

      The taxpayer has prepared no press releases or written communications to employees that discuss the purpose of the distribution. The materials attached sent to the taxpayer's shareholders are attached as Exhibit G to this ruling request.

4.05 - 1(a) - Dispositions of Stock or Securities; Representation.

      Other than the proposed BP transaction, there is no plan or intention by the shareholders or security holders of the distributing corporation to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, either the distributing or controlled corporation after the transaction.

4.05 -1(b) - Permitted Purchases.

      Not applicable.

4.05 - 1(c)(i) - Other Disposition - Detailed Description.

      It is proposed that all of the outstanding stock of Distributing be acquired by BP following the distribution in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

4.05 - 1(c)(ii) - Consideration.

      The sole consideration for the acquisition of the Distributing stock will be voting common stock of BP.

4.05 - (c)(iii) - Evidence of Nondevice.

      See Rev. Rul. 68-603, 1968-2 C.B. 148 and Rev. Rul. 70-434, 1970-2 C.B.
      83.

4.05 - (c)(2) - Absence of Earnings and Profits.

      Not applicable.

4.05 - (c)(3) - Nonprorata Distribution.

      The distribution, if considered taxable, would qualify as an exchange under Section 302(a) or 303(a).

4.05 - (c)(4) - Investment and Inactive Assets.

      Distributing, Controlled and the Other Corporations do not presently hold investment or other assets that are not related to the reasonable needs of the Active Businesses of Distributing, Controlled, or the Other Corporations.

4.05 - (c)(5) - Liquidation or Sale of Assets.

      There is no plan or intention to liquidate either the distributing or controlled corporation, to merge either corporation with any other corporation, or to sell or dispose of the assets of either corporation after the transaction, except in the ordinary course of business.

4.06 - Continuity of Shareholder Interest.

      See representation number 11 in the narrative.

4.07 - Disqualified Distribution.

      No distributing shareholder or shareholders will hold immediately after the distribution disqualified stock within the meaning of Section 355(d)(3) of the Code which constitutes a 50 percent or greater interest in the distributing or controlled corporation.

4.08 - 1(a) - Transfers and Transactions between Distributing and Controlled.

      To obtain the financing and other advantages of holding bank stock through an intervening bank holding company, Distributing will form Controlled and transfer all of the outstanding stock of DeKalb to Controlled prior to, and in anticipation of, the distribution of the Controlled stock.

4.08-1(b) - Liabilities.

      No Liabilities of Distributing will be assumed by Controlled in connection with the transfer by Distributing of the DeKalb stock.

4.08 - 1(c) - Investment Credit Property.

      No investment credit determined under Section 46 of the Code has been (or will be) claimed with respect to the property to be transferred by Distributing to Controlled.

4.08 - 1(d) - Matching of Income and Deductions.

      Distributing and Controlled both use the accrual method of accounting. The transactions will not involve and will not result in a situation in which one party recognizes income but another party recognizes the deductions associated with such income or one party owns property but another party recognizes the income associated with the property.

4.08 - 2(a) - Cancellation of Indebtedness.

      No indebtedness has been or will be canceled in connection with the transaction.

4.08 - 2(b) - Continuing Indebtedness.

      No intercorporate debt will exist between the distributing corporation and the controlled corporation at the time of, or subsequent to, the distribution of the controlled corporation stock.

4.08 - 3 - Consolidated Transactions.

      Immediately before the distribution, items of income, gain, loss, deduction, and credit will be taken into account as required by the applicable intercompany transaction regulations (see Section 1.1502-13 and Section 1.1502-4 as in effect before the publication of T.D. 8597, 1995-32 I.R.B. 6, and as currently in effect; Section 1.1502-13 as published by T.D. 8597). Further, Distributing's excess loss account, if any, with respect to the Controlled stock will be included in income immediately before the distribution (see Section 1.1502-19).

4.08 - 4 - Continuing Transactions between Distributing and Controlled (or Two or More Controlled Transactions).

      The only continuing transactions between Distributing and Controlled following the distribution, either directly or indirectly, or between an Other Corporation and a corporation from which it will be separated are
      _______________________.

      Payments made in connection with all continuing transactions, if any, between the distributing and controlled corporations, will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

4.08 - 5 - Investment Company.

      No two parties to the transaction are investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv).

4.08 - 6 - Transfers of Money or Property to Distributing.

      The only property to be received by Distributing in the transaction will be: (1) cash and/or assumption of liabilities in connection with the taxable sales of Northwest and FLC stock; and (2) Controlled voting common stock in exchange for the transfer of the DeKalb stock.

4.08 - 7 - Foreign Corporations.

      Neither Distributing nor Controlled, or any Other Corporation is a foreign corporation.

4.08 - 8 - Other Transactions.

      All related transactions have been described herein. There is no plan or intention to issue, redeem, or alter any rights in, such as voting rights, shares of stock of Distributing, Controlled, or Other Corporations, except as described herein.

4.08 - 9 - Plan of Reorganization and Other Relevant Documents.

      The plan of reorganization is included in the materials attached as Exhibit G to this ruling request.

4.08 - 10 - Requested Rulings.

      See Section IV of the narrative.

                                                                    Appendix B

                            PLAN OF REORGANIZATION
                            ----------------------


      THIS PLAN OF REORGANIZATION ("Plan") is made and entered into as of this 16th day of September, 1996 by and among National Bancorp, Inc., a Delaware corporation ("NBI"), AmericanMidwest Bank and Trust, an Illinois state bank ("AmMid"), The American National Bank of DeKalb County, a national banking association ("DeKalb"), Northwest Community Bank, an Illinois state bank ("NWC"), First Lake Corp., an Illinois corporation ("FLC") (AmMid, DeKalb, NWC and FLC are wholly owned subsidiaries of NBI and are sometimes referred to herein individually as a "Subsidiary," when applicable as a "Bank Subsidiary," and collectively as the "Subsidiaries"), and Robert W. Svendsen of Burr Ridge, Illinois ("Svendsen").


                                R E C I T A L S
                                ---------------

      1. The Bank Subsidiaries are engaged in the general business of banking, and specifically (a) AmMid is also engaged in credit card merchant processing operations (the "AmMid Merchant Processing Business"), and (b) FLC is engaged in the purchase and liquidation of loan pools.

      2. During the past year, NBI has evaluated banking and other opportunities facing NBI and the Subsidiaries in light of conflicting capital utilization plans for the Subsidiaries, the changing banking environment and the divergent interests of NBI's stockholders in NBI, generally, and in each of the Subsidiaries. Specifically, AmMid's planned expansion into Bolingbrook at a cost of $2 million or more, DeKalb's interests in competing more actively with local banks and in expanding through acquisitions, the liquidation or repositioning of FLC while available loan pool product has diminished, and a long-term build strategy for NWC which desires to acquire land and build a new main banking house at a cost of $2 million or more, have raised concerns that these capital-intensive ventures will over-tax NBI's resources and cannot be pursued simultaneously by NBI. These ventures require funding in the millions of dollars, which funds could be raised by NBI stock sales (diluting present stockholders' interests), the sale of debentures (convertible or not), borrowings, discontinuation of dividend payments, or a combination of these and other approaches. Management of NWC and DeKalb desire ownership positions in NWC and DeKalb, which ownership positions cannot be accommodated given the NBI ownership structure. FLC is a self-liquidating business; competition for diminishing loan packages has reduced FLC's profitability. Many NBI shareholders desire to continue NBI dividends as well as the investment liquidity of a publicly-traded stock. NBI is closely-held and virtually all NBI stock purchases over the past decade have been undertaken by NBI whose ability to repurchase its stock will be diminished by capital-intensive subsidiary business plans. Under these circumstances, NBI management was directed to search for alternatives to determine whether, and how, some or all of these ventures might be pursued. NBI's reorganization as contemplated by this Plan was identified as the most feasible approach. After management's search was underway, BanPonce Corporation, a Puerto Rican corporation ("BP"), expressed an interest in acquiring NBI and AmMid, and in undertaking loan portfolio purchases and sales, but expressed no interest in acquiring DeKalb or NWC. Discussions are underway with BP as to its possible interest in acquiring FLC and/or some or all of FLC's loan portfolios. In order to complete BP's proposed acquisition, the divesture of DeKalb and NWC, and the possible disposition of FLC or its loan portfolios, must be effected. NBI stockholders, debentureholders and directors have been kept advised of discussions with BP, and the ancillary transfers and sales of assets involved in the Plan including (a) the sale of AmMid's Merchant Processing Division to DeKalb prior to BP's acquisition of NBI in a shareholder stock exchange or in a merger transaction involving a wholly-owned subsidiary of BP (in either event, the "Acquisition Transaction"), (b) the sale of NWC to the Svendsen family for an amount equal to NBI's after-tax carrying costs plus its investment of $4 million (which sale shall enable the repayment of NBI's $4 million loan from LaSalle Bank, N.A.), and (c) FLC's acquisition by BP, or its spin-off to NBI's stockholders, or the sale or other disposition of FLC's loan portfolios (the "FLC Disposition Transaction") with such transactions (a)-(c) to take place prior to BP's acquisition of NBI as described above. As a part of the Plan, the interests of NBI stockholders (after conversion of NBI's Series Three and Four Debentures to NBI Common Stock) are to be allocated by them between BP Common Stock (1.1 million shares of which are to be received when BP acquires NBI in the Acquisition Transaction) and DeKalb Common Stock (to be distributed to NBI stockholders who elect to take DeKalb Common Stock in lieu of BP Common Stock). NBI stockholders have agreed upon the valuation of NBI and its Subsidiaries as described in this Plan and of their options with regard to the acquisition of BP Common Stock and/or DeKalb Common Stock by, among other communications, letters from Burke, Warren & MacKay, P.C., Chicago, Illinois, attorneys for NBI in this matter, dated August 28, 1996, with attached Exhibits A-F, and by letter from Thomas H. Roth, NBI President, dated September 6, 1996 (delivered to NBI shareholders at NBI's Special Shareholders Meeting commenced on Monday, September 9, 1996 and continued to September 16,
1996) to which letter reference is hereby made. NBI stockholders have delivered to NBI their Investment Election Forms with regard to the allocation of their respective "NBI Stockholder Values" as determined under Section 1.4.2 of the Plan between DeKalb and BP Common Stock to be distributed to them under this Plan.

      3. At NBI's continued Special Shareholders Meeting Monday, held on September 16, 1996, NBI stockholders approved this Plan, subject to the condition that NBI obtain a favorable Internal Revenue Service Private Letter Ruling or an opinion or opinions from NBI's legal counsel or independent accountants, as to the tax implications of the distribution of DeKalb Common Stock pursuant to this Plan.

      4. NBI's Board of Directors is authorized to determine whether FLC and/or its loan portfolios are to be sold to BP, distributed to NBI shareholders, or otherwise disposed of, and to enter into such contracts and agreements with respect thereto as NBI's Board of Directors deem appropriate.

                              A G R E E M E N T S
                              -------------------

      NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

1.    Divestiture of Certain Operations and Subsidiaries

      1.1 Incorporation of Recitals. The foregoing recitals are incorporated herein by reference.

      1.2.1 Transfer of AmMid Merchant Processing Business. Subject to the terms and conditions hereinafter set forth, the following actions have been or shall be taken by the parties in connection with the transfer of the AmMid Merchant Processing Business:

            (a) On a date mutually convenient to AmMid and DeKalb after all regulatory approvals and consents needed to complete BP's acquisition of NBI, AmMid will transfer and assign its AmMid Merchant Processing Business to DeKalb, and in consideration therefor, DeKalb shall pay to AmMid the sum of Two Hundred Forty-Three Thousand Nine Hundred Fifty-Five Dollars ($243,955). Said transfer shall include the following assets:

                  (i) all fixed assets and equipment, leases, licenses, permits, contracts, routes and other intangible assets pertaining to or arising out of the AmMid Merchant Processing Business as conducted directly by AmMid's Merchant Processing Division; and

                  (ii) all accounts receivable and prepaid expenses pertaining to or arising out of the AmMid Merchant Processing Business, together with any investments or other assets pertaining to such business.

            AmMid and DeKalb agree that the assets transferred pursuant to this Section shall include any cash on hand and held in reserve accounts held for third parties related to the AmMid Merchant Processing Business. AmMid and DeKalb have also agreed that such transfer shall be subject to assumption by DeKalb of the liabilities set forth in
      Section 1.2.2. AmMid shall be entitled to retain or receive from DeKalb accrued earnings through the date of the transfer of the AmMid Merchant Processing Business.

      1.2.2 Assumption of AmMid Merchant Processing Business Liabilities by DeKalb. In exchange for the transfer of assets described in Section 1.2.1 hereof, DeKalb agrees to save and hold AmMid harmless from and against any and all liabilities of any kind or nature arising out of or pertaining to, the AmMid Merchant Processing Business on, arising from or relating to, the performance of the AmMid Merchant Processing Business, and whether arising or asserted before or after their assignment.

      1.3.1 Sale of NWC Shares. Prior to the closing on the Acquisition Transaction, but after all required regulatory approvals and consents, NBI shall sell, and Svendsen, or his designee, shall purchase from NBI, for the NWC Purchase Price (as defined in the NWC Stock Purchase Agreement attached as Exhibit A), all 100,000 shares of NWC's $10.00 par value common stock (the "NWC Shares"). The NWC Shares shall be transferred free and clear of any liens, claims, security interests or other encumbrances whatsoever, on the terms and subject to the conditions contained in the NWC Stock Purchase Agreement which shall be substantially in the form of Exhibit A attached hereto.

      1.3.2 Use of Proceeds of Sale of NWC Shares. NBI shall use all, or a portion, as may be required, of the proceeds of the sale of NWC Shares to retire NBI's loan from Bank One, Milwaukee N.A., under which Four Million Dollars ($4,000,000) in unpaid principal and interest is outstanding as of the date of this Plan.

      1.4.1 Distribution and Split-Off of DeKalb. As soon as practicable following the approval of this Plan by NBI's stockholders, and in accordance with their binding elections as to the allocation of their NBI stock interests between shares of DeKalb's $10.00 par value common stock (the "DeKalb Common Stock") and BP Common Stock, and after obtaining all necessary consents and regulatory approvals and such tax rulings or opinion(s) as NBI's Board of Directors deems necessary or appropriate, and when the material conditions to the Acquisition Transaction have, in the opinion of NBI's Board of Directors, been satisfied, NBI shall determine its value for purposes of this Plan on a date selected by NBI's Board of Directors and shall distribute to its stockholders who have elected to receive DeKalb Common Stock all 58,000 issued and outstanding shares of DeKalb's Common Stock under the formula described in
Section 1.4.2 hereof (the "DeKalb Stock Distribution," the "DeKalb Stock Distribution Formula," and the "DeKalb Distribution Date").

      1.4.2 NBI Plan Value and DeKalb Stock Distribution Formula. On the DeKalb Distribution Date, NBI stockholders who have elected to acquire DeKalb Common Stock as a distribution reducing their NBI Common Stock shall receive shares of DeKalb Common Stock in reduction of their NBI stockholdings, according to the following DeKalb Stock Distribution Formula:

            (a) NBI's Board of Directors shall first determine the value of NBI for purposes of this Plan (the "NBI Plan Value") which shall be equal to the sum of:

                  (i) the amount of $10,725,000.00 being DeKalb's agreed-upon reorganization value (the "DeKalb Value"); plus

                  (ii) an amount representing the value of NBI which shall be determined by multiplying (A) the average end-of-day sale price for BP Common Stock during the ten (10) trading days preceding the DeKalb Distribution, by
                        (B) 1,100,000 (being the number of shares of BP common stock to be issued in the Acquisition Transaction).

            (b) NBI Board of Directors shall then determine the value of each NBI Stockholder's share of the NBI Total Value by multiplying each stockholder's percentage ownership of NBI on the Determination Date (after giving effect to the conversion of all of NBI's Series 3 and 4 Debentures) by the NBI Plan Value determined under Section 1.4.2(a) above (so as to determine each stockholder's "NBI Stockholder's Share of the NBI Plan Value").

            (c) To determine the number of shares of DeKalb Common Stock to be received by each NBI stockholder who elects to receive DeKalb Common Stock, such stockholder's NBI Stockholder's Share of the NBI Plan Value shall be multiplied by the percentage thereof allocated to DeKalb Common Stock by such Stockholder's Investment Election Form (the "DeKalb Investment Amount," with the remainder, if any, being the "BP Investment Amount"). On the DeKalb Distribution Date, each NBI stockholder shall receive that number of full and partial shares of DeKalb Common Stock, as shall be determined by dividing such stockholder's DeKalb Investment Amount by the amount of $184.91 per DeKalb Common Stock share.

      1.4.3 Share Delivery and Exchange. On or before the DeKalb Distribution Date, NBI stockholders electing to receive DeKalb Common Stock shall deliver the requisite number of shares of NBI Common Stock for cancellation in exchange for that number of shares of DeKalb Common Stock as are determined in accordance with such stockholder's Investment Election Form and the DeKalb Stock Distribution Formula. All shares of NBI Common Stock so delivered must be free and clear of all liens, claims and encumbrances and must be accompanied by Stock Powers duly executed and endorsed in favor of NBI. The DeKalb Common Stock to be distributed by NBI to such stockholders shall likewise be free and clear of all liens, claims and encumbrances. Shares of NBI Common Stock so received shall be marked "cancelled" and shall reduce the number of outstanding shares of NBI Common Stock as each such full or partial share is cancelled. Upon the conclusion of the transaction, all 58,000 shares of DeKalb Common Stock shall be delivered and endorsed over to electing NBI stockholders and shares of NBI's then outstanding 105.81585 shares of NBI Common Stock shall be cancelled.

      1.5 FLC Sale/Distribution. NBI's Board of Directors is hereby authorized to negotiate with BP and other interested parties and to enter into such arguments as the Board deems appropriate so as to sell FLC to BP, to sell all or a portion of its loan portfolios, to spin or split off FLC to NBI stockholders, or to take such other or further actions with regard to FLC as the Board deems appropriate.

                                  ARTICLE II

2.    Acquisition Transaction & Closing

      2.1 Acquisition Transaction. NBI's Board of Directors is authorized to negotiate and enter into an Acquisition Agreement with BP, to effect the acquisition of NBI by BP as contemplated by this Plan. If such acquisition is to be effected by a merger, the Merger Agreement shall subsequently be presented to NBI stockholders for their approval. If such acquisition is to be effected by the exchange of NBI for BP Common Stock, such Acquisition Agreement shall be presented to NBI Stockholders for their individual execution. In either event, the Acquisition Agreement shall implement the Plan, and NBI's acquisition by BP, as contemplated hereby.

      2.2 Closing. The closing on the Acquisition (the "Closing") shall take place following the Dekalb Stock Distribution (the "Closing Date"), at a place determined by mutual agreement of the parties thereto.

      2.3 Distribution of Shares. On the Closing Date, the Acquisition consideration in the form of 1.1 million shares of BP Common Stock shall be distributed to NBI's then Common Stockholders on a pro rata basis.


                                  ARTICLE III

3. Representations and Warranties of NBI, AmMid, NWC, DeKalb and FLC. NBI, AmMid, DeKalb, NWC and FLC represent and warrant, jointly and severally, to each other as follows:

      3.1 NBI Organization. NBI: (a) is a corporate duly organized, validly existing and in good standing under the laws of the State of Delaware, is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended, and is duly qualified to do business and is in good standing in each other's jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where failure to be so qualified would reasonably be expected to have a material adverse effect on the financial condition, assets or business of NBI or any of the Subsidiaries; (b) has full power and authority to enter into and perform its obligations under this Plan in accordance with its terms. NBI owns no voting stock or equity securities of any corporations, association, partnership or other entity, other than issued and outstanding shares of the capital stock of the Subsidiaries.

      3.2 Organization of Subsidiaries. Each of (i) AmMid, an Illinois state bank with its main offices located in Melrose Park, Illinois,
(ii) DeKalb, a national banking association with its main offices located in Sycamore, Illinois, (iii) NWC, an Illinois state bank with its main offices located in Prospect Heights, Illinois, and (iv) FLC, an Illinois corporation with its main offices located in Streamwood, Illinois, is duly organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Subsidiaries has full power and authority, corporate or otherwise, to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it owns or holds under lease. FLC has full power and authority, corporate or otherwise, to carry on its business as now being conducted. None of the Subsidiaries owns any voting stock or equity securities of any corporation, association, partnership or other entity, except that AmMid and DeKalb each own undivided one-third interests in National Bancorp Data Services, L.L.C. All of the deposit liabilities of each Bank Subsidiary are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by applicable law and each of the Bank Subsidiaries pays to the FDIC the lowest deposit insurance premium assessment (currently the minimum semi-annual statutory assessment of $1,000).

      3.3 Capitalization. All outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and there are no subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating any Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of any Subsidiary. No capital stock of any Subsidiary has been issued in violation of, or without compliance with, the rights of stockholders.

      3.4 Share Ownership. All outstanding capital stock of each of the Subsidiaries is owned by NBI free and clear of all liens, encumbrances and claims, except security interests which shall be released upon implementation of the Plan. There are no rights to acquire from the record holder(s) thereof any shares of stock of the Subsidiaries.

      3.5 Authorization. Each of the Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Plan and the execution, delivery and performance of this Plan by such Subsidiaries, and the consummation by them of the transactions contemplated hereby, have been authorized by all necessary corporate and/or stockholder action. This Plan constitutes a legal, valid and binding obligation of each Subsidiary enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

      3.6 Defaults Under Agreements. No Subsidiary is in default or alleged to be in default, and no Subsidiary has knowledge of any event which with notice or lapse of time or both would constitute such a default, under any contract, agreement, instrument or commitment, which would reasonably be expected to have a material adverse effect on the financial condition, assets or business of any Subsidiary or the AmMid Merchant Processing Business.

                                  ARTICLE IV

4.    Additional Covenants of all Parties.

      4.1 Cooperation. Each party will fully and promptly cooperate with each other and their respective counsel and accountants in connection with any steps to be taken as part of their obligations under this Plan.

      4.2 Expenses. Except as otherwise provided herein, all costs and expenses incurred by a party hereto shall be borne by such party, including the fees of their respective accountants and attorneys.

      4.3 Publicity. Prior to the Closing, the parties hereto will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Plan or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, except as may be required by law.

      4.4 Due Diligence Review. NBI Stockholders are encouraged to perform their own due diligence review of NBI and its Subsidiaries, to review the books and records of NBI and its Subsidiaries and to ask questions of the directors, officers and employees of NBI and its Subsidiaries with respect to NBI and the Subsidiaries, their financial condition and future prospects and other material items with respect to such entities (and in particular with respect to AmMid and DeKalb). NBI and the Subsidiaries agree to cooperate in good faith in connection with such stockholders' due diligence review; provided, however, that NBI may require such stockholder to execute a confidentiality agreement with respect to information regarding NBI and the Subsidiaries so provided or obtained.


                                   ARTICLE V

5. Conditions Precedent. The obligations of the parties under this Plan are subject, unless waived, to the satisfaction of the following conditions on or prior to the Closing (provided, that no party may assert its failure to meet a condition herein in connection with the nonfulfillment of its obligations hereunder):

      5.1 Representations and Warranties True at Closing. The representations and warranties made herein by the respective parties to this Plan shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing, except for changes contemplated by this Plan, and except also for representations and warranties as of a specified time other than the Closing Date, which shall be true and correct in all material respects at such specified time.

      5.2 Compliance with Agreement. Each party to this Plan shall have performed and complied with all of its other obligations under this Plan which are to be performed or complied with prior to or at the Closing.

      5.3 Proceedings and Documents Satisfactory. All proceedings, corporate or other, to be taken by the parties hereto in connection with the transactions contemplated by this Plan, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for NBI, and NBI shall have made available to the stockholders of NBI for examination the originals or true and correct copies of all records and documents relating to the business and affairs of NBI and the Subsidiaries which they may reasonably request in connection with said transactions.

      5.4 Statutory Requirements. This Plan shall have been duly and validly authorized by the Board of Directors and the stockholders of NBI.
Such stockholder approval shall have been obtained in conformity with all applicable laws at a special meeting of stockholders or by a unanimous written consent of all of NBI's stockholders.

      5.5 Regulatory Approvals. The parties shall have received any and all required approvals from the Federal Reserve, the Federal Office of the Comptroller of Currency ("OCC"), the Commissioner of Banks and Real Estate of the State of Illinois (the "Commissioner"), the FDIC and any other necessary governmental authority for the consummation of the transactions contemplated hereby.

      5.6 Absence of Certain Changes or Events. From the date hereof to the Closing Date, there shall be and have been no material adverse change in the consolidated financial condition, assets or business of NBI or any of the Subsidiaries, except as expressly provided herein.

      5.7 Litigation. Neither BP nor NBI or any Subsidiary shall be made a party to, or to the knowledge of NBI threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of NBI's counsel, have or are likely to have a material adverse effect on the financial condition, assets or business of BP, NBI or any of the Subsidiaries, as the case may be, and no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Plan.

      5.8 Consents and Approvals. All actions, consents or approvals, governmental or otherwise, required to be obtained pursuant to the terms of this Plan or otherwise reasonably necessary in the opinion of counsel to NBI to consummate the transactions contemplated by this Plan shall have been obtained.

      5.9 Orders, Decrees and Judgments. Consummation of the transactions contemplated by this Plan shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

      5.10 Merger Agreement. NBI shall have entered into a Merger Agreement with BP and one of BP's subsidiaries.

      5.11 DeKalb Capital Accounts. The level of DeKalb's capital accounts at the Closing shall not be less than their levels at December 31, 1995.


                                  ARTICLE VII

6.    Regulatory Approvals.

      6.1 Initial Filings. NBI shall, or shall cause one or more of the Subsidiaries to, use all reasonable efforts to make as soon as practicable all appropriate initial filings necessary to obtain the regulatory approvals required in connection with the transactions contemplated hereby at such time as it reasonably believes that such filings would be accepted and approved by the appropriate regulatory agencies. Such parties, as the case may be, shall in good faith pursue the regulatory approvals necessary to consummate the transactions contemplated in this Plan. NBI shall provide BP, Svendsen (as appropriate, after taking into consideration the transaction the subject of the filing) and their counsel with a reasonable opportunity to review and comment upon each such application or document to be filed with federal or state regulatory officials to obtain such approvals, and thereafter shall provide them (as appropriate, after taking into consideration the transaction the subject of the filing) and their counsel with a final copy of each such application or document as filed.

      6.2 Necessary Approvals. NBI shall have primary responsibility for preparation of all applications for regulatory approval of the transactions contemplated in this Plan, including, but not limited to, the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by any party with: (a) any Federal Reserve;
(b) the OCC; (c) the Commissioner; and (d) any other party or governmental authority pursuant to any applicable law or regulation, for authority to consummate the transactions contemplated by this Plan. The parties hereto agree to cooperate with NBI and use all reasonable efforts to assist NBI in preparing such applications and in pursuit of such approvals.


                                  ARTICLE VII

7.    Termination and Abandonment.

      7.1 Reasons for Termination and Abandonment. This Plan may be terminated and abandoned upon fifteen (15) days prior written notice to the other party or parties before the Closing Date, notwithstanding authorization and adoption of this Plan by the stockholders of the parties hereto:

            (a) By mutual consent of the boards of directors of NBI and the Subsidiaries;

            (b) By NBI or Svendsen at any time after April 15, 1997 (for such later date as shall have been agreed to in writing by the parties) (as the same may be extended, the "Termination Date"), if any of the transactions contemplated by this Plan have not been consummated.

      7.2 Effect of Termination or Abandonment. Except as expressly provided herein, in the event of the termination of this Plan, this Plan shall become null and void and there shall be no liability or restrictions on the future activities on the part of any party hereto, or its directors, officers or stockholders (other than in connection with confidentiality agreements entered into in connection herewith).


                                 ARTICLE VIII

8.    Miscellaneous.

      8.1 Governing Law. All questions concerning the construction, validity and interpretation of this Plan and the performance of the obligations imposed by this Plan shall be governed by the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in such state without regard to conflicts of law.

      8.2 Assignment. Neither this Plan nor any of the rights or obligations hereunder may be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment in violation hereof shall be void and of no effect.

      8.3 Amendment and Modification. The parties may by written agreement signed by all parties hereto: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations or warranties contained in this Plan or in any document delivered pursuant to this Plan; and (c) waive compliance with or modify, amend or supplement any of the conditions, covenants, agreements, representations or warranties contained in this Plan or waive or modify performance of any of the obligations of any of the parties hereto, which are for the benefit of the waiving party; provided, however, that unless such modification, amendment or supplement is approved by the holders of a majority of the common stock of NBI, no such modification, amendment or supplement agreed to after authorization of this Plan by the stockholders of NBI shall affect the rights of such stockholders in any manner which is materially adverse to such stockholders. The failure of any party hereto to enforce at any time any provision of this Plan shall not be construed to be a waiver of such provision, nor in any way affect the validity of this Plan or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Plan shall be held to constitute a waiver of any other or subsequent breach.

      8.4 Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communications) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service, mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid:

            (a)   If to NBI or a Subsidiary to:

                  National Bancorp, Inc.
                  1300 East Irving Park Road
                  Suite 200
                  Streamwood, Illinois  60107
                  Attn: Thomas H. Roth
                  Telecopier: (630) 372-3262

                  with copies to:

                  Burke, Warren & MacKay, P.C.
                  22nd Floor
                  330 North Wabash Avenue
                  Chicago, Illinois 60611-3607
                  Attn: Thomas H. Jacobs, Esq.
                  Telecopier: (312) 840-7900

            (b)   If to Svendsen:

                  Robert W. Svendsen
                  1601 Burr Ridge Club Drive
                  Burr Ridge, Illinois  60521
                  Telecopier:

or to such other person or place as the parties shall so designate in writing in accordance with this Section. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five business days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next business day after deposit with such service; (iv) if by telecopier, on the next business day if also confirmed by mail in the manner provided in this Section.

      8.5 Headings. The table of contents and the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions.

      8.6 Entire Agreement. This Plan and any documents executed by the parties pursuant to this Plan and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties. This Plan and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.7 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Plan unless the consummation of the transactions contemplated hereby is adversely affected thereby.

      8.8 Further Instruments. The parties hereto will, at or before the Closing Date, execute and deliver such further instruments as may be reasonably requested by any other party which are necessary to or appropriate with respect to the consummation of the transactions contemplated by this Plan.

      8.9 All Reasonable Efforts. Each party represents and warrants that it will use all reasonable efforts to consummate the transactions contemplated by this Plan as soon as practicable provided that this Section shall not obligate the parties to remedy any breach of any of its representations, warranties and covenants herein. In the event that any party becomes aware of the occurrence of impending occurrence of any event which would constitute or cause a breach by it of any of the representations or warranties herein, or would have constituted or caused a breach by it of any of the representations or warranties herein, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party.

      8.10 Survival of Representations and Warranties. The covenants, representations and warranties contained in this Plan shall survive only until the Closing.

      8.11 No Third Party Beneficiaries. This Plan is not intended to and shall not create any rights in or confer any benefits upon any person or entity other than the parties hereto.

      8.12 Counterparts. This Plan and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their respective officers as of the day and year first written above.

NATIONAL BANCORP, INC.                     AMERICANMIDWEST BANK & TRUST


By: /s/ Thomas H. Roth                     By: /s/ James A. Norini
   -----------------------                     -----------------------
   Thomas H. Roth                              James A. Norini
   President                                   President


NORTHWEST COMMUNITY BANK                   FIRST LAKE CORP.


By: /s/ Michael A. Speziale                By: /s/ Peter F. Wais
   -----------------------                     -----------------------
   Michael A. Speziale                         Peter F. Wais
   President                                   President


THE AMERICAN NATIONAL BANK OF
DEKALB COUNTY


By:/s/ Robert W. Svendsen                   By: /s/ Richard L. Willey
   -----------------------                     ------------------------
   Robert W. Svendsen                          Richard L. Willey
                                               President

                                AMENDMENT NO. 1
                                      TO
                            PLAN OF REORGANIZATION
            DATED AS OF SEPTEMBER 16, 1996 BY AND AMONG NBI, AMMID,
              DEKALB, NWC AND FLC JOINED IN BY ROBERT W. SVENDSEN
            -------------------------------------------------------


                                   RECITALS
                                   --------


A. The above-reference Plan of Reorganization (the "Plan") was approved by all NBI shareholders at a Special Shareholders Meeting held on September 16, 1996. Reference is made to the Plan which, along with the definitions contained therein, is incorporated herein by reference.

B. Subsequent to that Special Shareholders Meeting, NBI and the other parties to the Plan have pursued the implementation of the Plan which was ratified by NBI shareholders unanimously at a Special Shareholders Meeting held on November 22, 1996, at which meeting NBI shareholders authorized the execution of the Merchant Processing Business Sale and Transfer Agreement, together with a License Agreement, between AmMid and DeKalb and the Bank Stock Sale Agreement between NBI and Svendsen relating to NWC.

C. Subsequently, NBI management has negotiated a Stock Purchase Agreement the parties to which are BP, NBI and all NBI stockholders and stock interest holders to be dated as of December 6, 1996, a copy of which has been provided to the parties signing this Amendment No. 1.


                                  AGREEMENTS
                                  ----------

      NOW, THEREFORE, in consideration of the Agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The foregoing Recitals are referred and are incorporated herein by reference.

2. Amendment to Section 1.4.2 of the Plan entitled "NBI Plan Value and DeKalb's Stock Distribution Formula." The Plan provides in
      Section 1.4.2(a)(ii), as well as in Section 2.3, that the number of shares in BP common stock to be issued in the Acquisition Transaction is 1,100,000 shares of BP common stock. Reference is hereby made to
      Section 1.1 of the Stock Purchase Agreement which provides that such shares of BP common stock may be adjusted, that is, increased or decreased, in accordance with the formula set out in Section 1.1. NBI and NBI's stockholders and stock interest holders, and the other parties to the Plan, hereby agree:

      (a) That NBI's Executive Committee is authorized and directed to negotiate and finalize the "formula" and the stock price "collar" thereto for and on behalf of NBI and all NBI stock and stock interest holders so that the number of shares of BP common stock to be distributed under the Plan shall be that number of shares of BP common stock determined in accordance with such formula. Accordingly, all references in the Plan to the amount of such shares being "1,100,000" are hereby deleted and the number of such shares determined in accordance with the formula as finalized by NBI's Executive Committee are hereby deemed inserted in its place and stead; and,

      (b) All parties to the Plan, including NBI's stockholders and stock interest holders hereby reconfirm that, pursuant to the Joint Designation executed by them on November 22, 1996, NBI's Executive Committee to act on their behalf with regard to the change or other amendment (if needed in their discretion) of the Stock Purchase Agreement described above.

3. No Other Changes. Except as specifically amended hereby, the above-referenced Plan remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the 5th day of December, 1996.

NATIONAL BANCORP, INC.                     AMERICANMIDWEST BANK & TRUST


By:/s/ Thomas H. Roth                      By: /s/ James A. Norini
   ------------------------------              -------------------------------
   THOMAS H. ROTH, President                   JAMES A. NORINI, President


NORTHWEST COMMUNITY BANK                   FIRST LAKE CORP.


By:/s/ Michael A. Speziale                  By: /s/ Peter F. Wais
   ------------------------------              -------------------------------
   MICHAEL A. SPEZIALE, President              PETER F. WAIS, President


THE AMERICAN NATIONAL BANK OF
DEKALB COUNTY


By:/s/ Richard L. Willey
   ------------------------------
   RICHARD L. WILLEY, President

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

BanPonce is a Puerto Rico corporation. In accordance with the General Corporation Law of the Commonwealth of Puerto Rico, Article Eleventh of the Restated Certificate of Incorporation of BanPonce provides the following:

            (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment or its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

            (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other state of the United States of foreign country as may be applicable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   EXHIBITS

2.1 Stock Purchase Agreement by and among BanPonce Corporation, National Bancorp, Inc., and the Stockholders of National Bancorp, Inc. dated as of December 6, 1996 (filed herewith as Appendix A to the Prospectus)

2.2 National Bancorp, Inc.'s Plan of Reorganization dated September 16, 1996 and Amendment No. 1 thereto dated December 5, 1996 (filed herewith as Appendix B to the Prospectus)

3.1   Restated Certificate of Incorporation of Popular, Inc.
      (Incorporated by reference from Registration Statement No. 333-26941)

3.2 Bylaws of BanPonce Corporation. (Incorporated by reference from Registration Statement No. 33-39028)

4.1 Form of certificate for common stock. (Incorporated by reference to Exhibit 4.1 of BanPonce's Annual Report on Form 10-K for the year ended December 31, 1990).

4.2 Certificates of Resolutions of the Board of Directors of BanPonce dated August 11, 1988 creating a series of Preferred Stock of BanPonce designated as Series A Participating Cumulative Preferred Stock Purchase Rights and the designation and amount of such series, the voting power preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. Rights Agreement dated as of August 11, 1988 by and between BanPonce and Manufacturers Hanover Trust Company regarding the issuance of certain rights to BanPonce's shareholders. (Incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-39028).

4.3 Amendment to Rights Agreement dated as of December 11, 1990. (Incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-39028).

5.1   Opinion of Brunilda Santos de Alvarez, Esq. regarding legality*

8.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding federal income tax matters

23.1  Consent of Price Waterhouse LLC

23.2  Consent of Crowe, Chizek and Company LLP

23.3  Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 8.1)


23.4  Consent of Brunilda Santos de Alvarez, Esq. (included in Exhibit 5.1)

24.1  Powers of Attorney*

-----------------------
*Previously filed


(b)   FINANCIAL STATEMENT SCHEDULES

      None.

ITEM 22.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized in the City of Hato Rey, Commonwealth of Puerto Rico, on the 12th day of May, 1997.

                                          POPULAR, INC.



                                          BY:/s/ RICHARD L. CARRION
                                             --------------------------------
                                             Name:  Richard L. Carrion
                                             Title:   Chairman, President and
                                                      Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                          TITLE               DATE

/s/ RICHARD L. CARRION
----------------------------          Chairman, President
      Richard L. Carrion           and Chief Executive Officer
                                  (Principal Executive Officer)   May 12, 1997


/s/ ALFONSO F. BALLESTER*
----------------------------
     Alfonso F. Ballester                   Director              May 12, 1997


/s/ JUAN J. BERMUDEZ*
----------------------------
       Juan J. Bermudez                     Director              May 12, 1997


/s/ FRANCISCO J. CARRERAS*
----------------------------
     Francisco J. Carreras                  Director              May 12, 1997


/s/ DAVID H. CHAFEY, JR.*
-----------------------------         Senior Executive Vice
     David H. Chafey, Jr.            President and Director       May 12, 1997


/s/ LUIS E. DUBON, JR.*
-----------------------------
      Luis E. Dubon, Jr.                    Director              May 12, 1997


/s/ ANTORIO LUIS FERRE*
-----------------------------
      Antorio Luis Ferre                    Director              May 12, 1997


/s/ HECTOR R. GONZALEZ*
-----------------------------
      Hector R. Gonzalez                    Director              May 12, 1997



/s/ JORGE A. JUNQUERA*
-----------------------------          Senior Executive Vice
       Jorge A. Junquera                    President
                                  (Principal Financial Officer)   May 12, 1997


/s/ JOSE E. ROSSI*
------------------------------
         Jose E. Rossi                      Director              May 12, 1997


/s/ MANUEL MORALES, JR.*
------------------------------
      Manuel Morales, Jr.                   Director              May 12, 1997


_____________________________
     Alberto M. Paracchini                  Director              May 12, 1997


/s/ FRANCISCO PEREZ, JR.*
------------------------------
     Francisco Perez, Jr.                   Director              May 12, 1997


/s/ FRANCISCO M. REXACH, JR.*
------------------------------
   Francisco M. Rexach, Jr.                 Director              May 12, 1997


/s/ FELIX J. SERRALLES NEVARES*
------------------------------
  Felix J. Serralles Nevares                Director              May 12, 1997


/s/ EMILIO JOSE VENEGAS*
------------------------------
      Emilio Jose Venegas                   Director              May 12, 1997


______________________________
     Julio E. Vizcarrondo                   Director              May 12, 1997


/s/ AMLICAR L. JORDAN
------------------------------        Senior Vice President
       Amilcar L. Jordan         (Principal Accounting Officer)   May 12, 1997


*Signed pursuant to Powers
of Attorney (previously filed
as part of Registration Statement)

By: /s/ RICHARD L. CARRION
------------------------------
         Richard L. Carrion


                                 EXHIBIT INDEX


Exhibit
-------

2.1 Stock Purchase Agreement by and among BanPonce Corporation, National Bancorp, Inc., and the Stockholders of National Bancorp, Inc. dated as of December 6, 1996 (filed herewith as Appendix A to the Prospectus)

2.2 National Bancorp, Inc.'s Plan of Reorganization dated September 16, 1996 and Amendment No. 1 thereto dated December 5, 1996 (filed herewith as Appendix B to the Prospectus)

3.1   Restated Certificate of Incorporation of Popular, Inc.
      (Incorporated by reference from Registration Statement No. 333-26941)

3.2 Bylaws of BanPonce Corporation (Incorporated by reference from Registration Statement No. 33-39028)

4.1 Form of certificate for common stock. (Incorporated by reference to Exhibit 4.1 of BanPonce's Annual Report on Form 10-K for the year ended December 31, 1990).

4.2 Certificates of Resolutions of the Board of Directors of BanPonce dated August 11, 1988 creating a series of Preferred Stock of BanPonce designated as Series A Participating Cumulative Preferred Stock Purchase Rights and the designation and amount of such series, the voting power preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. Rights Agreement dated as of August 11, 1988 by and between BanPonce and Manufacturers Hanover Trust Company regarding the issuance of certain rights to BanPonce's shareholders. (Incorporated by reference to Exhibit 4.1 of Registration Statement No. 33-39028).

4.3 Amendment to Rights Agreement dated as of December 11, 1990. (Incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-39028).

5.1   Opinion of Brunilda Santos de Alvarez, Esq. regarding legality*

8.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding federal income tax matters

23.1  Consent of Price Waterhouse LLC

23.2  Consent of Crowe, Chizek and Company LLP

23.3  Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 8.1)

23.4  Consent of Brunilda Santos de Alvarez, Esq. (included in Exhibit 5.1)

24.1  Powers of Attorney*

_______________________
*Previously filed


                                     II-7